QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 21, 2007.

Registration No. 333-141504

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 9
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Blackstone Group L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	20-8875684 (I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
Telephone: (212) 583-5000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert L. Friedman
Chief Legal Officer
The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
Telephone: (212) 583-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua Ford Bonnie Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Phyllis G. Korff Jennifer A. Bensch Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

        Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Units Representing Limited Partner Interests	153,333,334 common units	$31.00	$4,753,333,354	$145,927(3)

(1)
Includes 20,000,000 common units subject to the underwriters' option to purchase additional common units.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(3)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2007

PRELIMINARY PROSPECTUS

133,333,334 Common Units
Representing Limited Partner Interests

        The Blackstone Group L.P. is offering all of the 133,333,334 common units representing limited partner interests in this offering. This is our initial public offering of common units and no public market currently exists for our common units. We anticipate that the initial public offering price will be between $29.00 and $31.00 per common unit. Our common units have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "BX."

        We have entered into an agreement with an investment vehicle established by the People's Republic of China with respect to its foreign exchange reserve that we refer to as the "State Investment Company" pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering. The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone remains under 10%. The sale of non-voting common units to the State Investment Company is subject to, and will close concurrently with, the completion of this offering.

        We intend to use a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to purchase interests in our business from our existing owners, including members of our senior management.

Our founders want to make these important observations:

•
Our corporate private equity and real estate businesses have benefited from high levels of activity in the last few years. These activity levels may continue, but could decline at any time because of factors we cannot control.
•
While we believe the long-term growth trends in our businesses are favorable, there may be significant fluctuations in our financial results from quarter to quarter. Our common units should only be purchased by investors who expect to remain unitholders for a number of years.
•
We intend to continue to follow the management approach that has served us well as a private firm of focusing on making the right decisions about purchasing and selling the right assets at the right time and at the right prices, without regard to how those decisions affect our financial results in any given quarter.

Investing in our common units involves risks. See "Risk Factors" beginning on page 32. These risks include the following:

•
The Blackstone Group L.P. is managed by our general partner, which is owned by our senior managing directors. Our common unitholders will have only limited voting rights and will have no right to elect our general partner or its directors.
•
Immediately following this offering, our existing owners will generally have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of our limited partners, including any attempt to remove our general partner.
•
The partnership agreement of The Blackstone Group L.P. limits the liability of, and reduces or eliminates the duties (including fiduciary duties) owed by, our general partner to our common unitholders and restricts the remedies available to common unitholders for actions that might otherwise constitute breaches of our general partner's duties.
•
We depend on our founders and other key senior managing directors, and our future success and growth depends to a substantial degree on our ability to retain and motivate our senior managing directors and other key personnel and to strategically recruit, retain and motivate new talented personnel.
•
As discussed in "Material U.S. Federal Tax Considerations", The Blackstone Group L.P. will be treated as a partnership for U.S. federal income tax purposes and you therefore will be required to take into account your allocable share of items of income, gain, loss and deduction of The Blackstone Group L.P. in computing your U.S. federal income tax liability. You may not receive cash distributions equal to your allocable share of our net taxable income or even the tax liability that results from that income.
•
Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability, which could well result in a reduction in the value of our common units.

PRICE $            A COMMON UNIT

	Price to Public	Underwriting Discounts	Proceeds to The Blackstone Group L.P.
Per Common Unit	$	$	$
Total	$	$	$

        We have granted the underwriters the right to purchase up to an additional 20,000,000 common units to cover over-allotments.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the common units to purchasers on or about                         , 2007.

Morgan Stanley	Citi
Merrill Lynch & Co.	Credit Suisse	Lehman Brothers
Deutsche Bank Securities
ABN AMRO Rothschild LLC	Goldman, Sachs & Co.	UBS Investment Bank
Banc of America Securities LLC	JPMorgan	Wachovia Securities
Bear, Stearns & Co. Inc.	Lazard Capital Markets
Nikko Citigroup	SEB Enskilda	Wells Fargo Securities

                         , 2007

Our Assets Under Management

$90
$80
70
60
50
40
30
20
10
0
Assets Under Management ($bn)
CAGR: 34%
$3.1
$3.9
$8.0
$8.4
$11.5
$13.3
$14.1
$21.7
$27.0
$32.1
$51.1
$69.5
$88.4
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
Current
Corporate Private Equity Funds
Real Estate Opportunity Funds
Funds of Hedge Funds
Senior Debt Vehicles
Closed-End Mutual Funds
Mezzanine Funds
Distressed Securities Hedge Fund
Equity Hedge Fund

Current assets under management amounts are as of May 1; all other annual amounts are as of December 31

i

IPO Date Equity Awards	204
Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners	205
Charitable Contributions	206
Certain Relationships and Related Person Transactions	207
Reorganization	207
Tax Receivable Agreement	207
Registration Rights Agreement	209
Blackstone Holdings Partnership Agreements	209
Exchange Agreement	212
Firm Use of Our Founders' Private Aircraft	212
Expense Reimbursements	212
Side-By-Side and Other Investment Transactions	212
Statement of Policy Regarding Transactions with Related Persons	213
Indemnification of Directors and Officers	213
Non-Competition and Non-Solicitation Agreements	213
Principal Unitholders	214
Pricing Sensitivity Analysis	216
Conflicts of Interest and Fiduciary Responsibilities	219
Conflicts of Interest	219
Fiduciary Duties	222
Description of Common Units	226
Common Units	226
Transfer of Common Units	226
Transfer Agent and Registrar	226
Material Provisions of The Blackstone Group L.P. Partnership Agreement	227
General Partner	227
Organization	227
Purpose	227
Power of Attorney	227
Capital Contributions	228
Limited Liability	228
Issuance of Additional Securities	229
Distributions	229
Amendment of the Partnership Agreement	229
Merger, Sale or Other Disposition of Assets	231
Election to be Treated as a Corporation	232
Dissolution	232
Liquidation and Distribution of Proceeds	232
Withdrawal or Removal of the General Partner	233
Transfer of General Partner Interests	234
Limited Call Right	234
Sinking Fund; Preemptive Rights	234
Meetings; Voting	234
No Voting Rights for the State Investment Company	236
Status as Limited Partner	236
Non-Citizen Assignees; Redemption	236
Indemnification	236
Books and Reports	237
Right to Inspect Our Books and Records	237
Common Units Eligible for Future Sale	238
Registration Rights	239
Lock-Up Arrangements	239
Rule 144	241
Material U.S. Federal Tax Considerations	242
United States Taxes	242
Underwriters	259
Directed Sale Program	262
Pricing of the Offering	262
Selling Restrictions	262
Legal Matters	271
Experts	271
Where You Can Find More Information	272
Index to Financial Statements	F-1
Appendix A—Form of Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P.	A-1

        You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We and the underwriters are offering to sell, and seeking offers to buy, our common units only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common units.

ii

        Until                        , 2007 (25 days after the date of this prospectus), all dealers that effect transactions in our common units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Except where the context requires otherwise, references in this prospectus to "Blackstone," the "Company," "we," "us" or "our" refer (1) prior to the consummation of our reorganization into a holding partnership structure as described under "Organizational Structure", to Blackstone Group, which comprises certain consolidated and combined entities under the common ownership of (a) our two founders, Mr. Stephen A. Schwarzman and Mr. Peter G. Peterson, and our other senior managing directors, (b) selected other individuals engaged in some of our businesses and (c) American International Group, Inc., whom we refer to collectively as our "existing owners," and (2) after our reorganization, to The Blackstone Group L.P. and its consolidated subsidiaries. References in this prospectus to the ownership of our founders and other senior managing directors and of selected other individuals engaged in some of our businesses include the ownership of current and future personal planning vehicles of these individuals. Completion of our reorganization will occur prior to this offering.

        "Blackstone funds," "our funds" and "our investment funds" refer to the corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds that are managed by Blackstone. "Our carry funds" refer to the corporate private equity funds, real estate opportunity funds and mezzanine funds that are managed by Blackstone. "Our hedge funds" refer to the funds of hedge funds and proprietary hedge funds that are managed by Blackstone.

        "Assets under management" refers to the assets we manage. Our assets under management equal the sum of:

  (1)
  the fair market value of the investments held by our carry funds plus the capital that we are entitled to call from investors in those funds pursuant to the terms of their capital commitments to those funds (plus the fair market value of co-investments arranged by us that were made by limited partners of our corporate private equity and real estate opportunity funds in portfolio companies of such funds and as to which we receive fees or a carried interest allocation);

  (2)
  the net asset value of our funds of hedge funds, proprietary hedge funds and closed-end mutual funds; and

  (3)
  the amount of capital raised for our senior debt vehicles.

        Our calculation of assets under management may differ from the calculations of other asset managers and as a result this measure may not be comparable to similar measures presented by other asset managers. Our definition of assets under management is not based on any definition of assets under management that is set forth in the agreements governing the investment funds that we manage. See "Business—Structure and Operation of Our Investment Funds—Incentive Arrangements / Fee Structure".

        Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the option to purchase up to an additional 20,000,000 common units from us and that the common units to be sold in this offering are sold at $30.00 per common unit, which is the midpoint of the price range indicated on the front cover of this prospectus.

iii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus and does not contain all the information you should consider before investing in our common units. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the related notes before you decide to invest in our common units.

Blackstone

        We are a leading global alternative asset manager and provider of financial advisory services. We are one of the largest independent alternative asset managers in the world, with assets under management of approximately $88.4 billion as of May 1, 2007. Our alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. We also provide various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

        We seek to deliver superior returns to investors in our funds through a disciplined, value-oriented investment approach. We believe that this investment approach, implemented across our broad and expanding range of alternative asset classes and investment strategies, helps provide stability and predictability to our business over different economic cycles. Since we were founded in 1985, we have cultivated strong relationships with clients in our financial advisory business, where we endeavor to provide objective and insightful solutions and advice that our clients can trust. We believe our scaled, diversified businesses, coupled with our long track record of investment performance, proven investment approach and strong client relationships, position us to continue to perform well in a variety of market conditions, expand our assets under management and add complementary businesses.

        As of June 1, we had 60 senior managing directors and employ approximately 340 other investment and advisory professionals at our headquarters in New York and our offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco, London, Paris, Mumbai and Hong Kong. We believe that the depth and breadth of the intellectual capital and experience of our professionals are key reasons why we have generated exceptional returns over many years for the investors in our funds. This track record in turn has allowed us to successfully and repeatedly raise additional assets from an increasingly wide variety of sophisticated investors.

        We generate our income from fees earned pursuant to contractual arrangements with the investment funds that we manage, with the investors in these funds and with these funds' portfolio companies (including management, transaction and monitoring fees), as well as from fees earned for the provision of corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds. In most cases, we receive a preferred allocation of income (a "carried interest") or an incentive fee from an investment fund in the event that specified investment returns are achieved by the fund. In the case of our carry funds, we are generally entitled to a carried interest equal to 20% of the net realized income and gains generated by these funds (subject to an annual preferred return for the limited partner investors in these funds ranging from 7% to 10% and a "catch-up" allocation to us). For example, if a carry fund were to sufficiently exceed the preferred return threshold and generate $500 million of profits net of allocable fees and expenses from a given investment, our carried interest would entitle us to receive $100 million of these net profits. Our ability to generate carried interest and incentive fees is an important element of our business and these items have historically accounted for a very significant portion of our income.

        We have grown our assets under management significantly, from approximately $14.1 billion as of December 31, 2001 to approximately $88.4 billion as of May 1, 2007, representing compound annual growth of 41.1%. The following table sets forth our assets under management by segment and fund type as of May 1, 2007.

	Assets Under Management as of May 1, 2007
	(in billions)
Corporate private equity funds		$33.08
Real estate opportunity funds		19.95
Marketable alternative asset funds		35.34
Funds of hedge funds	$20.03
Mezzanine funds	1.51
Senior debt vehicles	8.43
Distressed securities hedge fund	1.39
Equity hedge fund	1.80
Closed-end mutual funds	2.18

Total		$88.37

        Our business is organized into four business segments:

  •
  Corporate Private Equity.  We are a world leader in private equity investing, having managed five general private equity funds as well as one specialized fund focusing on media and communications-related investments. We established this business in 1987. The corporate private equity fund we are currently investing is one of the largest funds of its kind ever raised, with aggregate capital commitments of over $19.6 billion as of May 1, 2007. We pursue transactions throughout the world, including not only typical leveraged buyout acquisitions of seasoned companies but also transactions involving start-up businesses in established industries, turnarounds, minority investments, corporate partnerships and industry consolidations. Our corporate private equity business has grown assets under management significantly, from approximately $7.6 billion as of December 31, 2001 to approximately $33.1 billion as of May 1, 2007, representing compound annual growth of 31.8%. Our corporate private equity segment generated income before taxes of $1,009.9 million for the year ended December 31, 2006 and $197.8 million for the three months ended March 31, 2007.

  •
  Real Estate.  Since 1992, our real estate business has been a diversified, global operation, with investments in a variety of sectors and geographic locations. We have managed six general real estate opportunity funds and two internationally focused real estate opportunity funds. Taken together, the two real estate opportunity funds we are currently investing would represent one of the largest real estate funds ever raised, with aggregate capital commitments of over $7.2 billion as of May 1, 2007. Our real estate opportunity funds have made significant investments in lodging, major urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate operating companies. Our real estate business has grown assets under management significantly, from approximately $3.0 billion as of December 31, 2001 to approximately $19.9 billion as of May 1, 2007, representing compound annual growth of 42.6%. Our real estate segment generated income before taxes of $902.7 million for the year ended December 31, 2006 and $762.0 million for the three months ended March 31, 2007.

  •
  Marketable Alternative Asset Management.  Our marketable alternative asset management segment, established in 1990, comprises our management of funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and publicly-traded closed-end mutual funds. Our marketable alternative asset management segment has grown assets under management significantly, from approximately $3.5 billion as of December 31, 2001 to approximately $35.3 billion as of May 1, 2007, representing compound annual growth of 54.2%. Our marketable alternative asset management segment generated income before taxes of

    $191.7 million for the year ended December 31, 2006 and $113.2 million for the three months ended March 31, 2007.

    •
    Funds of hedge funds.    We manage a variety of funds of hedge funds, which are investment funds that invest in third-party hedge funds. Our funds of hedge funds are designed as risk-mitigation products that are generally expected to have relatively low volatility and limited correlation with the equity markets. The funds of hedge funds that we manage comprise a wide range of different portfolios and investment strategies, including broadly diversified funds, strategy focused funds, opportunistic funds and client customized funds. We are one of the ten largest independent fund of hedge fund managers in the world with approximately $20.0 billion in aggregate assets under management as of May 1, 2007 in a variety of fund of hedge funds vehicles, which are invested with over 180 different hedge fund managers.

    •
    Mezzanine funds.    We manage funds that invest primarily in the mezzanine debt of middle-market companies arranged through privately negotiated transactions. These investments are generally structured to earn current income through interest payments and may also include return enhancements including warrants or other equity-linked securities.

    •
    Senior debt vehicles.    We manage vehicles that invest primarily in senior secured loans and other debt instruments. These vehicles are of the type commonly referred to as collateralized debt obligation or collateralized loan obligation funds.

    •
    Proprietary hedge funds.    We have two proprietary hedge funds:

    •
    Distressed securities hedge fund.    Our distressed securities hedge fund invests primarily in distressed and defaulted debt securities and related equities, with an emphasis on smaller, less efficiently traded issues.

    •
    Equity hedge fund.    Our equity hedge fund invests primarily in equity investments on a long and short basis.

    •
    Closed-end mutual funds.    We are the investment manager of two publicly-traded closed-end mutual funds—The India Fund, Inc. and The Asia Tigers Fund, Inc. The India Fund's investment objective is long-term capital appreciation through investing primarily in the equity securities of Indian companies. The India Fund is the largest of the two India-focused closed-end mutual funds in the United States. The Asia Tigers Fund's investment objective is long-term capital appreciation through investing primarily in the equity securities of Asian companies.

  •
  Financial Advisory. Our financial advisory segment comprises our corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds. From January 1, 2002 to December 31, 2006, our financial advisory business revenues have grown at a compound annual rate of 22.7%. Our financial advisory segment generated income before taxes of $193.9 million for the year ended December 31, 2006 and $73.1 million for the three months ended March 31, 2007.

  •
  Corporate and Mergers and Acquisitions Advisory.    Since 1985, our corporate and mergers and acquisitions advisory services operation has advised on transactions with a total value of more than $275 billion. Professionals in this area have a wide array of specialized industry knowledge and experience and provide all types of corporate and financial advisory services with a wide range of transaction execution capability.

  •
  Restructuring and Reorganization Advisory.    Our restructuring and reorganization advisory operation is one of the leading advisers to companies and creditors in restructurings and bankruptcies. Since 1991, we have advised on more than 150 distressed situations, both in and out of bankruptcy proceedings, involving more than $350 billion of total liabilities.

    •
    Park Hill Group.    Park Hill Group is our fund placement business. Since its inception in 2005, Park Hill Group has assisted its clients in raising a total of $45.8 billion for 21 corporate private equity, real estate, venture capital and hedge funds.

Key Aspects of Our Organizational Structure and this Offering

        Organizational Structure.    Prior to this offering we will effect our reorganization into a holding partnership structure described in "Organizational Structure." Following the reorganization and this offering, The Blackstone Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, will hold equity interests in five Blackstone Holdings partnerships (which we refer to collectively as "Blackstone Holdings"), which in turn will with limited exceptions own each of the operating entities included in our historical combined financial statements. Through wholly-owned subsidiaries, The Blackstone Group L.P. will be the sole general partner of each of the Blackstone Holdings partnerships. Accordingly, The Blackstone Group L.P. will operate and control all of the business and affairs of Blackstone Holdings and will consolidate the financial results of Blackstone Holdings and its consolidated subsidiaries.

        Each of the Blackstone Holdings partnerships will have an identical number of partnership units outstanding, and we use the terms "Blackstone Holdings partnership unit" or "partnership unit in/of Blackstone Holdings" to refer collectively to a partnership unit in each of the Blackstone Holdings partnerships. The Blackstone Group L.P. will hold, through wholly-owned subsidiaries, a number of Blackstone Holdings partnership units equal to the number of common units that The Blackstone Group L.P. has issued. Immediately following this offering and the sale of non-voting common units to the State Investment Company as described below, The Blackstone Group L.P. will hold Blackstone Holdings partnership units representing 22.0% of the total number of partnership units of Blackstone Holdings, or 23.8% if the underwriters exercise in full their option to purchase additional common units, and our existing owners will hold Blackstone Holdings partnership units representing 78.0% of the total number of partnership units of Blackstone Holdings, or 76.2% if the underwriters exercise in full their option to purchase additional common units. The Blackstone Holdings partnership units that will be held by The Blackstone Group L.P.'s wholly-owned subsidiaries will be economically identical in all respects to the Blackstone Holdings partnership units that will be held by our existing owners, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". Accordingly, the income of Blackstone Holdings will benefit The Blackstone Group L.P. to the extent of its equity interest in Blackstone Holdings.

        Sale of Non-Voting Common Units to the State Investment Company.    We have entered into an agreement with an investment vehicle established by the People's Republic of China with respect to its foreign exchange reserve that we refer to as the "State Investment Company", pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering (or 104,712,041 common units, assuming an initial public offering price per unit of $30.00). The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone immediately following this offering remains under 10%, and it will be restricted in the future from purchasing common units in excess of that amount. The State Investment Company has agreed to hold the purchased common units for four years, except in certain limited circumstances such as a change of control of us or a sale by our existing owners of a 51% equity interest in our business to a single person or group. After such four-year period, the State Investment Company may sell up to one-third of its common units over each of the subsequent three years and we have agreed to provide it with registration rights to effect such sales. Unaffiliated third-party transferees of common units from the

State Investment Company or its affiliates will have the same limited voting rights with respect to such common units as the investors in this offering will have. The sale of non-voting common units to the State Investment Company is subject to, and will close concurrently with, the completion of this offering.

        The State Investment Company has agreed to explore in good faith potential arrangements pursuant to which it or its affiliates would invest in or commit to fund amounts to current and future investment funds managed by us and to evaluate in good faith and consider investing in any comparable funds or vehicles offered by us in connection with any investment they make in alternative asset funds or vehicles. In addition, the State Investment Company has agreed that it and its affiliates will obtain our written consent prior to making any investment in any other firm primarily engaged in the sponsorship or management of alternative asset funds or vehicles for a year following this offering. We have agreed that if we issue a 5% equity interest in our firm to an investor during the first year following this offering, we will modify the terms of the State Investment Company's investment in us to the extent necessary so that the terms of the new investor's investment, in the aggregate, are no more favorable than those of the State Investment Company's investment.

        Distributions.    Our intention is to distribute to our common unitholders on a quarterly basis substantially all of The Blackstone Group L.P.'s net after-tax share of our annual adjusted cash flow from operations in excess of amounts determined by our general partner to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our common unitholders for any one or more of the ensuing four quarters. We expect that our first quarterly distribution will be paid in the fourth quarter of 2007 in respect of the prior quarter. Because we will not know what our available adjusted cash flow from operations will be for any year until the end of such year, we expect that our first three quarterly distributions in respect of any given year will generally be smaller than the final quarterly distribution in respect of such year. The declaration and payment of any distributions will be at the sole discretion of our general partner.

        We intend to cause Blackstone Holdings to make distributions to its partners, including The Blackstone Group L.P.'s wholly-owned subsidiaries, in order to fund any distributions The Blackstone Group L.P. may declare on the common units. If Blackstone Holdings makes such distributions, our existing owners, as limited partners of Blackstone Holdings, will be entitled to receive equivalent distributions pro rata based on their partnership interests in Blackstone Holdings (except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy"). In addition, with respect to our actively investing carry funds, senior debt vehicles and proprietary hedge funds as well as any future carry funds, senior debt vehicles and proprietary hedge funds, we intend to continue to allocate to the senior managing directors, other professionals and selected other individuals who work in these operations a portion of the carried interest or incentive fees earned in relation to these funds in order to better align their interests with our own and with those of the investors in these funds.

        Cash distributions to our existing owners in respect of the fiscal and tax year ended December 31, 2006 were $1.85 billion in the aggregate. Cash distributions to our existing owners in respect of the current fiscal and tax year have aggregated approximately $614.7 million to date. In connection with the reorganization we intend to make one or more distributions to our existing owners representing all of the undistributed earnings generated by the businesses to be contributed to Blackstone Holdings prior to the date of the offering. If the offering had occurred on March 31, 2007, we estimate that the aggregate amount of such distributions would have been $610.4 million. However, the actual amount of such distributions will depend on the amount of earnings generated by the contributed businesses prior to the offering.

        In addition, our existing owners will receive $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $4.47 billion if the underwriters exercise in full their option to purchase additional common units, as a result of our purchase from them of interests in our business at the time of this offering.

        Tax Consequences.    Investors in this offering will become limited partners of The Blackstone Group L.P. As discussed in "Material U.S. Federal Tax Considerations", The Blackstone Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Accordingly, an investor in this offering will generally be required to pay U.S. federal income taxes with respect to the income and gain of The Blackstone Group L.P. that is allocated to such investor, even if The Blackstone Group L.P. does not make cash distributions. See "Material U.S. Federal Tax Considerations" for a summary discussing certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our common units as of the date of this prospectus.

        Deconsolidation of Blackstone Funds.    Investors in our common units should note that Blackstone's corporate private equity, real estate opportunity and mezzanine funds have historically been consolidated into Blackstone's financial statements, notwithstanding that Blackstone has only a minority interest in these funds. Consequently, our historical financial statements do not reflect the net asset value of our investments in such funds, but reflect rather on a gross basis the assets, liabilities, revenues, expenses and cash flows of these funds. We intend to deconsolidate all of our funds that have historically been consolidated in our financial statements with the exception of our proprietary hedge funds and four of our funds of hedge funds. Accordingly, we will no longer record the non-controlling interests' share of these fund's partners' capital and net income. These adjustments would have changed our March 31, 2007 financial statement items as follows (based on comparing our combined historical financial information for this period to our pro forma financial information for such period): assets—decrease of 56%; liabilities—decrease of 23%; revenues—increase of 132%; expenses—increase of 674%; and non-controlling interests in income of consolidated entities—increase of 98%. We believe that the deconsolidation of these funds by means of granting investors in these funds general partner removal rights or liquidation rights, as the case may be, will result in our financial statements reflecting our alternative asset management business, including our management fee, incentive fee and performance fee revenues, in a manner that reflects both how our management evaluates our business and the risks of the assets and liabilities of our firm. Accordingly, we believe that deconsolidating these funds will provide investors reviewing our financial statements an enhanced understanding of our business. Because we are initiating these steps, we are not seeking or receiving any consideration from the investors in these funds for granting them these rights. There will be no change in either our equity or net income as a result of the deconsolidation. See "Unaudited Pro Forma Financial Information" for a more detailed description of the deconsolidation of our investment funds from our financial statements.

Competitive Strengths

        World Leader in Alternative Asset Management.    Alternative asset management is the fastest growing segment of the asset management industry, and we are one of the largest independent alternative asset managers in the world. From the time we entered the asset management business 20 years ago through May 1, 2007, we have raised approximately $61.4 billion of committed capital for our corporate private equity funds, real estate opportunity funds, mezzanine funds and senior debt vehicles, and we managed approximately $25.4 billion in our funds of hedge funds, proprietary hedge funds and closed-end mutual funds as of May 1, 2007. Our assets under management have grown from approximately $14.1 billion as of December 31, 2001 to approximately $88.4 billion as of May 1, 2007, representing compound annual growth of 41.1%. We believe that the strength and breadth of our franchise, supported by our people, investment approach and track record of success, provide a distinct advantage when raising capital, evaluating opportunities, making investments, building value and realizing returns.

        One of the Largest Managers of Corporate Private Equity and Real Estate Opportunity Funds.    We have been one of the largest private equity fund managers since we entered this business in 1987. From that time through May 1, 2007, we had invested total capital of $21.4 billion in 112 transactions with a total enterprise value of approximately $199 billion through our corporate private equity funds and total capital of $13.3 billion in 214 transactions with a total enterprise value of over $102 billion through our real estate opportunity funds. Both the corporate private equity fund and the two real estate opportunity funds (taken together) we are currently investing are among the largest funds ever raised in their respective sectors, with aggregate capital commitments of $19.6 billion and $7.2 billion, respectively, as of May 1, 2007. We believe that our long-term leadership in private equity has imbued the Blackstone brand with value that enhances all of our different businesses and facilitates our ability to expand into complementary new businesses.

        Diversified, Global Investment Platform.    Our asset management businesses are diversified across a broad variety of alternative asset classes and investment strategies and have global reach and scale. We benefit from substantial synergies across all of these businesses, including the ability to leverage the extensive intellectual capital that resides throughout our firm. We believe that the extensive investment review process that is conducted in all of our asset management businesses, involving active participation by Stephen A. Schwarzman and Hamilton E. James across all of our businesses, is not only a significant reason for our successful investment performance but also helps to maximize those synergies. In addition, we believe our financial advisory segment further increases the diversification of our business mix.

        During our 21-year history, we have grown by entering new businesses that were complementary to our existing asset management and financial advisory businesses. For example, in 1988 we entered into a partnership with the founders of BlackRock Inc. and helped those individuals develop an asset management business specializing in fixed income. We sold our interest in BlackRock Inc. in 1994. We have invested in complementary new areas because they offered opportunities to deploy our financial and intellectual capital and generate superior investment returns, attractive net income margins and substantial cash flow. We believe that our ability to identify and successfully enter new growth areas is a key competitive advantage, and we will continue to seek new opportunities to expand our asset management franchise and our advisory business.

        Exceptional Investment Track Record.    We have an exceptional record of generating attractive risk-adjusted returns across our asset management businesses, as shown in the table below. We believe that the superior investment returns we have generated for investors in our funds over many years across a broad and expanding range of alternative asset classes and through all types of economic conditions and all cycles of the equity and debt capital markets are a key reason why we have been able to successfully and consistently grow our assets under management across our alternative asset management platform.

	Year of Inception	Combined Fund Level Annualized IRR or Return Since Inception(1)		Annualized IRR or Return, Net of Fees, Since Inception(2)
Corporate private equity	1987	30.7%		22.6%
Real estate opportunity	1992	39.7%		31.0%
Funds of hedge funds	1990	13.0%		12.0%
Mezzanine	1999	17.2%		10.6%
Senior debt vehicles:
Equity tranches	2002	23.6	%(3)	16.2	%(3)
Distressed securities hedge	2005	11.5%		8.0%
Equity hedge	2006	26.1	%(4)	20.0	%(4)
Closed-end mutual funds:
The India Fund	2005	—		30.1	%(5)
The Asia Tigers Fund	2005	—		38.2	%(5)

(1)
Through March 31, 2007.

(2)
Through March 31, 2007. The annualized IRR or return, net of fees, of an investment fund represents the gross annualized IRR or return applicable to limited partners net of management fees, incentive fees, organizational expenses, transaction costs, partnership expenses (including interest incurred by the fund itself) and the general partner's allocation of profits, if any.

(3)
Our senior debt vehicles are typically capitalized with investment grade debt and tiers of subordinated debt and equity securities, the most subordinated of which benefit from residual amounts. These most subordinated securities typically represent approximately 10% of a vehicle's total capitalization. The gross annualized return for these subordinated securities represents the gross compound annual rate of return on such subordinated securities before management fees, but after deducting interest expense and administrative expenses.

(4)
Reflects returns from October 1, 2006 (the date operations commenced) through March 31, 2007 only (in contrast to all other results in the table above, which are annualized).

(5)
A subsidiary of ours has been the investment manager of The India Fund and The Asia Tigers Fund since December 5, 2005. The current portfolio manager has managed The India Fund since August 1, 1997 and has managed The Asia Tigers Fund since July 1, 1999. The net annualized returns, based on net asset value, have been calculated since December 5, 2005.

        See "Business—The Historical Investment Performance of Our Investment Funds" for information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. The historical information presented above and elsewhere in this prospectus with respect to the investment performance of our funds is provided for illustrative purposes only. The historical investment performance of our funds is no guarantee of future performance of our current funds or any other fund we may manage in the future.

        Diverse Base of Longstanding Investors.    We have a long history of raising significant amounts of capital on a global basis across a broad range of asset classes, and we believe that the strength and breadth of our relationships with institutional investors provide us with a competitive advantage in raising capital for our investment funds. During our two decades of asset management activities, we have built long-term relationships with many of the largest institutional investors in the world, most of which invest in a number of different categories of our investment funds. For example, of those of the 50 largest corporate and public pension funds in the United States as measured by assets under management that to our knowledge invest in alternative assets, approximately 72% have invested in our funds. In addition, investors representing approximately 85% of the total capital invested in all of our carry funds since 1987 have invested in successive funds in the same category. Furthermore, our investor base is highly diversified, with no single unaffiliated investor in our current corporate private equity or real estate opportunity funds accounting for more than 9% of the total amount of capital raised for those funds. Our Park Hill Group business further enables us to grow our investor base through its expanding network of relationships with potential investors. We believe that our strong network of investor relationships, together with our long-term track record of providing investors in our funds with superior risk-adjusted investment returns, will enable us to continue to grow our assets under management across our investment platform.

        Strong Industry and Corporate Relationships.    We believe that the strength of our relationships with investment banking firms, other financial intermediaries and leading corporations and corporate executives provides us with competitive advantages in identifying transactions, securing investment opportunities and generating exceptional returns. We actively cultivate our relationships with major investment banking firms and other financial intermediaries and are among the most significant clients of many of these firms. For example, our investment professionals meet regularly with investment bankers and other personnel of all of the major investment banking firms regarding potential investment opportunities, and we will often seek to work with many of the same financial institutions that we have worked with on previous transactions when seeking financing arrangements for potential investment opportunities. We believe our repeated and consistent dealings with these firms over a long period of time have led to our being one of the first parties considered for potential investment ideas and have enhanced our ability to obtain financing on more favorable terms. We believe that our strong network of relationships with these firms provide us with a significant advantage in attracting deal flow and securing transactions, including a substantial number of exclusive investment opportunities and opportunities that are made available to only a very limited number of other private equity firms. We also have a broad range of relationships with senior-level business executives whom we use to generate investment opportunities, analyze prospective investments and act as directors of and advisers to our corporate private equity and real estate opportunity funds' portfolio companies. Moreover, private equity investing in partnership with leading corporations is a signature form of investing for us. Through May 1, 2007, we had invested in 42 corporate partnerships, including transactions with AT&T Inc., General Electric Company, Northrop Grumman Corporation, Sony Corporation, Time Warner Inc., Union Carbide Corporation, Union Pacific Corporation, USX Corporation and Vivendi SA. We believe that the depth and breadth of our corporate partnerships will lead to a significant number of opportunities for our corporate private equity and real estate opportunity funds over the next several years. As a result of these various relationships, we believe that we are less reliant on auction processes in making investments than many of our competitors, thereby providing us with a wider array of attractive investment opportunities.

        Our People.    We believe that our senior management and our talented and experienced professionals are the principal reason why we have achieved significant growth and success in all of our businesses. Since our firm's founding in 1985, Stephen A. Schwarzman has served as our firm's Chief Executive Officer and Peter G. Peterson has served as either Chairman or Senior Chairman. Hamilton E. James serves as our President and Chief Operating Officer, oversees our corporate private equity operation directly and, along with Mr. Schwarzman, oversees and serves on the investment committees or oversight committees for all of our other businesses. Jonathan D. Gray and Chad R. Pike are senior managing directors overseeing our real estate operation. J. Tomilson Hill is our Vice Chairman and the head of our fund of hedge funds business. Howard Gellis leads our corporate debt business, John D. Dionne manages our distressed securities hedge fund, Manish Mittal manages our equity hedge fund and Punita Kumar-Sinha manages our closed-end mutual funds. Our corporate and mergers and acquisitions advisory operation is led by John Studzinski, our restructuring and reorganization advisory operation is led by Arthur B. Newman and our fund placement business is overseen by Kenneth C. Whitney. Our 60 senior managing directors have an average of 22 years of relevant experience. This team is supported by approximately 340 other professionals with a variety of backgrounds in investment banking, leveraged finance, private equity, real estate and other disciplines. We believe that the extensive experience and financial acumen of our management and professionals provide us with a significant competitive advantage.

        Alignment of Interests.    One of our fundamental philosophies as a privately-owned firm has been to align our interests, and those of our senior managing directors and other professionals, with the interests of the investors in our funds. Since inception, Blackstone, its senior managing directors and other professionals have committed over $2.7 billion of their own capital to our carry funds and as of May 1, 2007, our hedge funds managed an additional $2.1 billion of Blackstone's senior managing director and employee capital. In structuring this offering, we have sought to achieve the same alignment of interests between our common unitholders and our senior managing directors and other employees through their significant and long-term ownership of our equity. Our senior managing directors and other existing owners who are our employees will own in excess of 78.0% of the equity in our business immediately following this offering. In addition, we intend to make equity awards to all of our employees at the time of this offering and to use appropriate equity-based compensation to motivate and retain our professionals in the future. The equity held by our senior managing directors and other employees will be subject to vesting and minimum retained ownership requirements and transfer restrictions as described in "Organizational Structure—Reorganization—Blackstone Holdings Formation", "Management—IPO Date Equity Awards" and "—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners".

        Distinct Advisory Perspective.    We are not engaged in securities underwriting, research or other similar activities that might conflict with our role as a trusted financial advisor. We believe that this makes us particularly well-suited to represent boards and special committees in the increasing number of situations where they are looking to retain a financial advisor who is devoid of such conflicts. In addition, we believe that our ability to view financial advisory client assignments from both the client's and an owner's perspective often provides unique insights into how best to maximize value while also achieving our clients' strategic objectives.

Our Growth Strategy

        We intend to create value for our common unitholders by:

  •
  generating superior investment performance across our asset management platform;

  •
  growing the assets under management in our existing investment fund operations;

  •
  expanding our asset management base by raising new investment funds;

  •
  increasing our investment of our own capital in our funds;

  •
  expanding our advisory business; and

  •
  entering into complementary new businesses.

Why We Are Going Public

        We have decided to become a public company:

  •
  to access new sources of capital that we can use to invest in our existing businesses, to expand into complementary new businesses and to further strengthen our development as an enduring institution;

  •
  to enhance our firm's valuable brand;

  •
  to provide us with a publicly-traded equity currency and to enhance our flexibility in pursuing future strategic acquisitions;

  •
  to expand the range of financial and retention incentives that we can provide to our existing and future employees through the issuance of equity-related securities representing an interest in the value and performance of our firm as a whole; and

  •
  to permit the realization over time of the value of our equity held by our existing owners.

We Intend to be a Different Kind of Public Company

        We have built a leading global alternative asset management and financial advisory firm that has achieved success and substantial growth. While we believe that becoming a publicly traded company will provide us with many benefits, it is our intention to preserve the elements of our culture that have contributed to our success as a privately-owned firm. In particular, as described below, we intend to continue to manage our business with a long-term perspective, to focus at all times on seeking to optimize returns to the limited partner investors in our investment funds and to retain our partnership management structure and culture of employee ownership of our business.

        Management with a Long-Term Perspective.    As a privately-owned firm, Blackstone has always been managed with a perspective of achieving successful growth over the long-term. Both in entering and building our various businesses over the years and in determining the types of investments to be made by our investment funds, our management has consistently sought to focus on the best outcomes for our businesses and investments over a period of years rather than on the short-term impact on our revenue, net income or cash flow. We intend to maintain this long-term focus after we become a public company even though this approach, together with the fact that our financial results will be significantly affected by the timing of new investments and realizations of gains, may result in significant and unpredictable variances in these items from quarter to quarter. In addition, while the management fees we receive from our investment funds are payable on a regular basis in contractually prescribed amounts over the life of each fund, transaction fees earned by our corporate private equity, real estate and mezzanine operations and fees earned by our advisory business are subject to greater variability from quarter to quarter.

        Our largest businesses—corporate private equity and real estate—have benefited greatly in recent years from public companies accepting going-private acquisition offers in order, among other reasons, to avoid the public markets' focus on short-term earnings performance. As a public company we do not intend to permit the short-term perspective of the public markets to change our own focus on the long-term in making investment, operational and strategic decisions. Because our businesses can vary in significant and unpredictable ways from quarter to quarter and year to year, we do not plan to provide guidance regarding our expected quarterly and annual operating results to investors or analysts after we become a public company.

        Continued Focus on Limited Partner Investors in Our Investment Funds.    Serving the investors in our investment funds has been our guiding principle, and we remain fully committed to our fiduciary and contractual obligations to these investors. We do not intend to permit our status as a public company to change our focus on seeking at all times to optimize returns to investors in our investment funds. Accordingly, we expect to take actions regularly with respect to the purchase or sale of investments and the structuring of investment transactions for our investment funds to achieve this objective, even if these actions adversely affect our near-term results. We believe that optimizing returns for the investors in our funds will create the most value for our common unitholders over time.

        Use of Leverage to Enhance Returns.    In order to generate enhanced returns on equity for our owners, we have historically employed significant leverage on our balance sheet. As a public company, we intend to continue using leverage to create the most efficient capital structure for Blackstone and our public common unitholders. We do not anticipate approaching significant leverage levels during the first one or two years after this offering because the proceeds we will retain from this offering and the sale of non-voting common units to the State Investment Company are expected to be our principal source of financing for our business during that period. However, we anticipate that our debt-to-equity ratio will eventually rise to levels in the range of 3:1 to 4:1 as we attempt to increase our return on equity for the benefit of our common unitholders. This strategy will expose us to the typical risks associated with the use of substantial leverage, including affecting the credit ratings that may be assigned to our debt by rating agencies. See "Risk Factors—Risks Related to Our Business—Our use of

leverage to finance our business will expose us to substantial risks, which are exacerbated by our funds' use of leverage to finance investments".

        Partnership Management Structure.    Throughout our 21-year history as a privately-owned firm, our management structure has reflected strong central leadership and active involvement by our senior management. For example, members of our senior management, including Messrs. Schwarzman and James, have served on the investment committees of many of our funds and intend to continue to serve on those investment committees, which are responsible for approving or overseeing all investment decisions made on behalf of those funds. We believe that the continued active involvement of our senior management in the deliberations of our investment committees will preserve a critical element of our management structure that has contributed to our achievement of superior returns for our funds. We believe that this management structure has meaningfully contributed to our significant growth and the successful performance of all our businesses. Although our business has been managed as a private partnership since its founding, we also have extensive experience with the management and ownership of public companies. As a public company, we intend to continue to employ our current management structure because we believe this structure will best enable us to continue to achieve the level of success we have achieved as a private partnership.

        No Golden Parachutes/CEO Compensation.    We have no severance arrangements with any of our professionals. Accordingly, unlike in the case of many public companies, the departure of an executive officer or other senior managing director would not trigger any contractual obligation on our part to make any special payments to the departing professional. Moreover, following this offering Mr. Schwarzman will receive no compensation other than a $350,000 salary (and will own a significant portion of the carried interest earned from our carry funds).

        Equity Awards to All Employees.    Because we believe that the talents and dedication of all of our employees contribute to our success, we intend to make equity awards to all of our approximately 710 non-senior managing director employees at the time of this offering. See "Management—IPO Date Equity Awards". We believe this will preserve and strengthen our historical emphasis on aligning the interests of our personnel with those of our investors.

        Charitable Contributions.    Our senior managing directors intend to contribute an aggregate of $150 million of our equity (calculated based on the initial public offering price per common unit in this offering) to The Blackstone Charitable Foundation. The foundation's philanthropy is expected to extend to a wide range of educational, cultural, scientific and other charitable organizations that serve the communities in which Blackstone operates, as well as other worthy charities with which our employees are personally involved. The foundation's specific initial gift recipients have not yet been determined. The foundation's charitable gift making will be supervised by its board of directors, which will initially consist of two senior managing directors and three employees of Blackstone. We expect that The Blackstone Charitable Foundation will serve as the primary vehicle for our future charitable giving, although we have not yet determined the frequency or amount of the donations that we will make.

Our Common Units Are Not an Appropriate Investment for Investors With a Short-Term Focus

        Our businesses have achieved substantial growth, particularly over the past five years, in no small part due to the successful investment performances of our investment funds. While the long-term growth trends in our businesses are favorable, our financial results are subject to significant volatility and we are unable to predict them from quarter to quarter or year to year. Our corporate private equity and real estate businesses have benefited from high levels of activity in the last few years. These activity levels may continue but they could decline at any time (along with activity levels in any of our other businesses).

        We focus closely on actual and expected changes in the economic conditions and conditions in the debt and equity capital markets in all of the geographic regions in which we conduct our business, and we try to accelerate or reduce (or on occasion suspend entirely) the rate of our investment—or disposition—activities in response to changing economic and market conditions. In the past, changing economic and market conditions and our investment actions in response to those changes have led to swings in investment activity from year to year. We expect these swings to occur in future years as well, which is one of the reasons why there may be significant volatility in our revenue, net income and cash flow. However, we believe that if we continue to follow the management approach that has served us well as a private firm focusing on making the right decisions about purchasing and selling the right assets at the right time and the right prices, without regard to how those decisions affect our financial results in any given quarter, our businesses will continue to prosper. See "—Competitive Strengths—Exceptional Investment Track Record".

        Because of the nature of our businesses and the long-term focus we employ in managing them, our common units should only be purchased by investors who expect to remain unitholders for a number of years.

Investment Risks

        An investment in our common units involves substantial risks and uncertainties. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global economic conditions, the volatility of our revenue, net income and cash flow, our dependence on our founders and other key senior managing directors, our ability to retain and motivate our existing senior managing directors and recruit, retain and motivate new senior managing directors in the future and risks associated with adverse changes in tax law and other legislative or regulatory changes. For example, members of the United States Congress may be considering legislative proposals to treat a portion of carried interest as ordinary income for U.S. federal income tax purposes and have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. See "Risk Factors" for a discussion of the factors you should consider before investing in our common units.

        The Blackstone Group L.P. was formed in Delaware on March 12, 2007. Our principal executive offices are located at 345 Park Avenue, New York, New York 10154, and our telephone number is (212) 583-5000.

Organizational Structure

        Our business is presently owned by our founders and other senior managing directors, selected other individuals engaged in some of our businesses and American International Group, Inc., or "AIG," whom we refer to collectively as our "existing owners."

        Our business is presently conducted through a large number of entities as to which there is no single holding entity but which are separately owned by our existing owners. In order to facilitate this offering, prior to this offering we will effect the reorganization into a holding partnership structure as described in "Organizational Structure" whereby our existing owners will contribute to Blackstone Holdings or sell to wholly-owned subsidiaries of The Blackstone Group L.P. (which will in turn contribute them to Blackstone Holdings) each of the operating entities included in our historical combined financial statements, with the exception of the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds, which entities will not be contributed to Blackstone Holdings and will continue to be owned by our existing owners. The legacy funds whose general partners will not be contributed to Blackstone Holdings represent in the aggregate less than 7% of the Blackstone funds' total investments as of March 31, 2007. In addition, the separate investment vehicles for our existing owners and other third parties that will not be contributed have an aggregate of approximately $212 million of investments in or alongside of the Blackstone funds as of December 31, 2006.

        Accordingly, subsidiaries of Blackstone Holdings will generally be entitled to:

  •
  all management fees payable in respect of all of our current and future investment funds (with the exception of our proprietary hedge funds, where the professionals who work in those operations are entitled to a portion of the management fees), as well as transaction and other fees that may be payable by these investment funds' portfolio companies;

  •
  73% – 96% (depending on the particular fund investment) of all carried interest earned in relation to investments made prior to the date of the reorganization by our actively investing corporate private equity and real estate funds (that is, the Blackstone Capital Partners V, Blackstone Real Estate Partners VI and Blackstone Real Estate Partners International II funds), as well as by all of our historical corporate private equity and real estate funds that still have a meaningful amount of unrealized investments (that is, the Blackstone Capital Partners IV, Blackstone Communications Partners, Blackstone Real Estate Partners IV, Blackstone Real Estate Partners V and Blackstone Real Estate Partners International I funds), and approximately 62% of all carried interest earned in relation to investments made prior to the date of the reorganization by our two mezzanine funds (that is, the Blackstone Mezzanine Partners fund and our actively investing Blackstone Mezzanine Partners II fund).

  •
  all carried interest earned in relation to investments made from and after the date of the reorganization by our actively investing and future carry funds, other than the percentage we determine to allocate to our professionals as described below;

  •
  all incentive fees payable in respect of all of our current and future investment funds, other than the percentage we determine to allocate to our professionals as described below;

  •
  all returns on investments of our own capital in the investment funds we sponsor and manage; and

  •
  all fees generated by our financial advisory business.

        With respect to our actively investing carry funds, senior debt vehicles and proprietary hedge funds as well as any future carry funds, senior debt vehicles and proprietary hedge funds, we intend to continue to allocate to the senior managing directors, other professionals and selected other individuals who work in these operations a portion of the carried interest or incentive fees earned in relation to these funds in order to better align their interests with our own and with those of the investors in these funds. Our current estimate is that approximately 40% of the carried interest earned in relation to our carry funds will be allocated to such individuals, although these percentages may fluctuate up or down over time.

        The income of Blackstone Holdings (including management fees, transaction fees, incentive fees and other fees, as well as carried interest) will benefit The Blackstone Group L.P. to the extent of its equity interest in Blackstone Holdings. See "Business—Structure and Operation of Our Investment Funds—Incentive Arrangements / Fee Structure".

        Following the reorganization and this offering, The Blackstone Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, hold equity interests in the Blackstone Holdings partnerships. Through wholly-owned subsidiaries, The Blackstone Group L.P. will be the sole general partner of each of the Blackstone Holdings partnerships. Accordingly, The Blackstone Group L.P. will operate and control all of the business and affairs of Blackstone Holdings and will consolidate the financial results of Blackstone Holdings and its consolidated subsidiaries. The Blackstone Group L.P. is itself managed and operated by its general partner, Blackstone Group Management L.L.C., to whom we refer as "our general partner," which is in turn wholly-owned by our senior managing directors and controlled by our founders.

        The diagram below depicts our organizational structure immediately following this offering and the sale of non-voting common units to the State Investment Company.

Our Senior Managing Directors
100%
Blackstone Partners L.L.C. (Delaware LLC)
Blackstone Group Management L.L.C. (Delaware LLC)
Our Senior Managing Directors and Other Existing Owners
Investors in this Offering and the State Investment Company
Blackstone Holdings partnership units(1)
• Limited partner interest
• 78.0% of Blackstone Holdings partnership units (78.0% of equity in Blackstone business)
• 100% exchangeable for The Blackstone Group L.P. common units (subject to vesting and minimum retained ownership requirements and transfer restrictions)
General partner
• No economic rights
Special Voting Unit
• No economic rights
• Limited voting rights(1)
Common units
• Limited partner interest
• 100% of economic rights in The Blackstone Group L.P. (12.3% of equity in Blackstone business held by investors in this offering and 9.7% of equity in Blackstone business held by the State Investment Company)
• Limited voting rights(1)
The Blackstone Group L.P. (Delaware LP)
100%
Blackstone Holdings I/II GP Inc. (Delaware Corp.)(2)
100%
Blackstone Holdings III GP L.L.C. (Delaware LLC)
100%
Blackstone Holdings IV GP L.P. (Delaware LP)(3)
100%
Blackstone Holdings V GP L.P. (Québec SEC)(3)
General partner
• 22.0% of partnership units
General partner
• 22.0% of partnership units
General partner
• 22.0% of partnership units
General partner
• 22.0% of partnership units
General partner
• 22.0% of partnership units
BLACKSTONE HOLDINGS
Blackstone Holdings I L.P. (Delaware LP)
Blackstone Holdings II L.P. (Delaware LP)
Blackstone Holdings III L.P. (Delaware LP)
Blackstone Holdings IV L.P. (Québec SEC)
Blackstone Holdings V L.P. (Québec SEC)

OPERATING ENTITIES

(2) Blackstone Holdings I/II GP Inc. holds a portion of its interests in Blackstone Holdings I L.P. and Blackstone Holdings II L.P. through wholly-owned subsidiaries organized as Delaware limited partnerships and Delaware limited liability companies.

(3) The Blackstone Group L.P. holds Blackstone Holdings IV GP L.P. and Blackstone Holdings V GP L.P. through wholly-owned subsidiaries organized as Delaware limited partnerships and Delaware limited liability companies.

        Throughout our history as a privately-owned firm, we have had a management structure involving strong central management by our founders and have been managed with a perspective of achieving successful growth over the long term. Our desire to preserve our current management structure is one of the principal reasons why we have decided to organize The Blackstone Group L.P. as a limited partnership that is managed by our general partner.

        The Blackstone Group L.P. has formed a number of wholly-owned subsidiaries to serve as the general partners of the Blackstone Holdings partnerships: Blackstone Holdings I/II GP Inc. (a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes), Blackstone Holdings III GP L.L.C. (a Delaware limited liability company that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes), Blackstone Holdings IV GP L.P. (a Delaware limited partnership that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes) and Blackstone Holdings V GP L.P. (a Québec société en commandite that is a foreign corporation for U.S. federal income tax purposes).

        The Blackstone Group L.P. intends to conduct all of its material business activities through Blackstone Holdings. Each of the Blackstone Holdings partnerships was formed to hold our interests in different businesses. We expect that our U.S. fee-generating businesses generally will be held by Blackstone Holdings I L.P. We expect that our interests in many of the investments by our corporate private equity funds and real estate opportunity funds in entities that are treated as partnerships for U.S. federal income tax purposes generally will be held by Blackstone Holdings II L.P. We anticipate that Blackstone Holdings III L.P. generally will hold a variety of assets, including interests in entities treated as domestic corporations for U.S. federal income tax purposes. We expect that our interests in certain investments made by our corporate private equity funds and real estate opportunity funds in certain non-U.S. entities and certain other investments generally will be held by Blackstone Holdings IV L.P. We expect that our non-U.S. fee-generating businesses generally will be held by Blackstone Holdings V L.P.

        As discussed in "Material U.S. Federal Tax Considerations", The Blackstone Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, whether or not cash distributions are then made. Investors in this offering will become limited partners of The Blackstone Group L.P. However, our partnership agreement does not restrict our ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. We believe that The Blackstone Holdings partnerships will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the holders of partnership units in Blackstone Holdings, including The Blackstone Group L.P.'s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Blackstone Holdings. See "Material U.S. Federal Tax Considerations—United States Taxes—Taxation of our Partnership and the Blackstone Holdings Partnerships" for more information about the tax treatment of The Blackstone Group L.P. and Blackstone Holdings.

        Each of the Blackstone Holdings partnerships will have an identical number of partnership units outstanding. The Blackstone Group L.P. will hold, through wholly-owned subsidiaries, a number of Blackstone Holdings partnership units equal to the number of common units that The Blackstone Group L.P. has issued. Immediately following this offering and the sale of non-voting common units to the State Investment Company, The Blackstone Group L.P. will hold Blackstone Holdings partnership units representing 22.0% of the total number of partnership units of Blackstone Holdings, or 23.8% if the underwriters exercise in full their option to purchase additional common units, and our existing owners will hold Blackstone Holdings partnership units representing 78.0% of the total number of partnership units of Blackstone Holdings, or 76.2% if the underwriters exercise in full their option to purchase additional common units. The Blackstone Holdings partnership units that will be held by The Blackstone Group L.P.'s wholly-owned subsidiaries will be economically identical in all respects to the

Blackstone Holdings partnership units that will be held by our existing owners, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". Accordingly, immediately following this offering and the sale of non-voting common units to the State Investment Company, investors in this offering will own 12.3% of the equity in our business, the State Investment Company will own 9.7% of the equity in our business and our existing owners will own 78.0% of the equity in our business. If the underwriters exercise in full their option to purchase additional common units, immediately following this offering, investors in this offering will own 14.1% of the equity in our business, the State Investment Company will own 9.7% of the equity in our business and our existing owners will own 76.2% of the equity in our business.

        Under the terms of the partnership agreements of the Blackstone Holdings partnerships, all of the Blackstone Holdings partnership units received by our existing owners in the reorganization described in "Organizational Structure" will be subject to restrictions on transfer and, with the exception of AIG and our Senior Chairman, Peter G. Peterson, minimum retained ownership requirements. In addition, approximately 45% of the Blackstone Holdings partnership units received by our existing owners who are our employees will not be vested and, with specified exceptions, will be subject to forfeiture if the employee ceases to be employed by us prior to vesting. See "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners" and "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements".

        The Blackstone Group L.P. is managed and operated by our general partner. Our general partner will not have any business activities other than managing and operating us. We will reimburse our general partner and its affiliates for all costs incurred in managing and operating us, and our partnership agreement provides that our general partner will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our general partner and its affiliates, the expenses to which they may be entitled to reimbursement from us, such as director fees, are expected to be immaterial.

        Unlike the holders of common stock in a corporation, our common unitholders will have only limited voting rights and will have no right to elect our general partner or its directors, which will be elected by our founders (the State Investment Company will not have voting rights in respect of any of its common units). In addition, on those few matters that may be submitted for a vote of our common unitholders our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (or any successor founder designated by them, whom we refer to as a "successor founder"), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity.) If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date. Accordingly, immediately following this offering, on those few matters that may be submitted for a vote of the limited partners of The Blackstone Group L.P., investors in this offering will collectively have 13.6% of the voting power of The Blackstone Group L.P. limited partners, or 15.6% if the underwriters exercise in full their option to purchase additional common units, and our existing owners will collectively have 86.4% of the voting power of The Blackstone Group L.P. limited partners, or 84.4% if the underwriters exercise in full their option to purchase additional common units.

        Although our general partner has no business activities other than the management of our business, conflicts of interest may arise in the future between us and our common unitholders, on the one hand, and our general partner and its affiliates, on the other. The resolution of these conflicts may not always be in our best interests or that of our common unitholders. In addition, we have fiduciary and contractual obligations to the investors in our investment funds and we expect to regularly take actions with respect to the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds or otherwise that are in the best interests of the limited partner investors in those funds but that might at the same time adversely affect our near-term results of operations or cash flow.

        Our partnership agreement limits the liability of, and reduces or eliminates the duties (including fiduciary duties) owed by, our general partner to our common unitholders. Our partnership agreement also restricts the remedies available to common unitholders for actions that might otherwise constitute breaches of our general partner's duties (including fiduciary duties). By purchasing our common units, you are treated as having consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. For a more detailed description of the conflicts of interest and fiduciary responsibilities of our general partner, see "Conflicts of Interest and Fiduciary Responsibilities".

The Offering

Common units offered by The Blackstone Group L.P.	133,333,334 common units.
Sale of Non-Voting Common Units to the State Investment Company
We have entered into an agreement with the State Investment Company pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering (or 104,712,041 non-voting common units, assuming an initial public offering price per unit of $30.00). The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone remains under 10%. The sale of non-voting common units to the State Investment Company is subject to, and will close concurrently with, the completion of this offering. See "Organizational Structure—Sale of Non-Voting Common Units to the State Investment Company".
Common units outstanding after the sale and offering transactions
238,045,375 common units (or 1,084,577,561 common units if all outstanding Blackstone Holdings partnership units held by our existing owners were exchanged for newly-issued common units on a one-for-one basis).
Use of proceeds
We estimate that our net proceeds from this offering, at an assumed initial public offering price of $30.00 per common unit and after deducting estimated underwriting discounts, will be approximately $3.83 billion, or $4.41 billion if the underwriters exercise in full their option to purchase additional common units.

We estimate that our proceeds from the sale of non-voting common units to the State Investment Company described under "Organizational Structure—Sale of Non-Voting Common Units to the State Investment Company" will be approximately $3.0 billion.

We intend to use approximately $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $4.47 billion if the underwriters exercise in full their option to purchase additional common units, to purchase interests in our business from our existing owners, including certain members of our senior management, as described under "Organizational Structure—Sale and Offering Transactions". Accordingly, we will not retain any of these proceeds.
We intend to use all of the remaining proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $2.93 billion (before reduction for offering expenses of approximately $46.0 million), to purchase newly-issued Blackstone Holdings partnership units substantially concurrently with the consummation of this offering. We intend to cause Blackstone Holdings to use approximately $1.2 billion of these proceeds to repay short-term borrowings and the remainder:
•
to provide capital to facilitate the growth of our existing asset management and financial advisory businesses, including through funding a portion of our general partner capital commitments to our carry funds;
•
to provide capital to facilitate our expansion into new businesses that are complementary to our existing asset management and financial advisory businesses and that can benefit from being affiliated with us, including possibly through selected strategic acquisitions (see "Business—New Business and Other Growth Initiatives"); and
• for other general corporate purposes.
Pending specific application of these proceeds, we expect to invest them primarily in our funds of hedge funds and additionally in our distressed securities hedge fund and our equity hedge fund.

Affiliates of certain of the underwriters are participating lenders in our revolving credit facility and will accordingly receive a portion of the offering proceeds we use to repay the borrowings under that facility. See "Underwriters".
Voting rights
Our general partner, Blackstone Group Management L.L.C., will manage all of our operations and activities. Unlike the holders of common stock in a corporation, you will have only limited voting rights on matters affecting our business and will have no right to elect our general partner or its directors, which will be elected by our founders. In addition, the State Investment Company will not have voting rights in respect of any of its common units.

On those few matters that may be submitted for a vote of our common unitholders, our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founder), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity.) If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date. Accordingly, immediately following this offering our existing owners will generally have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of the limited partners of The Blackstone Group L.P., including any attempt to remove our general partner. See "Material Provisions of The Blackstone Group L.P. Partnership Agreement—Withdrawal or Removal of the General Partner" and "—Meetings; Voting".
Cash distribution policy
Our intention is to distribute to our common unitholders on a quarterly basis substantially all of The Blackstone Group L.P.'s net after-tax share of our annual adjusted cash flow from operations in excess of amounts determined by our general partner to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our common unitholders for any one or more of the ensuing four quarters. We expect that our first quarterly distribution will be paid in the fourth quarter of 2007 in respect of the prior quarter. Because we will not know what our available adjusted cash flow from operations will be for any year until the end of such year, we expect that our first three quarterly distributions in respect of any given year will generally be smaller than the final quarterly distribution in respect of such year. See note (3) under "—Summary Historical Financial and Other Data" for a reconciliation of our adjusted cash flow from operations to our cash flow from operations presented in accordance with generally accepted accounting principles.
The declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us and such other factors as our general partner may deem relevant.

The Blackstone Group L.P. will be a holding partnership and will have no material assets other than its ownership of partnership units in Blackstone Holdings held through wholly-owned subsidiaries. We intend to cause Blackstone Holdings to make distributions to its partners, including The Blackstone Group L.P.'s wholly-owned subsidiaries, in order to fund any distributions The Blackstone Group L.P. may declare on the common units. If Blackstone Holdings makes such distributions, the limited partners of Blackstone Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Blackstone Holdings, except as set forth in "—Priority allocation for the benefit of common unitholders prior to December 31, 2009".

In addition, the partnership agreements of the Blackstone Holdings partnerships will provide for cash distributions, which we refer to as "tax distributions," to the partners of such partnerships if the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of the Blackstone Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Blackstone Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities.
Priority allocation for the benefit of common unitholders prior to December 31, 2009	The partnership agreements of the Blackstone Holdings partnerships will provide that until December 31, 2009, the distributions of Blackstone Holdings will be allocated each year:
• first, to The Blackstone Group L.P.'s wholly-owned subsidiaries until sufficient income has been so allocated to permit The Blackstone Group L.P. to make aggregate distributions to our common unitholders of $1.20 per common unit on an annualized basis for such year;
• second, to the other partners of the Blackstone Holdings partnerships until an equivalent amount of income on a partnership interest basis has been allocated to such other partners for such year; and
• thereafter, pro rata to all partners of the Blackstone Holdings partnerships in accordance with their respective partnership interests.

Accordingly, until December 31, 2009, our existing owners will not receive distributions in respect of their Blackstone Holdings partnership units for a year unless and until our common unitholders receive aggregate distributions of $1.20 per common unit on an annualized basis for such year. We do not intend to maintain this priority allocation after December 31, 2009. After December 31, 2009, all the income (and accordingly distributions) of Blackstone Holdings will be allocated pro rata to all partners of the Blackstone Holdings partnerships in accordance with their respective partnership interests.
Cash distributions prior to this offering
We intend to make one or more distributions to our existing owners representing all of the undistributed earnings generated prior to the date of the offering by the entities being contributed to Blackstone Holdings. If the offering had occurred on March 31, 2007, we estimate that the aggregate amount of such distributions would have been $610.4 million. However, the actual amount of such distributions will depend on the amount of earnings generated by these entities prior to the offering.
Exchange rights of holders of Blackstone Holdings partnership units
Prior to this offering we will enter into an exchange agreement with the holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. If and when an existing owner exchanges a Blackstone Holdings partnership unit for a common unit of The Blackstone Group L.P., the relative equity ownership positions of the exchanging existing owner and of the other equity owners of Blackstone (whether held at The Blackstone Group L.P. or at Blackstone Holdings) will not be altered. We have not yet determined how any such future exchanges will be accounted for in our consolidated financial statements.
Tax receivable agreement
The purchase of interests in our business from our existing owners with a portion of the proceeds from this offering as described in "Organizational Structure—Sale and Offering Transactions" and future exchanges of Blackstone Holdings partnership units are expected to result in increases in the tax basis of the tangible and intangible assets of Blackstone Holdings that would not otherwise have been available. These increases in tax basis will increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that the wholly-owned subsidiaries of The Blackstone Group L.P. that are taxable as corporations for U.S. federal income tax purposes would otherwise be required to pay in the future. These wholly-owned subsidiaries will enter into a tax receivable agreement with our existing owners whereby they will agree to pay to our existing owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of these increases in tax basis. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased amortization of our assets, we expect that future payments to our existing owners in respect of the initial purchase will aggregate $863.7 million and range from approximately $35.5 million to $77.3 million per year over the next 15 years (or $993.2 million and range from approximately $40.8 million to $88.9 million per year over the next 15 years if the underwriters exercise in full their option to purchase additional common units). See "Certain Relationships and Related Person Transactions—Tax Receivable Agreement".
Risk factors	See "Risk Factors" for a discussion of risks you should carefully consider before deciding to invest in our common units.
New York Stock Exchange symbol	"BX"

        Common units outstanding and the other information based thereon in this prospectus, except where otherwise disclosed, do not reflect:

  •
  846,532,186 common units issuable upon exchange of 846,532,186 Blackstone Holdings partnership units (or, if the underwriters exercise in full their option to purchase additional common units, 826,532,186 common units issuable upon exchange of 826,532,186 Blackstone Holdings partnership units) that will be held by our existing owners immediately following the offering and sale transactions, which are entitled, subject to vesting and minimum retained ownership requirements and transfer restrictions, to be exchanged for our common units on a one-for-one basis;

  •
  20,000,000 common units issuable upon exercise of the underwriters' option to purchase additional common units; or

  •
  interests that may be granted under our 2007 Equity Incentive Plan, consisting of:

  —
  37,730,343 deferred restricted common units that we expect to grant to our non-senior managing director professionals at the time of this offering (of which 4,855,255 will be vested at the time of this offering);

  —
  1,045,540 phantom deferred restricted common units that we expect to grant to our other non-senior managing director employees at the time of this offering, which are settleable in cash; and

  —
  additional common units or Blackstone Holdings partnership units covered by our 2007 Equity Incentive Plan, which are subject to automatic annual increases.

          See "Management—2007 Equity Incentive Plan".

        See "Pricing Sensitivity Analysis" to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

Summary Historical Financial and Other Data

        The following summary historical combined financial and other data of Blackstone Group should be read together with "Organizational Structure", "Unaudited Pro Forma Financial Information", "Selected Historical Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes included elsewhere in this prospectus. Blackstone Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering.

        We derived the summary historical combined statements of income data of Blackstone Group for each of the years ended December 31, 2004, 2005 and 2006 and the summary historical combined statements of financial condition data as of December 31, 2005 and 2006 from our audited combined financial statements which are included elsewhere in this prospectus. We derived the summary historical combined statements of income data of Blackstone Group for the three months ended March 31, 2006 and 2007 and the summary historical combined statement of financial condition data as of March 31, 2007 from our unaudited combined financial statements which are included elsewhere in this prospectus. We derived the summary historical combined statements of income data of Blackstone Group for the years ended December 31, 2002 and 2003 and the summary combined statements of financial condition data as of December 31, 2002, 2003 and 2004 from our unaudited combined financial statements which are not included in this prospectus. The unaudited combined financial statements of Blackstone Group have been prepared on substantially the same basis as the audited combined financial statements and include all adjustments that we consider necessary for a fair presentation of our combined financial position and results of operations for all periods presented.

        The summary historical financial data is not indicative of the expected future operating results of The Blackstone Group L.P. following the reorganization and this offering. In particular, following this offering The Blackstone Group L.P. will no longer consolidate in its financial statements the investment funds that have historically been consolidated in our financial statements, with the exception of our proprietary hedge funds and four of our funds of hedge funds. In addition, the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds will not be contributed to Blackstone Holdings. See "Organizational Structure—Reorganization" and "Unaudited Pro Forma Financial Information".

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in Thousands)
Statement of Income Data
Revenues
Fund management fees	$382,957	$180,116	$852,283	$370,574	$390,645	$304,651	$173,538
Advisory fees	92,525	38,413	256,914	120,137	108,356	119,410	141,613
Interest and other	3,935	2,460	11,082	6,037	4,462	2,635	2,972

Total Revenues	479,417	220,989	1,120,279	496,748	503,463	426,696	318,123

Expenses
Employee compensation and benefits	79,207	52,850	250,067	182,605	139,512	114,218	94,412
Interest	11,122	7,488	36,932	23,830	16,239	13,834	13,418
Occupancy and related charges	9,322	7,604	35,862	30,763	29,551	23,575	20,064
General, administrative and other	18,810	12,578	86,534	56,650	48,576	44,222	37,614
Fund expenses	53,689	18,076	143,695	67,972	43,123	42,076	24,094

Total Expenses	172,150	98,596	553,090	361,820	277,001	237,925	189,602

Other Income
Net gains (loss) from investment activities	3,783,433	1,686,381	7,587,296	5,142,530	6,214,519	3,537,268	(438,684)

Income (loss) before non-controlling interests in income of consolidated entities and income taxes	4,090,700	1,808,774	8,154,485	5,277,458	6,440,981	3,726,039	(310,163)
Non-controlling interests in income (loss) of consolidated entities	2,944,654	1,315,746	5,856,345	3,934,535	4,901,547	2,773,014	(358,728)

Income before taxes	1,146,046	493,028	2,298,140	1,342,923	1,539,434	953,025	48,565
Income taxes	13,970	5,873	31,934	12,260	16,120	11,949	9,119

Net Income	$1,132,076	$487,155	$2,266,206	$1,330,663	$1,523,314	$941,076	$39,446

Statement of Cash Flows Data
Net Cash (Used in) Provided By Operating Activities	$(1,343,955)	$1,444,438	$(4,396,614)	$2,709,258	$52,682

Net Cash Used in Investing Activities	$(3,068)	$(1,051)	$(24,190)	$(7,353)	$(18,282)

Net Cash Provided By (Used in) Financing Activities	$1,342,302	$(1,430,465)	$4,463,315	$(2,738,350)	$(48,872)

Other Data
Total reportable segment fee related earnings(1)	$373,697	$148,498	$747,419	$237,367	$303,626	$259,124	$175,551

Carry Dollars Created(2)	$794,739	$303,589	$2,115,126	$617,130	$687,554	$440,019	$285,107

Adjusted cash flow from operations(3)	$611,652	$692,940	$1,680,651	$1,444,597	$1,845,224

Total assets under management	$83,135,056	$57,498,488	$69,512,202	$51,098,827	$32,124,250	$27,032,739	$21,701,504

		As of December 31,
	As of March 31, 2007
		2006	2005	2004	2003	2002
	(Dollars in Thousands)
Statement of Financial Condition Data
Total assets	$39,365,506	$33,891,044	$21,121,124	$21,253,939	$14,937,386	$10,348,829
Total liabilities	$2,587,625	$2,373,271	$2,082,771	$1,930,001	$1,458,512	$891,263
Non-controlling interests in consolidated entities	$33,887,439	$28,794,894	$17,213,408	$17,387,507	$12,398,271	$9,043,808
Partners' capital	$2,890,442	$2,722,879	$1,824,945	$1,936,431	$1,080,603	$413,758

(1)
Total reportable segment fee related earnings is the aggregate of a profit measure reported by each of our four segments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis" and Note 12 of Blackstone Group's combined financial statements included in this prospectus. The difference between total reportable segment fee related earnings and income before taxes calculated in accordance with accounting principles generally accepted in the United States of America, or "GAAP," is that the total reportable segment fee related earnings represents income before taxes adjusted to (1) exclude expenses of consolidated Blackstone funds, (2) include management fees earned from such funds that were eliminated in consolidation and (3) eliminate net gains and losses from investment activities and non-controlling interests in income of consolidated entities.

  Management uses total reportable segment fee related earnings as a supplemental non-GAAP measure of operating performance. Management makes operating decisions and assesses the performance of our businesses based on financial and operating metrics and data that are presented without the consolidation of any of our investment funds. Current operations are managed based in part on total reportable segment fee related earnings which is comprised principally of revenue earned from fund management and advisory fees. These revenues are reduced by all operating expenses, including but not limited to employee compensation, interest and occupancy costs. It has been, and remains, a key objective of ours to maximize fee related earnings as such amounts directly affect the profits from the business. On an annual basis, as a public company, we will continue to focus on positive fee earnings generation and utilize this metric to make operating decisions and assess the performance of our business, as total reportable segment fee related earnings will directly affect the returns to our investors. However, unlike net income presented in accordance with GAAP, a limitation of total reportable segment fee related earnings is that it is not a complete view of amounts that will ultimately accrue to investors as it excludes net gains (losses) from investments which could be significant.

  As detailed below, total reportable segment fee related earnings is reconciled to income before taxes in accordance with GAAP. However, total reportable segment fee related earnings should not be considered in isolation or as an alternative to income before taxes.

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Income before taxes	$1,146,046	$493,028	$2,298,140	$1,342,923	$1,539,434	$953,025	$48,565
Expenses of consolidated funds	53,689	18,076	143,695	67,972	43,123	42,076	24,094
Management fees earned from funds	12,741	8,029	36,535	34,467	34,041	28,048	22,936
Net (gains) loss from investment activities	(3,783,433)	(1,686,381)	(7,587,296)	(5,142,530)	(6,214,519)	(3,537,039)	438,684
Non-controlling interests in income (loss) of consolidated entities	2,944,654	1,315,746	5,856,345	3,934,535	4,901,547	2,773,014	(358,728)

Total reportable segment fee related earnings	$373,697	$148,498	$747,419	$237,367	$303,626	$259,124	$175,551

(2)
"Carry Dollars Created," which is sometimes referred to as "Carry Dollars," is calculated by multiplying the aggregate amount of limited partner capital invested in new transactions during the year by our carry funds by the contractual percentage rate of the profits that we can earn as carried interest from such investments (generally 20%). Carry Dollars Created is a measure of the productivity of our investment activities and is measured at the time of investment by a carry fund. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures and Indicators—Operating Metrics—Carry Dollars Created" on page 115 for a discussion of Carry Dollars Created.

(3)
Adjusted cash flow from operations is used as a supplemental non-GAAP measure by us to assess liquidity and amounts available for distribution to our existing owners. See "Cash Distribution Policy". In accordance with GAAP, certain of the Blackstone funds are consolidated into the combined financial statements of Blackstone Group, notwithstanding the fact that Blackstone Group has only a minority economic interest in these funds. Consequently, Blackstone Group's combined financial statements reflect the cash flow of the consolidated Blackstone funds on a gross basis rather than the cash flow attributable to Blackstone.

  Adjusted cash flow from operations is therefore intended to reflect the cash flow attributable to Blackstone and is equal to cash flow from operations presented in accordance with GAAP, adjusted to exclude cash flow relating to (1) the investment activities of the Blackstone funds, (2) the realized and unrealized income attributable to the non-controlling interest of the Blackstone funds and (3) changes in our operating assets and liabilities. We believe that adjusted cash flow from operations provides investors with useful information on the cash flows of the Blackstone Group relating to our required capital investments and our ability to make annual cash distributions. However, adjusted cash flow from operations should not be considered in isolation or as alternative to cash flow from operations presented in accordance with GAAP.

  Following is a reconciliation of Net Cash (Used In) Provided By Operating Activities presented on a GAAP basis to Adjusted Cash Flow from Operations:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Net Cash (Used In) Provided By Operating Activities	$(1,343,955)	$1,444,438	$(4,396,614)	$2,709,258	$52,682
Changes in operating assets and liabilities	(289,160)	528,580	1,154,680	4,139	205,642
Blackstone funds related investment activities	1,926,042	(1,846,118)	3,776,325	(2,608,412)	(84,620)
Net realized gains on investments	1,050,641	2,513,125	5,054,995	4,918,364	2,029,266
Non-controlling interests in income of consolidated entities	(744,923)	(1,953,729)	(3,950,664)	(3,631,179)	(420,561)
Other non-cash adjustments	13,007	6,644	41,929	52,427	62,815

Adjusted Cash Flow from Operations	$611,652	$692,940	$1,680,651	$1,444,597	$1,845,224

RISK FACTORS

        An investment in our common units involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in our common units.

Risks Related to Our Business

Difficult market conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments made by our investment funds, reducing the ability of our investment funds to raise or deploy capital and reducing the volume of the transactions involving our financial advisory business, each of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

        Our business is materially affected by conditions in the global financial markets and economic conditions throughout the world that are outside our control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions. The market conditions surrounding each of our businesses, and in particular our corporate private equity and real estate segments, have been quite favorable for a number of years. Future market conditions may not continue to be as favorable. In the event of a market downturn, each of our businesses could be affected in different ways. Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions.

        Our investment funds may be affected by reduced opportunities to exit and realize value from their investments and by the fact that we may not be able to find suitable investments for the investment funds to effectively deploy capital, which could adversely affect our ability to raise new funds. During periods of difficult market conditions or slowdowns in a particular sector, companies in which we invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due, including expenses payable to us. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our assets under management and operating results. A general market downturn, or a specific market dislocation, may result in lower investment returns for our investment funds, which would adversely affect our revenues. Furthermore, such conditions would also increase the risk of default with respect to investments held by our investment funds that have significant debt investments, such as our mezzanine funds, senior debt vehicles and distressed securities hedge fund.

        In addition, our financial advisory business would be materially affected by conditions in the global financial markets and economic conditions throughout the world. For example, revenue generated by our financial advisory business is directly related to the volume and value of the transactions in which we are involved. During periods of unfavorable market or economic conditions, the volume and value of mergers and acquisitions transactions may decrease, thereby reducing the demand for our financial advisory services and increasing price competition among financial services companies seeking such engagements.

Our revenue, net income and cash flow are all highly variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may cause the price of our common units to decline.

        Our revenue, net income and cash flow are all highly variable, primarily due to the fact that we receive carried interest from our carry funds only when investments are realized and transaction fees received by our carry funds and fees received by our advisory business can vary significantly from quarter to quarter. In addition, the investment return profiles of most of our investment funds are volatile. We may also experience fluctuations in our results from quarter to quarter due to a number of other factors, including changes in the values of our funds' investments, changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. Such variability may lead to volatility in the trading price of our common units and cause our results for a particular period not to be indicative of our performance in a future period. It may be difficult for us to achieve steady growth in net income and cash flow on a quarterly basis, which could in turn lead to large adverse movements in the price of our common units or increased volatility in our common unit price generally.

        The timing and receipt of carried interest generated by our carry funds is uncertain and will contribute to the volatility of our results. Carried interest depends on our carry funds' performance and opportunities for realizing gains, which may be limited. It takes a substantial period of time to identify attractive investment opportunities, to raise all the funds needed to make an investment and then to realize the cash value (or other proceeds) of an investment through a sale, public offering, recapitalization or other exit. Even if an investment proves to be profitable, it may be several years before any profits can be realized in cash (or other proceeds). We cannot predict when, or if, any realization of investments will occur. If we were to have a realization event in a particular quarter, it may have a significant impact on our results for that particular quarter which may not be replicated in subsequent quarters. We recognize revenue on investments in our investment funds based on our allocable share of realized and unrealized gains (or losses) reported by such investment funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue, which could further increase the volatility of our quarterly results.

        With respect to our proprietary hedge funds and many of our funds of hedge funds, our incentive fees are paid annually, semi-annually or quarterly if the net asset value of a fund has increased. Our hedge funds also have "high water marks" whereby we do not earn incentive fees during a particular period even though the fund had positive returns in such period as a result of losses in prior periods. If a hedge fund experiences losses, we will not be able to earn incentive fees from the fund until it surpasses the previous high water mark. The incentive fees we earn are therefore dependent on the net asset value of the hedge fund, which could lead to significant volatility in our quarterly results.

        We also earn a portion of our revenue from financial advisory engagements, and in many cases we are not paid until the successful consummation of the underlying transaction, restructuring or closing of the fund. As a result, our financial advisory revenue is highly dependent on market conditions and the decisions and actions of our clients, interested third parties and governmental authorities. If a transaction, restructuring or funding is not consummated, we often do not receive any financial advisory fees other than the reimbursement of certain out-of-pocket expenses, despite the fact that we may have devoted considerable resources to these transactions.

        Because our revenue, net income and cash flow can be highly variable from quarter to quarter and year to year, we plan not to provide any guidance regarding our expected quarterly and annual operating results. The lack of guidance may affect the expectations of public market analysts and could cause increased volatility in our common unit price.

We depend on our founders and other key senior managing directors and the loss of their services would have a material adverse effect on our business, results and financial condition.

        We depend on the efforts, skill, reputations and business contacts of our founders, Messrs. Schwarzman and Peterson, our President and Chief Operating Officer, Hamilton E. James, our Vice Chairman, J. Tomilson Hill, and other key senior managing directors, the information and deal flow they and other senior managing directors generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by our professionals. Accordingly, our success will depend on the continued service of these individuals, who are not obligated to remain employed with us. Mr. Peterson has informed us that he intends to retire from our firm and relinquish his role as a founder by no later than December 31, 2008. In addition, all of the Blackstone Holdings partnership units that Mr. Peterson will receive, and a portion of the Blackstone Holdings partnership units that each of our other senior managing directors will receive, in the reorganization described in "Organizational Structure" will be fully vested upon issuance. We have experienced departures of several key senior managing directors in the past and may do so in the future, and we cannot predict the impact that Mr. Peterson's departure or the departure of any other key senior managing director will have on our ability to achieve our investment objectives. The loss of the services of any of them could have a material adverse effect on our revenues, net income and cash flows and could harm our ability to maintain or grow assets under management in existing funds or raise additional funds in the future.

        Our senior managing directors and other key personnel possess substantial experience and expertise and have strong business relationships with investors in our funds, clients and other members of the business community. As a result, the loss of these personnel could jeopardize our relationships with investors in our funds, our clients and members of the business community and result in the reduction of assets under management or fewer investment opportunities. For example, if any of our senior managing directors were to join or form a competing firm, that could have a material adverse effect on our business, results and financial condition.

Our transition to a publicly-traded structure may adversely affect our ability to retain and motivate our senior managing directors and other key personnel and to recruit, retain and motivate new senior managing directors and other key personnel, both of which could adversely affect our business, results and financial condition.

        Our most important asset is our people, and our continued success is highly dependent upon the efforts of our senior managing directors and other professionals. Our future success and growth depends to a substantial degree on our ability to retain and motivate our senior managing directors and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new senior managing directors. However, we may not be successful in our efforts to recruit, retain and motivate the required personnel as the market for qualified investment professionals is extremely competitive. As part of the reorganization we will effect prior to this offering, our current senior managing directors will receive partnership units in Blackstone Holdings. Distributions in respect of these equity interests may not equal the cash distributions previously received by our senior managing directors prior to this offering. Until December 31, 2009, the income (and accordingly distributions) of Blackstone Holdings will be allocated on a priority basis to The Blackstone Group L.P.'s wholly-owned subsidiaries as described in "Cash Distribution Policy", which may reduce the amount of distributions received by our senior managing directors. Additionally, ownership of a portion of the Blackstone Holdings partnership units to be received by our senior managing directors is not dependent upon their continued employment with us as those equity interests will be fully vested upon issuance. Moreover, the minimum retained ownership requirements and transfer restrictions to which these interests are subject in certain instances lapse over time, may not be enforceable in all cases and can be waived. There is no guarantee that the non-competition and non-solicitation agreements to which our senior managing directors are subject, together with our other arrangements with them, will prevent them from leaving us, joining our competitors or otherwise competing with us or that these agreements will be enforceable in all cases. In addition, these agreements will expire after a certain period of time, at which point each of our senior managing directors would be free to compete against us and solicit investors in our funds, clients and employees. See "Organizational Structure—Reorganization—Blackstone Holdings Formation" and "Management—Non-Competition and Non-Solicitation Agreements" and "—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners". For example, if legislation were to be enacted by the U.S. Congress to treat carried interest as ordinary income rather than as capital gain for U.S. federal income tax purposes, such legislation would materially increase the amount of taxes that we and possibly our equityholders would be required to pay, thereby adversely affecting our ability to recruit, retain and motivate our current and future professionals. See "—Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis."

        Following this offering, we might not be able to provide future senior managing directors with equity interests in our business to the same extent or with the same tax consequences as our existing senior managing directors. Therefore, in order to recruit and retain existing and future senior managing directors, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new senior managing directors over time, we may increase the level of compensation we pay to our senior managing directors, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. In addition, issuance of equity interests in our business to future senior managing directors would dilute public common unitholders.

        We strive to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

        The U.S. federal income tax treatment of common unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the U.S. Internal Revenue Service, or "IRS," and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation (referred to as the "Qualifying Income Exception"), affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. For example, as discussed below under "—Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of carried interest, and these laws could be changed in a manner that materially increases the taxes that we and/or our common unitholders are required to pay", some members of the United States Congress may be considering legislative proposals to treat all or part of the capital gain and dividend income that is recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., a portion of the carried interest) as ordinary income to such partner for U.S. federal income tax purposes. In addition, see "—Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability and could well result in a reduction in the value of our common units".

        Our organizational documents and agreements permit our general partner to modify our amended and restated limited partnership agreement from time to time, without the consent of the common unitholders, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all common unitholders. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to common unitholders in a manner that reflects such common unitholders' beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects common unitholders.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of carried interest, and these laws could be changed in a manner that materially increases the taxes that we and/or our common unitholders are required to pay.

        Some members of the United States Congress may be considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., a portion of the carried interest) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could (1) materially increase taxes payable by holders of our common units who are individuals, non-U.S. persons or tax-exempt persons and/or (2) cause such income to be non-qualifying income under the publicly traded partnership rules, which could preclude us from qualifying as a partnership for U.S. federal income tax purposes or require us to earn such income through corporate subsidiaries, thereby materially increasing our tax liability and reducing the value of our common units. It is not possible to quantify with precision the impact on us or our common unitholders of any such changes in the tax laws. In 2006, however, approximately half of our economic net income was attributable to carried interest, and the substantial majority of that carried interest consisted of long-term capital gains and dividend income. Our existing owners who are individuals were generally taxed at a maximum U.S. federal income tax rate of 15% on such capital gains and dividend income. Because individuals are generally taxed on ordinary income at a maximum U.S. federal income tax rate of 35%, any change in the tax laws that treats carried interest as ordinary income could materially increase the taxes our common unitholders who are individuals are required to pay, which in turn could adversely affect an investment in our common units. Similarly, under the partnership tax rules, much of the long-term capital gain and dividend income we earn will not be subject to U.S. federal income tax at the level of our partnership or subsidiaries. Any change in the tax laws that treated such income as non-qualifying income under the publicly traded partnership rules could require us to earn such income through corporate subsidiaries, which would generally be subject to U.S. federal income tax at a maximum rate of 35%, which could adversely affect the value of our common units.

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability and could well result in a reduction in the value of our common units.

        On June 14, 2007, the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance introduced legislation that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services. In addition, the Chairman and the Ranking Republican Member concurrently issued a press release stating that they do not believe that proposed public offerings of private equity and hedge fund management firms, including us, are consistent with the intent of the existing rules regarding publicly traded partnerships because the majority of their income is from the active provision of services to investment funds and limited partner investors in such funds. Further, they have sent letters to the Secretary of the Treasury and the Chairman of the U.S. Securities and Exchange Commission regarding these tax issues in which they express a view that recent initial public offerings of private equity and hedge funds "raise serious tax questions that if left unaddressed have the potential to jeopardize the integrity of the tax code and the corporate tax base over the long term." As explained in the technical explanation accompanying the proposed legislation:

  Under the bill, the exception from corporate treatment for a publicly traded partnership does not apply to any partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from services provided by any person as an investment adviser, as defined in the Investment Advisers Act of 1940, or as a person associated with an investment adviser, as defined in that Act. Further, the exception from corporate treatment does not apply to a partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from asset management services provided by an investment adviser, a person associated with an investment adviser, or any person related to either, in connection with the management of assets with respect to which investment adviser services were provided. For purposes of the bill, these determinations are made without regard to whether the person is required to register as an investment adviser under the Investment Advisers Act of 1940.

        If enacted, the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance would be effective as of the date it was introduced. Under a transition rule contained in the proposed legislation, it would apply to us with respect to our taxable year beginning January 1, 2013 because we filed the registration statement of which this prospectus forms a part prior to June 14, 2007. On June 20, 2007, a Congressman from Vermont introduced legislation in the House of Representatives that is substantially similar to the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance except that, if enacted, it would apply to us with respect to our taxable year beginning January 1, 2008. If either proposed legislation survives the legislative and executive process in its proposed form and were to be enacted into law, we would incur a material increase in our tax liability when such legislation begins to apply to us. If The Blackstone Group L.P. were taxed as a corporation, our effective tax rate could increase significantly. The federal statutory rate for corporations is currently 35%, and the state and local tax rates, net of the federal benefit, aggregate approximately 6%. If a variation of this proposed legislation or any other change in the tax laws, rules, regulations or interpretations preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules, this would materially increase our tax liability and could well result in a reduction in the value of our common units.

The requirements of being a public entity and sustaining our growth may strain our resources.

        As a public entity, we will be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or "Exchange Act," and requirements of the U.S. Sarbanes-Oxley Act of 2002, or "Sarbanes-Oxley Act." These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which is discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers liability insurance, director fees, reporting requirements of the Securities and Exchange Commission, or "SEC," transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Our use of leverage to finance our business will expose us to substantial risks, which are exacerbated by our funds' use of leverage to finance investments.

        It is our intention to eventually use a significant amount of borrowings to finance our business operations as a public company. See "Summary—Blackstone—We Intend to be a Different Kind of Public Company—Use of Leverage to Enhance Returns". That will expose us to the typical risks associated with the use of substantial leverage, including those discussed below under "—Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments". These risks are exacerbated by our funds' use of leverage to finance investments. Our use of substantial leverage as a public company, coupled with the leverage used by many of our investment funds to finance investments, could also cause us to suffer a decline in the credit ratings assigned to our debt by rating agencies, which might well result in an increase in our borrowing costs and could otherwise adversely affect our business in a material way, particularly if our credit ratings were to fall below investment grade.

Operational risks may disrupt our businesses, result in losses or limit our growth.

        We rely heavily on our financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to our investment funds, regulatory intervention or reputational damage.

        In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

        Furthermore, we depend on our headquarters in New York City, where most of our personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

        Finally, we rely on third-party service providers for certain aspects of our business, including for certain information systems and technology and administration of our hedge funds. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of the funds' operations and could impact our reputation and hence adversely affect our businesses.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and common unit price.

        Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

        Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under our revolving credit facility. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in our common unit price.

The time and attention that our senior managing directors and other employees devote to assets that are not being contributed to Blackstone Holdings will not financially benefit us and may reduce the time and attention these individuals devote to our business.

        The general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds are not being contributed to us and will continue to be owned by our senior managing directors and third parties. Accordingly, following this offering we will no longer receive any carried interest income from, or any gains (or losses) arising from, such non-contributed assets. As a result, the time and attention that our senior managing directors and employees devote to these non-contributed assets will not financially benefit us and may reduce the time and attention these individuals devote to our business.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our business. Changes in tax law and other legislative or regulatory changes could adversely affect us.

        Our asset management and financial advisory businesses are subject to extensive regulation. We are subject to regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing clients or fail to gain new asset management or financial advisory clients. In addition, we regularly rely on exemptions from various requirements of the U.S. Securities Act of 1933, as amended, or "Securities Act," the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or "1940 Act," and the U.S. Employee Retirement Income Security Act of 1974, as amended, in conducting our asset management activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our business could be materially and adversely affected. See "—Risks Related to Our Organizational Structure—If The Blackstone Group L.P. were deemed an "investment company" under the 1940 Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business". Lastly, the requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our investment funds and are not designed to protect our common unitholders. Consequently, these regulations often serve to limit our activities.

        In addition, the regulatory environment in which our asset management and financial advisory clients operate may affect our business. For example, changes in antitrust laws or the enforcement of antitrust laws could affect the level of mergers and acquisitions activity and changes in state laws may limit investment activities of state pension plans. See "Business—Regulatory and Compliance Matters" for a further discussion of the regulatory environment in which we conduct our businesses.

        The regulatory environment in which we operate is subject to further regulation. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or non-U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Compliance with any new laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business.

        Legislation is under consideration in Germany and has recently been introduced in Denmark that would significantly limit the tax deductibility of interest expense incurred by companies in those countries. If adopted, these measures would adversely affect Danish and German companies in which our corporate private equity and real estate opportunity funds have investments and limit the benefits to them of additional investments in those countries. Our corporate private equity and real estate opportunity fund businesses are subject to the risk that similar measures might be introduced in other countries in which they currently have investments or plan to invest in the future, or that other legislative or regulatory measures might be promulgated in any of the countries in which we operate that adversely affect our business. For example, if legislation were to be enacted by the U.S. Congress to treat carried interest as ordinary income rather than as capital gain for U.S. federal income tax purposes, such legislation would materially increase the amount of taxes that we and possibly our equityholders are required to pay, thereby reducing the value of our common units and adversely affecting our ability to recruit, retain and motivate our current and future professionals. See "—Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis" and "—Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of carried interest, and these laws could be changed in a manner that materially increases the taxes that we and/or our common unitholders are required to pay". In addition, U.S. and foreign labor unions have recently been agitating for greater legislative and regulatory oversight of private equity firms and transactions. Labor unions have also threatened to use their influence to prevent pension funds from investing in private equity funds.

        Recently, it has been reported in the press that a few of our competitors in the private equity industry have received information requests relating to private equity transactions from the Antitrust Division of the U.S. Department of Justice. In addition, the U.K. Financial Services Authority recently published a discussion paper on the impact that the growth in the private equity market has had on the markets in the United Kingdom and the suitability of its regulatory approach in addressing risks posed by the private equity market.

        In addition, regulatory developments designed to increase oversight of hedge funds may adversely affect our business. In recent years, there has been debate in U.S. and foreign governments about new rules and regulations for hedge funds. For example, the SEC had recently adopted a rule, which was later struck down by a federal court, that would have required registration under the Investment Advisers Act of 1940, or "Advisers Act," of hedge fund managers if they had 15 or more clients. While all of our entities that serve as advisers to our investment funds are already registered with the SEC under the Advisers Act as investment advisers, other new regulations could constrain or otherwise impose burdens on our business.

We are subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity.

        The investment decisions we make in our asset management business and the activities of our investment professionals on behalf of portfolio companies of our carry funds may subject them and us to the risk of third-party litigation arising from investor dissatisfaction with the performance of those investment funds, the activities of our portfolio companies and a variety of other litigation claims. For example, from time to time we and our portfolio companies have been subject to class action suits by shareholders in public companies that we have agreed to acquire that challenge our acquisition transactions and attempt to enjoin them. In addition, in early 2007 thirteen private equity firms, including Blackstone, were named as defendants in a purported class action complaint by shareholders in public companies recently acquired by private equity firms. In June 2007 this suit was dismissed by the plaintiffs without prejudice.

        In addition, to the extent investors in our investment funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, investors may have remedies against us, our investment funds, our senior managing directors or our affiliates under the federal securities law and/or state law. While the general partners and investment advisers to our investment funds, including their directors, officers, other employees and affiliates, are generally indemnified to the fullest extent permitted by law with respect to their conduct in connection with the management of the business and affairs of our investment funds, such indemnity does not extend to actions determined to have involved fraud, gross negligence, willful misconduct or other similar misconduct.

        Our financial advisory activities may also subject us to the risk of liabilities to our clients and third parties, including our clients' stockholders, under securities or other laws in connection with corporate transactions on which we render advice.

        If any lawsuits were brought against us and resulted in a finding of substantial legal liability, it could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business. We depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services to attract and retain investors and advisory clients and to pursue investment opportunities for our carry funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Employee misconduct could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

        There is a risk that our employees could engage in misconduct that adversely affects our business. We are subject to a number of obligations and standards arising from our asset management business and our authority over the assets managed by our asset management business. The violation of these obligations and standards by any of our employees would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies in which we may invest or our financial advisory clients. If our employees were improperly to use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships. It is not always possible to detect or deter employee misconduct, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If one of our employees were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

Risks Related to Our Asset Management Business

Poor performance of our investment funds would cause a decline in our revenue, income and cash flow, may obligate us to repay carried interest previously paid to us, and could adversely affect our ability to raise capital for future investment funds.

        In the event that any of our investment funds were to perform poorly, our revenue, income and cash flow would decline because the value of our assets under management would decrease, which would result in a reduction in management fees, and our investment returns would decrease, resulting in a reduction in the carried interest and incentive fees we earn. Moreover, we could experience losses on our investments of our own principal as a result of poor investment performance by our investment funds. Furthermore, if, as a result of poor performance of later investments in a carry fund's life, the fund does not achieve certain investment returns for the fund over its life, we will be obligated to repay the amount by which carried interest that was previously distributed to us exceeds amounts to which we are ultimately entitled. Poor performance of our investment funds could make it more difficult for us to raise new capital. Investors in carry funds might decline to invest in future investment funds we raise and investors in hedge funds or other investment funds might withdraw their investments as a result of poor performance of the investment funds in which they are invested. Investors and potential investors in our funds continually assess our investment funds' performance, and our ability to raise capital for existing and future investment funds and avoid excessive redemption levels will depend on our investment funds' continued satisfactory performance.

Valuation methodologies for certain assets in our funds can be subject to significant subjectivity and the fair value of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

        There are no readily ascertainable market prices for a very large number of illiquid investments of our corporate private equity, real estate opportunity and mezzanine funds. We determine the value of the investments of each of our corporate private equity, real estate opportunity and mezzanine funds on a periodic basis based on the fair value of such investments. The fair value of investments of a corporate private equity, real estate opportunity or mezzanine fund is determined using a number of methodologies described in the investment funds' valuation policies. We have made valuation determinations historically without the assistance of an independent valuation firm, although an independent valuation firm will participate in valuation determinations following this offering.

        Investments for which market prices are not observable are generally either private investments in the equity of operating companies or real estate properties or investments in funds managed by others. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are available. Generally these valuations are derived by multiplying a key performance metric of the investee company or asset (e.g., EBITDA) by the relevant valuation multiple (e.g., price/equity ratio) observed for comparable companies or transactions, adjusted by management for differences between the investment and the comparable referenced. Private investments may also be valued at cost for a period of time after an acquisition as the best indicator of fair value. If the fair value of private investments held cannot be valued by reference to observable valuation measures for comparable companies, then the primary analytical method used to estimate the fair value of such private investments is the discounted cash flow method. A sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates to determine a range of reasonable values. The valuation based on the inputs determined to be the most probable is used as the fair value of the investment.

        The determination of fair value using these methodologies takes into consideration a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. These valuation methodologies involve a significant degree of management judgment.

        Because there is significant uncertainty in the valuation of, or in the stability of the value of illiquid investments, the fair values of such investments as reflected in an investment fund's net asset value do not necessarily reflect the prices that would actually be obtained by us on behalf of the investment fund when such investments are realized. Realizations at values significantly lower than the values at which investments have been reflected in prior fund net asset values would result in losses for the applicable fund, a decline in asset management fees and the loss of potential carried interest and incentive fees. Changes in values attributed to investments from quarter to quarter may result in volatility in the net asset values and results of operations that we report from period to period. Also, a situation where asset values turn out to be materially different than values reflected in prior fund net asset values could cause investors to lose confidence in us, which would in turn result in difficulty in raising additional funds or redemptions from our hedge funds.

The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.

        We have presented in this prospectus the annualized IRRs and returns relating to the historical performance of all of our investment funds, including certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments, the general partners of which are not being contributed to Blackstone Holdings in the reorganization described in "Organizational Structure". The historical and potential future returns of the investment funds that we manage are not directly linked to returns on our common units. Therefore, you should not conclude that continued positive performance of the investment funds that we manage will necessarily result in positive returns on an investment in our common units. However, poor performance of the investment funds that we manage would cause a decline in our revenue from such investment funds, and would therefore have a negative effect on our performance and in all likelihood the returns on an investment in our common units.

        Moreover, with respect to the historical returns of our investment funds:

  •
  the rates of returns of our carry funds reflect unrealized gains as of the applicable measurement date that may never be realized, which may adversely affect the ultimate value realized from those funds' investments;

  •
  in the past few years, the rates of returns of our corporate private equity and real estate opportunity funds have been positively influenced by a number of investments that experienced rapid and substantial increases in value following the dates on which those investments were made, which may not occur with respect to future investments;

  •
  our investment funds' returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including favorable borrowing conditions in the debt markets, and there can be no assurance that our current or future investment funds will be able to avail themselves of comparable investment opportunities or market conditions; and

  •
  the rates of return reflect our historical cost structure, which may vary in the future due to factors beyond our control, including changes in laws.

        See "Business—The Historical Investment Performance of Our Investment Funds". In addition, future returns will be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests.

Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

        Because many of our carry funds' investments rely heavily on the use of leverage, our ability to achieve attractive rates of return on investments will depend on our continued ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute 70% or more of a portfolio company's or real estate asset's total debt and equity capitalization, including debt that may be incurred in connection with the investment. An increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all, when completing an investment.

        Investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

  •
  give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity's ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

  •
  limit the entity's ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;

  •
  limit the entity's ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

  •
  limit the entity's ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt.

        Our hedge funds, many of the hedge funds in which our funds of hedge funds invest and our mezzanine funds and senior debt vehicles may choose to use leverage as part of their respective investment programs and regularly borrow a substantial amount of their capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investment portfolio. The fund may borrow money from time to time to purchase or carry securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause the fund's net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund's net asset value could also decrease faster than if there had been no borrowings.

        Increases in interest rates could also decrease the value of fixed-rate debt investments that our investment funds make.

        Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

The asset management business is intensely competitive.

        The asset management business is intensely competitive, with competition based on a variety of factors, including investment performance, the quality of service provided to clients, brand recognition and business reputation. Our asset management business competes with a number of private equity funds, specialized investment funds, hedge funds, corporate buyers, traditional asset managers, commercial banks, investment banks and other financial institutions. A number of factors serve to increase our competitive risks:

  •
  a number of our competitors in some of our businesses have greater financial, technical, marketing and other resources and more personnel than we do;

  •
  several of our competitors have recently raised, or are expected to raise, significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

  •
  some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

  •
  some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make;

  •
  our competitors that are corporate buyers may be able to achieve synergistic cost savings in respect of an investment, which may provide them with a competitive advantage in bidding for an investment;

  •
  there are relatively few barriers to entry impeding new investment funds, including a relatively low cost of entering these businesses, and the successful efforts of new entrants into our various lines of business, including major commercial and investment banks and other financial institutions, have resulted in increased competition;

  •
  some investors may prefer to invest with an investment manager that is not publicly traded; and

  •
  other industry participants will from time to time seek to recruit our investment professionals and other employees away from us.

        We may lose investment opportunities in the future if we do not match investment prices, structures and terms offered by competitors. Alternatively, we may experience decreased rates of return and increased risks of loss if we match investment prices, structures and terms offered by competitors. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of our investment funds relative to investments in other investment products could decrease. This competitive pressure could adversely affect our ability to make successful investments and limit our ability to raise future investment funds, either of which would adversely impact our business, revenue, results of operations and cash flow.

The due diligence process that we undertake in connection with investments by our investment funds may not reveal all facts that may be relevant in connection with an investment.

        Before making investments in private equity and other investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

Our asset management activities involve investments in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of our principal investments.

        Many of our investment funds invest in securities that are not publicly traded. In many cases, our investment funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time. Our investment funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration is available. The ability of many of our investment funds, particularly our corporate private equity funds, to dispose of investments is heavily dependent on the public equity markets. For example, the ability to realize any value from an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held. Even if the securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the intended disposition period. Accordingly, under certain conditions, our investment funds may be forced to either sell securities at lower prices than they had expected to realize or defer—potentially for a considerable period of time—sales that they had planned to make. We have made and expect to continue to make significant principal investments in our current and future investment funds. Contributing capital to these investment funds is risky, and we may lose some or all of the principal amount of our investments.

We have increasingly engaged in large-sized investments, which involve certain complexities and risks that are not encountered in small- and medium-sized investments.

        Our corporate private equity and real estate opportunity funds have increasingly been investing in very large transactions. The increased size of these investments involves certain complexities and risks that are not encountered in small- and medium-sized investments. For example, larger transactions may be more difficult to finance, and exiting larger deals may present challenges in many cases. In addition, larger transactions may entail greater scrutiny by regulators, labor unions and other third parties. Recently, labor unions have been more active in opposing certain larger investments by our corporate private equity funds and private equity firms generally.

        Larger transactions may be structured as "consortium transactions" due to the size of the investment and the amount of capital required to be invested. A consortium transaction involves an equity investment in which two or more private equity firms serve together or collectively as equity sponsors. We have participated in a significant number of consortium transactions in recent years due to the increased size of many of the transactions in which we have been involved. Consortium transactions generally entail a reduced level of control by Blackstone over the investment because governance rights must be shared with the other private equity investors. Accordingly, we may not be able to control decisions relating to the investment, including decisions relating to the management and operation of the company and the timing and nature of any exit, which could result in the risks described in "—Our investment funds make investments in companies that we do not control".

        Any of these factors could increase the risk that our larger investments could be less successful. The consequences to our investment funds of an unsuccessful larger investment could be more severe given the size of the investment.

Our investment funds make investments in companies that we do not control.

        Investments by most of our investment funds will include debt instruments and equity securities of companies that we do not control. Such instruments and securities may be acquired by our investment funds through trading activities or through purchases of securities from the issuer. In addition, our corporate private equity and real estate opportunity funds may acquire minority equity interests (particularly in consortium transactions, as described in "—We have increasingly engaged in large-sized investments, which involve certain complexities and risks that are not encountered in small- and medium-sized investments") and may also dispose of a portion of their majority equity investments in portfolio companies over time in a manner that results in the investment funds retaining a minority investment. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of investments by our investment funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

We expect to make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.

        Many of our investment funds generally invest a significant portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States. Investments in non-U.S.

securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to:

  •
  currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;

  •
  less developed or efficient financial markets than in the United States, which may lead to potential price volatility and relative illiquidity;

  •
  the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation;

  •
  differences in the legal and regulatory environment;

  •
  less publicly available information in respect of companies in non-U.S. markets;

  •
  certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments; and

  •
  the possible imposition of non-U.S. taxes or withholding on income and gains recognized with respect to such securities.

        There can be no assurance that adverse developments with respect to such risks will not adversely affect our assets that are held in certain countries or the returns from these assets.

Investments by our investment funds will in most cases rank junior to investments made by others.

        In most cases, the companies in which our investment funds invest will have indebtedness or equity securities, or may be permitted to incur indebtedness or to issue equity securities, that rank senior to our investment. By their terms, such instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our investment. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which an investment is made, holders of securities ranking senior to our investment would typically be entitled to receive payment in full before distributions could be made in respect of our investment. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our investment. To the extent that any assets remain, holders of claims that rank equally with our investment would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following an insolvency, the ability of our investment funds to influence a company's affairs and to take actions to protect their investments may be substantially less than that of the senior creditors.

Third-party investors in our investment funds will have the right to dissolve the investment funds and investors in our hedge funds may redeem their investments in our hedge funds. These events would lead to a decrease in our revenues, which could be substantial.

        In connection with this offering, we are amending the governing agreements of all of our investment funds (with the exception of our proprietary hedge funds and four of our funds of hedge funds) to provide that, subject to certain conditions, third-party investors in those funds will have the right to remove the general partner of the fund or to accelerate the liquidation date of the investment fund without cause by a simple majority vote, resulting in a reduction in management fees we would earn from such investment funds and a significant reduction in the amounts of total carried interest and incentive fees from those funds. Carried interest and incentive fees could be significantly reduced as a result of our inability to maximize the value of investments by an investment fund during the liquidation process. Finally, the applicable funds would cease to exist. In addition, the governing agreements of our investment funds enable investors in those funds to vote to terminate the investment period by a simple majority vote in accordance with specified procedures or accelerate the withdrawal of their capital on an investor-by-investor basis in the event certain "key persons" in our investment funds (for example, both of Stephen A. Schwarzman and Hamilton E. James in the case of our corporate private equity funds) do not remain active managing the fund. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our investment funds would likely result in significant reputational damage to us.

        Investors in our hedge funds may also generally redeem their investments on an annual, semi-annual or quarterly basis following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years), subject to the applicable fund's specific redemption provisions. In a declining market, the pace of redemptions and consequent reduction in our assets under management could accelerate. The decrease in revenues that would result from significant redemptions in our hedge funds could have a material adverse effect on our business, revenues, net income and cash flows.

        In addition, because all of our investment funds have advisers that are registered under the Advisers Act, the management agreements of all of our investment funds would be terminated upon an "assignment," without investor consent, of these agreements, which may be deemed to occur in the event these advisers were to experience a change of control. We cannot be certain that consents required to assignments of our investment management agreements will be obtained if a change of control occurs. In addition, with respect to our publicly-traded closed-end mutual funds, each investment fund's investment management agreement must be approved annually by the independent members of such investment fund's board of directors and, in certain cases, by its stockholders, as required by law. Termination of these agreements would cause us to lose the fees we earn from such investment funds.

Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies across our various businesses.

        Because of our various lines of asset management and advisory businesses, we will be subject to a number of actual and potential conflicts of interest and subject to greater regulatory oversight than that to which we would otherwise be subject if we had just one line of business. In addressing these conflicts and regulatory requirements across our various businesses, we have implemented certain policies and procedures (for example, information walls) that may reduce the positive synergies that we cultivate across these businesses. For example, we may come into possession of material non-public information with respect to issuers in which we may be considering making an investment or issuers that are our advisory clients. As a consequence, we may be precluded from providing such information or other ideas to our other businesses that might be of benefit to them.

Risk management activities may adversely affect the return on our funds' investments.

        When managing our exposure to market risks, we may (on our own behalf or on behalf of our funds) from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The success of any hedging or other derivative transactions generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument, the position being hedged, the creditworthiness of the counterparty and other factors. As a result, while we may enter into a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.

Our real estate opportunity funds are subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

        Investments in our real estate opportunity funds will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include those associated with the burdens of ownership of real property, general and local economic conditions, changes in supply of and demand for competing properties in an area (as a result for instance of overbuilding), fluctuations in the average occupancy and room rates for hotel properties, the financial resources of tenants, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control), changes in real property tax rates, changes in interest rates, the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, negative developments in the economy that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, terrorist attacks, war and other factors that are beyond our control. In addition, if our real estate opportunity funds acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond the control of our fund, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.

Certain of our fund investments may be concentrated in certain asset types or in a geographic region, which could exacerbate any negative performance of those funds to the extent those concentrated investments perform poorly.

        The governing agreements of our investment funds contain only limited investment restrictions and only limited requirements as to diversification of fund investments, either by geographic region or asset type. For example, over 85% of the investments of our real estate opportunity funds are in office building and hotel assets. During periods of difficult market conditions or slowdowns in these sectors, the decreased revenues, difficulty in obtaining access to financing and increased funding costs experienced by our real estate opportunity funds may be exacerbated by this concentration of investments, which would result in lower investment returns for our real estate opportunity funds.

Our hedge fund investments are subject to numerous additional risks.

        Our hedge fund investments, including investments by our funds of hedge funds in other hedge funds, are subject to numerous additional risks, including the following:

  •
  Certain of the funds are newly established funds without any operating history or are managed by management companies or general partners who do not have a significant track record as an independent manager.

  •
  Generally, there are few limitations on the execution of our hedge funds' investment strategies, which are subject to the sole discretion of the management company or the general partner of such funds.

  •
  Hedge funds may engage in short-selling, which is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the fund is otherwise unable to borrow securities that are necessary to hedge its positions.

  •
  Hedge funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the fund to suffer a loss. Counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the fund has concentrated its transactions with a single or small group of counterparties. Generally, hedge funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. Moreover, the funds' internal consideration of the creditworthiness of their counterparties may prove insufficient. The absence of a regulated market to facilitate settlement may increase the potential for losses.

  •
  Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This "systemic risk" may adversely affect the financial intermediaries (such as clearing agencies, clearing houses, banks, securities firms and exchanges) with which the hedge funds interact on a daily basis.

  •
  The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments. A hedge fund's trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the funds might only be able to acquire some but not all of the components of the position, or if the overall position were to need adjustment, the funds might not be able to make such adjustment. As a result, the funds would not be able to achieve the market position selected by the management company or general partner of such funds, and might incur a loss in liquidating their position.

  •
  Hedge funds are subject to risks due to potential illiquidity of assets. Hedge funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or costly for hedge funds to liquidate positions rapidly in order to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time or the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. Moreover, these risks may be exacerbated for our funds of hedge funds. For example, if one of our funds of hedge funds were to invest a significant portion of its assets in two or more hedge funds that each had illiquid positions in the same issuer, the illiquidity risk for our funds of hedge funds would be compounded.

  •
  Hedge fund investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including if the fund writes a call option. Price movements of commodities, futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the price of the commodities underlying them. In addition, hedge funds' assets are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses or counterparties. Most U.S. commodities exchanges limit fluctuations in certain commodity interest prices during a single day by imposing "daily price fluctuation limits" or "daily limits," the existence of which may reduce liquidity or effectively curtail trading in particular markets.

Certain of our investment funds utilize distressed debt and equity investment strategies which involve significant risks and potential additional liabilities.

        Our distressed securities hedge fund invests in issuers with weak financial conditions, poor operating results, substantial financial needs, negative net worth and/or special competitive problems. This fund also invests in issuers that are involved in bankruptcy or reorganization proceedings. In such situations, it may be difficult to obtain full information as to the exact financial and operating conditions of these issuers. Furthermore, some of our distressed securities hedge fund's distressed investments may not be widely traded or may have no recognized market. Depending on the specific fund's investment profile, a fund's exposure to such investments may be substantial in relation to the market for those investments and the acquired assets are likely to be illiquid and difficult to sell or transfer. As a result, it may take a number of years for the fair value of such investments to ultimately reflect their intrinsic value as perceived by us.

        A central strategy of our distressed securities hedge fund is to predict the occurrence of certain corporate events, such as debt and/or equity offerings, restructurings, reorganizations, mergers, takeover offers and other transactions. If we do not accurately predict these events, the market price and value of the fund's investment could decline sharply.

        In addition, these investments could subject our distressed securities hedge fund to certain potential additional liabilities that may exceed the value of its original investment. Under certain circumstances, payments or distributions on certain investments may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In the case where the investment in securities of troubled companies is made in connection with an attempt to influence a restructuring proposal or plan of reorganization in bankruptcy, our funds may become involved in substantial litigation.

We are subject to risks in using prime brokers, custodians, administrators and other agents.

        Many of our funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds, closed-end mutual funds and other investment funds depend on the services of prime brokers, custodians, administrators and other agents to carry out certain securities transactions. For example, in the event of the insolvency of a prime broker and/or custodian, the funds might not be able to recover equivalent assets in full as they will rank among the prime broker's and custodian's unsecured creditors in relation to assets which the prime broker or custodian borrows, lends or otherwise uses. In addition, the funds' cash held with a prime broker or custodian will not be segregated from the prime broker's or custodian's own cash, and the funds will therefore rank as unsecured creditors in relation thereto.

Risks Related to Our Financial Advisory Business

Financial advisory fees are not long-term contracted sources of revenue and are not predictable.

        The fees earned by our financial advisory business are typically payable upon the successful completion of a particular transaction or restructuring. A decline in our financial advisory engagements or the market for advisory services would adversely affect our business. Our financial advisory business operates in a highly competitive environment where typically there are no long-term contracted sources of revenue. Each revenue-generating engagement typically is separately solicited, awarded and negotiated. In addition, many businesses do not routinely engage in transactions requiring our services. As a consequence, our fee-paying engagements with many clients are not predictable and high levels of financial advisory revenue in one quarter are not necessarily predictive of continued high levels of financial advisory revenue in future periods. In addition to the fact that most of our financial advisory engagements are single, non-recurring engagements, we lose clients each year as a result of a client's decision to retain other financial advisors, the sale, merger or restructuring of a client, a change in a client's senior management and various other causes. As a result, our financial advisory revenue could decline materially due to such changes in the volume, nature and scope of our engagements.

        The fees earned by Park Hill Group, our fund placement business, are generally payable upon the successful subscription by an investor in a client's fund and/or the closing of that fund. To the extent fewer assets are raised for funds or interest by investors in alternative asset funds declines, the fees earned by Park Hill Group would be adversely affected.

We face strong competition from other financial advisory firms.

        The financial advisory industry is intensely competitive, and we expect it to remain so. We compete on the basis of a number of factors, including the quality of our employees, transaction execution, our products and services, innovation and reputation and price. We have always experienced intense competition over obtaining advisory mandates, and we may experience pricing pressures in our financial advisory business in the future as some of our competitors seek to obtain increased market share by reducing fees. Our primary competitors in our financial advisory business are large financial institutions, many of which have far greater financial and other resources and much broader client relationships than us and (unlike us) have the ability to offer a wide range of products, from loans, deposit-taking and insurance to brokerage and a wide range of investment banking services, which may enhance their competitive position. They also have the ability to support investment banking, including financial advisory services, with commercial banking, insurance and other financial services revenue in an effort to gain market share, which puts us at a competitive disadvantage and could result in pricing pressures that could materially adversely affect our revenue and profitability. In addition, Park Hill Group operates in a highly competitive environment and the barriers to entry into the fund placement business are low.

Risks Related to Our Organizational Structure

Our common unitholders do not elect our general partner or vote on our general partner's directors and will have limited ability to influence decisions regarding our business.

        Our general partner, Blackstone Group Management L.L.C., which is owned by our senior managing directors, will manage all of our operations and activities. The limited liability company agreement of Blackstone Group Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our general partner's board of directors will be elected in accordance with its limited liability company agreement, where our senior managing directors have agreed that our founders, Messrs. Schwarzman and Peterson (or, following their withdrawal, death or disability, the remaining founder or any successor founder designated by them), will have the power to appoint and remove the directors of our general partner. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founder), the power to appoint and remove the directors of our general partner will revert to the members of our general partner (our senior managing directors) holding a majority in interest in our general partner.

        Our common unitholders do not elect our general partner or its board of directors and, unlike the holders of common stock in a corporation, will have only limited voting rights on matters affecting our business and therefore limited ability to influence decisions regarding our business. Furthermore, if our common unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the voting power of our outstanding common units and special voting units (including common units and special voting units held by the general partner and its affiliates) and we receive an opinion of counsel regarding limited liability matters. As discussed below, immediately following this offering our existing owners will collectively have 86.4% of the voting power of The Blackstone Group L.P. limited partners, or 84.4% if the underwriters exercise in full their option to purchase additional common units. Therefore, they will have the ability to remove or block any removal of our general partner and thus control The Blackstone Group L.P.

Our existing owners will be able to determine the outcome of those few matters that may be submitted for a vote of the limited partners.

        Immediately following this offering, our existing owners will beneficially own 78.0% of the equity in our business, or 76.2% if the underwriters exercise in full their option to purchase additional common units. On those few matters that may be submitted for a vote of our common unitholders, our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founder), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity.) If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date. Accordingly, immediately following this offering our existing owners will generally have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of the limited partners of The Blackstone Group L.P., including any attempt to remove our general partner.

        Our common unitholders' voting rights are further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Blackstone Group L.P. common units then outstanding (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the ability of our common unitholders to influence the manner or direction of our management. Our partnership agreement also does not restrict our general partner's ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. Furthermore, the common unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event. In addition, we have the right to acquire all our then-outstanding common units if not more than 10% of our common units are held by persons other than our general partner and its affiliates.

        As a result of these matters and the provisions referred to under "—Our common unitholders do not elect our general partner or vote on our general partner's directors and will have limited ability to influence decisions regarding our business", our common unitholders may be deprived of an opportunity to receive a premium for their common units in the future through a sale of The Blackstone Group L.P., and the trading prices of our common units may be adversely affected by the absence or reduction of a takeover premium in the trading price.

We are a limited partnership and as a result will qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the New York Stock Exchange.

        We are a limited partnership and will qualify for exceptions from certain corporate governance and other requirements of the rules of the New York Stock Exchange. Pursuant to these exceptions, limited partnerships may elect not to comply with certain corporate governance requirements of the New York Stock Exchange, including the requirements (1) that a majority of the board of directors of our general partner consist of independent directors, (2) that we have a nominating/corporate governance committee that is composed entirely of independent directors and (3) that we have a compensation committee that is composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our common unitholders. Following this offering, we intend to avail ourselves of these exceptions. Accordingly, you will not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of the New York Stock Exchange.

Potential conflicts of interest may arise among our general partner, its affiliates and us. Our general partner and its affiliates have limited fiduciary duties to us and our common unitholders, which may permit them to favor their own interests to the detriment of us and our common unitholders.

        Conflicts of interest may arise among our general partner and its affiliates, on the one hand, and us and our common unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our common unitholders. These conflicts include, among others, the following:

  •
  our general partner determines the amount and timing of our investments and dispositions, indebtedness, issuances of additional partnership interests and amounts of reserves, each of which can affect the amount of cash that is available for distribution to you;

  •
  our general partner is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its duties (including fiduciary duties) to our common unitholders. For example, our subsidiaries that serve as the general partners of our investment funds have fiduciary and contractual obligations to the investors in those funds and certain of our subsidiaries engaged in our advisory business have contractual duties to their clients, as a result of which we expect to regularly take actions that might adversely affect our near-term results of operations or cash flow;

  •
  because our senior managing directors hold their Blackstone Holdings partnership units directly or through entities that are not subject to corporate income taxation and The Blackstone Group L.P. holds Blackstone Holdings partnership units through wholly-owned subsidiaries, some of which are subject to corporate income taxation, conflicts may arise between our senior managing directors and The Blackstone Group L.P. relating to the selection and structuring of investments;

  •
  other than as set forth in the non-competition and non-solicitation agreements to which our senior managing directors are subject, which may not be enforceable, affiliates of our general partner and existing and former personnel employed by our general partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us;

  •
  our general partner has limited its liability and reduced or eliminated its duties (including fiduciary duties) under the partnership agreement, while also restricting the remedies available to our common unitholders for actions that, without these limitations, might constitute breaches of duty (including fiduciary duty). In addition, we have agreed to indemnify our general partner and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By purchasing our common units, you will have agreed and consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law;

  •
  our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to us as determined under the partnership agreement;

  •
  our general partner determines how much debt we incur and that decision may adversely affect our credit ratings;

  •
  our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

  •
  our general partner controls the enforcement of obligations owed to us by it and its affiliates; and

  •
  our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

See "Certain Relationships and Related Person Transactions" and "Conflicts of Interest and Fiduciary Responsibilities".

Our partnership agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our general partner and limit remedies available to common unitholders for actions that might otherwise constitute a breach of duty. It will be difficult for a common unitholder to successfully challenge a resolution of a conflict of interest by our general partner or by its conflicts committee.

        Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligations to us or our common unitholders whatsoever. When our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then our general partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners and will not be subject to any different standards imposed by the partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner even if our general partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

        Whenever a potential conflict of interest exists between us and our general partner, our general partner may resolve such conflict of interest. If our general partner determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our general partner, then it will be presumed that in making this determination, our general partner acted in good faith. A common unitholder seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

        Also, if our general partner obtains the approval of the conflicts committee of our general partner, the resolution will be conclusively deemed to be fair and reasonable to us and not a breach by our general partner of any duties it may owe to us or our common unitholders. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If you choose to purchase a common unit, you will be treated as having consented to the provisions set forth in the partnership agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, common unitholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee. See "Conflicts of Interest and Fiduciary Responsibilities".

The control of our general partner may be transferred to a third party without common unitholder consent.

        Our general partner may transfer its general partner interest to a third party in a merger or consolidation without the consent of our common unitholders. Furthermore, at any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders, subject to certain restrictions as described elsewhere in this prospectus. A new general partner may not be willing or able to form new investment funds and could form funds that have investment objectives and governing terms that differ materially from those of our current investment funds. A new owner could also have a different investment philosophy, employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as Blackstone's track record. If any of the foregoing were to occur, we could experience difficulty in making new investments, and the value of our existing investments, our business, our results of operations and our financial condition could materially suffer.

We intend to pay regular distributions to our common unitholders, but our ability to do so may be limited by our holding partnership structure, applicable provisions of Delaware law and contractual restrictions.

        After consummation of this offering, we intend to pay cash distributions on a quarterly basis. The Blackstone Group L.P. will be a holding partnership and will have no material assets other than the ownership of the partnership units in Blackstone Holdings held through wholly-owned subsidiaries. The Blackstone Group L.P. has no independent means of generating revenue. Accordingly, we intend to cause Blackstone Holdings to make distributions to its partners, including The Blackstone Group L.P.'s wholly-owned subsidiaries, to fund any distributions The Blackstone Group L.P. may declare on the common units. If Blackstone Holdings makes such distributions, the limited partners of Blackstone Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Blackstone Holdings, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy".

        The declaration and payment of any future distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to our revolving credit facility, legal, tax and regulatory restrictions, restrictions or other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us and such other factors as our general partner may deem relevant. Under the Delaware Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to us for the amount of the distribution for three years. In addition, the terms of our revolving credit facility require that the ratio of recourse debt of the Blackstone Holdings partnerships on a combined basis to partners' capital of the Blackstone Holdings partnerships on a combined basis be no greater than one to one, which may prohibit us from making certain distributions. Subject to a notice period and a cure period, distributions in violation of the terms of our revolving credit facility would result in a default under our revolving credit facility. In addition, Blackstone Holdings' cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case Blackstone Holdings may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

We will be required to pay our senior managing directors for most of the benefits relating to any additional tax depreciation or amortization deductions we may claim as a result of the tax basis step-up we receive in connection with this offering, subsequent exchanges of our common units and related transactions.

        As described in "Organizational Structure", we intend to use a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to purchase interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions". In addition, holders of partnership units in Blackstone Holdings (other than

The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. The purchase and subsequent exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Blackstone Holdings that otherwise would not have been available. These increases in tax basis may increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that The Blackstone Group L.P.'s wholly-owned subsidiaries that are taxable as corporations for U.S. federal income tax purposes, which we refer to as the "corporate taxpayers," would otherwise be required to pay in the future, although the IRS may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

        The corporate taxpayers will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayers actually realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Blackstone Holdings. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our common units at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the size of the increases in the tax basis of the tangible and intangible assets of Blackstone Holdings, the payments that we may make to our existing owners will be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased amortization of our assets, we expect that future payments to our existing owners in respect of the purchase will aggregate $863.7 million and range from approximately $35.5 million to $77.3 million per year over the next 15 years (or $993.2 million and range from approximately $40.8 million to $88.9 million per year over the next 15 years if the underwriters exercise in full their option to purchase additional common units). See "Pricing Sensitivity Analysis" to see how this information would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus. Future payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreement are not conditioned upon our existing owners' continued ownership of us. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement as a result of timing discrepancies or otherwise.

        Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, our existing owners will not reimburse us for any payments previously made under the tax receivable agreement. As a result, in certain circumstances payments to our existing owners under the tax receivable agreement could be in excess of the corporate taxpayers' cash tax savings. The corporate taxpayers' ability to achieve benefits from any tax basis increase, and the payments to be made under this agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income.

We expect to record significant net losses for a number of years following this offering as a result of the amortization of finite-lived intangible assets and non-cash equity-based compensation.

        As part of the reorganization we will acquire interests in our business from our existing owners. We will account for the acquisition of the interests of our existing owners other than our founders using the purchase method of accounting, and preliminarily expect to reflect the excess of the purchase price over the fair value of the tangible assets acquired and liabilities assumed as goodwill and other intangible assets on our statement of financial condition. We preliminarily estimate that we will record in excess of $4 billion of finite-lived intangible assets (in addition to approximately $3.6 billion of goodwill). We anticipate amortizing these finite-lived intangibles over their estimated useful lives, which are expected to range between three and ten years, using the straight-line method. In addition, as part of the reorganization, our existing owners will receive 846,532,186 Blackstone Holdings partnership units, of which 439,808,327 will be unvested. The grant date fair value of the unvested Blackstone Holdings partnership units (which will be the initial public offering price per common unit in this offering) will be charged to expense as the Blackstone Holdings partnership units vest over the assumed service periods, which range up to eight years, on a straight-line basis. The amortization of these finite-lived intangible assets and of this non-cash equity based compensation will increase our expenses substantially during the relevant periods and, as a result, we expect to record significant net losses for a number of years following this offering.

If The Blackstone Group L.P. were deemed an "investment company" under the 1940 Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

        A person will generally be deemed to be an "investment company" for purposes of the 1940 Act if:

  •
  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

  •
  absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

        We believe that we are engaged primarily in the business of providing asset management and financial advisory services and not in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our businesses is properly characterized as income earned in exchange for the provision of services. We hold ourselves out as an asset management and financial advisory firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that The Blackstone Group L.P. is, or following this offering will be, an "orthodox" investment company as defined in section 3(a)(1)(A) of the 1940 Act and described in the first bullet point above. Further, following this offering, The Blackstone Group L.P. will have no material assets other than its equity interests in certain wholly-owned subsidiaries, which in turn will have no material assets (other than intercompany debt) other than general partner interests in the Blackstone Holdings partnerships. These wholly-owned subsidiaries will be the sole general partners of the Blackstone Holdings partnerships and will be vested with all management and control over the Blackstone Holdings partnerships. We do not believe the equity interests of The Blackstone Group L.P. in its wholly-owned subsidiaries or the general partner interests of these wholly-owned subsidiaries in the Blackstone Holdings partnerships are investment securities. Moreover, because we believe that the capital interests of the general partners of our funds in their respective funds are neither securities nor investment securities, we believe that less than 40% of The Blackstone Group L.P.'s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis after this offering will be comprised of assets that could be considered investment securities. Accordingly, we do not believe The Blackstone Group L.P. is, or following this offering will be, an inadvertent investment company by virtue of the 40% test in section 3(a)(1)(C) of the 1940 Act as described in the second bullet point above. In addition, we believe The Blackstone Group L.P. is not an investment company under section 3(b)(1) of the 1940 Act because it is primarily engaged in a non-investment company business.

        The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that The Blackstone Group L.P. will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause The Blackstone Group L.P. to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates (including us) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among The Blackstone Group L.P., Blackstone Holdings and our senior managing directors, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

Risks Related to Our Common Units and this Offering

There may not be an active trading market for our common units, which may cause our common units to trade at a discount from the initial offering price and make it difficult to sell the common units you purchase.

        Prior to this offering, there has been no public trading market for our common units. It is possible that after this offering an active trading market will not develop or continue, which would make it difficult for you to sell your common units at an attractive price or at all. The initial public offering price per common unit will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which our common units will trade in the public market after this offering.

A portion of the proceeds from this offering (net of underwriting discounts) and the sale of non-voting common units to the State Investment Company will be used to purchase interests in our business from our existing owners. Accordingly, we will not retain such proceeds.

        We estimate that our net proceeds from this offering (net of underwriting discounts), at an assumed initial public offering price of $30.00 per common unit and after deducting estimated underwriting discounts, and the sale of non-voting common units to the State Investment Company will be approximately $6.83 billion, or $7.41 billion if the underwriters exercise in full their option to purchase additional common units. We intend to use approximately $3.90 billion of these proceeds, or approximately $4.47 billion if the underwriters exercise in full their option to purchase additional common units, to purchase interests in our business from our existing owners as described under "Organizational Structure—Sale and Offering Transactions". Accordingly, we will not retain such proceeds and they will not be used to invest in and grow our business. See "Use of Proceeds".

Our common unit price may decline due to the large number of common units eligible for future sale and for exchange.

        The market price of our common units could decline as a result of sales of a large number of common units in the market after the offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell common units in the future at a time and at a price that we deem appropriate. Upon completion of this offering we will have a total of 238,045,375 of our common units outstanding, or 258,045,375 common units assuming the underwriters exercise in full their option to purchase additional common units. All of the 133,333,334 common units sold in this offering, or 153,333,334 common units assuming the underwriters exercise in full their option to purchase addition common units, will be freely tradable without restriction or further registration under the Securities Act by persons other than our "affiliates." See "Common Units Eligible for Future Sale". Subject to the lock-up restrictions described below, we may issue and sell in the future additional common units.

        In addition, upon completion of this offering our existing owners will own an aggregate of 846,532,186 Blackstone Holdings partnership units, or 826,532,186 Blackstone Holdings partnership units assuming the underwriters exercise in full their option to purchase additional common units. Prior to this offering we will enter into an exchange agreement with holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. The common units we issue upon such exchanges would be "restricted securities," as defined in Rule 144 under the Securities Act, unless we register such issuances. However, we will enter into a registration rights agreement with the limited partners of Blackstone Holdings that would require us to register these common units under the Securities Act. See "Common Units Eligible for Future Sale—Registration Rights" and "Certain Relationships and Related Person Transactions—Registration Rights Agreement". While the partnership agreements of the Blackstone Holdings partnerships and related agreements will contractually restrict our existing owners' ability to transfer the Blackstone Holdings partnership units or The Blackstone Group L.P. common units they hold and will require that they maintain a minimum amount of equity ownership during their employ by us, these contractual provisions may lapse over time or be waived, modified or amended at any time. See "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners".

        In addition, we have entered into an agreement with the State Investment Company pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering (or 104,712,041 common units, assuming an initial public offering price per unit of $30.00). The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone remains under 10%. The State Investment Company will be able to sell these common units subject to the transfer restrictions set forth in the letter agreement described under "Organizational Structure—Sale of Non-Voting Common Units to the State Investment Company". We have agreed to provide the State Investment Company with registration rights to effect certain sales. See "Common Units Eligible for Future Sale—Registration Rights".

        Under our 2007 Equity Incentive Plan, we intend to grant 37,730,343 deferred restricted common units, which are subject to specified vesting requirements, to our non-senior managing director professionals at the time of this offering (of which 4,855,255 will be vested at the time of this offering). An aggregate of 124,224,117 additional common units and Blackstone Holdings partnership units have been covered by our 2007 Equity Incentive Plan. In addition, beginning in 2008 the aggregate number of common units and Blackstone Holdings partnership units covered by our 2007 Equity Incentive Plan will be increased on the first day of each fiscal year during its term by a number of units equal to the positive difference, if any, of (a) 15% of the aggregate number of common units and Blackstone Holdings partnership units outstanding on the last day of the immediately preceding fiscal year (excluding Blackstone Holdings partnership units held by The Blackstone Group LP or its wholly-owned subsidiaries) minus (b) the aggregate number of common units and Blackstone Holdings partnership units covered by our 2007 Equity Incentive Plan as of such date (unless the administrator of the 2007 Equity Incentive Plan should decide to increase the number of common units and Blackstone Holdings partnership units covered by the plan by a lesser amount). See "Management—

IPO Date Equity Awards". We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units covered by our 2007 Equity Incentive Plan (including pursuant to automatic annual increases). Any such Form S-8 registration statement will automatically become effective upon filing. Accordingly, common units registered under such registration statement will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover 163,000,000 common units.

        In addition, our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. Similarly, the Blackstone Holdings partnership agreements authorize the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Blackstone Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Blackstone Holdings partnerships units, and which may be exchangeable for our common units.

The market price of our common units may be volatile, which could cause the value of your investment to decline.

        Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of common units in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response the market price of our common units could decrease significantly. You may be unable to resell your common units at or above the initial public offering price.

Risks Related to United States Taxation

If we were treated as a corporation for U.S. federal income tax or state tax purposes, then our distributions to you would be substantially reduced and the value of our common units would be adversely affected.

        The value of your investment in us depends largely on our being treated as a partnership for U.S. federal income tax purposes, which requires that 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code and that The Blackstone Group L.P. not be registered under the 1940 Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We may not meet these requirements or current law may change so as to cause, in either event, us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax. Moreover, the anticipated after-tax benefit of an investment in our common units depends largely on our being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

        If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to you. Because a tax would be imposed upon us as a corporation, our distributions to you would be substantially reduced, likely causing a substantial reduction in the value of our common units.

        Current law may change, causing us to be treated as a corporation for U.S. federal or state income tax purposes or otherwise subjecting us to entity level taxation. For example, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distributions to you would be reduced.

You may be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash dividends from us.

        As long as 90% of our gross income for each taxable year constitutes qualifying income as defined in Section 7704 of the Internal Revenue Code and we are not required to register as an investment company under the 1940 Act on a continuing basis, we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly-traded partnership taxable as a corporation. As a result, you may be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of our items of income, gain, loss, deduction and credit (including our allocable share of those items of any entity in which we invest that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of our taxable years ending with or within your taxable year, regardless of whether or not you receive cash dividends from us. See "Material U.S. Federal Tax Considerations".

        You may not receive cash dividends equal to your allocable share of our net taxable income or even the tax liability that results from that income. In addition, certain of our holdings, including holdings, if any, in a Controlled Foreign Corporation, or "CFC," and a Passive Foreign Investment Company, or "PFIC," may produce taxable income prior to the receipt of cash relating to such income, and common unitholders that are U.S. taxpayers will be required to take such income into account in determining their taxable income. In the event of an inadvertent termination of our partnership status for which the IRS has granted us limited relief, each holder of our common units may be obligated to make such adjustments as the IRS may require to maintain our status as a partnership. Such adjustments may require persons holding our common units to recognize additional amounts in income during the years in which they hold such units.

The Blackstone Group L.P.'s interest in certain of our businesses will be held through Blackstone Holdings I/II GP Inc. or Blackstone Holdings V GP L.P., which will be treated as corporations for U.S. federal income tax purposes; such corporations may be liable for significant taxes and may create other adverse tax consequences, which could potentially adversely affect the value of your investment.

        In light of the publicly-traded partnership rules under U.S. federal income tax law and other requirements, The Blackstone Group L.P. will hold its interest in certain of our businesses through Blackstone Holdings I/II GP Inc. or Blackstone Holdings V GP L.P., which will be treated as corporations for U.S. federal income tax purposes. Each such corporation could be liable for significant U.S. federal income taxes and applicable state, local and other taxes that would not otherwise be incurred, which could adversely affect the value of your investment. Those additional taxes have not applied to our existing owners in our organizational structure in effect before this offering and will not apply to our existing owners following this offering to the extent they own equity interests directly or indirectly in the Blackstone Holdings partnerships.

Complying with certain tax-related requirements may cause us to invest through foreign or domestic corporations subject to corporate income tax or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

        In order for us to be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation, we must meet the Qualifying Income Exception discussed above on a continuing basis and we must not be required to register as an investment company under the 1940 Act. In order to effect such treatment, we (or our subsidiaries) may be required to invest through foreign or domestic corporations subject to corporate income tax, or enter into acquisitions, borrowings, financings or other transactions we may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow.

Tax gain or loss on disposition of our common units could be more or less than expected.

        If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and the adjusted tax basis in those common units. Prior distributions to you in excess of the total net taxable income allocated to you, which decreased the tax basis in your common units, will in effect become taxable income to you if the common units are sold at a price greater than your tax basis in those common units, even if the price is less than the original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to you.

If we were not to make, or cause to be made, an otherwise available election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of certain of the Blackstone Holdings partnerships, a holder of common units could be allocated more taxable income in respect of those common units prior to disposition than if such an election were made.

        We currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us, Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. If no such election is made, there will generally be no adjustment to the basis of the assets of Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. upon our acquisition of interests in Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. in connection with this offering, or to our assets or to the assets of Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. upon a subsequent transferee's acquisition of common units from a prior holder of such common units, even if the purchase price for those interests or units, as applicable, is greater than the share of the aggregate tax basis of our assets or the assets of Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. attributable to those interests or units immediately prior to the acquisition. Consequently, upon a sale of an asset by us, Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P., gain allocable to a holder of common units could include built-in gain in the asset existing at the time we acquired those interests, or such holder acquired such units, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. See "Material U.S. Federal Tax Considerations—United States Taxes—Consequences to U.S. Holders of Common Units—Section 754 Election."

We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. federal income tax purposes.

        Certain of our funds' investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a PFIC or a CFC for U.S. federal income tax purposes. Common unitholders indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences. See "Material U.S. Federal Tax Considerations—United States Taxes—Consequences to U.S. Holders of Common Units—Passive Foreign Investment Companies" and "—Controlled Foreign Corporations".

Non-U.S. persons face unique U.S. tax issues from owning common units that may result in adverse tax consequences to them.

        In light of our intended investment activities, we may be, or may become, engaged in a U.S. trade or business for U.S. federal income tax purposes in which case some portion of our income would be treated as effectively connected income with respect to non-U.S. holders, or "ECI." Moreover, dividends paid by an investment that we make in a real estate investment trust, or "REIT," that are attributable to gains from the sale of U.S. real property interests and sales of certain investments in interests in U.S. real property, including stock of certain U.S. corporations owning significant U.S. real property, may be treated as ECI with respect to non-U.S. holders. In addition, certain income of non-U.S. holders from U.S. sources not connected to any such U.S. trade or business conducted by us could be treated as ECI. To the extent our income is treated as ECI, non-U.S. holders generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on their allocable share of such income. In addition, certain income from U.S. sources that is not ECI allocable to non-U.S. holders will be reduced by withholding taxes imposed at the highest effective applicable tax rate.

Tax-exempt entities face unique tax issues from owning common units that may result in adverse tax consequences to them.

        In light of our intended investment activities, we may derive income that constitutes "unrelated business taxable income," or "UBTI." Consequently, a holder of common units that is a tax-exempt organization may be subject to "unrelated business income tax" to the extent that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership could be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partnership interest itself is debt-financed.

We cannot match transferors and transferees of common units, and we will therefore adopt certain income tax accounting positions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our common units.

        Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders' tax returns.

The sale or exchange of 50% or more of our capital and profit interests will result in the termination of our partnership for U.S. federal income tax purposes.

        We will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would, among other things, result in the closing of our taxable year for all common unitholders and could result in a deferral of depreciation deductions allowable in computing our taxable income. See "Material U.S. Federal Tax Considerations" for a description of the consequences of our termination for U.S. federal income tax purposes.

Common unitholders will be subject to state and local taxes and return filing requirements as a result of investing in our common units.

        In addition to U.S. federal income taxes, our common unitholders will be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if our common unitholders do not reside in any of those jurisdictions. Our common unitholders likely will be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, common unitholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each common unitholder to file all U.S. federal, state and local tax returns that may be required of such common unitholder. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our common units.

We do not expect to be able to furnish to each unitholder specific tax information within 90 days after the close of each calendar year, which means that holders of common units who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax return.

        It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for the Partnership. For this reason, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. See "Material U.S. Federal Tax Considerations—United States Taxes—Administrative Matters—Information Returns".

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under "Risk Factors". These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MARKET AND INDUSTRY DATA

        This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

        Our internal data and estimates are based upon information obtained from investors in our funds, trade and business organizations and other contacts in the markets in which we operate and our management's understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

ORGANIZATIONAL STRUCTURE

Reorganization

        Blackstone Holdings Formation

        Our business is presently owned by our founders and other senior managing directors, selected other individuals engaged in some of our businesses and AIG, to whom we refer collectively as our "existing owners."

        Our business is presently conducted through a large number of entities as to which there is no single holding entity but which are separately owned by our existing owners. In order to facilitate this offering, prior to this offering, our existing owners will contribute to Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P., which we refer to collectively as "Blackstone Holdings," or sell to wholly-owned subsidiaries of The Blackstone Group L.P. (which will in turn contribute them to Blackstone Holdings) each of the operating entities included in our historical combined financial statements, with the exception of the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds, which entities will continue to be owned by our existing owners. The legacy funds whose general partners will not be contributed to Blackstone Holdings represent in the aggregate less than 7% of the Blackstone funds' total investments as of March 31, 2007. In addition, the separate investment vehicles for our existing owners and other third parties that will not be contributed have an aggregate of approximately $212 million of investments in or alongside of the Blackstone funds as of March 31, 2007. More specifically, our existing owners will contribute to Blackstone Holdings or sell to wholly-owned subsidiaries of The Blackstone Group L.P. the intellectual property rights associated with the Blackstone name and the indicated equity interests in the following businesses, which we refer to collectively as the "Contributed Businesses":

  •
  100% of the investment advisers of all of Blackstone's investment funds (other than our senior debt vehicles and our proprietary hedge funds as described below), which provide investment management and services to, and are entitled to any management fees payable in respect of, these investment funds, as well as transaction and other fees that may be payable by these investment funds' portfolio companies;

  •
  100% of the entities that are the managing members of the general partners of all of our actively investing carry funds (that is, the Blackstone Capital Partners V, Blackstone Real Estate Partners VI, Blackstone Real Estate Partners International II and Blackstone Mezzanine Partners II funds), as well as all of our historical carry funds that still have a meaningful amount of unrealized investments (that is, the Blackstone Capital Partners IV, Blackstone Communications Partners, Blackstone Real Estate Partners IV, Blackstone Real Estate Partners V, Blackstone Real Estate Partners International I and Blackstone Mezzanine Partners I funds), which entities will be entitled to:

    •
    73% - 96% (depending on the particular fund investment) of all carried interest earned in relation to investments made prior to the date of the Reorganization (as defined below) by our actively investing corporate private equity and real estate funds, as well as by all of our historical corporate private equity and real estate funds that still have a meaningful amount of unrealized investments and approximately 62% of all carried interest earned in relation to investments made prior to the date of the reorganization by our two mezzanine funds (and our actively investing Blackstone Mezzanine Partners II fund); and

    •
    all of any carried interest earned in relation to investments made by our actively investing carry funds from and after the date of the contribution other than the percentage we determine to allocate to our professionals (as described below);

  •
  100% of the entity that is the manager of our senior debt vehicles, which is entitled to the management fees and a portion of the incentive fees payable in respect of such vehicles;

  •
  100% of the entities that are the managing members of the general partners of our funds of hedge funds, which are entitled to any management and incentive fees payable in respect of such funds;

  •
  100% of the entities that are the managing members of the general partner and the investment adviser of our distressed securities hedge fund, which entities are entitled to a portion of the management fees and a portion of the incentive fees payable in respect of such fund;

  •
  100% of the entities that are managing members of the general partner and the investment adviser of our equity hedge fund, which entities are entitled to a portion of the management fees and a portion of the incentive fees payable in respect of such fund;

  •
  100% of Blackstone Advisory Services L.P., through which Blackstone provides mergers and acquisitions and restructuring and reorganization advisory services; and

  •
  100% of Park Hill Group, which provides placement services to corporate private equity funds, real estate funds, venture capital funds and hedge funds.

        Accordingly, subsidiaries of Blackstone Holdings will generally be entitled to:

  •
  all management fees payable in respect of all of our current and future investment funds (with the exception of our proprietary hedge funds, where the professionals who work in those operations are entitled to a portion of the management fees), as well as transaction and other fees that may be payable by these investment funds' portfolio companies;

  •
  73% - 96% (depending on the particular fund investment) of all carried interest earned in relation to investments made prior to the date of the Reorganization by our actively investing corporate private equity and real estate funds, as well as by all of our historical corporate private equity and real estate funds that still have a meaningful amount of unrealized investments, and approximately 62% of all carried interest earned in relation to investments made prior to the date of the reorganization by our two mezzanine funds;

  •
  all carried interest earned in relation to investments made from and after the date of the reorganization by our actively investing and future carry funds, other than the percentage we determine to allocate to our professionals as described below;

  •
  all incentive fees payable in respect of all of our current and future investment funds, other than the percentage we determine to allocate to our professionals as described below;

  •
  all returns on investments of our own capital in the investment funds we sponsor and manage; and

  •
  all fees generated by our financial advisory business.

        With respect to our actively investing carry funds, senior debt vehicles and proprietary hedge funds as well as any future carry funds, senior debt vehicles and proprietary hedge funds, we intend to continue to allocate to the senior managing directors, other professionals and selected other individuals who work in these operations a portion of the carried interest allocated or incentive fees earned in relation to these funds in order to better align their interests with our own and with those of the investors in these funds. Our current estimate is that approximately 40% of the carried interest earned in relation to our carry funds will be allocated to such individuals, although these percentages may fluctuate up or down over time.

        The income of Blackstone Holdings (including management fees, transaction fees, incentive fees and other fees, as well as carried interest) will benefit The Blackstone Group L.P. to the extent of its equity interest in Blackstone Holdings. See "Business—Structure and Operation of Our Investment Funds—Incentive Arrangements / Fee Structure".

        In exchange for the contribution and sale of the Contributed Businesses described above, our existing owners will receive an aggregate amount of cash (payable with a portion of the proceeds of this offering and the sale of non-voting common units to the State Investment Company) equal to the product of 4/7 multiplied by the sum of (A) the proceeds we receive from this offering (net of underwriting discounts) plus (B) the proceeds we receive from the sale of non-voting common units to the State Investment Company and an aggregate number of Blackstone Holdings partnership units equal to 982,558,115 minus the product of 4/7 multiplied by the sum of (X) the number of common units we sell in this offering plus (Y) the number of non-voting common units we sell to the State Investment Company. Assuming an initial public offering price of $30.00 per common unit, our existing owners will receive an aggregate of approximately $3.90 billion of cash and an aggregate of 846,532,186 Blackstone Holdings partnership units as follows (see "Principal Unitholders"):

  •
  our founders will receive 147,521,160 vested and 153,969,830 unvested Blackstone Holdings partnership units;

  •
  our non-founding senior managing directors and selected other individuals engaged in some of our businesses will receive 210,419,427 vested and 285,838,497 unvested Blackstone Holdings partnership units; and

  •
  AIG will receive 48,783,272 Blackstone Holdings partnership units, all of which will be fully vested.

We use the terms "Blackstone Holdings partnership unit" or "partnership unit in/of Blackstone Holdings" to refer collectively to a partnership unit in each of the Blackstone Holdings partnerships.

        The wholly-owned subsidiaries of The Blackstone Group L.P. will contribute all of the interests in the Contributed Businesses that they purchase from our existing owners to Blackstone Holdings in exchange for an aggregate number of Blackstone Holdings partnership units equal to the product of 4/7 multiplied by the aggregate number of common units we sell in this offering and to the State Investment Company.

        If the underwriters exercise their option to purchase additional common units, the aggregate amount of cash that our existing owners will receive will be increased by the product of the number of common units purchased by the underwriters pursuant to such option multiplied by the initial public offering price per common unit in this offering (net of underwriting discounts) and the aggregate number of vested Blackstone Holdings partnership units that our existing owners will receive will be correspondingly reduced by the number of common units purchased by the underwriters pursuant to such option. Similarly, if the underwriters exercise their option to purchase additional common units, the aggregate number of Blackstone Holdings partnership units that the wholly-owned subsidiaries of The Blackstone Group L.P. will purchase will increase by the number of common units purchased by the underwriters pursuant to such option.

        We refer to the above-described transactions, collectively, as the "Blackstone Holdings Formation."

        See "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements" for information regarding vesting of the Blackstone Holdings partnership units. In addition, under the terms of the partnership agreements of the Blackstone Holdings partnerships, all of the Blackstone Holdings partnership units received by the limited partners of Blackstone Holdings in the Reorganization will be subject to restrictions on transfer and minimum retained ownership requirements. See "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners" and "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements". Subject to vesting and minimum retained ownership requirements and transfer restrictions, all of the Blackstone Holdings partnership units to be received by our existing owners in the Blackstone Holdings Formation will be entitled to be exchanged up to four times each year (subject to the terms of the exchange agreement) for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications, as described below in "—The Blackstone Group L.P." A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. See "Certain Relationships and Related Person Transactions—Exchange Agreement".

        The vested Blackstone Holdings partnership units received by our founders in the Reorganization will be reflected in our financial statements at the historical cost of the interests contributed. The vested Blackstone Holdings partnership units received by our other existing owners in the Reorganization will be reflected in our financial statements at fair value of the interests contributed. We intend to accrue for the unvested Blackstone Holdings partnership units as compensation paid to our non-founding senior managing directors in accordance with Statement of Financial Accounting Standards No. 123(R) "Share-Based Payments", or "SFAS 123(R)." The unvested Blackstone Holdings partnership units will be charged to expense as the Blackstone Holdings partnership units vest over the service period. The expense will be based on the grant date fair value of the Blackstone Holdings partnership units, which will be the initial public offering price of The Blackstone Group L.P. common units into which these partnership units are exchangeable.

        Deconsolidation of Blackstone Funds

        In accordance with GAAP, a number of our investment funds have historically been consolidated into our combined financial statements. As a result, our historical combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these investment funds on a gross basis rather than reflecting only the value of our principal investments in such investment funds.

        The Contributed Businesses that act as a general partner of a consolidated Blackstone fund (with the exception of our proprietary hedge funds and four of our funds of hedge funds) are taking the necessary steps to grant rights to the third-party investors in that fund to provide that a simple majority of the fund's investors will have the right, without cause, to remove the general partner of that fund or to accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights, which will occur substantially concurrently with the Blackstone Holdings Formation described above, will lead to the deconsolidation of such investment funds from our consolidated financial statements as of and for periods following such event. In addition, because the general partners of certain other legacy Blackstone funds will not be contributed to Blackstone Holdings as part of the Blackstone Holdings Formation as described above, we will also no longer consolidate those funds in our consolidated financial statements following this offering.

        Because the interests of the limited partner investors in our investment funds, which are reflected as "non-controlling interests in consolidated entities" on our historical combined statements of financial condition and as "non-controlling interests in income of consolidated entities" on our historical combined statements of income, will also be eliminated in connection with the deconsolidation of these investment funds, the deconsolidation of these investment funds will not result in a change in our partners' equity or net income in our consolidated financial statements. See "Unaudited Pro Forma Financial Information" for a more detailed description of the deconsolidation of our investment funds from our financial statements.

        Distribution of Earnings Generated by Contributed Businesses Prior to Offering

        We intend to make one or more distributions to our existing owners representing all of the undistributed earnings generated by the Contributed Businesses prior to the date of the offering. If the offering had occurred on March 31, 2007, we estimate that the aggregate amount of such distributions would have been $610.4 million. However, the actual amount of such distributions will depend on the amount of earnings generated by the Contributed Businesses prior to the offering. We may need to draw on our revolving credit facility to make such distributions.

        We refer to the Blackstone Holdings Formation, the deconsolidation of most Blackstone funds and the distribution to our existing owners of the pre-offering earnings of the Contributed Businesses, collectively, as the "Reorganization".

The Blackstone Group L.P.

        The Blackstone Group L.P. was formed as a Delaware limited partnership on March 12, 2007. The Blackstone Group L.P. has not engaged in any business or other activities except in connection with its formation, the Reorganization and the Sale and Offering Transactions described below. The Blackstone Group L.P. is managed and operated by its general partner, Blackstone Group Management L.L.C., to whom we refer as "our general partner," which is in turn wholly-owned by our senior managing directors and controlled by our founders.

        Prior to this offering we will enter into an exchange agreement with holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. We have not yet determined how any such future exchanges will be accounted in our consolidated financial statements.

        The amended and restated partnership agreement of The Blackstone Group L.P. will also provide that on those few matters that may be submitted for a vote of our common unitholders, our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founder), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity.) If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date. See "Material Provisions of The Blackstone Group L.P. Partnership Agreement".

Sale of Non-Voting Common Units to the State Investment Company

        On May 22, 2007, we entered into an agreement with the State Investment Company pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering (or 104,712,041 common units, assuming an initial public offering price per unit of $30.00). The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone immediately following this offering remains under 10%, and it will be restricted in the future from purchasing common units in excess of that amount. The State Investment Company has agreed to hold the purchased common units for four years, except in certain limited circumstances such as a change of control of us or a sale by our existing owners of a 51% equity interest in our business to a single person or group. After such four-year period, the State Investment Company may sell up to one-third of its common units over each of the subsequent three years and we have agreed to provide it with registration rights to effect such sales. The sale of non-voting common units to the State Investment Company is subject to, and will close concurrently with, the completion of this offering. We have agreed that if we issue a 5% equity interest in our firm to an investor during the first year following this offering, we will modify the terms of the State Investment Company's investment in us to the extent necessary so that the terms of the new investor's investment, in the aggregate, are no more favorable than those of the State Investment Company's investment.

Sale and Offering Transactions

        Upon the consummation of this offering and the sale of non-voting common units to the State Investment Company, The Blackstone Group L.P. will contribute the proceeds from this offering and the sale of non-voting common units to the State Investment Company to its wholly-owned subsidiaries, Blackstone Holdings I/II GP Inc. (a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes), Blackstone Holdings III GP L.L.C. (a Delaware limited liability company that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes), Blackstone Holdings IV GP L.P. (a Delaware limited partnership that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes) and Blackstone Holdings V GP L.P. (a Québec société en commandite that is a foreign corporation for U.S. federal income tax purposes). See "Material U.S. Federal Tax Considerations—United States Taxes—Taxation of our Partnership and the Blackstone Holdings Partnerships" for more information about the tax treatment of The Blackstone Group L.P. and Blackstone Holdings. The wholly-owned subsidiaries of The Blackstone Group L.P. may from time to time enter into intracompany lending arrangements with one another.

        The Blackstone Group L.P.'s wholly-owned subsidiaries will then use all of these proceeds to (1) purchase interests in the Contributed Businesses from our existing owners (and contribute these interests to Blackstone Holdings in exchange for a number of newly-issued Blackstone Holdings partnership units that is equal to the product of 4/7 multiplied by the aggregate number of common units we sell in this offering and to the State Investment Company (plus 20,000,000 additional newly-issued Blackstone Holdings partnership units if the underwriters exercise in full their option to purchase additional common units) as described above under "—Reorganization—Blackstone Holdings Formation" and (2) purchase a number of additional newly-issued Blackstone Holdings partnership units from Blackstone Holdings that is equal to the product of 3/7 multiplied by the aggregate number of common units we sell in this offering and to the State Investment Company. Accordingly, The Blackstone Group L.P. will hold, through wholly-owned subsidiaries, a number of Blackstone Holdings partnership units equal to the aggregate number of common units that The Blackstone Group L.P. has issued in connection with this offering and the sale of non-voting common units to the State Investment Company. In connection with their acquisition of partnership units in Blackstone Holdings, these wholly-owned subsidiaries of The Blackstone Group L.P. will become the sole general partners of the Blackstone Holdings partnerships.

        The purchase by The Blackstone Group L.P.'s wholly-owned subsidiaries of interests in our business from our existing owners with a portion of the proceeds from this offering is expected to result in an increase in the tax basis of the tangible and intangible assets of Blackstone Holdings that would not otherwise have been available. This increase in tax basis will increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that the wholly-owned subsidiaries of The Blackstone Group L.P. that are taxable as corporations for U.S. federal income tax purposes would otherwise be required to pay in the future. These wholly-owned subsidiaries will enter into a tax receivable agreement with our existing owners whereby they will agree to pay to our existing owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of this increase in tax basis, as well as 85% of the amount of any such savings these entities actually realize as a result of increases in tax basis that arise due to future exchanges of Blackstone Holdings partnership units. No payments will be made if a limited partner elects to exchange his or her Blackstone Holdings partnership units in a tax-free transaction involving a charitable contribution. See "Certain Relationships and Related Person Transaction—Tax Receivable Agreement".

        At the time of this offering, we intend to grant to our non-senior managing director employees awards of deferred restricted common units as described under "Management—IPO Date Equity Awards".

        We refer to the above-described transactions, including the sale of non-voting common units to the State Investment Company, as the "Sale and Offering Transactions." We intend to cause Blackstone Holdings to use the remaining proceeds from the Sale and Offering Transactions as set forth under "Use of Proceeds".

        As a result, assuming an initial public offering price of $30.00 per common unit, immediately following the Sale and Offering Transactions:

  •
  The Blackstone Group L.P., through its wholly-owned subsidiaries, will hold 238,045,375 partnership units in Blackstone Holdings (or 258,045,375 partnership units if the underwriters exercise in full their option to purchase additional common units) and will, through its wholly-owned subsidiaries, be the sole general partner of each of the Blackstone Holdings partnerships and, through Blackstone Holdings and its subsidiaries, operate the Contributed Businesses;

  •
  our founders will hold 147,521,160 vested partnership units and 153,969,830 unvested partnership units in Blackstone Holdings, our non-founding senior managing directors and selected other individuals engaged in some of our businesses will hold 210,419,427 vested and 285,838,497 unvested partnership units in Blackstone Holdings and AIG will hold 48,783,272 vested partnership units in Blackstone Holdings;

  •
  investors in this offering will hold 133,333,334 common units (or 153,333,334 common units if the underwriters exercise in full their option to purchase additional common units) and the State Investment Company will hold 104,712,041 non-voting common units; and

  •
  on those few matters that may be submitted for a vote of the limited partners of The Blackstone Group L.P., investors in this offering will collectively have 13.6% of the voting power of The Blackstone Group L.P. limited partners (or 15.6% if the underwriters exercise in full their option to purchase additional common units) and our existing owners will collectively have 86.4% of the voting power of The Blackstone Group L.P. limited partners (or 84.4% if the underwriters exercise in full their option to purchase additional common units).

The Blackstone Holdings partnership units that will be held by The Blackstone Group L.P.'s wholly-owned subsidiaries will be economically identical in all respects to the Blackstone Holdings partnership units that will be held by our existing owners, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". Subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, holders of Blackstone Holdings partnership units may up to four times each year (subject to the terms of the exchange agreement) exchange these units for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. See "Certain Relationships and Related Person Transactions—Exchange Agreement".

        See "Pricing Sensitivity Analysis" to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

        The diagram below depicts our organizational structure immediately following the Reorganization and the Sale and Offering Transactions.

Holding Partnership Structure

        The Blackstone Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, the sole general partner of each of the Blackstone Holdings partnerships. The Blackstone Group L.P. will operate and control all of the business and affairs of Blackstone Holdings. Through Blackstone Holdings, we will continue to conduct the Contributed Businesses. The Blackstone Group L.P. will consolidate the financial results of Blackstone Holdings and its consolidated subsidiaries, and the ownership interest of the limited partners of Blackstone Holdings will be reflected as a minority interest in The Blackstone Group L.P.'s consolidated financial statements.

        The Blackstone Group L.P. intends to conduct all of its material business activities through Blackstone Holdings. Each of the Blackstone Holdings partnerships was formed to hold our interests in different businesses. We expect that our U.S. fee-generating businesses generally will be held by Blackstone Holdings I L.P. We expect that our interests in many of the investments by our corporate private equity funds and real estate opportunity funds in entities that are treated as a partnership for U.S. federal income tax purposes generally will be held by Blackstone Holdings II L.P. We anticipate that Blackstone Holdings III L.P. generally will hold a variety of assets, including interests in entities treated as domestic corporations for U.S. federal income tax purposes. We expect that our interests in certain investments made by our corporate private equity funds and real estate opportunity funds in certain non-U.S. entities and certain other investments generally will be held by Blackstone Holdings IV L.P. We expect that our non-U.S. fee-generating businesses generally will be held by Blackstone Holdings V L.P.

        Following the reorganization and the offering:

  •
  The Blackstone Group L.P. will be a holding partnership;

  •
  through wholly-owned subsidiaries, The Blackstone Group L.P. will hold equity interests in, and be the sole general partner of, each of the Blackstone Holdings partnerships;

  •
  each of the Blackstone Holdings partnerships will have an identical number of partnership units outstanding;

  •
  The Blackstone Group L.P. will hold, through wholly-owned subsidiaries, a number of Blackstone Holdings partnership units equal to the number of common units that The Blackstone Group L.P. has issued;

  •
  the Blackstone Holdings partnership units that will be held by The Blackstone Group L.P.'s wholly-owned subsidiaries will be economically identical in all respects to the Blackstone Holdings partnership units that will be held by the existing owners (except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy"); and

  •
  The Blackstone Group L.P. intends to conduct all of its material business activities through the Blackstone Holdings partnerships.

        Accordingly, and similar in many respects to the structure referred to as an "umbrella partnership" real estate investment trust, or "UPREIT," that is frequently used in the real estate industry:

  •
  our business will be conducted through second tier partnerships of which The Blackstone Group L.P., indirectly through wholly-owned subsidiaries, is the sole general partner;

  •
  our existing owners will hold equity interests in these second tier partnerships which are exchangeable for the publicly traded common units of The Blackstone Group L.P.; and

  •
  if and when an existing owner exchanges a Blackstone Holdings partnership unit for a common unit of The Blackstone Group L.P., the relative equity ownership positions of the exchanging existing owner and of the other equity owners of Blackstone (whether held at The Blackstone Group L.P. or at Blackstone Holdings) will not be altered.

        As discussed in "Material U.S. Federal Tax Considerations", The Blackstone Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Investors in this offering will become partners in The Blackstone Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner's adjusted basis in its partnership interest. However, our partnership agreement does not restrict our ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. See "Material U.S. Federal Tax Considerations" for a summary discussing certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our common units as of the date of this prospectus.

        We believe that the Blackstone Holdings partnerships will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the holders of partnership units in Blackstone Holdings, including The Blackstone Group L.P.'s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Blackstone Holdings. Net profits and net losses of Blackstone Holdings will generally be allocated to its partners (including The Blackstone Group L.P.'s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". Because The Blackstone Group L.P. will indirectly own 22.0% of the total partnership units in Blackstone Holdings (or 23.8% if the underwriters exercise in full their option to purchase additional common units), The Blackstone Group L.P. will indirectly be allocated 22.0% of the net profits and net losses of Blackstone Holdings (or 23.8% if the underwriters exercise in full their option to purchase additional common units), except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". The remaining net profits and net losses will be allocated to the limited partners of Blackstone Holdings. These percentages are subject to change, including upon an exchange of Blackstone Holdings partnership units for The Blackstone Group L.P. common units and upon issuance of additional The Blackstone Group L.P. common units to the public. The Blackstone Group L.P. will hold, through wholly-owned subsidiaries, a number of Blackstone Holdings partnership units equal to the number of common units that The Blackstone Group L.P. has issued.

        After this offering, we intend to cause Blackstone Holdings to make distributions to its partners, including The Blackstone Group L.P.'s wholly-owned subsidiaries, in order to fund any distributions The Blackstone Group L.P. may declare on the common units. If Blackstone Holdings makes such distributions, the limited partners of Blackstone Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Blackstone Holdings, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy".

        The partnership agreements of the Blackstone Holdings partnerships will provide for cash distributions, which we refer to as "tax distributions," to the partners of such partnerships if the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of the Blackstone Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). If we had effected the Reorganization on January 1, 2006, the assumed effective tax rate for 2006 would have been approximately 46%. The Blackstone Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities.

USE OF PROCEEDS

        We estimate that our net proceeds from this offering, at an assumed initial public offering price of $30.00 per common unit and after deducting estimated underwriting discounts, will be approximately $3.83 billion, or $4.41 billion if the underwriters exercise in full their option to purchase additional common units.

        In addition, we estimate that our proceeds from the sale of non-voting common units to the State Investment Company will be approximately $3.0 billion.

        We intend to use approximately $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $4.47 billion if the underwriters exercise in full their option to purchase additional common units, to purchase interests in our business from our existing owners, including certain members of our senior management, as described under "Organizational Structure—Sale and Offering Transactions". Accordingly, we will not retain any of these proceeds. See "Principal Unitholders" for information regarding the proceeds from this offering and the sale of non-voting common units to the State Investment Company that will be paid to our directors and named executive officers.

        We intend to use all of the remaining proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $2.93 billion (before reduction for offering expenses of approximately $46.0 million), to purchase newly-issued Blackstone Holdings partnership units substantially currently with the consummation of this offering. We intend to cause Blackstone Holdings to use approximately $1.2 billion of these proceeds to repay short-term borrowings and the remainder:

  •
  to provide capital to facilitate the growth of our existing asset management and financial advisory businesses, including through funding a portion of our general partner capital commitments to our carry funds;

  •
  to provide capital to facilitate our expansion into new businesses that are complementary to our existing asset management and financial advisory businesses and that can benefit from being affiliated with us, including possibly through selected strategic acquisitions (see "Business—New Business and Other Growth Initiatives"); and

  •
  for other general corporate purposes.

Pending specific application of these proceeds, we expect to invest them primarily in our funds of hedge funds and additionally in our distressed securities hedge fund and our equity hedge fund. See "Pricing Sensitivity Analysis" to see how the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

        Our revolving credit facility is a $1.35 billion revolving credit facility that matures on February 1, 2012. As of March 31, 2007, we had outstanding borrowings of $577.0 million bearing interest at a weighted average rate of 6.1%. Proceeds from these borrowings have been used for working capital purposes. We anticipate borrowing additional amounts under our revolving credit facility to make distributions representing all of the undistributed earnings generated by the Contributed Businesses prior to date of this offering. If the offering had occurred on March 31, 2007, we estimate that the aggregate amount of such borrowings would have been $610.4 million.

        Affiliates of certain of the underwriters are participating lenders in our revolving credit facility and will accordingly receive a portion of the offering proceeds we use to repay the borrowings under that facility. See "Underwriters".

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007:

  •
  on a historical basis; and

  •
  on a pro forma basis for The Blackstone Group L.P. giving effect to the Blackstone Holdings pro forma adjustments as well as to the Sale and Offering Transactions described in "Organizational Structure" and the application of a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to repay short-term borrowings of approximately $1.19 billion, as described in "Use of Proceeds".

        You should read this table together with the other information contained in this prospectus, including "Organizational Structure", "Use of Proceeds", "Unaudited Pro Forma Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and related notes included elsewhere in this prospectus.

	March 31, 2007
	Blackstone Group Combined Historical	The Blackstone Group L.P. Pro Forma
	(Dollars in Thousands)
Cash and Cash Equivalents	$125,749	$1,819,470

Loans Payable	$1,405,509	$155,232
Due to Existing Owners(1)	—	863,685
Amounts Due to Non-Controlling Interest Holders(2)	353,684	178,761
Non-Controlling Interests in Consolidated Entities	33,887,439	10,319,087
Partners' Capital	2,884,165	4,876,883
Accumulated Other Comprehensive Income	6,277	6,277

Total Capitalization	$38,537,074	$16,399,925

(1)
Reflects adjustments to give effect to the tax receivable agreement as a result of the purchase of interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions".

(2)
Consists primarily of investor redemptions and capital withdrawals payable by the Blackstone funds.

        See "Pricing Sensitivity Analysis" to see how the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

DILUTION

        If you invest in our common units, your interest will be diluted to the extent of the difference between the initial public offering price per common unit of our common units and the pro forma net tangible book value per common unit of our common units after this offering. Dilution results from the fact that the per common unit offering price of the common units is substantially in excess of the pro forma net tangible book value per common unit attributable to the existing equity holders.

        Our pro forma net tangible book value as of March 31, 2007 was approximately $5.06 billion, or $5.98 per common unit. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, after giving effect to the Reorganization, and pro forma net tangible book value per common unit represents pro forma net tangible book value divided by the number of common units outstanding, after giving effect to the Reorganization and assuming that all of the holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) exchanged their units for newly-issued common units on a one-for-one basis.

        After giving effect to the Reorganization and the Sale and Offering Transactions and the application of a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to repay short-term borrowings of approximately $1.19 billion, as described in "Use of Proceeds", our pro forma net tangible book value as of March 31, 2007 would have been $7.42 billion, or $6.84 per common unit. This represents an immediate increase in net tangible book value of $0.86 per common unit to existing equityholders and an immediate dilution in net tangible book value of $23.16 per common unit to investors in this offering.

        The following table illustrates this dilution on a per common unit basis assuming the underwriters do not exercise their option to purchase additional common units:

Assumed initial public offering price per common unit		$30.00
Pro forma net tangible book value per common unit as of March 31, 2007	$5.98
Increase in pro forma net tangible book value per common unit attributable to investors in this offering	0.86

Pro forma net tangible book value per common unit after the offering		6.84

Dilution in pro forma net tangible book value per common unit to investors in this offering		$23.16

        See "Pricing Sensitivity Analysis" to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

        The following table summarizes, on the same pro forma basis as of March 31, 2007, the total number of common units purchased from us, the total cash consideration paid to us and the average price per common unit paid by the existing equityholders, by the State Investment Company and by new investors purchasing common units in this offering, assuming that all of the holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) exchanged their Blackstone Holdings partnership units for our common units on a one-for-one basis.

	Common Units Purchased		Total Consideration
					Average Price Per Common Unit
	Number	Percent	Amount	Percent
		(Dollars in Millions)
Existing Equityholders	846,532,186	78.0%	$—	0.0%	$—
State Investment Company	104,712,041	9.7%	3,000.0	42.9%	$28.65
Investors in this offering	133,333,334	12.3%	4,000.0	57.1%	$30.00

Total	1,084,577,561	100.0%	$7,000.0	100.0%	$6.45

CASH DISTRIBUTION POLICY

        Throughout our 21-year history as a privately-owned firm, we have had a policy of distributing substantially all of our adjusted cash flow from operations to our owners. Our intention is to distribute to our common unitholders on a quarterly basis substantially all of The Blackstone Group L.P.'s net after-tax share of our annual adjusted cash flow from operations in excess of amounts determined by our general partner to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our common unitholders for any one or more of the ensuing four quarters. We expect that our first quarterly distribution will be paid in the fourth quarter of 2007 in respect of the prior quarter. Because we will not know what our available adjusted cash flow from operations will be for any year until the end of such year, we expect that our first three quarterly distributions in respect of any given year will generally be smaller than the final quarterly distribution in respect of such year. See note (3) under "Summary—Summary Historical Financial and Other Data" for a reconciliation of our adjusted cash flow from operations to our cash flow from operating activities presented in accordance with generally accepted accounting principles.

        Because The Blackstone Group L.P. will be a holding partnership and will have no material assets other than its ownership of partnership units in Blackstone Holdings held through wholly-owned subsidiaries, we will fund distributions by The Blackstone Group L.P., if any, in three steps:

  •
  first, we will cause Blackstone Holdings to make distributions to its partners, including The Blackstone Group L.P.'s wholly-owned subsidiaries. If Blackstone Holdings makes such distributions, the limited partners of Blackstone Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Blackstone Holdings (except as set forth in the following paragraph);

  •
  second, we will cause The Blackstone Group L.P.'s wholly-owned subsidiaries to distribute to The Blackstone Group L.P. their share of such distributions, net of the taxes and amounts payable under the tax receivable agreement by such wholly-owned subsidiaries; and

  •
  third, The Blackstone Group L.P. will distribute its net share of such distributions to our common unitholders on a pro rata basis.

        The partnership agreements of the Blackstone Holdings partnerships will provide that until December 31, 2009, the income (and accordingly distributions) of Blackstone Holdings will be allocated each year:

  •
  first, to The Blackstone Group L.P.'s wholly-owned subsidiaries until sufficient income has been so allocated to permit The Blackstone Group L.P. to make aggregate distributions to our common unitholders of $1.20 per common unit on an annualized basis for such year;

  •
  second, to the other partners of the Blackstone Holdings partnerships until an equivalent amount of income on a partnership interest basis has been allocated to such other partners for such year; and

  •
  thereafter, pro rata to all partners of the Blackstone Holdings partnerships in accordance with their respective partnership interests.

Accordingly, until December 31, 2009, our existing owners will not receive distributions in respect of their Blackstone Holdings partnership units for a year unless and until our common unitholders receive aggregate distributions of $1.20 per common unit on an annualized basis for such year. We do not intend to maintain this priority allocation after December 31, 2009. After December 31, 2009, all the income (and accordingly distributions) of Blackstone Holdings will be allocated pro rata to all partners of the Blackstone Holdings partnerships in accordance with their respective partnership interests.

        In addition, the partnership agreements of the Blackstone Holdings partnerships will provide for cash distributions, which we refer to as "tax distributions," to the partners of such partnerships if the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of the Blackstone Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Blackstone Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities.

        The declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account:

  •
  general economic and business conditions;

  •
  our strategic plans and prospects;

  •
  our business and investment opportunities;

  •
  our financial condition and operating results, including our cash position, our net income and our realizations on investments made by our investment funds;

  •
  working capital requirements and anticipated cash needs;

  •
  contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to our revolving credit facility;

  •
  legal, tax and regulatory restrictions;

  •
  restrictions and other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us; and

  •
  such other factors as our general partner may deem relevant.

        Under the Delaware Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to us for the amount of the distribution for three years. In addition, the terms of our revolving credit facility require that the ratio of recourse debt of the Blackstone Holdings partnerships on a combined basis to partners' capital of the Blackstone Holdings partnerships on a combined basis be no greater than one to one, which may prohibit us from making certain distributions. Subject to a notice period and a cure period, distributions in violation of the terms of our revolving credit facility would result in a default under our revolving credit facility.

        In addition, Blackstone Holdings' cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case Blackstone Holdings may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

        Cash distributions to our existing owners in respect of the fiscal and tax year ended December 31, 2005 were $1.61 billion in the aggregate. Cash distributions to our existing owners in respect of the fiscal and tax year ended December 31, 2006 were $1.85 billion in the aggregate. Cash distributions to our existing owners in respect of the current fiscal and tax year have aggregated approximately $614.7 million to date.

        We intend to make one or more distributions to our existing owners representing all of the undistributed earnings generated by the Contributed Businesses prior to the date of the offering. If the offering had occurred on March 31, 2007, we estimate that the aggregate amount of such distributions would have been $610.4 million. However, the actual amount of such distributions will depend on the amount of earnings generated by the Contributed Businesses prior to the offering.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited condensed consolidated pro forma statements of income for the three months ended March 31, 2007 and the year ended December 31, 2006 and the unaudited condensed consolidated pro forma statement of financial condition as of March 31, 2007 are based upon our historical financial statements included elsewhere in this prospectus. In addition, the following pro forma measure of Economic Net Income for the three months ended March 31, 2007 and the year ended December 31, 2006, which represents a supplemental measure used by management to assess financial performance, is based upon our historical measures included elsewhere in this prospectus. These pro forma financial statements and supplemental financial measure present our consolidated results of operations and financial position giving pro forma effect to all of the transactions described under "Organizational Structure" as if such transactions had been completed as of January 1, 2006 with respect to the unaudited condensed consolidated pro forma statements of income and as of March 31, 2007 with respect to the unaudited pro forma statement of financial condition. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of Blackstone Group. The adjustments are described in the notes to the unaudited condensed consolidated pro forma statement of income and the unaudited condensed consolidated pro forma statement of financial condition.

        We entered into an agreement with the State Investment Company pursuant to which we will sell to it $3 billion of non-voting common units, subject to and concurrently with, this initial public offering. Under this agreement, the State Investment Company is unconditionally required to complete the purchase of our non-voting common units if this offering is successfully completed. Accordingly, we have reflected the investment by the State Investment Company in these pro forma financial statements within the column captioned Other Reorganization and Offering Adjustments. (See "Organizational Structure—Sale of Non-Voting Common Units to the State Investment Company", for additional information).

        The pro forma adjustments in the columns labeled Deconsolidation of Blackstone Funds and Elimination of Non-Contributed Entities principally give effect to:

  •
  the deconsolidation of those of our investment funds that have been consolidated in our historical combined financial statements with the exception of our proprietary hedge funds and four of our funds of hedge funds as described below; and

  •
  the elimination from consolidation of the general partners of certain investment funds that are no longer actively making new investments and a number of investment vehicles through which our existing owners and other related parties have made commitments to or investments in or alongside of our investment funds because such entities will not be contributed to Blackstone Holdings.

        The pro forma adjustments in the Acquisition of Interests column principally give effect to:

  •
  the acquisition of non-controlling interests in our business from our existing owners (other than our founders), which will be accounted for using the purchase method of accounting; and

  •
  the amortization expense of the finite-lived intangible assets acquired in conjunction with the acquisition of these non-controlling interests.

        The pro forma adjustments in the Other Reorganization and Offering Adjustments column principally give effect to the other elements of the reorganization and the Sale and Offering Transaction as described in "Organizational Structure" including:

  •
  payments to existing owners of our business, including (1) senior managing director ("SMD") performance compensation, (2) participation in a portion of the carried interest income earned in respect of certain of the funds and (3) compensation expense related to the issuance of unvested Blackstone Holdings partnership units as part of the Blackstone Holdings Formation;

  •
  payments to employees of our business, including (1) participation by certain employees in a portion of the carried interest income earned in respect of certain of the funds and (2) grants of deferred restricted common units at the time of this offering;

  •
  a provision for corporate income taxes on the income of The Blackstone Group L.P.'s wholly-owned subsidiaries that will be taxable as corporations for U.S. federal income tax purposes, which we refer to as the "corporate taxpayers";

  •
  the effect of one or more distributions to our existing owners representing all of the undistributed earnings generated by the Contributed Businesses prior to the date of the offering;

  •
  the purchase by The Blackstone Group L.P.'s wholly-owned subsidiaries of interests in our business for cash from the proceeds from this offering and the related effects of the tax receivable agreement.

  •
  the sale of non-voting common units to the State Investment Company; and

  •
  the application of a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to repay short-term borrowings, as described in "Use of Proceeds".

        Blackstone Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering. Because our founders control the entities which comprise Blackstone Group before and after the Reorganization, we will account for the acquisition of our founders' interests in our business, as part of the Reorganization, as a transfer of interests under common control. Accordingly, we will carry forward unchanged the value of our founders' interests in the assets and liabilities recognized in Blackstone Group's combined financial statements into our consolidated financial statements. Also as part of the Reorganization, we will acquire interests in our business from our other existing owners. We are accounting for the acquisition of our other existing owners' interests using the purchase method of accounting as these holders are not considered to control the entities that comprise Blackstone Group prior to the Reorganization.

        In accordance with GAAP, a number of our investment funds have historically been consolidated into our combined financial statements. As a result, our historical combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these investment funds on a gross basis rather than reflecting only the value of our principal investments in such investment funds.

        The Contributed Businesses that act as a general partner of all of the consolidated Blackstone funds (with the exception of our proprietary hedge funds which we control and four of our funds of hedge funds which are variable interest entities) are taking the necessary steps to grant rights to the unaffiliated investors in that fund to provide that a simple majority of the fund's unaffiliated investors will have the right, without cause, to remove the general partner of that fund or to accelerate the liquidation date of the fund in accordance with certain procedures. The granting of these rights will lead to the deconsolidation of such investment funds from our consolidated financial statements. Accordingly, we believe deconsolidating these funds will result in our financial statements reflecting our alternative asset management business, including our management fees and performance fees and allocations, in a manner that reflects both how our management evaluates our business and the risks of the assets and liabilities of our company and will provide investors reviewing our financial statements an enhanced understanding of our business. In addition, because the general partners of certain other legacy Blackstone funds will not be contributed to Blackstone Holdings as part of the Blackstone Holdings Formation, we will also no longer consolidate those funds in our consolidated financial statements following this offering. See "Organizational Structure—Reorganization—Deconsolidation of Blackstone Funds".

        The deconsolidation of these investment funds will only affect the manner in which we account for these funds, which will be to reflect our earned incentive fees and our share of the funds' net assets and our share of the funds' net earnings; this accounting treatment will not affect our consolidated net income or partners' capital.

        We have decided not to early adopt Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, ("SFAS 159") with respect to our general partner interests. As a consequence of this decision, we have concluded that we will recognize in the financial statement caption Performance Fees and Allocations the performance fees and allocations earned from these funds in accordance with Method 2 of Emerging Issues Task Force ("EITF") Topic D-96, Accounting for Management Fees Based on a Formula. Pursuant to the requirements of Method 2 we will record as revenue the amount that would be due to us pursuant to the fund agreements at each period end as if the fund agreements were terminated at that date.

        The following describes the significant effects of the pro forma adjustments to our combined financial statements, which are reflected in the accompanying condensed consolidated pro forma financial information presented below:

  •
  These adjustments will increase (decrease) our financial statement line items as of March 31, 2007 and for the three-month period then ended and for the year ended December 31, 2006 as follows (based on comparing our combined historical financial information for these periods to our pro forma financial information for the comparable periods).

As of March 31, 2007
Statement of Financial Condition
Total Assets	(56.3%)
Total Liabilities	(22.5%)
Non-Controlling Interests in Consolidated Entities	(69.5%)
	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Statement of Income
Total Revenues	132.2%	108.4%
Total Expenses	673.5%	765.1%
Net Gains from Investment Activities	(94.0%)	(94.9%)
Non-Controlling Interests in Income of Consolidated Entities	98.3%	126.2%
  •
  With the exception of our proprietary hedge funds which we control and four of our funds of hedge funds which are variable interest entities, we will no longer record in our consolidated statements of financial condition and consolidated statements of income the total assets, liabilities, revenues, expenses and other income of the Blackstone funds. Accordingly, we will no longer record the non-controlling interests' share of these funds' partners' capital and net income.

  •
  We will also remove the cash flow activities of the deconsolidated investment funds from our statement of cash flows and replace them with our cash contributions to and distributions from such investment funds. Such amounts were previously eliminated in consolidation. This will not have an effect on the amounts recorded as our cash and cash equivalents. However, it will result in significant changes to our cash flows from operating, investing and financing activities.

  •
  Management fees and performance fees and allocations previously earned directly from the funds will be included in our statement of income rather than eliminating the revenue in consolidation. On deconsolidation, we will recognize in revenue the performance fees and allocations related to the private equity, real estate and mezzanine debt funds that we presently consolidate. Such amounts are currently reflected in the caption Net Gains on Investment Activities. Subsequent to deconsolidation, these amounts will be accounted for within the revenue caption Performance Fees and Allocations in accordance with Method 2 of EITF Topic D-96.

  •
  We will update our notes to the consolidated financial statements to remove disclosures related to amounts no longer reflected in our consolidated financial statements, including but not limited to:

  •
  the accounting policies of our funds which do not pertain to us following deconsolidation,

  •
  detailed disclosure of investments held by the deconsolidated funds,

  •
  detailed disclosure of loans payable by the deconsolidated funds and

  •
  commitments and contingencies related to the deconsolidated funds' operations.

  •
  We will update the notes to our consolidated financial statements to include disclosures regarding our investments in these funds.

  •
  We will evaluate on an ongoing basis whether we need to provide separate financial statements for investments in entities accounted for using the equity method of accounting pursuant to Rule 3-09 of Regulation S-X. Based on our pro forma financial information for the year ended December 31, 2006, we would not have been required to provide such separate financial statements for any of our equity method investments, including our equity investments in the deconsolidated funds.

        The unaudited condensed consolidated pro forma financial information should be read together with "Organizational Structure", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes included elsewhere in this prospectus.

        The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Blackstone that would have occurred had the transactions referenced above occurred on the dates indicated or had we operated as a public entity during the periods presented. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of our results of operations or financial condition had the transactions contemplated in connection with the Reorganization and this offering been completed on the dates assumed. The unaudited condensed consolidated pro forma financial information also does not project our results of operations or financial condition for any future period or date.

        We have not made any pro forma adjustments relating to reporting, compliance and investor relations costs that we will incur as a public company or reimbursements to our general partner for the costs of managing and operating us. No pro forma adjustment has been made for these additional expenses as an estimate of such expenses are not determinable.

Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition

	As of March 31, 2007
	(Dollars in Thousands)
	Blackstone Group Combined Historical	Deconsolidation of Blackstone Funds(1a)	Elimination of Non-Contributed Entities(1b)	Blackstone Group Deconsolidated	Acquisition of Interests(2c)	Other Reorganization and Offering Adjustments(3)		The Blackstone Group LP Consolidated Pro Forma
Assets
Cash and Cash Equivalents	$125,749	$—	$—	$125,749	$—	$6,784,000	(d)	$1,819,470
						(3,902,857	)(e)
						(1,187,422	)(f)
Cash Held at Consolidated Entities	353,115	(285,147)	(3,948)	64,020	—	—		64,020
Investments, at Fair Value	37,384,845	(31,983,095)	(153,256)	5,248,494	—	—		5,248,494
Accounts Receivable	311,256	(88,939)	384	222,701	—	—		222,701
Due from Brokers	591,012	—	—	591,012	—	—		591,012
Investment Subscriptions Paid in Advance	247,119	(205,737)	—	41,382	—	—		41,382
Due from Affiliates	270,711	84,216	328	355,255	—	—		355,255
Other Assets	81,699	(12,322)	—	69,377	—	—		69,377
Other Intangible Assets	—	—	—	—	4,089,531	—		4,089,531
Goodwill	—	—	—	—	3,689,217	—		3,689,217
Deferred Tax Asset	—	—	—	—	—	1,016,100	(g)	1,016,100

Total Assets	$39,365,506	$(32,491,024)	$(156,492)	$6,717,990	$7,778,748	$2,709,821		$17,206,559

Liabilities and Partners' Capital
Loans Payable	$1,405,509	$(673,277)	$—	$732,232	$—	$610,422	(h)	$155,232
						(1,187,422	)(f)
Amounts Due to Non-Controlling Interest Holders	353,684	(174,923)	—	178,761	—	—		178,761
Securities Sold, Not Yet Purchased	525,464	—	—	525,464	—	—		525,464
Due to Existing Owners	—	—	—	—	—	863,685	(g)	863,685
Due to Affiliates	41,852	(17,371)	(2,387)	22,094	—	—		22,094
Accrued Compensation and Benefits	43,194	—	—	43,194	—	—		43,194
Accounts Payable, Accrued Expenses and Other Liabilities	217,922	(62,421)	—	155,501	60,381	—		215,882

Total Liabilities	2,587,625	(927,992)	(2,387)	1,657,246	60,381	286,685		2,004,312

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	33,887,439	(31,399,945)	—	2,487,494	7,718,367	(268,351 (1,574,975 1,956,552	)(e) )(e) (i)	10,319,087

Partners' Capital
Common Units, 189,208,003 Outstanding, on a pro forma basis
Partners' Capital	2,884,165	(163,087)	(154,105)	2,566,973	—	(610,422	)(h)	4,876,883
						6,784,000 (2,059,531	(d) )(e)
						152,415	(g)
						(1,956,552	)(i)
Accumulated Other Comprehensive Income	6,277	—	—	6,277	—	—		6,277

Total Partners' Capital	2,890,442	(163,087)	(154,105)	2,573,250	—	2,309,910		4,883,160

Total Liabilities and Partners' Capital	$39,365,506	$(32,491,024)	$(156,492)	$6,717,990	$7,778,748	$2,709,821		$17,206,559

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition

1.     Adjustments for Deconsolidation of Blackstone Funds and Elimination of Non-Contributed Entities

  Presents the effects of deconsolidation of the investment funds and the elimination of the financial results of non-contributed entities:

  (a)
  Reflects the deconsolidation of all investment funds pursuant to EITF 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, that have historically been consolidated in our combined financial statements, except for (1) four of our funds of hedge funds that are determined to be variable interest entities where Blackstone is the primary beneficiary, (2) hedge funds which we control and (3) legacy Blackstone funds the general partners of which are not being contributed to Blackstone Holdings.

    In accordance with GAAP, our investment funds have historically been consolidated into our combined financial statements. As a result, our historical combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these investment funds on a gross basis, including the portion which relates to unaffiliated investors in these funds, rather than reflecting only our portion of the investments in, and the revenues and profits earned from, these funds. We believe the deconsolidation of these funds will result in our financial statements reflecting our alternative asset management business in a manner that reflects both how our management evaluates our business and the risks of the assets and liabilities of our company.

    The Contributed Businesses that act as a general partner of all of the consolidated Blackstone funds (with the exception of our proprietary hedge funds and four of our funds of hedge funds) are taking the necessary steps to grant rights to the unrelated investors in those funds to provide that a simple majority of the fund's investors will have the right, without cause, to remove the general partner of that fund or accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights, which will occur substantially concurrently with the Blackstone Holdings Formation, will lead to the deconsolidation of such investment funds from our consolidated financial statements.

    Because the interests of the limited partner investors in our investment funds, which are reflected in the caption Non-Controlling Interests in Consolidated Entities on our historical combined Statement of Financial Condition, will be eliminated in connection with the deconsolidation of these investment funds, the deconsolidation of these investment funds will not result in a change in the statement of financial condition caption Partners' Capital included within our Consolidated Statement of Financial Condition.

  (b)
  Reflects the elimination of the financial results of the general partners of certain legacy Blackstone funds and a number of investment vehicles through which our existing owners and other parties have made commitments to, or investments in or alongside of our investment funds, because such entities will not be contributed to Blackstone Holdings. The deconsolidation of these funds results in a decrease to Partners' Capital of $154.1 million, the excess of these deconsolidated assets over these deconsolidated liabilities.

2.     Acquisition of Interests

  (c)
  As part of the Reorganization, we will acquire interests in our business from our existing owners. These interests will be acquired, in part, through an exchange of partnership units in Blackstone Holdings and, in part, through the payment of cash.

  The transaction described above has been accounted for as an acquisition of non-controlling interests in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations. The vested Blackstone Holdings partnership units received by our founders in the Reorganization will be reflected in our financial statements at the historical cost of the interests contributed. The vested Blackstone Holdings partnership units received by our other existing owners in the Reorganization will be reflected in our financial statements at the fair value of the interests contributed as these holders are not considered to control Blackstone Group prior to the Reorganization.

  The total consideration paid approximates $9.29 billion and reflects (i) Blackstone Holdings partnership units issued in the exchange, the fair value of which are approximately $7.72 billion, and (ii) cash of approximately $1.57 billion. Accordingly, we have reflected the acquired tangible assets at the fair value of the consideration paid. The excess of the purchase price over the fair value of the tangible assets acquired approximates $7.78 billion and has been included in the captions Goodwill and Other Intangible Assets in the Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition as of March 31, 2007. The finite-lived intangible assets relate to the contractual right to future fee income from our management, advisory and incentive fee contracts and the contractual right to earn future carried interest from our corporate private equity, real estate and mezzanine funds and approximate $4.09 billion. The residual amount representing the purchase price in excess of tangible and intangible assets (including a deferred tax liability of $60.4 million) is $3.69 billion and is recorded as goodwill.

  The following is a preliminary estimate of the allocation of the purchase price as described above. We are in the early stages of gathering data and performing an analysis and evaluation of the excess of the cost over the net tangible assets acquired and liabilities assumed. For purposes of these pro forma condensed consolidated financial statements, based upon preliminary information and analyses, we have made an allocation between finite-lived intangible assets and goodwill. This allocation is subject to change as valuation analyses are finalized and remaining information on the fair value of assets and liabilities is received.

(Dollars in Thousands)
Purchase price	$9,293,122

Goodwill	$3,689,217
Finite-lived intangible assets/contractual rights	4,089,531
Deferred tax liability	(60,381)

Increase to non-controlling interests in consolidated entities	7,718,367
Net assets acquired, at fair value	1,574,755

Total	$9,293,122

  The estimated useful lives of the finite-lived intangibles are expected to range between three and ten years. The Blackstone Group L.P. anticipates amortizing these finite-lived intangibles over their estimated useful lives using the straight-line method.

3.     Other Reorganization and Offering Adjustments

  (d)
  We are reflecting proceeds of $3.00 billion from our offering to the State Investment Company of 104,712,041 non-voting common units at a price of 95.5% of the assumed offering price of $30.00 per common unit (or $28.65 per common unit). In addition, we are reflecting proceeds of $4.00 billion from our initial public offering of 133,333,334 common units at the assumed initial public offering price of $30.00 per common unit. Estimated underwriting discounts ($170.0 million) and direct and incremental offering expenses ($46.0 million) result in net cash proceeds of $6.78 billion ($7 billion less $216 million) and net increase to Partners' Capital of $6.78 billion.

  (e)
  Represents the use of approximately $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to purchase interests in our business from our existing owners.

    We have determined to use proceeds from this offering in an amount equal to the product of 4/7 multiplied by the sum of (A) the proceeds we receive from this offering (net of underwriting discounts) ($3.83 billion) plus (B) the proceeds we receive from the sale of non-voting common units to the State Investment Company ($3.00 billion) to purchase interests in our business from our existing owners. (4/7 multiplied by $6.83 billion equals $3.90 billion.) Adjustment represents the use of approximately $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company by wholly-owned subsidiaries of The Blackstone Group L.P. to purchase interests in our business from our existing owners at fair value, which interests will be contributed to Blackstone Holdings in exchange for a number of newly-issued Blackstone Holdings partnership units that is equal to the product of 4/7 multiplied by the aggregate number of common units that we sell in this offering and to the State Investment Company.

    This amount will be used to acquire $2.33 billion of interests from our founders and $1.57 billion of interests from our other existing owners. The cost of interests purchased from our founders is $268.4 million. This latter amount has been derived by taking Blackstone Group Deconsolidated Partners' Capital ($2.57 billion) less the assumed undistributed earnings of $610.4 million (see Note 3(h) below) multiplied by the quotient of the amount paid to our founders divided by the estimated value of Blackstone Holdings (assuming a $30 per common unit initial public offering price). We then determined the interests to be acquired and the proportionate historical cost. These historical costs have been removed from non-controlling interests, with an offset to Partners' Capital. We account for this portion of the Reorganization as a transfer of interests under common control; accordingly, we account for the cost of the interests purchased from our founders as a reduction of Partners' Capital. The excess of the purchased interests over the cost basis totals $2.06 billion and is recorded as a reduction to partners' capital. See "Organizational Structure—Sale and Offering Transactions" and "Use of Proceeds".

    All remaining purchases of interests from our existing owners, excluding our founders, have been accounted for using the purchase method of accounting. Accordingly, the cost of the acquired interests in excess of the carrying value has been preliminarily allocated to goodwill and finite-lived intangible assets. (See Note 2(c)).

  (f)
  Reflects the use of a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to repay outstanding indebtedness of $1,187.4 million, representing $577.0 million under our revolving credit facility and $610.4 million as described in adjustment (h) below, as of March 31, 2007. Our revolving credit agreement is a $1.35 billion revolving credit facility that matures on February 1, 2012. The weighted average debt outstanding for the year ended December 31, 2006 and the three months ended March 31, 2007 were $562.2 million and $619.0 million, respectively. The weighted average interest rate for year ended December 31, 2006 and the three months ended March 31, 2007 were 6.36% and 6.74%, respectively.

  (g)
  Reflects adjustments to give effect to the tax receivable agreement as a result of the purchase of interests in our business from our existing owners as described in "Organization Structure—Sale and Offering Transactions" of an increase of $1,016.1 million in deferred tax assets, $863.7 million in liability to existing owners and $152.4 million in Partners' Capital.

    The effects of the tax receivable agreement as a result of the purchase of interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions" on our Consolidated Statement of Financial Condition are as follows:

      •
      we will record an increase in Deferred Tax Assets for the estimated income tax effects of the increase in the tax basis of the purchased interests, based on enacted federal and state tax rates at the date of the transaction;

      •
      to the extent we estimate that we will not realize the full benefit represented by the Deferred Tax Asset, based on an analysis of expected future earnings, we will reduce the Deferred Tax Asset with a valuation allowance; and

      •
      we will record 85% of the estimated realizable tax benefit (which is the recorded Deferred Tax Asset less any recorded valuation allowance) as an increase to the liability Due to Existing Owners under the tax receivable agreement and the remaining 15% of the estimated realizable tax benefit as an increase to Partners' Capital. See "Certain Relationships and Related Person Transactions—Tax Receivable Agreement".

    The estimated amounts have been derived as follows:

      •
      approximately 36% of the $3.9 billion purchase of interests from our existing owners, or $1,386.5 million, relates to the purchase of interests to be acquired by Blackstone Holdings I/II GP Inc., and therefore subject to corporate income taxes. For tax purposes, depending on the existing tax basis of the underlying assets held within the acquired interests, such purchases could result in a step-up of an amount up to the purchase price of $1,386.5 million;

      •
      we have calculated a preliminary future tax benefit attributable to the step-up of $626.0 million. This is a preliminary result because it does not take into consideration the additional tax benefits created by the anticipated future payments under the Tax Receivable Agreement. The preliminary benefit was calculated using an estimate of the combined federal, state and local corporate tax rate of 45.2%, which is based on the weighted average tax rates applicable to Blackstone Holdings I/II GP Inc.;

      •
      the liability to the existing owners pursuant to the tax receivable agreement is 85% of the total future tax benefits asset resulting from the step-up, or $863.7 million;

      •
      the deferred tax asset of $1,016.1 million, which includes the effects of the additional tax benefits created by the anticipated future payments to the existing owners, represents the fully accreted future tax benefit. The amount is derived by multiplying the anticipated future payments of $863.7 million by the estimated combined tax rate of 45.2% and adding this product to the preliminary tax benefit of $626.0 million; and

      •
      the difference between the Deferred Tax Asset of $1,016.1 million and the liability to owners of $863.7 million results in an adjustment to Partners' Capital of $152.4 million.

    Therefore, as of the date of the Reorganization, on a cumulative basis the net effect of accounting for the tax receivable agreement on our consolidated financial statements will be a net increase in Partners' Capital of 15% of the estimated realizable tax benefit. The amounts recorded for both the Deferred Tax Asset and the liability for our obligations under the tax receivable agreement have been estimated, reflecting the fact that payments under the tax receivable agreement further increase the tax benefits and the estimated payments due under the tax receivable agreement. No valuation allowance has been recorded against the deferred tax asset. All of the effects of changes in any of our estimates after the date of the purchase will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income. Future exchanges of Blackstone Holdings partnership units for our common units will be accounted for in a similar manner.

  (h)
  Reflects the effect of one or more distributions to our existing owners of cash representing all of the undistributed earnings generated by the Contributed Businesses prior to the date of the offering in an aggregate amount of $610.4 million. The actual amount of such distributions will depend on the amount of earnings generated by the Contributed Businesses prior to the offering. The actual distributions may be funded with available cash, with the remainder to be funded by short-term borrowings. However, the adjustment assumes all of the distributions will be funded by short-term borrowings.

  (i)
  Reflects an adjustment to record Non-Controlling Interests in Consolidated Entities of approximately $1.96 billion relating to the 846,532,186 Blackstone Holdings partnership units to be held by our existing owners after this offering; such units represent 77.8% of all Blackstone Holdings partnership units outstanding after this offering. The calculation of the Non-Controlling Interests in Consolidated Entities percentage reflects the assumed issuance of 4,855,255 The Blackstone Group L.P. common units to employees upon completion of the offering which are fully vested and will be issued for no consideration.

  Holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to the vesting requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. We have not yet determined how any such future exchanges will be accounted for in our consolidated financial statements. At the time of the reorganization, all the outstanding Partners' Capital of the entities that comprise Blackstone Group Deconsolidated is exchanged for Partners' Capital in Blackstone Holdings or sold to wholly-owned subsidiaries of The Blackstone Group L.P. and contributed to Blackstone Holdings. This subsequently becomes Non-Controlling Interests in Consolidated Entities of The Blackstone Group L.P. less item 3(h), which is an increase to Non-Controlling Interests in Consolidated Entities of The Blackstone Group L.P. and a decrease of the same amount to The Blackstone Group L.P. Partners' Capital.

Unaudited Condensed Consolidated Pro Forma Statement of Income

	For the Year Ended December 31, 2006
	(Dollars in Thousands, Except per Unit Data)
	Blackstone Group Combined Historical	Deconsolidation of Blackstone Funds(1j)	Elimination of Non-Contributed Entities(1k)	Blackstone Group Deconsolidated	Acquisition of Interests(2l)	Other Reorganization and Offering Adjustments(3)		Blackstone Holdings Pro Forma	Adjustments for Non-Controlling Interests(4)		The Blackstone Group LP Consolidated Pro Forma
Revenues
Fund Management Fees	$852,283	$1,459	$—	$853,742	$—	$—		$853,742	$—		$853,742
Performance Fees and Allocations	—	1,211,999	—	1,211,999	—	—		1,211,999	—		1,211,999
Advisory Fees	256,914	—	—	256,914	—	—		256,914	—		256,914
Interest and Other	11,082	941	—	12,023	—	—		12,023	—		12,023

Total Revenues	1,120,279	1,214,399	—	2,334,678	—	—		2,334,678	—		2,334,678

Expenses
SMD Performance Compensation	—	—	—	—	—	2,807,097	(m)	2,807,097	—		2,807,097
Employee Compensation and Benefits	250,067	—	—	250,067	—	327,173	(n)	577,240	—		577,240
Interest	36,932	—	—	36,932	—	(35,766	)(o)	1,166			1,166
Occupancy and Related Charges	35,862	—	—	35,862	—	—		35,862	—		35,862
General, Administrative and Other	86,534	—	—	86,534	1,254,631	—		1,341,165	—		1,341,165
Fund Expenses	143,695	(121,287)	—	22,408	—	—		22,408	—		22,408

Total Expenses	553,090	(121,287)	—	431,803	1,254,631	3,098,504		4,784,938	—		4,784,938

Other Income
Net Gains from Investment Activities	7,587,296	(6,951,137)	(250,408)	385,751	—	—		385,751	—		385,751

Income (Loss) Before Non-Controlling Interests in Income of Consolidated Entities and Income Taxes	8,154,485	(5,615,451)	(250,408)	2,288,626	(1,254,631)	(3,098,504)		(2,064,509)	—		(2,064,509)
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(5,856,345)	5,615,451	—	(240,894)	—	(91,780	)(p)	(332,674)	1,865,008	(r)	1,532,334

Income (Loss) Before Taxes	2,298,140	—	(250,408)	2,047,732	(1,254,631)	(3,190,284)		(2,397,183)	1,865,008		(532,175)
Income Taxes	(31,934)	—	—	(31,934)	—	14,625	(q)	(17,309)	—		(17,309)

Net Income (Loss)	$2,266,206	$—	$(250,408)	$2,015,798	$(1,254,631)	$(3,175,659)		$(2,414,492)	$1,865,008		$(549,484)

Net Loss Per Common Unit
Basic											$(2.99	)(s)

Diluted											$(2.99	)(s)

Weighted Average Common Units
Basic											183,868,331	(s)

Diluted											183,868,331	(s)

Unaudited Condensed Consolidated Pro Forma Statement of Income

	For the Three Months Ended March 31, 2007
	(Dollars in Thousands, Except per Unit Data)
	Blackstone Group Combined Historical	Deconsolidation of Blackstone Funds(1j)	Elimination of Non-Contributed Entities(1k)	Blackstone Group Deconsolidated	Acquisition of Interests(2l)	Other Reorganization and Offering Adjustments(3)		Blackstone Holdings Pro Forma	Adjustments for Non-Controlling Interests(4)		The Blackstone Group LP Consolidated Pro Forma
Revenues
Fund Management Fees	$382,957	$(18,514)	$—	$364,443	$—	$—		$364,443	$—		$364,443
Performance Fees and Allocations	—	652,975	—	652,975	—	—		652,975	—		652,975
Advisory Fees	92,525	—	—	92,525	—	—		92,525	—		92,525
Interest and Other	3,935	(479)	—	3,456	—	—		3,456	—		3,456

Total Revenues	479,417	633,982	—	1,113,399	—	—		1,113,399	—		1,113,399

Expenses
SMD Performance Compensation	—	—	—	—	—	824,930	(m)	824,930	—		824,930
Employee Compensation and Benefits	79,207	—	—	79,207	—	75,955	(n)	155,162	—		155,162
Interest	11,122	—	—	11,122	—	(10,426	)(o)	696	—		696
Occupancy and Related Charges	9,322	—	—	9,322	—	—		9,322	—		9,322
General, Administrative and Other	18,810	—	—	18,810	313,658	—		332,468	—		332,468
Fund Expenses	53,689	(44,770)	—	8,919	—	—		8,919	—		8,919

Total Expenses	172,150	(44,770)	—	127,380	313,658	890,459		1,331,497	—		1,331,497

Other Income
Net Gains from Investment Activities	3,783,433	(3,490,128)	(65,373)	227,932	—	—		227,932	—		227,932

Income Before Non- Controlling Interests in Income of Consolidated Entities and Income Taxes	4,090,700	(2,811,376)	(65,373)	1,213,951	(313,658)	(890,459)		9,834	—		9,834
Non-Controlling Interests in Income of Consolidated Entities	(2,944,654)	2,811,376	—	(133,278)	—	(58,401	)(p)	(191,679)	141,475	(r)	(50,204)

Income (Loss) Before Taxes	1,146,046	—	(65,373)	1,080,673	(313,658)	(948,860)		(181,845)	141,475		(40,370)
Income Taxes	(13,970)	—	—	(13,970)	—	(3,240	)(q)	(17,210)	—		(17,210)

Net Income (Loss)	$1,132,076	$—	$(65,373)	$1,066,703	$(313,658)	$(952,100)		$(199,055)	$141,475		$(57,580)

Net Loss Per Common Unit
Basic											$(0.30	)(s)

Diluted											$(0.30	)(s)

Weighted Average Common Units:
Basic											189,208,003	(s)

Diluted											189,208,003	(s)

Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income

1.     Adjustments for Deconsolidation of Blackstone Funds and Elimination of Non-Contributed Entities

  Presents the effects of deconsolidation of the investment funds and the elimination of the financial results of non-contributed entities:

  (j)
  Because the portion of the interests of the limited partner investors in our deconsolidated investment funds, which are reflected in the financial statement caption Non-Controlling Interests in Income of Consolidated Entities in our historical combined statements of income, will be eliminated in connection with the deconsolidation of these investment funds, the deconsolidation of these investment funds will not result in a change in net income in our combined statements of income (see above note (1a)). Accordingly, the adjustment reflects the actual aggregate historical amounts for funds which we expect will no longer be consolidated. The revenue in this column, which was the historical revenue, was previously eliminated in consolidation prior to the deconsolidation. The fund expenses, which are the historical amounts, will no longer be reflected as expenses in our consolidated financial statements.

  (k)
  As described in note (1b) above, reflects the elimination of the financial results of the general partners of certain legacy Blackstone funds and a number of investment vehicles through which our existing owners and other parties have made commitments to, or investments in or alongside of our investment funds, because such entities will not be contributed to Blackstone Holdings. Accordingly, the adjustment represents the actual historical net gain from investment activities of entities not being contributed to Blackstone Holdings. There were no amounts reported as revenue or expenses included in the Combined Statements of Income.

2.     Acquisition of Interests

  (l)
  As described in Note 2(c) above, we anticipate acquiring finite-lived intangible assets in conjunction with the acquisition of interests in our business from our existing owners, excluding our founders. Accordingly, we have reflected $1.25 billion and $313.7 million of amortization expense for the year ended December 31, 2006 and the three month period ended March 31, 2007, respectively, related to these acquired intangible assets. The estimated useful lives of the finite-lived intangibles are expected to range between three and ten years. We anticipate amortizing the finite-lived intangibles over their estimated useful lives using the straight-line method. This amortization is included in the caption General, Administrative and Other on our Unaudited Condensed Consolidated Pro Forma Statements of Income.

3.     Other Reorganization and Offering Adjustments

  Historically, payments to our senior managing directors have generally been accounted for as partnership distributions rather than as compensation.

  (m)
  Reflects increases to SMD Performance Compensation associated with (1) payments to existing owners of our businesses of performance compensation following this offering, (2) compensation effects related to issuances of unvested Blackstone Holdings partnership units as part of the Blackstone Holdings formation, and (3) payments to existing owners of our businesses of their portion of the participation in the carried interest income earned in respect of certain of the funds, which we will account for as a profit sharing plan. The effects of these items on our unaudited condensed consolidated pro forma statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are summarized as follows:

	SMD Performance Compensation
	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(Dollars in Thousands)
Aggregate Performance Compensation Payments to our Senior Managing Directors (1)	$315,573	$142,302
Issuances of Unvested Blackstone Holdings Partnership Units to our Senior Managing Directors and Selected Other Individuals Engaged in Some of Our Businesses (2)	2,330,957	580,286
Carry Plan Participations to our Senior Managing Directors (3)	160,567	102,342

Total Increase to SMD Performance Compensation	$2,807,097	$824,930

    (1)
    Reflects an adjustment to record performance compensation of $315.6 million for the year ended December 31, 2006, and $142.3 million for the three months ended March 31, 2007. Prior to the Reorganization and this offering, the entities that comprise Blackstone Group have been partnerships or limited liability companies. Accordingly, payments to our senior managing directors generally have been accounted for as distributions of partners' capital rather than as compensation expense. Following this offering, we intend to account for performance payments to our existing owners that work in our businesses as compensation. Amounts have been derived based upon historical results and assumed prospective compensation arrangements, which include allocations to our senior managing directors. We expect to make aggregate annual performance compensation payments to the senior managing directors that work in each of our businesses that range from 30% to 40% of the revenues of the relevant business.

    (2)
    As part of the Reorganization, our existing owners will receive 846,532,186 Blackstone Holdings partnership units, of which 406,723,859 are vested and 439,808,327 are unvested.

      We intend to reflect the unvested Blackstone Holdings partnership units as compensation expense in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, ("SFAS 123(R)"). The unvested Blackstone Holdings partnership units will be charged to expense as the Blackstone Holdings partnership units vest over the service period on a straight-line basis. The vesting periods range up to eight years. See "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements". Amounts have been derived assuming a value of $30 per partnership unit (based on the assumed initial public offering price per common unit in this offering), multiplied by the number of unvested units, expensed over the assumed service period, which ranges from 2 to 8 years. Additionally, the calculation of the expense assumes a forfeiture rate of up to 3%. This expense is derived from awards with a total service period of five years or less of $1.47 billion and a total service period of greater than five years of $860.9 million.

    (3)
    Reflects compensation expense associated with the participation by existing owners of our businesses in a portion of the carried interest income earned in respect of certain of the funds. We account for these payments as compensatory profit sharing arrangements in conjunction with the related carried interest income. Amounts have been derived using historical investment gains for investments made subsequent to January 1, 2006, which have been allocated to certain senior managing directors consistent with compensation arrangements contemplated after the offering. Our current estimate is that approximately 40% of the carried interest earned in relation to our carry funds will be allocated to the senior managing directors, other professionals and selected other individuals who work in these operations, although this percentage may fluctuate up or down over time.

  (n)
  Reflects increases to Employee Compensation and Benefits expense associated with (1) grants of unvested deferred restricted common units at the time of this offering, and (2) participation by certain employees in a portion of the carried interest income earned in respect of certain of the funds, which we account for as a profit sharing plan. The effects of these items on our unaudited condensed consolidated pro forma Statements of Income for the year ended December 31, 2006 and the three months ended March 31, 2007 are summarized as follows:

	Increase to Employee Compensation and Benefits Expense
	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(Dollars in Thousands)
Issuances of Unvested Deferred Restricted Common Units to our Employees (1)	$267,326	$33,887
Carry Plan Participation and Other Awards to our Employees (2)	59,847	42,068

Total Increase to Employee Compensation and Benefits Expense	$327,173	$75,955

    (1)
    At the time of the offering, we intend to grant 37,730,343 deferred restricted common units of The Blackstone Group L.P. to our non-senior managing director professionals (of which 4,855,255 will be vested at the time of this offering), as well as 1,045,540 unvested deferred cash settled equity awards to our other non-senior managing director employees. With regard to the award of 4,855,255 of vested deferred restricted common units, there would be no net effect on Partners' Capital since there would be an increase in Partners' Capital related to the issuance of the award offset by an equal increase in the corresponding compensation expense. As to the 1,045,540 unvested deferred cash settled equity awards as of March 31, 2007, there is no entry to be reflected in the Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition as the service inception date is concurrent with the initial public offering. Blackstone will account for these awards as a liability at each reporting date subsequent to the service inception. The fair value of these awards are charged to compensation expense over the vesting period. The units will generally vest over a five year period while the cash awards will generally vest over a three year period. Amounts have been derived assuming an offering price of $30 per unit, multiplied by the number of unvested units, expensed over the assumed service period, which ranges from 1 to 8 years. Additionally, the calculation of the expense assumes forfeiture rates based upon historical turnover rates and a per unit discount ranging from $2.38 to $4.39 since these unvested units do not have participation rights. This expense is derived from awards with a total service period of five years or less of $100.2 million and a total service period of greater than five years of $167.1 million.

    (2)
    Reflects profit sharing compensation expense associated with the participation by employees of our business in a portion of the carried interest income earned in respect of certain of the funds and revisions to selected bonus arrangements. Amounts have been derived using historical investment gains for investments made subsequent to January 1, 2006, which gains have been allocated to certain employees consistent with compensation arrangements contemplated after this offering. Our current estimate is that approximately 40% of the carried interest earned in relation to our carry funds will be allocated to the senior managing directors, other professionals and selected other individuals who work in these operations, although this percentage may fluctuate up or down over time.

  (o)
  Reflects the elimination of all interest expense related to our revolving credit facility ($35.8 million for the year ended December 31, 2006 and $10.4 million for the three months ended March 31, 2007). It is assumed that this facility was repaid in full from the proceeds of this offering. The remaining interest expense is related to other borrowings which we do not contemplate repaying in connection with this offering.

  (p)
  Reflects the historical basis of partnership interests in Contributed Businesses that the existing owners are retaining. The existing owners and Contributed Businesses are (1) the principals in our two proprietary hedge funds and (2) certain existing and departed partners in our carried interest entities. The amounts were derived based on historical financial results as well as the ownership of these individuals.

  (q)
  We have historically operated as a partnership for U.S. federal income tax purposes and mainly as a corporate entity in non-U.S. jurisdictions. Accordingly, income tax provisions shown on Blackstone Group's historical combined statements of income of $31.9 million for the year ended December 31, 2006 and $14.0 million for the three months ended March 31, 2007, primarily consisted of the New York City unincorporated business tax and foreign corporate income taxes.

  Following this offering, the Blackstone Holdings partnerships and their subsidiaries will continue to operate in the U.S. as partnerships and generally as corporate entities in non-U.S. jurisdictions. Accordingly, several entities will continue to be subject to the New York City unincorporated business tax (UBT) and non-U.S. entities subject to corporate income taxes in jurisdictions in which they operate in. In addition, certain newly formed wholly-owned subsidiaries of The Blackstone Group L.P. will be subject to entity level corporate income taxes.

  In calculating the pro forma income tax provision for the periods presented, the following assumptions were made:

  •
  The amount of net income (loss) before taxes was attributed to the entities subject to corporate taxes (loss of $173.8 million for the year ended December 31, 2006 and loss of $11.0 million for the three months ended March 31, 2007) with the remainder attributed to the entities not subject to corporate income taxes. Net income (loss) was attributed to these entities based on income or losses of the subsidiaries of the entities. Please see "Material U.S. Federal Tax Considerations" for a discussion of the different tax requirements of the subsidiaries of The Blackstone Group L.P.

  •
  The net loss before taxes attributed to entities subject to corporate tax was adjusted to add back expenses of $214.3 million for the year ended December 31, 2006 and $52.5 million for the three months ended March 31, 2007, which are not deductible for corporate income tax purposes. Such expenses relate primarily to compensation charges recognized for book purposes that will not be deductible for tax, principally charges associated with the SMD unvested Blackstone Holdings partnership units and certain employee compensation charges.

  •
  The resulting balances of $40.5 million for the year ended December 31, 2006 and $41.5 million for the three months ended March 31, 2007 were then multiplied by a blended statutory tax rate of 41% and such amounts were added to the estimated non-U.S. jurisdiction tax provisions to arrive at the aggregate tax provisions of $17.3 million for the year ended December 31, 2006 and $17.2 million for the three month period ended March 31, 2007. The blended statutory rate reflects statutory rate of 35% for federal taxes and the blended state rate (net of federal benefit) of 6%.

  The amount of the adjustment reflects the difference between the actual tax provision for the historical organizational structure and the estimated tax provision that would have resulted had the Reorganization been effected on January 1, 2006.

4.     Adjustments for Non-Controlling Interests in Income (Loss) or Consolidated Entities

  (r)
  Reflects a decrease in loss of $1.87 billion for the year ended December 31, 2006 and a decrease in loss of $141.5 million for the three months ended March 31, 2007 associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities primarily relating to the Blackstone Holdings partnership units held by our existing owners after this offering. Such Blackstone Holdings partnership units represent 77.8% of all Blackstone Holdings partnership units outstanding immediately following this offering. The calculation of the minority interest percentage reflects the assumed issuance of 4,855,255 The Blackstone Group L.P. common units to employees upon completion of the offering which are considered fully vested and will be issued for no consideration.

    Holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to the vesting requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. We have not yet determined how we will account for any such future exchanges in our consolidated financial statements.

Determination of Earnings per Common Unit

  (s)
  For the purposes of the Pro Forma Net Income Per Common Unit calculation, The Blackstone Group L.P common units outstanding are calculated as follows:

	The Blackstone Group L.P. Pro Forma Common Units Outstanding
	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Units From Which Proceeds Will Be Used To Purchase Interests in the Contributed Businesses	136,025,929	136,025,929
Units From Which Proceeds Will Be Used To Repay Debt	41,383,958	41,383,958
Units From Which Proceeds Will Be Used To Pay Costs Associated With The Offering	1,603,189	1,603,189
The Blackstone Group L.P. Deferred Restricted Common Units Vesting Upon Completion Of The Offering	4,855,255	4,855,255
The Blackstone Group L.P. Deferred Restricted Common Units Vesting One Year Subsequent To Completion Of The Offering	—	5,339,672

Total Pro Forma Units Outstanding	183,868,331	189,208,003

  Included within the outstanding The Blackstone Group L.P. pro forma common units are 78,765,753 units to be sold to the State Investment Company, and 100,247,323 to be sold in the Offering.

  We have excluded 59,032,298 units from its calculation of The Blackstone Group L.P pro forma common units outstanding for both the year ended December 31, 2006 and the three month period ended March 31, 2007, as the proceeds from the sale of these units will be used for general corporate purposes and to provide capital for future growth and expansion. The State Investment Company will purchase 26,425,998 of the excluded units, and the remaining 33,649,104 will be sold in the Offering.

  The Weighted Average Common Units Outstanding, Basic and Diluted, are calculated as follows:

	Year Ended December 31, 2006
		Three Months Ended March 31, 2007
	Basic and Diluted
		Basic and Diluted
The Blackstone Group L.P. Common Units Outstanding	183,868,331	189,208,003
The Blackstone Group L.P. Common Unit Equivalents	—	—
Blackstone Holdings Partnership Units	—	—
Unvested Blackstone Holdings Units	—	—

Weighted Average Common Units Outstanding	183,868,331	189,208,003

  Holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to the vesting requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for Blackstone Issuer common units on a one-for-one basis. We apply the treasury stock method to account for our deferred restricted common unit awards for purposes of the calculation of diluted earnings (loss) per unit.

  A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. Consequently, we apply the "if converted method" to determine the dilutive effect, if any, that exchange of all Blackstone Holdings units would have on basic earnings per common unit. We compare this calculation to the calculation of diluted earnings per unit using the treasury method of securities of a subsidiary, as detailed within Illustration 7 of Statement of Financial Accounting Standards No. 128, Earnings Per Share, and discloses the earnings per unit under the more dilutive method. The assumed exchange of Blackstone Holdings units results in an assumed tax effect resulting from the increased income (loss) allocated to The Blackstone Group L.P. on the elimination of minority interest on conversion.

      Basic and diluted net income per common unit are calculated as follows:

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	Basic and Diluted	Basic and Diluted
	(Dollars in Thousands, Except per Unit Data)
Pro Forma Net Loss	$(549,484)	$(57,580)
Add Back Non-controlling Interests in Income (Loss) of Blackstone Holdings	—	—
Effect of Assumed Corporate Income Tax at Enacted Rates	—	—

Pro Forma Net Loss Available to Common Unit Holders	$(549,484)	$(57,580)

Weighted Average Units Outstanding	183,868,331	189,208,003

Basic and Diluted Net Loss per Common Unit	$(2.99)	$(0.30)

  For the year ended December 31, 2006, and the three month period ended March 31, 2007, we have presented identical basic and diluted loss per unit, as application of the treasury method for The Blackstone Group L.P common unit equivalents and the "if converted"

    method for vested and unvested Blackstone Holdings partnership units is anti-dilutive. For the year ended December 31, 2006, we have excluded 32,875,088 deferred restricted common units, 406,723,859 vested Blackstone Holdings partnership units and 439,808,327 unvested Blackstone Holdings partnership units from our calculation of diluted earnings per unit. For the three month period ended March 31, 2007, we have excluded 27,623,189 deferred restricted common units, 486,686,883 vested Blackstone Holdings partnership units and 359,845,303 unvested Blackstone Holdings partnership units from our calculation of diluted earnings per unit.

Income Taxes

  (t)
  The provision for income taxes of $248.6 million for the year ended December 31, 2006 and $105.9 million for the three months ended March 31, 2007 were calculated using the same methodology as described in adjustment (q), adjusted to reflect the impact of the assumption that all outstanding Blackstone Holdings partnership units have been exchanged for common units of The Blackstone Group L.P.

  In calculating the pro forma income tax provision for the periods presented, the following assumptions were made:

  •
  The amounts for Pro Forma Economic Net Income were attributed to the entities subject to corporate taxes ($732.9 million for the year ended December 31, 2006 and $283.0 million for the three months ended March 31, 2007) with the remainder attributed to the entities not subject to corporate income taxes. Income was attributed to these entities based on income or losses of the subsidiaries of the entities. Please see "Material U.S. Federal Tax Considerations" for a discussion of the different tax requirements of the subsidiaries of The Blackstone Group L.P.

  •
  The Pro Forma Economic Net Income attributed to entities subject to corporate tax was adjusted to add back expenses of $134.8 million for the year ended December 31, 2006 and $26.2 million for the three months ended March 31, 2007, which are not deductible for corporate income tax purposes. Such expenses relate primarily to compensation charges recognized for book purposes that will not be deductible for tax for certain employee compensation charges.

  •
  The resulting balances of $598.1 million for the year ended December 31, 2006 and $256.7 million for the three months ended March 31, 2007 were then multiplied by a blended statutory tax rate and such amounts were added to the estimated non-US jurisdiction tax provisions to arrive at the aggregate tax provisions of $248.6 million for the year ended December 31, 2006 and $105.9 million for the three month period ended March 31, 2007.

Economic Net Income—Pro Forma

        Economic Net Income ("ENI") is a key performance measure used by management. ENI represents net income excluding the impact of income taxes as well as the impact of non-cash charges related to vesting of equity based compensation and amortization of intangible assets. ENI is used by management for our segments in making resource deployment and employee compensation decisions. However, ENI should not be considered in isolation or as an alternative to income before taxes in accordance with GAAP. For additional discussion of ENI please see Note 12 to the December 31, 2006 Combined Financial Statements.

        Below is a reconciliation of The Blackstone Group L.P. Consolidated Pro Forma Income (Loss) Before Taxes for the Year Ended December 31, 2006 and the Three Month Period Ended March 31, 2007 to Pro Forma Economic Net Income for such periods:

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
		(Dollars in Thousands)
Loss Before Taxes		$(532,175)	$(40,370)
Adjustment for the Non-controlling Interests in the Holdings entities owned by the existing owners	r	(1,865,008)	(141,475)
Adjustment for amortization expense	l	1,254,631	313,658
Adjustments to stock compensation related expense:
Blackstone Holding Units to our Senior Managing Directors	m(2)	2,330,957	580,286
Blackstone Holdings and The Blackstone Group L.P. Units to our employees	n(1)	267,326	33,887

Pro Forma Economic Net Income		$1,455,731	$745,986

        The presentation below adjusts reported ENI for the year ended December 31, 2006 and for the three months ended March 31, 2007 to give effect to the relevant adjustments included in the Unaudited Condensed Consolidated Pro Forma Statements of Income.

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
		(Dollars in Thousands)
Economic Net Income		$2,298,140	$1,146,046
Elimination of Non-contributed Entities	k	(250,408)	(65,373)
Other Reorganization and Offering Adjustments	3	(3,190,284)	(948,860)
Adjustments for stock compensation related expense
Blackstone Holdings Units to our Senior Managing Directors	m(2)	2,330,957	580,286
Blackstone Holdings and The Blackstone Group L.P. Units to our employees	n(1)	267,326	33,887

Pro Forma Economic Net Income		1,455,731	745,986
Pro Forma Provision for Corporate Income Taxes	t	(248,646)	(105,920)

Pro Forma Economic Net Income After Taxes		$1,207,085	$640,066

        Pro Forma Economic Net Income After Taxes for the year ended December 31, 2006 includes $333.1 million of non-cash performance fees, $183.3 million of non-cash compensation and minority interest, $37.4 million of non-cash investment gains, the impact of which have increased taxes paid approximately $64.7 million. For the three months ending ending March 31, 2007, Pro Forma Economic Net Income After Taxes includes $393.8 million of non-cash performance fees, $119.6 million of non-cash compensation and minority interest, approximately $25.9 million of non-cash investment gains, the impact of which have decreased taxes paid by approximately $2.3 million.

SELECTED HISTORICAL FINANCIAL DATA

        The following selected historical combined financial and other data of Blackstone Group should be read together with "Organizational Structure", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes included elsewhere in this prospectus. Blackstone Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering.

        We derived the selected historical combined statements of income data of Blackstone Group for each of the years ended December 31, 2004, 2005 and 2006 and the selected historical combined statements of financial condition data as of December 31, 2005 and 2006 from our audited combined financial statements which are included elsewhere in this prospectus. We derived the selected historical combined statements of income data of Blackstone Group for the three months ended March 31, 2006 and 2007 and the selected historical combined statement of financial condition data as of March 31, 2007 from our unaudited combined financial statements which are included elsewhere in this prospectus. We derived the selected historical combined statements of income data of Blackstone Group for the years ended December 31, 2002 and 2003 and the selected combined statements of financial condition data as of December 31, 2002, 2003 and 2004 from our unaudited combined financial statements which are not included in this prospectus. The unaudited combined financial statements of Blackstone Group have been prepared on substantially the same basis as the audited combined financial statements and include all adjustments that we consider necessary for a fair presentation of our combined financial position and results of operations for all periods presented.

        The selected historical financial data is not indicative of the expected future operating results of The Blackstone Group L.P. following the Reorganization and this offering. In particular, following this offering The Blackstone Group L.P. will no longer consolidate in its financial statements the investment funds that have historically been consolidated in our financial statements, with the exception of our proprietary hedge funds and four of our funds of hedge funds. In addition, the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds will not be contributed to Blackstone Holdings. See "Organizational Structure" and "Unaudited Pro Forma Financial Information".

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in Thousands)
Revenues
Fund management fees	$382,957	$180,116	$852,283	$370,574	$390,645	$304,651	$173,538
Advisory fees	92,525	38,413	256,914	120,137	108,356	119,410	141,613
Interest and other	3,935	2,460	11,082	6,037	4,462	2,635	2,972

Total Revenues	479,417	220,989	1,120,279	496,748	503,463	426,696	318,123

Expenses
Employee compensation and benefits	79,207	52,850	250,067	182,605	139,512	114,218	94,412
Interest	11,122	7,488	36,932	23,830	16,239	13,834	13,418
Occupancy and related charges	9,322	7,604	35,862	30,763	29,551	23,575	20,064
General, administrative and other	18,810	12,578	86,534	56,650	48,576	44,222	37,614
Fund expenses	53,689	18,076	143,695	67,972	43,123	42,076	24,094

Total Expenses	172,150	98,596	553,090	361,820	277,001	237,925	189,602

Other Income
Net gains (losses) from investment activities	3,783,433	1,686,381	7,587,296	5,142,530	6,214,519	3,537,268	(438,684)

Income (loss) before non-controlling interests in income of consolidated entities and income taxes	4,090,700	1,808,774	8,154,485	5,277,458	6,440,981	3,726,039	(310,163)
Non-controlling interests in income (loss) of consolidated entities	2,944,654	1,315,746	5,856,345	3,934,535	4,901,547	2,773,014	(358,728)

Income before taxes	1,146,046	493,028	2,298,140	1,342,923	1,539,434	953,025	48,565
Income taxes	13,970	5,873	31,934	12,260	16,120	11,949	9,119

Net Income	$1,132,076	$487,155	$2,266,206	$1,330,663	$1,523,314	$941,076	$39,446

		As of December 31,
	As of March 31, 2007
		2006	2005	2004	2003	2002
	(Dollars in Thousands)
Statement of Financial Condition Data
Total assets	$39,365,506	$33,891,044	$21,121,124	$21,253,939	$14,937,386	$10,348,829
Total liabilities	$2,587,625	$2,373,271	$2,082,771	$1,930,001	$1,458,512	$891,263
Non-controlling interests in consolidated entities	$33,887,439	$28,794,894	$17,213,408	$17,387,507	$12,398,271	$9,043,808
Partners' capital	$2,890,442	$2,722,879	$1,824,945	$1,936,431	$1,080,603	$413,758

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the historical financial statements and the related notes included elsewhere in this prospectus.

        The historical combined financial data discussed below reflect the historical results of operations and financial position of Blackstone Group. Blackstone Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering. This historical combined financial data does not give effect to the Reorganization (including the deconsolidation of the investment funds that have historically been consolidated in our combined financial statements and the elimination of the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments) or to the completion of this offering. See "Organizational Structure" and "Unaudited Pro Forma Financial Information" included elsewhere in this prospectus.

Overview

        Blackstone is one of the largest independent alternative asset managers in the world. We have grown our assets under management significantly from approximately $14 billion as of December 31, 2001 to approximately $83 billion as of March 31, 2007, representing a compound annual growth rate of 40.2%. In addition, we provide various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

        Our business is organized into four business segments:

  •
  Corporate Private Equity. We are a world leader in private equity investing, having managed five general private equity funds, as well as one specialized fund focusing on media and communications-related investments, since we established this business in 1987. Through our corporate private equity funds, we pursue transactions throughout the world, including not only typical leveraged buyout acquisitions of seasoned companies but also transactions involving start-up businesses in established industries, turnarounds, minority investments, corporate partnerships and industry consolidations. Our corporate private equity assets under management have grown significantly from $7.6 billion as of December 31, 2001 to $32.3 billion as of March 31, 2007, representing compound annual growth of 31.8%. For the year ended December 31, 2006 and the three months ended March 31, 2007, our corporate private equity segment generated income before taxes of $1,009.9 million and $197.8 million, respectively.

  •
  Real Estate. Since 1992, our real estate operation has been a global business, diversified across a variety of sectors and geographic locations. We have managed six general real estate opportunity funds and two internationally focused real estate opportunity funds. Our real estate opportunity funds have made significant investments in lodging, major urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate operating companies. Our real estate assets under management have grown significantly from $3.0 billion as of December 31, 2001 to $19.5 billion as of March 31, 2007, representing compound annual growth of 42.9%. For the year ended December 31, 2006 and the three months ended March 31, 2007, our real estate segment generated income before taxes of $902.7 million and $762.0 million, respectively.

  •
  Marketable Alternative Asset Management. Established in 1990, our marketable alternative asset management segment is comprised of our management of funds of hedge funds, mezzanine funds and senior debt vehicles, proprietary hedge funds and publicly-traded closed-end mutual funds.

    These products are intended to provide investors with greater levels of current income, and for certain products, a greater level of liquidity. Our marketable alternative assets under management have grown significantly from $3.5 billion as of December 31, 2001 to $31.4 billion as of March 31, 2007, representing compound annual growth of 51.8%. For the year ended December 31, 2006 and the three months ended March 31, 2007, our marketable alternative asset management segment generated income before taxes of $191.7 million and $113.2 million, respectively.

  •
  Financial Advisory. Our financial advisory segment comprises our corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds. Since our inception in 1985, our financial advisory segment has advised on mergers and acquisitions transactions with a total value of over $275 billion, distressed situations involving more than $350 billion of liabilities, and has assisted clients in raising $45.8 billion for different categories of client funds. Over the past full five years, revenues in the financial advisory segment have grown to $260.3 million, representing compound annual growth of 22.7%. For the year ended December 31, 2006 and the three months ended March 31, 2007, our financial advisory segment generated income before taxes of $193.9 million and $73.1 million, respectively.

        We generate our income from fees earned pursuant to contractual arrangements with funds, fund investors and fund portfolio companies (including management, transaction and monitoring fees), and from corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds. In certain management arrangements we receive performance fees when the return on assets exceeds certain benchmark returns or other performance targets. We make significant investments in the funds we manage and, in most cases, we receive a preferred allocation of income (i.e., a carried interest) or an incentive fee from an investment fund in the event that specified cumulative investment returns are achieved. Historically, our most significant expense has been compensation for our non-senior managing director employees, which will increase prospectively due to (1) payments to our senior managing directors of performance based compensation following this offering; (2) grants of unvested Blackstone Holdings partnership units to our senior managing directors and selected other individuals engaged in some of our businesses as part of the Reorganization; (3) awards of unvested deferred restricted common units of our other employees; and (4) ownership by our senior managing directors and selected other individuals of a portion of the carried interest income earned in respect of certain of the funds.

        Net investment gains generated by the Blackstone funds, principally private equity and real estate funds, are driven by value created by our strategic initiatives as well as overall market conditions. Generally, our funds initially carry fund investments at cost and revise those values when there have been significant changes in the fundamentals of the portfolio company, the portfolio company's industry or the overall economy. As our strategic initiatives at the portfolio company produce results and overall market conditions change, our funds recognize changes in the value of the underlying investment.

Business Environment

        As an investment management firm our businesses are materially affected by conditions in the financial markets and economic conditions generally in the United States, Western Europe and to some extent elsewhere around the world. Our diverse mix of business and product lines has allowed us to generate attractive returns in different business climates. Generally, business conditions characterized by low inflation, low or declining interest rates and strong equity markets provide a positive climate for us to generate attractive returns on existing investments. We also benefit, however, from periods of market volatility and disruption which allow us to use our large capital base and our experience with troubled companies and distressed securities to make investments at attractive prices and terms. In addition, within our financial advisory segment, our corporate and mergers and acquisitions advisory services operation, restructuring and reorganization advisory services and fund placement services benefit from different stages of the economic cycle.

Market Considerations

        Our ability to grow our revenues and income in our corporate private equity, real estate and marketable alternative asset management segments depends on our ability to attract new capital and investors and our ability to successfully invest our funds' capital. Our ability to grow our revenues in our financial advisory segment depends on our ability to obtain and successfully complete assignments from existing and new clients. In addition, market factors affecting our performance include:

  •
  The strength and liquidity of the U.S. and relevant global equity markets. These markets affect our ability to increase the value of our investments in our corporate private equity and real estate opportunity funds, which in turn affects the carried interest we earn. Furthermore, changes in supply and demand for real estate assets could affect our ability to increase the value of our investments in our real estate opportunity funds. In addition, recent general increases in stock market prices have made it difficult to find acquisition opportunities at acceptable valuations.

  •
  The strength and competitive dynamics of the alternative investment management industry, including the amount of capital invested in, and withdrawn from, alternative investments. Our share of this capital is dependent on the strength of our performance relative to the performance of our competitors. The capital we attract and our investment returns affect the level of our assets under management, which in turn affect the fees and the incentive and carried interest income we earn. In addition, strong capital flows to alternative asset investments are also important to the success of our fund placement business.

  •
  The strength and liquidity of the U.S. and relevant global debt markets. Our corporate private equity and real estate opportunity funds utilize bridge financing to finance fund acquisitions prior to the drawdown of limited partner capital commitments and for working capital purposes. In addition, certain of our alternative asset vehicles sometimes utilize leverage in order to increase investment returns, which ultimately affects our current income and ability to attract additional capital. Furthermore, certain of our funds make investments in debt instruments which benefit from a strong and liquid debt market.

  •
  Volatility within the markets. Volatility within the debt and equity markets increases both the opportunities and risks within each of our segments and directly affects the performance of our funds.

  •
  Fluctuations in interest rates or non-U.S. dollar currency exchange rates affect the performance of our funds. Historical trends in these markets are not necessarily indicative of future performance in these funds.

  •
  Revenue trends in certain of our financial advisory businesses are correlated to the volume of mergers and acquisitions activity and restructurings. However, deviations from these relationships can occur in any given year for a number of reasons. For example, changes in our market share or the ability or inability of our clients to close certain large transactions can cause our advisory fee revenue results to diverge from the level of overall mergers and acquisitions or restructuring activity.

        We believe recent market conditions have created favorable environments for our asset management and financial advisory businesses during the periods presented. Changes in these market conditions could have negative effects on our asset management and financial advisory businesses in future periods.

  •
  The U.S. economy and capital markets have been robust during the periods presented, creating a favorable environment for acquiring, growing and realizing value from the investments of our corporate private equity and real estate opportunity funds, as well as for the expansion of our marketable alternative asset management and financial advisory businesses. We have also successfully identified and capitalized on opportunities within Western Europe where trends have been favorable for investment and advisory services. Partially as a result of the globalization of our operations (e.g., opening of offices in London, Paris, Mumbai and Hong Kong), we continue to identify what we believe to be attractive opportunities in new markets.

  •
  Institutions and other investors have increased their capital allocations to the alternative investment sector. As a leader in this sector based on the size, diversity and performance of our funds, we have been and expect to continue to be able to attract a significant amount of new capital for our future investment funds. In addition, strong capital flows to this sector have contributed to the growth of our fund placement business.

  •
  U.S. and relevant global debt markets were particularly robust during 2005 and 2006, contributing to our ability to finance acquisitions by our corporate private equity and real estate opportunity funds at attractive rates, at attractive leverage ratios and on attractive terms. Current benchmark interest rates and credit spreads remain near long-term historical lows. Increases in rates and spreads could have a negative impact on our returns as the incremental cash flow required to service debt would reduce cash flow available to equity investors, and may require higher equity contributions to effect future transactions. A reduction in leverage ratios or a tightening of covenants and other credit terms could also have a negative impact on us.

  •
  Allocations of capital to the alternative investment sector are also dependent on the returns available from other investments relative to returns from alternative investments. The primary markets in which we conduct our business have experienced relatively steady growth. In addition, historically low interest rates and tight credit spreads during the periods presented have allowed the portfolio hedge funds in our funds of hedge funds to employ significant leverage to enhance investment returns. However, the performance of our funds has continued to exceed various traditional benchmarks enabling us to raise increasingly larger pools of investment capital. Increases in interest rates could negatively affect future returns. A reduction in leverage or a tightening of covenants for our portfolio companies and other credit terms could have a negative impact on us.

  •
  The continued strength of the mergers and acquisitions market environment as evidenced by the strong growth rate in mergers and acquisitions volume for the past three years has contributed to the revenue growth in our corporate and mergers and acquisitions advisory business. This business has also benefited from the growth of the number of senior managing directors in our corporate and mergers and acquisitions advisory business. Conversely, the market for restructuring and reorganization advisory services has been adversely affected by the decline in bankruptcies due to the positive economic environment and general liquidity in the market.

        The market conditions discussed above have been generally favorable to our performance over the periods presented. Future market conditions may not continue to be as favorable.

        For a more detailed description of how economic and global financial market conditions can materially affect our financial performance and condition, see "Risk Factors—Risks Related to Our Business".

        As a privately-owned firm, we have always been managed with a perspective of achieving successful growth over the long-term. Both in entering and building our various businesses over the years, and in determining the types of investments to be made by our investment funds, our management has consistently sought to focus on the best outcomes for our businesses and investments over a period of years rather than on the short-term effect on our revenue, net income or cash flow. We intend to maintain this long-term focus even after we become a public company. This approach will continue to significantly affect our revenue, net income and cash flow as a result of the timing of new investments and realizations of investments by our corporate private equity and real estate opportunity funds. This approach may also result in significant and unpredictable variances in these items from quarter to quarter. In addition, while a significant portion of the management fees derived from our investment funds, fund investors and fund portfolio companies are earned pursuant to multi-year contracts, other fees earned by our corporate private equity funds, real estate opportunity funds and our mezzanine funds, incentive fees earned by our fund of funds and hedge fund businesses and fees earned by our fund placement and advisory businesses are subject to significant variability from quarter to quarter based on transaction volume and size.

        Our historical combined results of operations are not indicative of the expected future operating results of The Blackstone Group L.P. following the Reorganization and this offering. In particular, following this offering The Blackstone Group L.P. will no longer consolidate in its financial statements the substantial majority of the investment funds that have historically been consolidated in our combined financial statements, with the exception of our proprietary hedge funds and four of our funds of hedge funds. See "Organizational Structure—Reorganization" and "Unaudited Pro Forma Financial Information".

Key Financial Measures and Indicators

Revenues

        Fund Management Fees.    Fund management fees are comprised of fees charged directly to funds, fund investors and fund portfolio companies (including management, transaction and monitoring fees). Such fees are based upon the contractual terms of investment advisory and related agreements and are recognized as earned over the specified contract period. In certain management fee arrangements, we are entitled to receive performance fees when the return on assets under management exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees are accrued monthly or quarterly based on measuring account / fund performance to date versus the performance benchmark stated in the investment management agreement. Fund management fees exclude the preferential allocations of profits (carried interest) that are similar to performance fees. Such amounts, which are a component of our general partnership interests in the corporate private equity, real estate, mezzanine and hedge funds, are not directly observable in the combined financial statements because the funds have been consolidated. See "Business—Business Segments—Structure and Operation of Our Investment Funds—Incentive Arrangements / Fee Structure".

        Advisory Fees.    Financial advisory fees consist of advisory retainer and transaction based fee arrangements related to mergers, acquisitions, restructurings, divestitures and fund placement services for alternative investment funds. Advisory retainer fees are recognized when services are rendered. Transaction fees are recognized when (1) there is evidence of an arrangement with a client, (2) agreed upon services have been provided, (3) fees are fixed or determinable and (4) collection is reasonably assured. Fund placement services revenue is recognized as earned upon the acceptance by a fund of capital or capital commitments.

Expenses

        Employee Compensation and Benefits Expense.    Prior to this offering, our employee compensation and benefits expense reflects compensation (primarily salary and bonus) solely to our non-senior managing director employees. Our compensation arrangements with our employees contain a significant performance-based bonus component. Therefore, as our net revenues increase, our compensation costs also rise. In addition, our compensation costs reflect the increased investment in people as we expand geographically and create new products and businesses. Historically, all payments for services rendered by our senior managing directors and selected other individuals engaged in our businesses have been accounted for as partnership distributions rather than as employee compensation and benefits expense. As a result, our employee compensation and benefits expense has not reflected payments for services rendered by these individuals.

        Following this offering, employee compensation and benefits will reflect the amortization of significant non-cash equity-based compensation as unvested Blackstone Holdings partnership units received in the Reorganization by our senior managing directors and other individuals engaged in some of our businesses and unvested deferred restricted common units granted to our non-senior managing director professionals at the time of this offering are charged to expense. In addition, we intend to implement performance-based compensation arrangements for our existing owners working in our businesses across our different operations designed to achieve a relationship between compensation levels and results that are appropriate for each operation given prevailing market conditions. In addition, the existing owners working in our businesses, other professionals and selected other individuals who work on our carry funds will have a profit sharing interest in the carried interest earned in relation to these funds in order to better align their interests with our own and with those of the investors in these funds.

        See Note 3(m) in "Unaudited Pro Forma Financial Information". See also "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements" for information regarding the vesting of Blackstone Holdings partnership units issued to our senior managing directors and see "Management—IPO Date Equity Awards" for information regarding the award of deferred restricted common units to be made to our non-senior managing director employees at the time of this offering. The total estimated unrecorded compensation expense related to Blackstone Holdings partnership units and The Blackstone Group L.P. deferred restricted common units that will be issued in connection with the Reorganization and at the time of this offering but are subject to vesting is $9.79 billion. The compensation expense related to such vesting is estimated to be $1.84 billion, $2.40 billion and $5.55 billion for the remainder of 2007, 2008 and 2009 and thereafter, respectively.

        As part of the Reorganization we will acquire interests in our business from our existing owners. We will account for the acquisition of the interests of our existing owners other than our founders using the purchase method of accounting, and preliminarily expect to reflect the excess of the purchase price over the fair value of the tangible assets acquired and liabilities assumed as goodwill and other intangible assets on our statement of financial condition. We preliminarily estimate that we will record in excess of $4 billion of finite-lived intangible assets (in addition to approximately $3.6 billion of goodwill). We anticipate amortizing these finite-lived intangibles over their estimated useful lives, which are expected to range between three and ten years, using the straight-line method. See Note 2(l) in "Unaudited Pro Forma Financial Information". In addition, as part of the Reorganization, our existing owners will receive 846,532,186 Blackstone Holdings partnership units, of which 439,808,327 will be unvested. The grant date fair value of the unvested Blackstone Holdings partnership units (which will be the initial public offering price per common unit in this offering) will be charged to expense as the Blackstone Holdings partnership units vest over the assumed service periods, which range up to eight years, on a straight-line basis. The amortization of these finite-lived intangible assets and of this non-cash equity based compensation will increase our expenses substantially during the relevant periods and, as a result, we expect to record significant net losses for a number of years following this offering.

        Fund Expenses.    The expenses of our consolidated Blackstone funds consist primarily of interest expense, professional fees and other third-party expenses incurred in connection with the diligencing of potential investments that do not result in closed transactions. These expenses will be significantly lower in our future financial statements after we deconsolidate the related investment funds. See Note 1(j) in "Unaudited Pro Forma Financial Information".

        Other Expenses.    The balance of our expenses include interest expense, occupancy and equipment expenses and general, administrative and other expenses, which consist of professional fees, travel and related expenses, communications and information services, depreciation and amortization and other operating expenses.

        Net Gains from Investment Activities.    Blackstone and its consolidated funds generate realized and unrealized gains from underlying investments in corporate private equity, real estate and marketable alternative asset management funds. Net gains (losses) from our investment activities reflect a combination of internal and external factors. The external factors affecting the net gains associated with our investing activities vary by asset class but are broadly driven by the market considerations discussed above. The key external measures that we monitor for purposes of deriving net gains from our investing activities include: price/earnings ratios and earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples for benchmark public companies and comparable transactions and capitalization rates ("cap rates") for real estate property investments. In addition, third-party hedge fund managers provide information regarding the valuation of hedge fund investments. These measures generally represent the relative value at which comparable entities have either been sold or at which they trade in the public marketplace. Other than the information from our hedge fund managers, we refer to these measures generally as exit multiples. Internal factors that are managed and monitored include a variety of cash flow and operating performance measures, most commonly EBITDA and net operating income. The management of the companies that our funds invest in are incentivized to maximize these key measures and do so by pursuing strategies to improve the operating performance and the capital structures of the companies. In many cases, our general partner interests in the Blackstone funds entitle us to a preferred allocation of income (a carried interest) or an incentive fee from an investment fund in the event that the investors in the fund achieve specified cumulative investment returns. When we are entitled to a carried interest allocation, we have historically reflected this through a reduction in the income allocated to third-party investors in our carry funds in the determination of the Non-Controlling Interests in the Income of the Consolidated Entities. Following this offering we will no longer consolidate most of our investment funds and, as a result, our carried interest will be directly observable in our financial statements.

        Our corporate private equity, real estate opportunity funds and funds of hedge funds have not historically utilized substantial leverage at the fund level other than for short-term borrowings between the date of an investment and the receipt of capital from the investing fund's investors. Our corporate private equity funds and real estate opportunity funds make direct or indirect investments in companies that utilize leverage in their capital structure, including leverage incurred by the company resulting from the structuring of the fund's investment in the company. The degree of leverage employed varies amongst portfolio companies based on market conditions and the company's financial situation. Our corporate private equity funds and real estate opportunity funds do not monitor leverage employed by their portfolio companies in the aggregate. However, for companies under our funds' control or over which our funds' have significant influence, it is our policy to endeavor to cause the portfolio company to maintain appropriate controls over its liquidity and interest rate exposures.

        Our mezzanine and hedge funds use leverage within the funds in order to obtain additional market exposure. The forms of leverage primarily employed are purchasing securities on margin or through other collateralized financing and the use of derivative instruments. Generally gross leverage will be in the range of 150% to 250% of the fund's net asset value. The fair value of derivatives generally will encompass 0% to 15% of the fund's net asset value. Our mezzanine funds employ leverage in order to increase the funds' returns on invested capital. The funds have typically employed leverage of between 0% and 50% of an investment's cost, depending on the nature of the asset acquired, with an overall target of borrowings equating to approximately 33% of the funds' invested assets. Our distressed securities hedge fund does not typically borrow money other than for short-term cash needs. It will typically hold both long securities and short securities. Gross investment leverage will generally range from 90% to 130% based on net asset value, and net exposure is generally 60% to 100% based on net asset value. The fund will generally hold 10% to 15% of net asset value in cash and will typically be net long. The fund will generally utilize credit derivatives to buy credit protection.

        The funds' investments are diversified across a variety of industries and geographic locations, and as such we are broadly exposed to the market conditions and business environments referred to above. As a result, although our funds are exposed to market risks, we continuously seek to limit concentration of exposure in any particular sector.

        Income Taxes.    We have historically operated as a partnership or, in the case of certain combined subsidiaries, an S Corporation for U.S. federal income tax purposes and generally as a corporate entity in non-U.S. jurisdictions. As a result, our income has not been subject to U.S. federal and state income taxes. Income taxes shown on Blackstone Group's historical combined income statements are attributable to the New York City unincorporated business tax and income taxes on certain entities located in non-U.S. jurisdictions.

        Following this offering the Blackstone Holdings partnerships and their subsidiaries will continue to operate in the U.S. as partnerships for U.S. federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions; accordingly, these entities will in some cases continue to be subject to New York City unincorporated business taxes or non-U.S. income taxes. In addition, certain of the wholly-owned subsidiaries of The Blackstone Group L.P. will be subject to additional entity-level taxes that will be reflected in our consolidated financial statements. For information on the pro forma effective tax rate of The Blackstone Group L.P. following the Reorganization, see Note 3(q) in "Unaudited Pro Forma Financial Information".

        Non-Controlling Interests in Income of Consolidated Entities.    On a historical basis, non-controlling interests in income of consolidated entities has primarily consisted of interests of unaffiliated third-party investors and AIG's investments in Blackstone funds pursuant to AIG's mandated limited partner capital commitments, on which we receive carried interest allocations and which we refer to collectively as "Limited Partners" or "LPs" as well as discretionary investments by the other existing owners and employees. Non-controlling interests related to the corporate private equity, real estate opportunity and mezzanine funds are subject to on-going realizations and distributions of proceeds therefrom during the life of a fund with a final distribution at the end of each respective fund's term, which could occur under certain circumstances in advance of or subsequent to that fund's scheduled termination date. Non-controlling interests related to our funds of hedge funds and hedge funds are generally subject to annual, semi-annual or quarterly withdrawal or redemption by investors in our hedge funds following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years). When redeemed amounts become legally payable to investors in our hedge funds on a current basis, they are reclassified as a liability. Such non-controlling interests will initially be recorded at their historical carry-over basis as those interests remain outstanding and are not being exchanged for partnership units of Blackstone Holdings.

        Following this offering, we will no longer consolidate most of our investment funds, as we will grant liquidation rights to the unrelated investors, see Note 1(j) in "Unaudited Pro Forma Financial Information", and accordingly non-controlling interests in income of consolidated entities related to the Limited Partner interests in the deconsolidated funds will no longer be reflected in our financial results. However, we will record significant non-controlling interests in income of consolidated entities relating to the ownership interest of our existing owners in Blackstone Holdings and the limited partner interests in our investment funds that remain consolidated. As described in "Organizational Structure", The Blackstone Group L.P. will, through wholly-owned subsidiaries, be the sole general partner of each of the Blackstone Holdings partnerships. The Blackstone Group L.P. will consolidate the financial results of Blackstone Holdings and its consolidated subsidiaries, and the ownership interest of the limited partners of Blackstone Holdings will be reflected as a minority interest in The Blackstone Group L.P.'s consolidated financial statements. We have not yet determined how any future exchanges of Blackstone Holdings partnership units for common units of The Blackstone Group L.P. will be accounted for in our consolidated financial statements.

Operating Metrics

        The alternative asset management business is a complex business that is unusual due to its ability to support rapid growth without requiring substantial capital investment. However, there also can be volatility associated with its earnings and cash flow. Since our inception, we have developed and used various supplemental operating metrics to assess and monitor the operating performance of our various alternative asset management businesses in order to monitor the effectiveness of our value creating strategies.

        Assets Under Management.    Assets under management refers to the assets we manage. Our assets under management equal the sum of: (1) the fair market value of the investments held by our carry funds plus the capital that we are entitled to call from investors in those funds pursuant to the terms of their capital commitments to those funds (plus the fair market value of co-investments arranged by us that were made by limited partners of our corporate private equity and real estate opportunity funds in portfolio companies of such funds as to which we receive fees or a carried interest allocation); (2) the net asset value of our funds of hedge funds, proprietary hedge funds and closed-end mutual funds; and (3) the amount of capital raised for our senior debt funds. The assets under management measure we present in this prospectus also includes assets under management relating to our own and our employees' investments in funds for which we charge either no or nominal management fees. As a result of raising new funds with sizeable capital commitments, and increases in the net asset values of our funds and their retained profits, our fee paying assets under management have increased significantly over the periods discussed.

        Limited Partner Capital Invested.    Limited Partner capital invested represents the amount of Limited Partner capital commitments which were invested by our carry funds during each period presented. Over our history we have earned aggregate multiples of invested capital for realized and partially realized investments of 2.6x and 2.4x in our corporate private equity and real estate opportunity funds, respectively.

        Carry Dollars Created.    Carry Dollars Created is an operating measure of the value created for us when our carry funds make an investment. Carry Dollars Created is calculated by multiplying the aggregate amount of Limited Partner capital invested by the carry funds in transactions during a given period by the contractual percentage (generally 20%) of the profits that we earn as a preferred allocation of income (a carried interest) from these investments, assuming we achieve specified cumulative investment returns. Carry Dollars Created is a critical operating metric in the management of our businesses, and we focus on growing the annual amount of Carry Dollars Created over time. We closely track Carry Dollars Created as an operating measure of the productivity of our investment activities and as a measure of the value attributable to us that is embedded in our existing investment portfolio. Carry Dollars Created reflects the opportunity to earn a preferred allocation of income on an investment by our carry funds and is established when a new investment is made. We believe that Carry Dollars Created serves as a useful indicator of potential future investment results.

        As a public company, we will continue to manage our business as we have in the past, using traditional financial measures and our key operating performance metrics, since we believe that these metrics measure the productivity of our investment activities. See "Summary—Summary Historical Financial and Other Data".

Combined Results of Operations

        Following is a discussion of our combined results of operations for the three years ended December 31, 2006, 2005 and 2004 and for the three months ended March 31, 2007 and 2006. For a more detailed discussion of the factors that affected the results of our four business segments in these periods, see "—Segment Analysis" below.

        The following tables set forth information regarding our combined results of operations and certain key operating metrics for the three years ended December 31, 2006, 2005 and 2004 and for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Revenues
Fund Management Fees	$382,957	$180,116	$852,283	$370,574	$390,645
Advisory Fees	92,525	38,413	256,914	120,137	108,356
Interest and Other	3,935	2,460	11,082	6,037	4,462

Total	479,417	220,989	1,120,279	496,748	503,463

Expenses
Employee Compensation and Benefits	79,207	52,850	250,067	182,605	139,512
Interest	11,122	7,488	36,932	23,830	16,239
Occupancy and Related Charges	9,322	7,604	35,862	30,763	29,551
General, Administrative and Other	18,810	12,578	86,534	56,650	48,576
Fund Expenses	53,689	18,076	143,695	67,972	43,123

Total	172,150	98,596	553,090	361,820	277,001

Other Income
Net Gains from Investment Activities	3,783,433	1,686,381	7,587,296	5,142,530	6,214,519

Income Before Non-Controlling Interests in Income of Consolidated Entities and Income Taxes	4,090,700	1,808,774	8,154,485	5,277,458	6,440,981
Non-Controlling Interests in Income of Consolidated Entities	2,944,654	1,315,746	5,856,345	3,934,535	4,901,547

Income Before Taxes	1,146,046	493,028	2,298,140	1,342,923	1,539,434
Income Taxes	13,970	5,873	31,934	12,260	16,120

Net Income	$1,132,076	$487,155	$2,266,206	$1,330,663	$1,523,314

Assets Under Management (at Period End)	$83,135,056	$57,498,488	$69,512,202	$51,098,827	$32,124,250

Capital Deployed:
Limited Partner Capital Invested	$3,973,694	$1,517,945	$10,812,140	$3,085,650	$3,437,772

Carry Dollars Created	$794,739	$303,589	$2,115,126	$617,130	$687,554

  Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

  Revenues

        Revenues were $479.4 million for the three months ended March 31, 2007, an increase of $258.4 million or 116.9% versus the three months ended March 31, 2006. The increase was primarily due to increased fund management fees in our real estate segment of $189.5 million related to our acquisition of Equity Office Properties Trust in 2007, and the commencement of our new real estate fund, Blackstone Real Estate Partners VI, in February 2007. In addition, fund management fees increased in our marketable alternative asset management segment by $36.0 million as a result of growth in assets under management. Additionally, revenues in our financial advisory segment increased by $55.2 million primarily from increased activity in our fund placement business and increases in mergers and acquisition engagements. The increases in revenues were partially offset by a decrease in portfolio company related fees of $24.1 million related to our corporate private equity segment primarily due to a decrease in LP capital deployed.

  Expenses

        Expenses were $172.2 million for the three months ended March 31, 2007, an increase of $73.6 million or 74.6% versus the three months ended March 31, 2006. The increase was primarily due to an increase in employee compensation and benefits of $26.4 million reflecting increased compensation to existing personnel based upon our favorable financial performance as well as the net addition of personnel to support the growth of each of our business segments including office openings and expansion in London, Hong Kong and India. Occupancy related and general, administrative and other expenses increased by $8.0 million as a result of the growth of our business including office openings and international expansion. In addition, fund expenses increased $35.6 million.

  Net Gains from Investment Activities

        Net gains from investment activities were $3.8 billion (including $631.0 million of general partner carried interest allocation) for the three months ended March 31, 2007, an increase of $2.1 billion or 124.4% versus the three months ended March 31, 2006. The increase was primarily due to an increase in net appreciation in our real estate segment of $2.1 billion attributed to our funds' office and limited service hospitality portfolios. In particular, our funds' office portfolio appreciated based upon pricing achieved on dispositions of assets associated with our recent acquisition of Equity Office Properties Trust. Approximately $1.6 billion of the increase in net gains from investment activities was allocated to minority interest holders.

  Assets Under Management

        Assets under management were $83.1 billion at March 31, 2007, an increase of $25.6 billion or 44.6% versus March 31, 2006. The increase was due to increases in assets under management of $3.5 billion in our corporate private equity segment, $10.3 billion in our real estate segment and $11.9 billion in our marketable alternative asset management segment.

  Capital Deployed

        LP capital invested and carry dollars created were $4.0 billion and $794.7 million, respectively, for the three months ended March 31, 2007, which represent increases of $2.5 billion (161.8%) and $491.2 million (161.8%), respectively, versus the three months ended March 31, 2006. The increases were primarily due to the investment of $3.5 billion related to the acquisition of Equity Office Properties Trust in our real estate segment, partially offset by a decrease in LP capital deployed by the corporate private equity segment of $804.3 million.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

  Revenues

        Revenues were $1.1 billion for the year ended December 31, 2006, an increase of $623.5 million or 125.5% versus the year ended December 31, 2005. The increase was primarily due to the net impact of fund related fees from a new corporate private equity fund of $94.9 million and $95.8 million from a full year of fees for two real estate funds raised during 2005, higher portfolio company related fees earned in connection with the increased investment activity in 2006 from the prior year in our corporate private equity segment of $133.2 million and in our real estate segment of $80.1 million, which were partially offset by a reduction in fees due to capital being returned to investors as a result of portfolio company dispositions. In addition, management fees increased $90.8 million resulting from the growth of assets under management in our marketable alternative assets segment, and increases in advisory fees resulted primarily from increased activity in our fund placement business of $45.4 million and increases in corporate and mergers and acquisitions advisory fees of $90.1 million.

  Expenses

        Expenses were $553.1 million for the year ended December 31, 2006, an increase of $191.3 million or 52.9% versus the year ended December 31, 2005. The increase was primarily due to an increase in employee compensation and benefits of $67.5 million reflecting the increased investment activities in 2006 as well as the net addition of personnel. In addition, fund expenses increased $75.7 million and professional fees, a component of general administrative and other expenses, and interest expense increased in the aggregate by $37.2 million.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $7.6 billion (including $1.2 billion of general partner carried interest allocation) for the year ended December 31, 2006, an increase of $2.4 billion or 47.5% versus the year ended December 31, 2005. Of this increase, $2 billion related to gains from our investment funds which are deconsolidated for segment purposes. The increase was primarily due to increases in appreciation in our real estate opportunity funds' limited service portfolios and recent office portfolio acquisitions. Approximately $1.8 billion of the increase in net gains from investment activities was allocated to minority interest holders.

  Assets Under Management

        Assets under management were $69.5 billion at December 31, 2006, an increase of $18.4 billion or 36.0% versus the year ended December 31, 2005. The increase was due to increases in assets under management of $2.5 billion in our corporate private equity segment, $5.9 billion in our real estate segment and $10.0 billion in our marketable alternative asset management segment.

  Capital Deployed

        LP capital invested and carry dollars created were $10.8 billion and $2.1 billion, respectively, for the year ended December 31, 2006, which represents an increase of $7.7 billion (250.4%) and $1.5 billion (242.7%), respectively, over the prior year. The increase in LP capital invested and carry dollars created reflect increased levels of investment achieved in our corporate private equity segment ($5.7 billion and $1.1 billion) and our real estate segment ($2.0 billion and $405 million), as we have grown our investment teams and global presence. Investments were made across a number of sectors in 2006, including semi-conductor manufacturing, telecommunications and healthcare in the corporate private equity segment and office and hospitality in the real estate segment.

  Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

  Revenues

        Revenues were $496.7 million for the year ended December 31, 2005, a decrease of $6.7 million or 1.3% versus the year ended December 31, 2004. The decrease was primarily due to the timing of commitments and actual closings for corporate private equity transactions and a resultant decrease in our share of related additional fees of $52.9 million. This decrease was partially offset by $13.9 million and $17.9 million of increases in real estate and marketable alternative asset management fund fees, respectively. In addition, advisory fees increased $11.8 million primarily from mergers and acquisition fees, offset by a decline in restructuring and reorganization advisory fees.

  Expenses

        Expenses were $361.8 million for the year ended December 31, 2005, an increase of $84.8 million or 30.6% versus the year ended December 31, 2004. The increase was primarily due to increased employee compensation of $43.1 million due to increased payments to existing personnel, as well as the net addition of personnel in anticipation of the launching of a new corporate private equity fund and two new real estate opportunity funds. In addition, fund expenses increased by $24.8 million.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $5.1 billion for the year ended December 31, 2005, a decrease of $1.1 billion or 17.2% versus the year ended December 31, 2004. Included in 2005 and 2004 net gains from investment activities were general partner carried interest allocations of $867.2 million and $970.0 million, respectively. The decrease was due to a decline in appreciation in corporate private equity of $1.1 billion. During the year ended December 31, 2004, there was significant appreciation in the corporate private equity funds' energy sector investments, whereas during the year ended December 31, 2005, there was no significant additional appreciation in the corporate private equity funds' investments. There was also a decline in appreciation in real estate investments of $148 million, primarily from the funds' hospitality investments. These declines were offset by a slight increase in the marketable alternative asset management segment from the funds of hedge funds business.

  Assets Under Management

        Assets under management were $51.1 billion at December 31, 2005, an increase of $19.0 billion or 59.1% versus December 31, 2004. During 2005, we commenced a corporate private equity fund and two real estate opportunity funds, which increased assets under management in those segments by $12.5 billion and $3.7 billion, respectively. In addition, assets under management in the marketable alternative asset management segment increased by $5.3 billion. The increase was partially offset by fund dispositions of certain fund investments.

  Capital Deployed

        LP capital invested and carry dollars created were $3.1 billion and $617.1 million, respectively, for the year ended December 31, 2005, which represents a decrease of $352.1 million (10.2%) and $70.4 million (10.2%), respectively. Such amounts reflect a decline in our private equity segment of $440.4 million and $88.1 million, respectively, and marketable alternative asset management of $82.5 million and $16.5 million, respectively, offset in part by an increase in the real estate segment of $170.7 million and $34.1 million, respectively. Investments were made across a number of sectors in 2005, including healthcare and technology in the corporate private equity segment and hospitality in the real estate segment.

Segment Analysis

        Discussed below are our results of operations for each of our reportable segments. This information is reflected in the manner utilized by our senior management to make operating decisions, assess performance and allocate resources. Management makes operating decisions and assesses the performance of each of our business segments based on financial and operating metrics and data that are presented without the consolidation of any of the investment funds we manage. Key performance measures used by management are Carry Dollars Created (see "—Key Financial Measures and Indicators—Operating Metrics—Carry Dollars Created"), Fee Related Earnings and Economic Net Income ("ENI").

        Fee Related Earnings is a profit measure reported by each of our four segments. Management uses Fee Related Earnings as a supplemental measure of operating performance. The difference between Fee Related Earnings and GAAP income before taxes is that Fee Related Earnings represents income before taxes adjusted to (1) exclude expenses of consolidated Blackstone funds, (2) include management fees earned from such funds which were eliminated in consolidation and (3) eliminate net gains and losses from investment activities and non-controlling interests in income of consolidated entities. Current operations are managed in part based on Fee Related Earnings which is comprised principally of revenue earned from fund management and advisory fees. These revenues are reduced by all operating expenses, including but not limited to employee compensation, interest and occupancy costs. It has been, and remains, a key objective of ours to maximize Fee Related Earnings as such amounts directly affect the profits from the business.

        ENI has historically been a key performance measure used by management. ENI represents net income excluding the impact of income taxes as well as the impact of non-cash charges related to vesting of certain compensation arrangements. However, our historical combined financial statements do not include non-cash charges related to vesting of equity based compensation. Therefore, ENI is equivalent to income before taxes in our historical combined financial statements. ENI is used by management for our segments in making resource deployment and employee compensation decisions.

        Segment revenues, expenses and net gains from investing activities are presented on a basis that deconsolidates the investment funds we manage. As a result, segment revenues are greater than those presented on a combined GAAP basis because fund management fees recognized in certain segments are received from the Blackstone funds and eliminated in consolidation when presented on a combined GAAP basis. Furthermore, segment expenses and net gains from investments are lower than related amounts presented on a combined GAAP basis due to the exclusion of fund expenses that are paid by LPs and the elimination of non-controlling interests. Net gains from investments include our carried interest in our private equity, real estate, mezzanine and hedge funds.

Corporate Private Equity

        The following table presents our results of operations for our corporate private equity segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Revenues
Fund Management Fees	$59,758	$78,432	$404,296	$175,772	$226,712
Interest and Other	314	100	871	1,666	919

Total	60,072	78,532	405,167	177,438	227,631

Expenses	29,463	21,850	117,724	78,247	70,561

Fee Related Earnings	30,609	56,682	287,443	99,191	157,070

Net Gains from Investment Activities	167,205	183,229	722,410	737,506	871,891

Economic Net Income	$197,814	$239,911	$1,009,853	$836,697	$1,028,961

        The following operating metrics are used in the management of this business segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Assets Under Management (at Period End)	$32,260,609	$28,794,355	$29,808,110	$27,263,416	$15,651,178

Capital Deployed:
Limited Partner Capital Invested	$56,695	$861,020	$7,549,449	$1,856,488	$2,296,862

Carry Dollars Created	$11,339	$172,204	$1,462,588	$371,298	$459,372

        During the periods presented, the investing climate for our corporate private equity segment remained fundamentally positive, with the global economy, particularly in the United States, performing well, corporate sale transactions relatively active, private equity funds increasingly being considered for acquisitions of public and private companies and availability of debt financing on attractive terms. Additionally, as asset allocations to the private equity industry have increased, Blackstone's fund sizes have also grown. Larger funds increased the universe of potential acquisition candidates and allowed the funds to pursue larger transactions.

        The institutional loan and high yield markets experienced unprecedented liquidity. Increasing investor demand for non-investment grade debt has kept interest rate spreads, or the incremental cost a borrower must pay over the interest rate of government securities, at historically low levels. In addition, the growing prevalence of alternative sources of debt financing, including asset-based financing, securitizations and property financings, among others, increased the availability of low-cost financing alternatives for private equity buyers. These market dynamics led to significant growth in leveraged buyouts as the availability of low-cost debt lowered our corporate private equity funds' cost of capital and resulted in higher returns or the ability to offer additional purchase consideration to a seller.

        Subsequent to March 31, 2007, our corporate private equity segment has continued to be favorably affected by the market conditions described above. While these conditions have continued to benefit our corporate private equity segment, our business is subject to unforeseen changes in market conditions and we cannot predict whether or not the current conditions will continue.

  Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

  Revenues

        Revenues were $60.1 million for the three months ended March 31, 2007, a decrease of $18.5 million or 23.5% versus the three months ended March 31, 2006. The decrease was primarily due to a decrease in LP capital deployed, resulting in a decrease of $24.1 million in portfolio company related fees (our share of portfolio company fees for the three months ended March 31, 2007 totaled $9.1 million versus $33.2 million for the three months ended March 31, 2006). The decrease in portfolio company related fees was partially offset by an increase of $5.8 million in fund related fees.

  Expenses

        Expenses were $29.5 million for the three months ended March 31, 2007, an increase of $7.6 million or 34.8% versus the three months ended March 31, 2006. The increase was primarily due to increased compensation to employees reflecting the growth in the portfolio management group, as well as our costs associated with the opening of our Hong Kong office to expand our scope in Asia during the first quarter of 2007, aggregating $4.2 million. In addition, professional fees and interest expense increased in the aggregate by $2.0 million.

  Net Gains from Investment Activities

        Net gains from investment activities were $167.2 million (including $140.4 million of general partner carried interest allocations) for the three months ended March 31, 2007, a decrease of $16.0 million or 8.7% versus the three months ended March 31, 2006. The decrease was primarily due to differences in the amount of appreciation in certain portfolio investments. In the first quarter of 2006, a greater amount of net appreciation was generated by our funds' investments in the technology, media and telecommunications sectors.

  Assets Under Management

        Assets under management were $32.3 billion at March 31, 2007, an increase of $3.5 billion or 12.0% versus March 31, 2006. The increase was primarily due to additional capital raised for Blackstone Capital Partners V.

  Capital Deployed

        LP capital invested in private equity transactions and carry dollars created were $56.7 million and $11.3 million, respectively for the three months ended March 31, 2007, a decrease of $804.3 million or 93.4% and $160.9 million or 93.4% respectively, versus the three months ended March 31, 2006. These decreases reflected a decrease in investments closed during the three months ended March 31, 2007, versus the three months ended March 31, 2006. However, at March 31, 2007, more than $3 billion of capital had been committed to transactions that were scheduled to close in subsequent periods.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

  Revenues

        Revenues were $405.2 million for the year ended December 31, 2006, an increase of $227.7 million or 128.3% versus the year ended December 31, 2005. The increase in 2006 was primarily due to the net impact of fund related fees of $94.9 million attributable to Blackstone Capital Partners V, a new fund that commenced in December 2005, and an increase in portfolio company related fees earned in connection with the increased investment activity in 2006 versus 2005 (our share of 2006 portfolio company related fees totaled $198.3 million versus $65.1 million in 2005).

  Expenses

        Expenses were $117.7 million for the year ended December 31, 2006, an increase of $39.5 million or 50.5% versus the year ended December 31, 2005. The increase was due primarily to an increase in employee compensation and benefits of $19 million, reflecting the growth of the team and increased investment activity and resultant revenues in 2006. In addition, professional fees and interest expense increased in the aggregate by $15.3 million primarily as a result of increased investment activity.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $722.4 million (including $594.5 million of general partner carried interest allocations) for the year ended December 31, 2006, a decrease of $15.1 million, or 2.0%, versus the year ended December 31, 2005, primarily attributable to differences in the amount of net appreciation in certain portfolio investments in 2006 compared to 2005 when our energy sector benefited from increases in exit multiples.

  Assets Under Management

        Assets under management were $29.8 billion at December 31, 2006, a net increase of $2.5 billion or 9.3% versus December 31, 2005, arising primarily from a subsequent closing of additional commitments to Blackstone Capital Partners V.

  Capital Deployed

        LP capital invested in private equity transactions and carry dollars created were $7.5 billion and $1.5 billion, respectively, for the year ended December 31, 2006, which represents an increase of $5.7 billion or 306.7% and $1.1 billion or 293.9%, respectively. These increases reflect increases in the size and volume of investment activity.

  Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

  Revenues

        Revenues were $177.4 million for the year ended December 31, 2005, a decrease of $50.2 million or 22.1% versus the year ended December 31, 2004. The decrease was due primarily to a decrease in investment activity and a commensurate decrease in portfolio company related fees (our share of 2005 portfolio company related fees totaled $65.1 million as compared to $100.6 million in 2004).

  Expenses

        Expenses were $78.2 million for the year ended December 31, 2005, an increase of $7.7 million or 10.9% versus the year ended December 31, 2004. The increase was due primarily to increased compensation expense of $5.0 million as well as costs associated with Blackstone establishing a presence in India.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $737.5 million for the year ended December 31, 2005, a decrease of $134.4 million or 15.4% versus the year ended December 31, 2004, primarily attributable to an increase in the 2005 appreciation of energy related fund investments, primarily driven by higher exit multiples, that were more than offset by a decrease in the value of the remaining investments in the manufacturing sector. Included in 2005 and 2004 net gains from investment activities were general partner carried interest allocations of $607.8 million and $710.3 million, respectively.

  Assets Under Management

        Assets under management were $27.3 billion at December 31, 2005, a net increase of $11.6 billion or 74.2% versus December 31, 2004. The increase was primarily attributable to the December 2005 commencement of Blackstone Capital Partners V, a new fund with total capital commitments as of year end 2005 of $12.5 billion.

  Capital Deployed

        LP capital invested in private equity transactions and carry dollars created were $1.9 billion and $371.3 million, respectively, for the year ended December 31, 2005, which represents a decrease of $440.4 million or 19.2% and $88.1 million or 19.2%, respectively, versus the year ended December 31, 2004. These decreases reflect a lower level of investment activity in 2005.

Real Estate

        The following table presents our results of operations for our real estate segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Revenues
Fund Management Fees	$246,901	$57,447	$263,130	$100,073	$86,113
Interest and Other	115	45	1,076	835	2,502

Total	247,016	57,492	264,206	100,908	88,615

Expenses	24,757	21,967	96,426	68,428	51,797

Fee Related Earnings	222,259	35,525	167,780	32,480	36,818

Net Gains from Investment Activities	539,715	126,159	734,964	292,505	296,439

Economic Net Income	$761,974	$161,684	$902,744	$324,985	$333,257

        The following operating metrics are used in the management of this business segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Assets Under Management (at Period End)	$19,473,455	$9,193,984	$12,796,999	$6,927,990	$4,867,046

Capital Deployed:
Limited Partner Capital Invested	$3,883,476	$646,480	$3,130,945	$1,105,882	$935,136

Carry Dollars Created	$776,695	$129,296	$626,189	$221,176	$187,027

        During the periods presented, macroeconomic conditions generally supported continued economic growth. The strength of demand for real estate, particularly in the office and lodging sectors, continued to be heavily correlated with the strength of the U.S. economy, as indicated by gross domestic product and office employment growth.

        The office market sector improved during the period and the hotel sector continued to show considerable year-over-year growth, two key sectors for Blackstone real estate fund investments. Although employment growth was low in the three months ended March 31, 2007, new supply remained limited in Blackstone's focus markets. On the supply side, with the exception of a handful of markets, there was little new office supply in the pipeline. The lack of new construction enabled landlords to continue reducing concession packages to tenants and overall leasing costs. Furthermore, as vacancies and available sublease space declined, market rental rates exhibited considerable growth. In addition to improving demand fundamentals, hotel supply statistics continued to be favorable.

        While the supply and demand fundamentals for our funds' most important investment classes improved, debt and equity investor demand for real estate assets increased significantly over the past several years, resulting in significantly increased liquidity in the sector. The improved demand was due to a number of factors, including a favorable interest rate environment, the overall performance of the U.S. REIT market, the lack of alternative investments that provided the same levels of expected returns and on the debt side, the ability of lenders to repackage their loans into securitizations, thereby diversifying and limiting their risk. This led to an increase in asset values driven by higher exit multiples and provided the opportunity to dispose of and refinance assets at favorable pricing levels.

        Subsequent to March 31, 2007, our real estate segment has continued to be favorably affected by the market conditions described above. While these conditions have continued to benefit our real estate segment, our business is subject to unforeseen changes in market conditions and we cannot predict whether or not the current conditions will continue.

  Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

  Revenues

        Revenues were $247.0 million for the three months ended March 31, 2007, an increase of $189.5 million or 329.7% versus the three months ended March 31, 2006. Fund management fees increased $189.5 million primarily due to an increase in portfolio company related fees earned (our share of portfolio company related fees totaled $202.5 million in the first quarter of 2007 versus $21.5 million in the first quarter of 2006), primarily attributed to our funds' acquisition of Equity Office Properties Trust. Fund related fees increased $9.2 million for the three months ended March 31, 2007 as compared to the first quarter of 2006, due to management fees generated from our new fund, Blackstone Real Estate Partners VI, which commenced in February 2007.

  Expenses

        Expenses were $24.8 million for the three months ended March 31, 2007, an increase of $2.8 million or 12.7% versus the three months ended March 31, 2006. The increase was primarily due to increased compensation expense for both existing and new personnel.

  Net Gains from Investment Activities

        Net gains from investment activities were $539.7 million (including $476.4 million of general partner carried interest allocations) for the three months ended March 31, 2007, an increase of $413.6 million or 327.8% versus the three months ended March 31, 2006. The increase was primarily due to appreciation associated with our real estate opportunity funds' office portfolio and limited service hospitality sectors investments. In particular, our funds' office portfolio appreciated based upon pricing achieved on dispositions of assets associated with our recent acquisition of Equity Office Properties Trust and our limited service hotel portfolios benefited from continued EBITDA growth, reflecting overall improvement in operations at the property level as well as overall improvements in exit multiples.

  Assets Under Management

        Assets under management were $19.5 billion at March 31, 2007, an increase of $10.3 billion or 111.8% versus March 31, 2006. The increase was primarily due to an initial closing of $4.9 billion of limited partner commitments in the three months ended March 31, 2007 in Blackstone Real Estate Partners VI, and appreciation of $4.7 billion in the existing portfolio.

  Capital Deployed

        LP capital invested in real estate transactions and the carry dollars created were $3.9 billion and $776.7 million, respectively for the three months ended March 31, 2007, an increase of $3.2 billion, or 500.7% and $647.4 million and 500.7%, respectively, versus the three months ended March 31, 2006. The increase was primarily due to the investment of $3.5 billion related to the acquisition of Equity Office Properties Trust.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

  Revenues

        Revenues were $264.2 million for the year ended December 31, 2006, an increase of $163.3 million or 161.8% versus the year ended December 31, 2005. The increase in 2006 is due to the net impact of a full year of fund related fees earned from our two new real estate opportunity funds (Blackstone

Real Estate Partners V and Blackstone Real Estate Partners International II), which commenced in the second half of 2005 and an increase in portfolio company related fees earned (our share of portfolio company related 2006 fees totaled $115.1 million versus $35.0 million in 2005) due to increases in both the size and volume of investments. The management fees generated from Blackstone Real Estate Partners V and Blackstone Real Estate Partners International II were $76.8 million and $26.8 million, respectively, for the year ended December 31, 2006, representing a year over year increase for Blackstone Real Estate Partners V of $75.7 million and Blackstone Real Estate Partners International II of $20.1 million. These increases in fund related fees were partially offset by a reduction in fees due to capital being returned to investors as a result of portfolio company dispositions.

  Expenses

        Expenses were $96.4 million for the year ended December 31, 2006, an increase of $28.0 million or 40.9% versus the year ended December 31, 2005. Compensation expense increased $20.6 million, which is primarily due to increased compensation to existing personnel and net additions of personnel to drive growth of the portfolio and increases in investment pace. Professional fees and interest expense increased $5.9 million in total for 2006.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $735.0 million (including $633.6 million of general partner carried interest allocations) for the year ended December 31, 2006, an increase of $442.5 million or 151.3% versus the year ended December 31, 2005. The increase was primarily related to net gains associated with our real estate opportunity funds' hospitality and office portfolio investments. In particular, for the year ended December 31, 2006, the net gains of our funds' limited service hotel portfolios benefited from continued EBITDA growth, reflecting overall improvement in operations at the property level as well as overall improvements in exit multiples. For the year ended December 31, 2006, our funds' recent office portfolio acquisitions appreciated, benefiting from improvements in overall office market fundamentals, especially in high barrier-to-entry markets, and the ongoing improvement in the level of exit multiples.

  Assets Under Management

        Assets under management were $12.8 billion at December 31, 2006, an increase of $5.9 billion or 84.7% versus December 31, 2005. The increase was primarily due to a subsequent closing of $3.4 billion of LP commitments in the first half of 2006 in Blackstone Real Estate Partners V, and net appreciation of $2.4 billion.

  Capital Deployed

        LP capital invested in real estate transactions and the resultant carry dollars created were $3.1 billion and $626.2 million, respectively, for the year ended December 31, 2006, which represents an increase of $2.0 billion or 183.1% and $405.0 million or 183.1%, respectively, versus the year ended December 31, 2005. This increase reflects the size and volume of investment activity in 2006, which included major acquisitions as well as add-on investments in the office and hotel sectors of $1.5 billion each.

  Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

  Revenues

        Revenues were $100.9 million for the year ended December 31, 2005, an increase of $12.3 million or 13.9% versus the year ended December 31, 2004, primarily due to the net impact of the commencement of Blackstone Real Estate Partners V and Blackstone Real Estate Partners

International II, which generated additional management fees of $1.1 million and $6.7 million, respectively, as well as an increase in our share of portfolio company related fees (our share of 2005 portfolio company related fees totaled $35.0 million as compared to $32.0 million in 2004).

  Expenses

        Expenses were $68.4 million for the year ended December 31, 2005, an increase of $16.6 million or 32.1% versus the year ended December 31, 2004. The increase is due primarily to a $14.5 million increase in compensation for existing personnel, addition of personnel to grow investment activity in Western Europe and hirings required in anticipation of the launching of Blackstone Real Estate Partners V and Blackstone Real Estate Partners International II in the second half of 2005.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $292.5 million for the year ended December 31, 2005, a decrease of $3.9 million, or 1.3%, versus the year ended December 31, 2004. Included in 2005 and 2004 net gains from investment activities were general partner carried interest allocations of $242.5 million and $241.2 million, respectively. For the year ended December 31, 2005, net gains, both realized and unrealized, are primarily related to hospitality portfolio investments. For the year ended December 31, 2005, the net gains were generated primarily from appreciation at the funds' hotel investments, due to overall improvement of resort hotel fundamentals and results of our cost savings programs at the property level as well as from improvements in sector exit multiples. For the year ended December 31, 2004, net gains were generated mainly from appreciation in our funds' limited service hospitality portfolio, which experienced significant EBITDA growth, and increases in exit multiples in this hospitality sector. In addition, our funds' retail mall portfolio experienced an increase in value due to increases in exit multiples for the second tier segment of the retail mall sector.

  Assets Under Management

        Assets under management were $6.9 billion at December 31, 2005, an increase of $2.1 billion or 42.3% versus December 31, 2004. The increase represents the closing of two new real estate funds in the second half of 2005: Blackstone Real Estate Partners International II with $1.9 billion in LP commitments and an initial closing of $1.8 billion in LP commitments for Blackstone Real Estate Partners V. These were partially offset by $2.0 billion in dispositions in our domestic real estate funds in 2005.

  Capital Deployed

        LP capital invested in real estate transactions and the carry dollars created were $1.1 billion and $221.2 million, respectively, for the year ended December 31, 2005, an increase of $170.7 million or 18.3% and $34.1 million or 18.3%, respectively, versus the year ended December 31, 2004. These increases reflect the increase in the investment size and volume activity in 2005, including major acquisitions in the hospitality sector.

Marketable Alternative Asset Management

        The following table presents our results of operations for our marketable alternative asset management segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Revenues
Fund Management Fees	$89,518	$53,475	$220,450	$129,638	$111,715
Advisory Fees	—	—	—	—	179
Interest and Other	1,343	490	6,669	2,345	1,081

Total	90,861	53,965	227,119	131,983	112,975

Expenses	43,126	25,017	128,797	92,809	71,485

Fee Related Earnings	47,735	28,948	98,322	39,174	41,490

Net Gains from Investment Activities	65,429	35,142	93,347	74,956	67,478

Economic Net Income	$113,164	$64,090	$191,669	$114,130	$108,968

        The following operating metrics are used in the management of this business segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Assets Under Management (at Period End)	$31,400,992	$19,510,149	$26,907,093	$16,907,421	$11,606,026

Capital Deployed:
Limited Partner Capital Invested	$33,523	$10,445	$131,746	$123,280	$205,774

Carry Dollars Created	$6,705	$2,089	$26,349	$24,656	$41,155

        During the periods presented we have consistently grown our liquid assets under management by both expanding the range of products that we offer and expanding and diversifying our investor base.

        During the periods presented, our funds of hedge funds experienced significant inflows of investments from our predominantly institutional investor base. Pension investors represent a majority of our institutional investors and increased their allocations to hedge funds and funds of hedge funds. Overall, we found that our portfolios were well positioned to take advantage of the broad impact that globalization had on both markets and economies, supporting robust global growth with moderate inflationary pressures.

        The distressed securities market has been cyclical over time. Current market conditions have been impacted by record low "high-yield" default rates and "stressed" bonds trading at tight credit spreads over treasuries. Although the equity markets are also cyclical, the equity strategy may benefit from the ability to shift exposures into a broad range of geographies and industries that offer compelling opportunities on the long or short side of the market. The current market environment of the closed-end mutual funds is based on a variety of factors, including overall investor demand for long-only exposure in the Asia ex-Japan markets, increasing competition from exchange traded funds and index products and the performance of our underlying portfolio holdings relative to other closed-end mutual funds. Volatility of the markets is an inherent risk of investing in Asia.

        The mezzanine market was active due to robust middle-market mergers and acquisition volume, primarily driven by middle-market private equity activity. Recent terms for mezzanine securities have been very aggressive with financial leverage levels increasing and yields being compressed. However, our mezzanine funds continued to find opportunities deemed attractive from a credit and investment perspective.

        Subsequent to March 31, 2007, our marketable alternative asset management segment has continued to be favorably affected by the market conditions described above. While these conditions have continued to benefit our marketable alternative asset management segment, our business is subject to unforeseen changes in market conditions and we cannot predict whether or not the current conditions will continue.

  Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

  Revenues

        Revenues were $90.9 million for the three months ended March 31, 2007, an increase of $36.9 million or 68.4% versus the three months ended March 31, 2006. The increase was primarily due to an increase of $36.0 million, or 67.4%, in fund management fees resulting from the growth of assets under management of $11.9 billion, or 60.9%, for the three months ended March 31, 2007 versus the three months ended March 2006. Included in these revenues was an increase of $13.9 million attributable to the equity hedge fund business which launched in October 2006, and $28.1 million of incentive fee revenue earned as management fees.

  Expenses

        Expenses were $43.1 million for the three months ended March 31, 2007, an increase of $18.1 million or 72.4% versus the three months ended March 31, 2006. Compensation expense increased $13.1 million or 84.6%, which was due primarily to an increase in personnel to support expansion into new areas, including the opening of an office in Hong Kong to enhance our funds of hedge funds' Asian capabilities and higher compensation for existing employees to support asset growth and the creation of new investment products. Professional fees, business development and interest expense increased $3.5 million primarily as a result of increased investment activity.

  Net Gains from Investment Activities

        Net gains from investment activities were $65.4 million (including $14.2 million of general partner carried interest allocations) for the three months ended March 31, 2007, an increase of $30.3 million or 86.2% versus the three months ended March 31, 2006. The increase was primarily due to positive performance in the equity hedge fund business which launched in October 2006 and contributed $22.7 million to the increase, as well as the positive performance of the mezzanine funds and senior debt vehicles which increased $15.2 million for the three months ended March 31, 2007 versus the three months ended March 31, 2006. These increases were partially offset by a decrease in income from investments of $8.9 million or 31.3% for the three months ended March 31, 2007 versus March 31, 2006, related primarily to December 31, 2006 redemptions in our funds.

  Assets Under Management

        Assets under management were $31.4 billion at March 31, 2007, an increase of $11.9 billion or 60.9% versus March 31, 2006. The increase was primarily due to increased net capital invested in existing funds of $6.2 billion and net capital invested in new funds of $5.7 billion.

  Capital Deployed

        LP capital invested in mezzanine investments and the carry dollars created were $33.5 million and $6.7 million, respectively for the three months ended March 31, 2007, an increase of $23.1 million or 221.0% and $4.6 million or 221.0%, respectively, versus the three months ended March 31, 2006.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

  Revenues

        Revenues were $227.1 million for the year ended December 31, 2006, an increase of $95.1 million, or 72.1%, versus the year ended December 31, 2005. The increase was primarily due to an increase of $90.8 million, or 70.1%, in management fees resulting from the growth of assets under management of $10.0 billion, or 59.1%, for the year ended December 31, 2006 versus the year ended December 31, 2005. Included in these revenues was an increase of $16.7 million attributable to the closed-end mutual fund business which commenced operations at the end of 2005. Also included in revenues for the year ended December 31, 2006 was $32.1 million of incentive fee revenue earned as management fees.

  Expenses

        Expenses were $128.8 million for the year ended December 31, 2006, an increase of $36.0 million, or 38.8%, versus the year ended December 31, 2005. Compensation expense increased $18.9 million or 33.8% which was due primarily to an increase in personnel to support expansion into new areas and higher compensation for existing employees to support asset growth and the creation of new investment products. Professional fees and interest expense increased $8.4 million primarily as a result of increased investment activity.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $93.3 million (including $4.2 million of general partner carried interest allocations) for the year ended December 31, 2006, an increase of $18.4 million, or 24.5%, versus the year ended December 31, 2005. The increase was primarily related to positive performance in the funds of hedge funds business, which created an increase of $12.6 million, or 26.4%. Additionally, the hedge fund business contributed $22.5 million to the increase due to positive returns for the hedge fund business overall and the launch of the equity hedge fund business in October 2006. The net gains from investment activities were partially offset by a $17.1 million decrease, or 69.4%, which related primarily to net losses attributable to the mezzanine funds.

  Assets Under Management

        Assets under management were $26.9 billion at December 31, 2006, a net increase of $10.0 billion or 59.1% versus December 31, 2005. The increase was due to increased net capital invested in existing funds of $7.0 billion and net capital invested in new funds of $3.0 billion.

  Capital Deployed

        LP capital invested in mezzanine investments and the carry dollars created were $131.7 million and $26.3 million, respectively, for the year ended December 31, 2006, an increase of $8.5 million, or 6.9%, and $1.7 million, or 6.9%, respectively, versus the year ended December 31, 2005.

  Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

  Revenues

        Revenues were $132.0 million for the year ended December 31, 2005, an increase of $19.0 million, or 16.8%, versus the year ended December 31, 2004. The increase was primarily due to an increase of $17.9 million, or 16.0%, in management fees resulting from the growth of assets under management of $5.3 billion, or 45.7%, for the year ended December 31, 2005 compared to the year ended December 31, 2004. Included in these revenues was an increase of $4.5 million attributable to the distressed securities hedge fund that commenced operations in the second half of 2005. Included in revenues for the year ended December 31, 2005 and 2004 were incentive fee revenues earned as management fees of $11.8 million and $2.8 million, respectively.

  Expenses

        Expenses were $92.8 million for the year ended December 31, 2005, an increase of $21.3 million, or 29.8%, versus the year ended December 31, 2004. Compensation expense increased $15.6 million, or 38.9%, which was due primarily to increased compensation to existing personnel as well as the net addition of personnel. Professional fees and interest expense increased in the aggregate by $5.1 million primarily as a result of increased investment activity.

  Net Gains from Investment Activities

        Net gains from investment activities totaled $75.0 million for the year ended December 31, 2005, an increase of $7.5 million, or 11.1%, versus the year ended December 31, 2004. Included in 2005 and 2004 net gains from investment activities were general partner carried interest allocations of $16.9 million and $18.5 million, respectively. The increase was primarily related to positive performance in the fund of hedge funds business which created an increase of $10.7 million, or 28.8%. The distressed securities hedge fund, which was launched in the second half of 2005, contributed $2.6 million to the increase. The net gains from investment activities were partially offset by a $5.6 million decrease, which related primarily to losses attributable to the winding down of a mezzanine fund and net losses attributable to the mezzanine funds.

  Assets Under Management

        Assets under management were $16.9 billion at December 31, 2005, a net increase of $5.3 billion, or 45.7%, versus December 31, 2004. The increase was due to increased net capital invested in new funds of $5.3 billion.

  Capital Deployed

        LP capital invested in mezzanine transactions and the carry dollars created were $123.3 million and $24.7 million, respectively, for the year ended December 31, 2005, a decrease of $82.5 million or 40.1% and $16.5 million, or 40.1%, respectively, versus the year ended December 31, 2004. These decreases are due to less significant investment activity during 2005 versus 2004.

Financial Advisory

        The following table presents our results of operations for our financial advisory segment:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Revenues
Advisory Fees	$92,525	$38,413	$256,914	$120,137	$108,178
Interest and Other	1,684	616	3,408	749	105

Total	94,209	39,029	260,322	120,886	108,283

Expenses	21,115	11,686	66,448	54,364	40,035

Fee Related Earnings	73,094	27,343	193,874	66,522	68,248

Net Gain from Investment Activities	—	—	—	589	—

Economic Net Income	$73,094	$27,343	$193,874	$67,111	$68,248

        During the periods presented, favorable general conditions in the mergers and acquisitions markets has continued with managements and boards of directors increasing their focus on shareholder value creation, which has in turn fueled an increase in mergers and acquisitions and strategic initiatives. In addition, the increase in assets under management among private equity funds and the favorable conditions in the debt capital markets led to more acquisition transactions involving private equity firms. During the periods presented, considerable capital flows to the alternative investment sector led to the commencement, and the subsequent growth, of our fund placement business. The market for restructuring and reorganization advisory services has been adversely affected by the decline in bankruptcies due to the strong, positive economic environment and general liquidity in the market.

        Subsequent to March 31, 2007, our financial advisory segment has continued to be favorably affected by the market conditions described above. While these conditions have continued to benefit our financial advisory segment, our business is subject to unforeseen changes in market conditions and we cannot predict whether or not the current conditions will continue.

  Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

  Revenues

        Revenues were $94.2 million for the three months ended March 31, 2007, an increase of $55.2 million or 141.4% versus the three months ended March 31, 2006. The increase was primarily due to an increase of $41.6 million from our fund placement business and an increase of $12.9 million in our mergers and acquisition fees.

  Expenses

        Expenses were $21.1 million for the three months ended March 31, 2007, an increase of $9.4 million or 80.7% versus the three months ended March 31, 2006. The increase was due to an increase in compensation of $6.3 million, which included personnel additions in our fund placement business. In addition, operating expenses increased $3.1 million.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

  Revenues

        Revenues were $260.3 million for the year ended December 31, 2006, an increase of $139.4 million or 115.3% versus the year ended December 31, 2005. The increase was primarily due to an increase of $90.1 million in our corporate and mergers and acquisitions advisory fees and $45.4 million of fees arising from our fund placement business.

  Expenses

        Expenses were $66.4 million for the year ended December 31, 2006, an increase of $12.1 million or 22.2% versus the year ended December 31, 2005. The increase was primarily due to an increase in compensation of $9.0 million, which included personnel additions in our fund placement business. In addition, operating expenses increased $3.1 million.

  Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

  Revenues

        Revenues were $120.9 million for the year ended December 31, 2005, an increase of $12.6 million or 11.6% versus the year ended December 31, 2004. The increase was primarily due to an increase of $27.7 million in corporate and mergers and acquisitions advisory fees, and increased revenues of $9.5 million attributable to the first year of operations for our fund placement business, partially offset by a decrease of $25.2 million in restructuring and reorganization advisory fees reflecting the significant drop in overall corporate defaults due to a strong economy and high global liquidity.

  Expenses

        Expenses were $54.4 million for the year ended December 31, 2005, an increase of $14.3 million or 35.8% versus the year ended December 31, 2004. The increase was primarily due to an increase in compensation of $8.0 million, which includes personnel additions to our mergers and acquisitions business. In addition, professional fees increased by $4.7 million.

Liquidity and Capital Resources

Historical Liquidity and Capital Resources

        On a historical basis we have drawn on the capital resources of our existing owners together with the committed capital from our Limited Partners in order to fund the investment requirements of the Blackstone funds. In addition, we require capital resources to support the working capital needs of our businesses as well as to fund growth and investments in new business initiatives. We have multiple sources of liquidity to meet these capital needs, including accumulated earnings in the businesses as well as access to the committed credit facilities described in Note 8 to the Combined Financial Statements.

        Our historical combined statements of cash flows reflect the cash flows of the Blackstone operating businesses as well as those of our consolidated Blackstone funds. The assets of the consolidated Blackstone funds, on a gross basis, are much larger than the assets of our operating businesses and therefore have a substantial effect on the reported cash flows reflected in our statement of cash flows. As described above in "Combined Results of Operations," our assets under management, which are primarily representative of the net assets within the Blackstone funds, have grown significantly during the periods reflected in our combined financial statements included in this prospectus. This growth is a result of these funds raising and investing capital, and generating gains from investments, during these periods. Their cash flows, which are reflected in our combined statement of cash flows have increased substantially as a result of this growth. It is this growth which is the primary cause of increases in the gross cash flows reflected in our combined statement of cash flows. More specifically, the primary cash flow activities of the consolidated Blackstone funds are (1) raising capital from their investors, which have historically been reflected as non-controlling interests of consolidated entities in our combined financial statements, (2) using this capital to make investments, (3) financing certain investments with debt, (4) generating cash flow from operations through the realization of investments, and (5) distributing cash flow to investors. The Blackstone funds are treated as investment companies for accounting purposes and therefore these amounts are included in cash flows from operations.

        We have managed our historical liquidity and capital requirements by focusing on our deconsolidated cash flows. Our primary cash flow activities on the basis of deconsolidating the Blackstone funds are (1) generating cash flow from operations, (2) funding general partner capital commitments to Blackstone funds (which cash flows are eliminated in consolidation), (3) generating income from investment activities, (4) funding capital expenditures, (5) funding new business initiatives, (6) borrowings and repayments under credit agreements and (7) distributing cash flow to owners. Cash distributed to unitholders has been provided through distributions received from the entities that comprise our business or through borrowings from existing credit facilities described in Note 8 to the Combined Financial Statements.

        We have managed the historical liquidity and capital requirements of the Blackstone Group by focusing on our cash flows before the consolidation of the Blackstone funds and the effect of normal changes in assets and liabilities which we anticipate will be settled for cash within one year. Normal movements in our short term assets and liabilities do not affect our distribution decisions given our current and historically available borrowing capability. We use adjusted cash flow from operations as a supplemental non-GAAP measure to assess liquidity and amounts available for distribution to our existing owners. See "Cash Distribution Policy". As noted above, in accordance with GAAP, certain of the Blackstone funds are consolidated into the combined financial statements of Blackstone Group, notwithstanding the fact that Blackstone Group has only a minority economic interest in these funds.

Consequently, Blackstone Group's combined financial statements reflect the cash flow of the consolidated Blackstone funds on a gross basis rather than the cash flow attributable to Blackstone. Adjusted cash flow from operations is therefore intended to reflect the cash flow attributable to Blackstone and is equal to cash flow from operations presented in accordance with GAAP, adjusted to exclude cash flow relating to (1) the investment activities of the Blackstone funds, (2) the realized and unrealized income attributable to the non-controlling interest of the Blackstone funds and (3) changes in our operating assets and liabilities. We believe that adjusted cash flow from operations provides investors with useful information on the cash flows of Blackstone Group relating to our required capital investments and our ability to make annual cash distributions. However, adjusted cash flow from operations should not be considered in isolation or as alternative to cash flow from operations presented in accordance with GAAP.

        Following is a reconciliation of Net Cash (Used In) Provided By Operating Activities presented on a GAAP basis to Adjusted Cash Flow from Operations:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in Thousands)
Net Cash Provided By (Used In) Operating Activities	$(1,343,955)	$1,444,438	$(4,396,614)	$2,709,258	$52,682
Changes in operating assets and liabilities	(289,160)	528,580	1,154,680	4,139	205,642
Blackstone funds related investment activities	1,926,042	(1,846,118)	3,776,325	(2,608,412)	(84,620)
Net realized gains on investments	1,050,641	2,513,125	5,054,995	4,918,364	2,029,266
Non-controlling interests in income of consolidated entities	(744,923)	(1,953,729)	(3,950,664)	(3,631,179)	(420,561)
Other non-cash adjustments	13,007	6,644	41,929	52,427	62,815

Adjusted Cash Flow from Operations	$611,652	$692,940	$1,680,651	$1,444,597	$1,845,224

Operating Activities

        Our net cash flow provided by (used in) operating activities was $(1.3) billion, $1.4 billion, $(4.4) billion, $2.7 billion and $52.7 million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005, and 2004, respectively. These amounts primarily include (1) net purchases of investments by consolidated Blackstone funds, after proceeds from sales of investments, of $1.9 billion, $(1.8) billion, $3.8 billion, $(2.6) billion and $(84.6) million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively, (2) net realized gains on investments of the Blackstone funds of $1.1 billion, $2.5 billion, $5.1 billion, $4.9 billion and $2.0 billion during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively, and (3) non-controlling interests in income of consolidated entities of $(744.9) million, $(2.0) billion, $(4.0) billion $(3.6) billion and $(420.6) million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively. These amounts also represent the significant variances between net income and cash flows from operations and are reflected as operating activities pursuant to investment company accounting. The increasing working capital needs reflect the growth of our business while the fund related activities requirements vary based upon the specific investment activities being conducted at a point in time. These movements do not adversely impact our liquidity or earnings trends because we currently have, and anticipate having, access to available borrowing capability.

Investing Activities

        Our net cash flow provided by (used in) investing activities was $(3.1) million, $(1.1) million, $(24.2) million, $(7.3) million and $(18.3) million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005, and 2004, respectively. Our investing activities included the purchases of furniture, equipment and leasehold improvements.

Financing Activities

        Our net cash flow provided by (used in) financing activities was $1.3 billion, $(1.4) billion, $4.5 billion, $(2.7) billion, and $(48.9) million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005, and 2004, respectively. Our financing activities primarily include (1) contributions made by, net of distributions made to, the investors in our consolidated Blackstone funds, historically reflected as non-controlling interests in consolidated entities, of $1.9 billion, $(1.0) billion, $5.7 billion, $(1.2) billion and $23.9 million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively, (2) meeting financing needs of Blackstone Group through net draws on our credit agreement of $427.6 million, $237.9 million, $134.9 million, $(313.5) million and $598.3 million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively, and (3) making distributions to, net of contributions by, our equity holders of $960.5 million, $662.2 million, $1.3 billion, $1.2 billion and $671.0 million during the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively.

Our Future Sources of Cash and Liquidity Needs

        We expect that our primary liquidity needs will be cash to (1) provide capital to facilitate the growth of our existing asset management and financial advisory businesses, including through funding a portion of our general partner commitments to and optional side-by-side investments alongside our carry funds, (2) provide capital to facilitate our expansion into new businesses that are complementary to our existing asset management and financial advisory businesses and that can benefit from being affiliated with us, (3) pay operating expenses, including cash compensation to our employees, (4) fund capital expenditures, (5) repay borrowings and related interest costs, (6) pay income taxes and (7) make distributions to our unitholders and the holders of Blackstone Holdings partnership units in accordance with our distribution policy. In addition, our own capital commitments to our funds as of March 31, 2007, consisted of the following:

Fund	Original Commitment	Remaining Commitment
	(Dollars in Thousands)
Corporate Private Equity Funds
BCP V	$300,000	$196,966
BCP IV	150,000	37,164
BCP III	150,000	6,806
BCOM	50,000	6,860
Real Estate Funds
BREP VI	100,000	69,369
BREP V	52,545	13,054
BREP International II	26,670	20,853
BREP IV	50,000	5,147
BREP International	20,000	3,901
BREP III	50,000	5,354
BREP II	35,000	2,019
Mezzanine Funds
BMEZZ II	17,692	13,833
BMEZZ	41,000	2,609

Total	$1,042,907	$383,935

        Taking into account generally expected market conditions, we believe that the sources of liquidity described below will be sufficient to fund our working capital requirements.

        Our initial source of liquidity will consist of the net proceeds from this offering and the sale of non-voting common units to the State Investment Company. Based on the mid-point of the price range per common unit set forth on the cover page of this prospectus, we anticipate that we will receive $2.93 billion of net proceeds (before reduction for offering expenses of approximately $46.0 million) from this offering and the sale of non-voting common units to the State Investment Company, after deducting estimated underwriters' discounts and exclusive of amounts we intend to use to purchase interests in our business from our existing owners. See "Use of Proceeds".

        We will also receive cash from time to time from (1) cash generated from operations, (2) carried interest and incentive income realizations and (3) realizations on the investments that we make. We expect to use this cash to assist us in making cash distributions to our common unitholders on a quarterly basis in accordance with our distribution policy. Our ability to make cash distributions to our common unitholders will depend on a number of factors, including among others general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us and such other factors as our general partner may deem relevant. Cash distributed to unitholders may be provided through distributions from the entities that comprise our business or through borrowings from our existing or future credit facilities.

        In the future, we may also issue additional common units and other securities to investors and our employees with the objective of increasing our available capital which would be used for purposes similar to those noted above.

        As a public company, we intend to use leverage to create the most efficient capital structure for Blackstone and our public common unitholders. We do not anticipate approaching significant leverage levels during the first one or two years after this offering because the net proceeds we will retain from this offering and the sale of non-voting common units to the State Investment Company are expected to be our principal source of financing for our business during that period. However, we anticipate that our debt-to-equity ratio will eventually rise to levels in the range of 3:1 to 4:1 as we attempt to increase our return on equity for the benefit of our common unitholders. This strategy will expose us to the typical risks associated with the use of substantial leverage, including affecting the credit ratings that may be assigned to our debt by rating agencies. For a description of our credit facilities, see Note 8 in the Combined Financial Statements.

        We intend to use a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to purchase interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions". In addition, holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to vesting requirements and transfer restrictions, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis. The purchase and subsequent exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Blackstone Holdings that otherwise would not have been available. These increases in tax basis may increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that The Blackstone Group L.P.'s wholly-owned subsidiaries that are taxable as corporations for U.S. federal income purposes, which we refer to as the "corporate taxpayers," would otherwise be required to pay in the future. The corporate taxpayers will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayers actually realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Blackstone Holdings. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our common units at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the size of the increases in the tax basis of the tangible and intangible assets of Blackstone Holdings, the payments that we may make to our existing owners will be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased amortization of our assets, based on the mid-point of the price range per common unit set forth on the cover page of this prospectus, we expect that future payments to our existing owners in respect of the purchase will aggregate $863.7 million and range from approximately $35.5 million to $77.3 million per year over the next 15 years (or $993.2 million and range from approximately $40.8 million to $88.9 million per year over the next 15 years if the underwriters exercise in full their option to purchase additional common units). Future payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. See "Certain Relationships and Related Person Transactions—Tax Receivable Agreement".

Critical Accounting Policies

        We prepare our financial statements in accordance with accounting principles generally accepted in the United States. In applying many of these accounting principles, we need to make assumptions, estimates and/or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates and/or judgments, however, are often subjective. Our assumptions and our actual results may be impacted negatively based on changing circumstances or changes in our analyses. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates and/or judgments. See the notes to our combined financial statements for a summary of our significant accounting policies.

Principles of Consolidation

        Our policy is to combine, or consolidate, as appropriate, those entities in which, we through our existing owners have control over significant operating, financial or investing decisions of the entity.

        For Blackstone funds that are determined to be variable interest entities ("VIE"), we consolidate those entities where we absorb a majority of the expected losses or a majority of the expected residual returns, or both, of such entity pursuant to the requirements of FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), as revised. The evaluation of whether a fund is subject to the requirements of FIN 46 or a VIE and the determination of whether we should consolidate such VIE requires management's judgment. In addition, we consolidate those entities we control through a majority voting interest or otherwise, including those Blackstone funds in which the general partners are presumed to have control over them pursuant to Emerging Issues Task Force ("EITF") Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights ("EITF 04-5"). The provisions under both FIN 46 and EITF 04-5 have been applied retrospectively to prior periods. All significant intercompany transactions and balances have been eliminated.

        For operating entities over which we may exercise significant influence but which do not meet the requirements for consolidation, we use the equity method of accounting whereby we record our share of the underlying income or losses of these entities.

        In those cases where our investment is less than 20%, 3% in the case of partnership interests, and significant influence does not exist, such investments are carried at fair value.

Revenue Recognition

        Fund Management Fees. Fund management fees are comprised of fees charged directly to funds, fund investors and fund portfolio companies (including management, transaction and monitoring fees). Such fees are based upon the contractual terms of investment advisory and related agreements and are recognized as earned over the specified contract period. In certain management arrangements, we are entitled to receive performance fees when the return on assets under management exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees are accrued monthly or quarterly based on measuring account/fund performance to date versus the performance benchmark stated in the investment management agreement.

        Advisory Fees. Financial advisory fees consist of advisory retainer and transaction based fee arrangements related to mergers, acquisitions, restructurings, divestitures and fund placement services for alternative investment funds. Advisory retainer fees are recognized when services are rendered. Transaction fees are recognized when: (1) there is evidence of an arrangement with a client; (2) agreed upon services have been provided; (3) fees are fixed or determinable; and (4) collection is reasonably assured. Fund placement services revenue is recognized as earned upon the acceptance by a fund of capital or capital commitments.

Investments, at Fair Value

        The Blackstone funds are, for GAAP purposes, investment companies under the AICPA Audit and Accounting Guide: Investment Companies. Such funds reflect their investments, including securities sold, not yet purchased, on the combined statements of financial condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of other income in the combined statements of income. Fair value is the amount that would be received to sell the investments in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, these funds do not consolidate their majority-owned and controlled investments. We have retained the specialized accounting of the Blackstone funds pursuant to EITF Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation.

        Effective January 1, 2007 we adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which among other things, requires enhanced disclosures about financial instruments carried at fair value. See below for additional information about the level of market observability associated with investments carried at fair value under SFAS 157.

        As of December 31, 2006, the fair value of our investments, including securities sold, not yet purchased, are based on observable market prices when available. Such prices are based on the last sales price on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day and if sold short at the "asked" price at the close of business on such day. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers.

        Direct investments in hedge funds ("Investee Funds") are stated at fair value, based on the information provided by the Investee Funds' management, which reflects our share of the fair value of the net assets of the investment fund.

        We have valued our investments, in the absence of observable market prices, using the valuation methodologies described below applied on a consistent basis. For some investments little market activity may exist; management's determination of fair value is then based on the best information available in the circumstances, and may incorporate management's own assumptions and involves some degree of judgment (see "—Qualitative and Quantitative Disclosures About Market Risk—Market Risk" and "Risk Factors—Risks Related to Our Asset Management Business—Valuation methodologies for certain assets in our funds can be subject to significant subjectivity and the fair value of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds" for a discussion of sensitivity).

        Investments for which market prices are not observable are generally either private investments in the equity of operating companies or real estate properties or investments in funds managed by others. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are available. Generally these valuations are derived by multiplying a key performance metric of the investee company or asset (e.g., EBITDA) by the relevant valuation multiple (e.g., price/equity ratio) observed for comparable companies or transactions, adjusted by management for differences between the investment and the comparable referenced. Private investments may also be valued at cost for a period of time after an acquisition as the best indicator of fair value. If the fair value of private investments held cannot be valued by reference to observable valuation measures for comparable companies, then the primary analytical method used to estimate the fair value of such private investments is the discounted cash flow method. A sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates to determine a range of reasonable values. The valuation based on the inputs determined to be the most probable is used as the fair value of the investment.

        The determination of fair value using these methodologies takes into consideration a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. These valuation methodologies involve a significant degree of management judgment.

        After our adoption of SFAS 157, investments measured and reported at fair value are classified and disclosed in one of the following categories:

    Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by SFAS 157, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably affect the quoted price.

    Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives.

    Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and it considers factors specific to the investment.

Sensitivity

        As of March 31, 2007, $33.9 billion, or 91%, of the investments at fair value, represent assets for which market prices were not readily observable.

        Changes in the fair value of these investments may impact our results of operations as follows:

  •
  Management fees from our funds of hedge funds, equity hedge fund and distressed securities hedge fund are based on their net asset value, which in turn is dependent on the estimated fair values of their investments. The impact of a change in these values would occur only in periods after the change, as opposed to having an immediate impact. Corporate private equity, real estate and mezzanine fund management fees would be unchanged as they are not based on the value of the funds, but rather on either (1) the unaffiliated limited partner capital of the fund if the fund is currently in its investment period or (2) the unaffiliated limited partner invested capital if the fund's investment period has terminated.

  •
  Incentive income from our hedge funds is directly affected by changes in the fair value of their investments. Incentive income from our funds of hedge funds, equity hedge fund, and distressed securities hedge fund is paid by the funds on either a semi-annual or annual basis, subject to hurdles where applicable and subject to high watermark provisions.

  •
  Our net gains from investment activities from our corporate private equity, real estate and marketable alternative asset management funds are directly affected by changes in the fair values of the fund investments.

        Therefore, a 10% net change in the fair value of the investments held by all of our funds would have the following effects on management fees, incentive income and net gains from investment activities:

GAAP Basis
	Management Fees	Incentive Income	Net Gains from Investment Activities(1)
Corporate Private Equity Funds	None	N/A	Generally, a 10% immediate change in net gains from investment activities.
Real Estate Funds	None	N/A	Generally, a 10% immediate change in net gains from investment activities.
Marketable Alternative Asset Management Fund (excluding Mezzanine Funds)	10% annual change in income before taxes from these funds, subsequent to the change in value.	Generally, a 10% immediate change in incentive income from these funds.	Generally, a 10% immediate change in net gains from investment activities.

Mezzanine Funds	None	N/A	Generally, a 10% immediate change in net gains from investment activities.

(1)
The effect of a 10% immediate change in net gains from investment activities, if a decrease, is substantially absorbed by the non-controlling interest holders.

        The determination of investment fair values involves management's judgments and estimates. The degree of judgment involved is dependent upon the availability of quoted market prices or observable market parameters.

        We intend to retain an independent valuation firm to assist us in valuing our investments and those of our investment funds on an annual basis. While our management will make determinations as to investment values, the independent valuation firm will provide third-party valuation assistance in accordance with limited procedures that we will identify and request it to perform. The valuation information we present in this prospectus has not been prepared with the assistance of an independent valuation firm.

        The following table summarizes the valuation of our investments by SFAS 157 fair value hierarchy levels as of March 31, 2007.

	Total	Level I	Level II	Level III
Investments of Consolidated Blackstone Funds	$37,159,683	$3,380,793	$68,002	$33,710,888
Equity Method Investments	152,361	3,548	—	148,813
Other Investments	72,801	12,044	6,167	54,590
Securities Sold Short, Not Yet Purchased	525,464	525,464	—	—

        The following table summarizes our Level III investments by valuation methodology as of March 31, 2007:

Fair value based on	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Total Investment Company Holdings
Third-Party Fund Managers	—	—	17.2%	17.2%
Public/Private Company Comparables	40.7%	37.8%	4.0%	82.5%
Discounted Cash Flows	—	0.3%	—	0.3%

Total	40.7%	38.1%	21.2%	100%

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures About Market Risk—Market Risk" for a discussion of the impact of changes in market conditions on the value of our investments.

Recent Accounting Pronouncements

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. We adopted SFAS 157 as of January 1, 2007. The adoption of SFAS 157 did not have a material impact on our combined financial statements.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with changes in fair value recognized in earnings. We are currently evaluating the potential effect on our combined financial statements of adopting SFAS 159.

        We are currently planning the Reorganization in contemplation of this offering. In connection with the Reorganization, we intend to grant substantive kick-out, liquidating or other participating rights to the limited partners of our corporate private equity, real estate and selected other Blackstone funds. See "Organizational Structure—Reorganization—Deconsolidation of Blackstone Funds".

        In September 2006, the FASB cleared the AICPA Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies ("SOP 07-1") for issuance. SOP 07-1 addresses whether the accounting principles of the AICPA Audit and Accounting Guide Investment Companies may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to the later of (1) reporting periods beginning on or after December 15, 2007 or (2) the first permitted early adoption date of SFAS 159. The adoption of SOP 07-1, once issued, is not expected to have a material impact on our combined financial statements.

        In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 requires companies to recognize the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The tax benefit recognized is the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have a material impact on our combined financial statements.

Off Balance Sheet Arrangements

        In the normal course of business, we engage in off-balance sheet arrangements, including establishing certain special purpose entities ("SPEs"), owning securities or interests in SPEs and providing investment and collateral management services to SPEs. There are two types of SPEs—qualifying special purposes entities ("QSPEs"), which are entities whose permitted activities are limited to passively holding financial interests in distributing cash flows generated by the assets, and variable interest entities ("VIEs"). Certain combined entities of the Blackstone funds transact regularly with VIEs which do not meet the QSPE criteria due to their permitted activities not being sufficiently limited or because the assets are not deemed qualifying financial instruments. Under FIN 46, we consolidate those VIEs where we absorb either a majority of the expected losses or residual returns (as defined) and are therefore considered the primary beneficiary. Our primary involvement with VIEs consists of collateralized debt obligations. For additional information about our involvement with VIEs, see Note 3, "Investments—Investments in Variable Interest Entities" in the Notes to the Combined Financial Statements.

        In addition to VIEs, in the ordinary course of business certain combined entities of the Blackstone funds issue various guarantees to counterparties in connection with investments, debt, leasing and other transactions. See Note 11, "Commitments and Contingencies" in Notes to the Combined Financial Statements for a discussion of guarantees.

Contractual Obligations, Commitments and Contingencies

        The following table sets forth information relating to our contractual obligations as of March 31, 2007 on a combined basis and on a basis deconsolidating the Blackstone funds:

	April 1, 2007 to December 31, 2007	2008–2009	2010–2011	Thereafter	Total
	(Dollars in Thousands)
Contractual Obligations
Operating Lease Obligations(1)	$14,101	$35,625	$45,154	$241,821	$336,701
Purchase Obligations	1,957	2,011	342	—	4,310
Blackstone Operating Entities Loan and Credit Facilities Payable	668,575	29,964	17,936	—	716,475
Interest on Blackstone Operating Entities Loan and Credit Facilities Payable(2)	11,520	3,771	622	—	15,913
Blackstone Funds Debt Obligations Payable(3)	471,436	88,232	129,366	—	689,034
Interest on Blackstone Funds Debt Obligations Payable(4)	15,729	25,788	4,245	—	45,762
Blackstone Fund Capital Commitments to Portfolio Entities(5)	4,195,558	—	—	—	4,195,558

Combined Contractual Obligations	5,378,876	185,391	197,665	241,821	6,003,753
Blackstone Operating Entities Capital Commitments to Blackstone Funds(6)	383,935	—	—	—	383,935
Blackstone Funds Debt Obligations Payable(3)	(471,436)	(88,232)	(129,366)	—	(689,034)
Interest on Blackstone Funds Debt Obligations Payable(4)	(15,729)	(25,788)	(4,245)	—	(45,762)
Blackstone Fund Capital Commitments to Portfolio Entities(5)	(4,195,558)	—	—	—	(4,195,558)

Blackstone Operating Entities Contractual Obligations	$1,080,088	$71,371	$64,054	$241,821	$1,457,334

(1)
We lease our primary office space and certain office equipment under agreements that expire through 2024. In connection with certain lease agreements, we are responsible for escalation payments. The contractual obligation table above includes only guaranteed minimum lease payments for such leases and does not project potential escalation or other lease-related payments. These leases are classified as operating leases for financial statement purposes and as such are not recorded as liabilities on the combined statement of financial condition as of March 31, 2007.

(2)
Represents interest to be paid over the maturity of the related debt obligation which has been calculated assuming no prepayments are made and debt is held until its final maturity date. The future interest payments are calculated using variable rates in effect as of March 31, 2007, at spreads to market rates pursuant to the financing agreements, and range from 6.125% to 9.25%.

(3)
These obligations are those of the Blackstone funds, which will be deconsolidated following completion of this offering. See Note 1(a) in "Unaudited Pro Forma Financial Information".

(4)
Represents interest to be paid over the maturity of the related Blackstone funds' debt obligations which has been calculated assuming no prepayments will be made and debt will be held until its final maturity date. The future interest payments are calculated using variable rates in effect as of March 31, 2007, at spreads to market rates pursuant to the financing agreements, and range from 4.45% to 6.76%.

(5)
These commitments to make capital contributions to portfolio entities, some of which are in the form of guarantees, relate to the Blackstone funds which will be deconsolidated following completion of this offering. These amounts are generally due on demand and are therefore presented in the less than one year category. Our funds will continue to make these commitments in the ordinary course of business. See "Unaudited Pro Forma Financial Information".

(6)
These obligations represent commitments by us to provide general partner capital funding to the Blackstone funds, which are consolidated as of March 31, 2007. Upon completion of this offering, the Blackstone funds will be deconsolidated and these general partner capital commitments to them will remain. (See Note 1(a) "Unaudited Pro Forma Financial Information".) These amounts are generally due on demand and are therefore presented in the less than one year category; however, the capital commitments are expected to be called substantially over the next three years. We expect to continue to make these general partner capital commitments as we raise additional amounts for our investment funds over time.

  Guarantees

        We had approximately $425 million of letters of credit outstanding to satisfy various contractual requirements primarily related to portfolio companies at March 31, 2007.

        Certain real estate funds guarantee payments to third parties in connection with the on-going business activities and/or acquisitions of their portfolio companies. At March 31, 2007, such guarantees amount to $5.5 billion.

  Indemnifications

        In many of its service contracts, Blackstone agrees to indemnify the third party service provider under certain circumstances. The terms of the indemnities vary from contract to contract and the amount of indemnification liability, if any, cannot be determined and has not been included in the table above or recorded in our combined financial statements as of March 31, 2007.

  Clawback Obligations

        At March 31, 2007, due to the funds' performance results, none of the general partners of our corporate private equity, real estate and mezzanine funds had a clawback obligation to any limited partner of the funds. Since the inception of the funds, the general partners have not been required to make a clawback payment.

Qualitative and Quantitative Disclosures About Market Risk

        Our predominant exposure to market risk is related to our role as general partner or investment adviser to the Blackstone funds and the sensitivities to movements in the fair value of their investments, including the effect on management fee and incentive fee income.

        The fair value of our financial assets may fluctuate in response to changes in the value of securities, non-U.S. dollar exchange and interest rates. The net effect of these fair value changes affects the gains (losses) from investments in our combined statements of income; however, the majority of these fair value changes, if losses, are absorbed by the non-controlling interest holders. The effect of gains from investments is allocated according to fund governing agreements, and in most cases the controlling interests receive an incentive fee or carried interest allocation in excess of their stated

interest. To the extent the Blackstone funds are deconsolidated, our interests in the funds will continue to affect our net income in a similar way.

        Although the Blackstone funds share many common themes, each of our alternative asset management operations runs its own investment and risk management processes, subject to our overall risk tolerance and philosophy:

  •
  The investment process of our corporate private equity, real estate opportunity and mezzanine funds involves a detailed analysis of potential acquisitions, and asset management teams are assigned to oversee the operations, strategic development, financing and capital deployment decisions of each portfolio investment. These key investment decisions are subject to approval by the applicable investment committee, which is comprised of members of Blackstone senior management.

  •
  In our capacity as advisor to certain of our marketable alternative asset management funds, we continuously monitor a variety of markets for attractive trading opportunities, applying a number of traditional and customized risk management metrics to analyze risk related to specific assets or portfolios. In addition, we perform extensive credit and cash-flow analysis of borrowers, credit-based assets and underlying hedge fund managers, and have extensive asset management teams that monitor covenant compliance by, and relevant financial data of, borrowers and other obligors, asset pool performance statistics, tracking of cash payments relating to investments, and ongoing analysis of the credit status of investments.

        We are sensitive to changes in market risk factors that affect our financial results.

  Effect on Management Fees

        Our management fees are based on (1) capital commitments to a Blackstone fund, (2) capital invested in a Blackstone fund or (3) the net asset value, or NAV, of a Blackstone fund, as described in our audited combined financial statements. Management fees will only be directly affected by changes in market risk factors to the extent they are based on NAV. These management fees will be increased (or reduced) in direct proportion to the effect of changes in the market value of our investments in the related funds. The proportion of our management fees that are based on NAV is dependent on the number and types of Blackstone funds in existence and the current stage of each fund's life cycle. As of March 31, 2007, approximately 25% of our management fees earned were based on the NAV of the applicable funds.

  Market Risk

        The Blackstone funds hold as of the reporting date investments that are reported at fair value and securities sold not yet purchased. Based on the balance as of March 31, 2007, we estimate that the fair value of investments and securities sold not yet purchased, would change by $3.7 billion and $52.5 million, respectively, in the event of a 10% change in fair value of the investments and securities. However, we estimate the affect to our gain (loss) on investments would be significantly less than the changes noted above since we generally have up to an approximately 7% investment in these funds, and the non-controlling interests in income of consolidated entities would correspondingly offset a substantial majority of the change in fair value. As discussed above, this change would also affect our management fees.

  Exchange Rate Risk

        The Blackstone funds hold investments that are denominated in non-U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and non-U.S. dollar currencies. We estimate that as of March 31, 2007, a 10% change in rate of exchange against the U.S.

dollar would have the following effects (1) management fee revenues would change by $0.6 million and (2) net gains from investment activities would change by $98.0 million.

  Interest Rate Risk

        The Blackstone Group has debt obligations payable that accrue interest at variable rates. Interest rate changes may therefore affect the amount of interest payments, future earnings and cash flows. Based on our debt obligations payable as of March 31, 2007, we estimate that interest expense relating to variable rate debt obligations payable would increase by $14.1 million on an annual basis, in the event interest rates were to increase by one percentage point. However, we estimate the effect to net income of a one percentage point increase in interest rates on the debt obligations payable of the Blackstone funds would be significantly less than the $14.1 million increase in interest expense noted above since we generally have up to an approximately 7% investment in these funds, and the non-controlling interests in income of consolidated entities would correspondingly offset a substantial majority of the increase in interest expense.

  Credit Risk

        Certain Blackstone funds and the Investee Funds are subject to certain inherent risks through their investments.

        Various of our entities invest substantially all of their excess cash in an open-end money market fund and a money market demand account, which are included in cash and cash equivalents. The money market fund invests primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. We continually monitor the fund's performance in order to manage any risk associated with these investments.

        Certain of our entities hold derivative instruments that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. We minimize our risk exposure by limiting the counterparties with which we enter into contracts to banks and investment banks who meet established credit and capital guidelines. We do not expect any counterparty to default on its obligations and therefore do not expect to incur any loss due to counterparty default.

INDUSTRY

Asset Management

Overview

        Asset management generally involves the management of investments by third-party managers on behalf of investors. The total value of assets under management worldwide was estimated to exceed $45 trillion in 2006. Asset managers employ a diverse range of strategies, which may be generally divided into two broad categories: traditional equity and fixed income fund strategies, and alternative investment strategies.

        Traditional asset managers manage and trade portfolios of equity, fixed income and/or derivative securities. Assets may be invested in investment companies registered under the 1940 Act (for example, mutual funds and exchange traded funds) or through separate accounts managed on behalf of individuals or institutions. Investors in traditional funds generally have unrestricted access to their funds either through market transactions in the case of closed-end mutual funds and exchange traded funds, or through withdrawals in the case of open-end mutual funds and separate managed accounts. Traditional fund managers are generally compensated with fees that are a percentage of assets under management.

        Alternative asset managers utilize a variety of investment strategies to achieve return objectives within certain predefined risk parameters and investment guidelines. The universe of alternative asset managers includes private equity funds, real estate funds, venture capital, hedge funds, funds of funds (that is, funds that invest in investment funds) and mezzanine and structured debt funds. Many alternative asset managers, particularly private equity managers, limit investors' access to funds once committed or invested until such time as such investments are realized.

        The asset management industry has experienced significant growth in worldwide assets under management in the past ten years, fueled in significant respects by aging populations in both developed and emerging markets around the world, which have increased the pools of savings and particularly pension assets. For example, total pension assets in the United States grew from $6.8 trillion at the end of 1996 to $14.0 trillion at the end of 2006. Alternative asset management vehicles have been the fastest growing segment of the asset management industry in part because many investors have sought to diversify their investment portfolios to include alternative asset strategies and alternative asset managers have generally delivered superior returns with a lower correlation to the broader market than traditional asset management strategies.

Alternative Asset Management

        Private equity funds generally invest in non-public, non-actively traded common equity, preferred stock or mezzanine or distressed debt securities, and a number of private equity transactions consist of going private transactions of then-public companies. Real estate funds generally invest in equity, fixed income, preferred stock or loan securities of real estate companies, mortgage-backed securities or direct investments in real estate properties. Private equity and real estate funds typically have specified terms with provisions to extend the term under certain circumstances. Qualified investors make a commitment to provide capital to the fund, and this capital is typically called by the fund on an "as needed" basis as investments are identified and returned through distributions upon realization of the underlying investments. Private equity and real estate fund managers typically earn management fees on committed or contributed capital, transaction and monitoring fees as capital is invested and carried interest based on the net profits of the fund. Carried interest is often subject to a preferred return for investors and a contingent repayment if actual realized performance of the fund at the time of liquidation does not meet the specified requirements.

        Private Equity.    Private equity funds have experienced significant capital inflows recently, with over $400 billion of capital raised in the United States since the beginning of 2002, according to Private

Equity Analyst. Capital committed to private equity has accelerated in recent years, as indicated by the following chart, which shows new capital committed to U.S. private equity funds over the last eight years. According to the Russell Investment Group, allocations to private equity are forecast to reach record levels in all markets in 2007.

U.S. Corporate Private Equity Funds Raised

        Source: Private Equity Analyst Plus

(1)
A compound annual growth rate, or "CAGR," represents the annual rate of growth over a period, assuming growth at a steady rate.

        A significant reason why many private equity funds may deliver superior returns on equity relative to traditional equity investments is the benefit of leverage. In the typical transaction effected by a private equity fund—a leveraged buyout acquisition of a company—the private equity fund borrows most of the purchase price and thereby magnifies the gain on its investment if the company's value appreciates (or its loss if the company's value declines). If a private equity fund were to acquire a company today with a total enterprise value of $1 billion, a typical capital structure for the transaction would be an equity investment of $300 million and $700 million of debt (generally consisting of senior loans from commercial banks and high yield bonds issued in the public market). If the private equity fund is successful in its objective of improving the operating performance of the acquired company over the period of its ownership of the company so that five years later it can effect a sale of the company at a total enterprise value of $1.3 billion, a 6% annual appreciation over the price it paid, it will have achieved a doubling of its equity investment or a gross annual internal rate of return of 15%. If over that period of time the company has used its operating cash flow to repay $300 million of the acquisition borrowings, the private equity fund will have tripled its equity investment and achieved a gross annual internal rate of return of 25%. Alternatively, if the acquired company were to encounter operating difficulties resulting in a 15% decline in its total enterprise value to $850 million and had not been able to use operating cash flow to repay any acquisition debt, the private equity fund would lose half of its equity investment if the company were to be sold at that price.

        Both the dollar volume of private equity transactions and their percentage of all merger and acquisition transactions have increased dramatically over the last eight years, as indicated in the chart below.

Dollar Volume of Private Equity M&A	Private Equity M&A as a Percentage of Total M&A

Source: Thomson Financial	Source: Thomson Financial

        The fastest growing segment of the private equity industry has been large transactions, especially public-to-private transactions. In 2006, there were 151 sponsor-driven public-to-private transactions in the United States and Europe, up from only 67 in 2000, which represents a compounded annual growth rate of 15%.

        Real Estate.    The real estate industry is also experiencing historically high levels of growth and liquidity driven by the strength of the U.S. economy, office employment growth, limited new construction and the availability of financing for acquiring real estate assets. Concurrently, replacement costs of real property assets have continued to escalate substantially. Since 2001, gross domestic product, or "GDP," growth has steadily improved, and GDP is currently predicted to grow at an average annual rate of approximately 3.1% from 2007 through 2009 as indicated by Haver Analytics, World Bank Indicators and Oxford Economic Forecasting. In addition, recent job growth statistics have indicated higher employment levels during 2005 and 2006, which generally produces greater demand for real estate assets. The strong investor demand for real estate assets is due to a number of factors, including persistent, reasonable levels of interest rates, the lack of alternative investments that provide the same levels of expected returns and the ability of lenders to repackage their loans into securitizations, thereby diversifying and limiting their risk. These factors have combined to significantly increase the capital committed to real estate funds from a variety of institutional investors, including institutional pension funds. As a result, the amount of global real estate funds raised has increased dramatically in the past four years, as indicated by the following chart:

Global Real Estate Funds Raised

          Amounts include the amount of equity that property funds and real estate debt funds were seeking at the time each annual survey was conducted.
          Source: Real Estate Alert

        Hedge Funds.    Hedge funds seek to generate positive returns under a wide variety of market conditions. Hedge funds differ from traditional asset management vehicles such as mutual funds either by the more heterogeneous asset classes in which they may invest or the more varied strategies they employ, including arbitrage, asset-based lending, distressed securities, equity long-short, global macro and other quantitative and non-quantitative strategies. The fee structure of hedge funds is performance driven. Hedge fund managers earn a base management fee based on the net asset value of the fund and carried interest or incentive fees based on the overall performance of the fund that they manage (that is, the net realized and unrealized gains in the portfolio). Some hedge funds set a "hurdle rate" under which the fund manager does not earn an incentive fee until the fund's performance exceeds a benchmark rate. Another feature common to hedge funds is the "high water mark" under which a fund manager does not earn carried interest or incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include an initial period of time in which capital may not be withdrawn, allowing for withdrawals only at specified times and other limitations on withdrawals.

        Historically hedge funds have generated positive performance across a variety of market conditions with less correlation to traditional benchmarks. Hedge funds achieve this through a variety of methods, including use of short selling, hedging or arbitrage strategies and inclusion of fixed income-related securities or derivatives into investment portfolios. By employing these strategies, hedge funds have been utilized by an increasing number of institutional asset managers as diversification instruments and in light of the generally positive performance, have experienced significant inflows in recent years. Global assets under management in the hedge fund industry, as reported by HFR Industry Reports, have grown from approximately $456 billion at December 31, 1999 to an estimated $1.4 trillion at December 31, 2006, a 17.7% compound annual growth rate. Set forth below is a chart that shows total assets under management of all hedge funds over the last eight years.

Hedge Fund Assets Under Management

          Data presented is as of December 31
          Source: HFR Industry Reports

        Fund of Funds.    Fund of funds managers invest in a portfolio of other investment funds rather than investing directly in stocks, bonds or other securities. Fund of funds managers are predominantly associated with investments in alternative strategies such as hedge funds and private equity, but some fund of funds managers invest in portfolios of traditional mutual funds. Fund of funds managers generally earn fees on a percentage of net asset value, which may include the value of committed and undrawn funds. Fund of fund managers in alternative assets may also earn carried interest or incentive fees in certain circumstances. Investor liquidity varies by manager and strategy, with many fund of hedge funds managers providing periodic liquidity, while the liquidity terms of funds of private equity funds tend to track the capital commitment, term and distribution models of the underlying private equity funds in which they invest. Funds of funds generally seek to deliver the risk/return profile of the underlying funds' asset category from a diversified group of managers.

        Growth of the fund of funds business is driven by the increasing interest in the underlying alternative strategies of hedge funds and private equity, and by many investors' preference for investing in alternative investments on a broadly diversified basis. Funds of funds help investors reduce risk by limiting exposure to single managers and by closely monitoring manager performance and making allocation decisions. Commitments to fund of funds vehicles have increased substantially over the past several years. According to HFR Industry Reports total assets committed to funds of hedge funds have grown from $76 billion at the end of 1999 to $547 billion at the end of 2006, representing a 32.6% compound annual growth rate. The chart below shows total assets under management over the last eight years.

Aggregate Fund of Hedge Fund Assets Under Management

          Data presented is as of December 31
          Source: HFR Industry Reports

        Mezzanine Funds and Structured Debt Funds.    Mezzanine funds and structured debt funds invest in diversified portfolios of debt securities. Mezzanine funds invest primarily in high-yielding debt securities and loans that, in addition to interest payments, may include return enhancements such as warrants or other equity-linked securities. Mezzanine securities are used extensively to finance middle-market private companies, and can also be a source of capital for small public companies. Mezzanine activity is most closely correlated to the volume of middle market mergers and acquisition activity, primarily acquisitions of middle market companies by private equity firms.

        Structured debt funds are pooled investment vehicles that invest in senior secured loans, high-yield notes, mezzanine securities and other debt and credit-linked securities. These funds take a variety of forms and often target specific asset classes, such as portfolios of primarily non-investment grade senior credit facilities or portfolios of investment grade and high-yield bonds. These funds finance their purchases of debt securities through issuances of multiple tranches of debt and equity securities that are structured to achieve specific credit rating targets. Structured debt vehicles seek to earn a return for investors in their junior securities by borrowing funds at a lower cost than the yield the vehicles earn on their underlying investments. Set forth below is a chart that shows the annual amount of collateralized debt obligation funds over the last eight years.

U.S. Leveraged Loan Arbitrage CDO Funds Raised

          Source: Standard & Poor's

Advisory Services

        Advisory services include advice on a variety of strategic and financial matters, such as mergers, acquisitions and divestitures, restructurings and reorganizations and capital raising and capital structure. Advisory services are generally provided by investment banking firms, integrated commercial banks and specialized "boutique" financial advisory firms. Advisors typically earn either a fixed fee or a fee based on a percentage of a transaction's value, generally paid only when the transaction is completed. The total global merger and acquisition deal volume in 2006 was $3.7 trillion according to Thomson Financial, an increase of 36% over $2.7 trillion of deal volume in 2005 and up from $1.7 trillion of deal volume in 2001.

        The chart below shows the total dollar volume of global merger and acquisition transactions over the last six years.

Dollar Volume of Global M&A

          Source: Thomson Financial

        Restructuring and reorganization advisors provide strategic financial advice with respect to firms in financial distress or bankruptcy. Services may include structuring out-of-court restructurings, assistance with formal bankruptcy proceedings, distressed mergers and acquisitions and capital sourcing. Advisors provide their services to companies, lenders and creditors in distressed or potentially distressed credit situations.

BUSINESS

Overview

        We are a leading global alternative asset manager and provider of financial advisory services. We are one of the largest independent alternative asset managers in the world, with assets under management of approximately $88.4 billion as of May 1, 2007. Our alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. We also provide various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

        We seek to deliver superior returns to investors in our funds through a disciplined, value-oriented investment approach. We believe that this investment approach, implemented across our broad and expanding range of alternative asset classes and investment strategies, helps provide stability and predictability to our business over different economic cycles. Since we were founded in 1985, we have cultivated strong relationships with clients in our financial advisory business, where we endeavor to provide objective and insightful solutions and advice that our clients can trust. We believe our scaled, diversified businesses, coupled with our long track record of investment performance, proven investment approach and strong client relationships, position us to continue to perform well in a variety of market conditions, expand our assets under management and add complementary businesses.

        As of June 1, we had 60 senior managing directors and employ approximately 340 other investment and advisory professionals at our headquarters in New York and our offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco, London, Paris, Mumbai and Hong Kong. We believe that the depth and breadth of the intellectual capital and experience of our professionals are key reasons why we have generated exceptional returns over many years for the investors in our funds. This track record in turn has allowed us to successfully and repeatedly raise additional assets from an increasingly wide variety of sophisticated investors.

        We have grown our assets under management significantly, from approximately $14.1 billion as of December 31, 2001 to approximately $88.4 billion as of May 1, 2007, representing compound annual growth of 41.1%. The following table sets forth our assets under management by segment and fund type as of May 1, 2007.

	Assets Under Management as of May 1, 2007
	(in billions)
Corporate private equity funds		$33.08
Real estate opportunity funds		19.95
Marketable alternative asset funds		35.34
Funds of hedge funds	$20.03
Mezzanine funds	1.51
Senior debt vehicles	8.43
Distressed securities hedge fund	1.39
Equity hedge fund	1.80
Closed-end mutual funds	2.18

Total		$88.37

Competitive Strengths

        World Leader in Alternative Asset Management.    Alternative asset management is the fastest growing segment of the asset management industry, and we are one of the largest independent alternative asset managers in the world. From the time we entered the asset management business 20 years ago through May 1, 2007, we have raised approximately $61.4 billion of committed capital for our corporate private equity funds, real estate opportunity funds, mezzanine funds and senior debt vehicles, and we managed approximately $25.4 billion in our funds of hedge funds, proprietary hedge funds and closed-end mutual funds as of May 1, 2007. Our assets under management have grown from approximately $14.1 billion as of December 31, 2001 to approximately $88.4 billion as of May 1, 2007, representing compound annual growth of 41.1%. We believe that the strength and breadth of our franchise, supported by our people, investment approach and track record of success, provide a distinct advantage when raising capital, evaluating opportunities, making investments, building value and realizing returns.

        One of the Largest Managers of Corporate Private Equity and Real Estate Opportunity Funds.    We have been one of the largest private equity fund managers since we entered this business in 1987. From that time through May 1, 2007, we had invested total capital of $21.4 billion in 112 transactions with a total enterprise value of approximately $199 billion through our corporate private equity funds and total capital of $13.3 billion in 214 transactions with a total enterprise value of over $102 billion through our real estate opportunity funds. Both the corporate private equity fund and the two real estate opportunity funds (taken together) we are currently investing are among the largest funds ever raised in their respective sectors, with aggregate capital commitments of $19.6 billion and $7.2 billion, respectively, as of May 1, 2007. We believe that our long-term leadership in private equity has imbued the Blackstone brand with value that enhances all of our different businesses and facilitates our ability to expand into complementary new businesses.

        Diversified, Global Investment Platform.    Our asset management businesses are diversified across a broad variety of alternative asset classes and investment strategies and have global reach and scale. We benefit from substantial synergies across all of these businesses, including the ability to leverage the extensive intellectual capital that resides throughout our firm. We believe that the extensive investment review process that is conducted in all of our asset management businesses, involving active participation by Stephen A. Schwarzman and Hamilton E. James, across all of our businesses, is not only a significant reason for our successful investment performance but also helps to maximize those synergies. In addition, we believe our financial advisory segment further increases the diversification of our business mix.

        During our 21-year history, we have grown by entering new businesses that were complementary to our existing asset management and financial advisory businesses. For example, in 1988 we entered into a partnership with the founders of BlackRock, Inc. and helped those individuals develop an asset management business specializing in fixed income. We sold our interest in BlackRock Inc. in 1994. We have invested in complementary new areas because they offered opportunities to deploy our financial and intellectual capital and generate superior investment returns, attractive net income margins and substantial cash flow. We believe that our ability to identify and successfully enter new growth areas is a key competitive advantage, and we will continue to seek new opportunities to expand our asset management franchise and our advisory business. The chart below presents our assets under management for each of our asset management operations as a percentage of aggregate assets under management as of May 1, 2007.

Assets Under Management by Fund Category

        Exceptional Investment Track Record.    We have an exceptional record of generating attractive risk-adjusted returns across our asset management businesses, as shown in the table below. We believe that the superior investment returns we have generated for investors in our funds over many years across a broad and expanding range of alternative asset classes and through all types of economic conditions and all cycles of the equity and debt capital markets are a key reason why we have been able to successfully and consistently grow our assets under management across our alternative asset management platform.

	Year of Inception	Combined Fund Level Annualized IRR or Return Since Inception(1)		Annualized IRR or Return, Net of Fees, Since Inception(2)
Corporate private equity	1987	30.7%		22.6%
Real estate opportunity	1992	39.7%		31.0%
Funds of hedge funds	1990	13.0%		12.0%
Mezzanine	1999	17.2%		10.6%
Senior debt vehicles:
Equity tranches	2002	23.6	%(3)	16.2	%(3)
Distressed securities hedge	2005	11.5%		8.0%
Equity hedge	2006	26.1	%(4)	20.0	%(4)
Closed-end mutual funds
The India Fund	2005	—		30.1	%(5)
The Asia Tigers Fund	2005	—		38.2	%(5)

(1)
Through March 31, 2007.

(2)
Through March 31, 2007. The annualized IRR or return, net of fees, of an investment fund represents the gross annualized IRR or return applicable to limited partners net of management fees, incentive fees, organizational expenses, transaction costs, partnership expenses (including interest incurred by the fund itself) and the general partner's allocation of profits, if any.

(3)
Our senior debt vehicles are typically capitalized with investment grade debt and tiers of subordinated debt and equity securities, the most subordinated of which benefit from residual amounts. These most subordinated securities typically represent approximately 10% of a vehicle's total capitalization. The gross annualized return for these subordinated securities represents the gross compound annual rate of return on such subordinated securities before management fees, but after deducting interest expense and administrative expenses.

(4)
Reflects returns from October 1, 2006 (the date operations commenced) through March 31, 2007 only (in contrast to all other results in the table above, which are annualized).

(5)
A subsidiary of ours has been the investment manager of The India Fund and The Asia Tigers Fund since December 5, 2005. The current portfolio manager has managed The India Fund since August 1, 1997 and has managed The Asia Tigers Fund since July 1, 1999. The net annualized returns, based on net asset values have been calculated since December 5, 2005.

        The following charts compare the net annualized returns of our two largest businesses—our corporate private equity funds and our real estate opportunity funds—since the inception of those funds in 1987 and 1992, respectively, and the period from January 1, 2002 through March 31, 2007, against the S&P 500 for the comparable periods:

Corporate Private Equity Funds Net Annualized Returns(1) vs. S&P 500(2)	Real Estate Opportunity Funds Net Annualized Returns(3) vs. S&P 500(4)

(1)	Through March 31, 2007.	(3)	Through March 31, 2007. Our real estate private
(2)	Through March 31, 2007. Total annualized returns for		equity operations commenced in 1992. Returns since
	the S&P 500 adjusted for dividends reinvested.		inception calculated from January 1, 1992.
		(4)	Through March 31, 2007. Total annualized returns for S&P 500 adjusted for dividends reinvested.

See "—The Historical Investment Performance of Our Investment Funds" for information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. The historical information presented above and elsewhere in this prospectus with respect to the investment performance of our funds is provided for illustrative purposes only. The historical investment performance of our funds is no guarantee of future performance of our current funds or any other fund we may manage in the future. Investments by us in our funds involve substantial risks. For example, our corporate private equity funds and real estate opportunity funds make direct or indirect investments in companies that have a significant degree of leverage, including leverage incurred by the company in connection with the structuring of the fund's investment in the company. In addition, the investment return profiles of our corporate private equity funds and, to a lesser extent, real estate opportunity funds are relatively volatile as compared to the S&P 500. See "Risk Factors—Risks Related to Our Business".

        Diverse Base of Longstanding Investors.    We have a long history of raising significant amounts of capital on a global basis across a broad range of asset classes, and we believe that the strength and breadth of our relationships with institutional investors provide us with a competitive advantage in raising capital for our investment funds. During our two decades of asset management activities, we have built long-term relationships with many of the largest institutional investors in the world, most of which invest in a number of different categories of our investment funds. For example, of those of the 50 largest corporate and public pension funds in the United States as measured by assets under management that to our knowledge invest in alternative assets, approximately 72% have invested in our funds. Investors representing approximately 68% of the total capital invested in our funds since the inception of our asset management activities in 1987 have invested across multiple categories of our funds. Our 20 largest unaffiliated investors have invested with us for an average of over 10 years. In addition, investors representing approximately 85% of the total capital invested in all of our carry funds since 1987 have invested in successive funds in the same category. Furthermore, our investor base is highly diversified, with no single unaffiliated investor in our current corporate private equity or real estate opportunity funds accounting for more than 9% of the total amount of capital raised for those funds. We have a group of professionals led by senior managing director Kenneth C. Whitney that is dedicated to managing our relationships with limited partners across our carry funds. This group also markets new funds to potential investors and is actively involved in our new product development. Our Park Hill Group business further enables us to grow our investor base through its expanding network of relationships with potential investors. We believe that our strong network of investor relationships, together with our long-term track record of providing investors in our funds with superior risk-adjusted investment returns, will enable us to continue to grow our assets under management across our investment platform.

        The chart below presents our investors' total committed capital for our carry funds plus the assets under management for our hedge funds as of May 1, 2007 by category.

Investors by Category

        The graph below presents the growth of net capital flows to each of our asset management operations from January 1, 2002 to December 31, 2006.

Growth in Net Capital Flows

        Strong Industry and Corporate Relationships.    We believe that the strength of our relationships with investment banking firms, other financial intermediaries and leading corporations and corporate executives provides us with competitive advantages in identifying transactions, securing investment opportunities and generating exceptional returns. We actively cultivate our relationships with major investment banking firms and other financial intermediaries and are among the most significant clients of many of these firms. For example, our investment professionals meet regularly with investment bankers and other personnel of all of the major investment banking firms regarding potential investment opportunities, and we will often seek to work with many of the same financial institutions that we have worked with on previous transactions when seeking financing arrangements for potential investment opportunities. We believe our repeated and consistent dealings with these firms over a long period of time have led to our being one of the first parties considered for potential investment ideas and have enhanced our ability to obtain financing on more favorable terms. We believe that our strong network of relationships with these firms provide us with a significant advantage in attracting deal flow and securing transactions, including a substantial number of exclusive investment opportunities and opportunities that are made available to only a very limited number of other private equity firms. We also have a broad range of relationships with senior-level business executives whom we use to generate investment opportunities, analyze prospective investments and act as directors of and advisers to our corporate private equity and real estate opportunity funds' portfolio companies. Moreover, private equity investing in partnership with leading corporations is a signature form of investing for us. Through May 1, 2007, we had invested in 42 corporate partnerships, including transactions with AT&T Inc., General Electric Company, Northrop Grumman Corporation, Sony Corporation, Time Warner Inc., Union Carbide Corporation, Union Pacific Corporation, USX Corporation and Vivendi SA. We believe that the depth and breadth of our corporate partnerships will lead to a significant number of opportunities for our corporate private equity and real estate opportunity funds over the next several years. As a result of these various relationships, we believe that we are less reliant on auction processes in making investments than many of our competitors, thereby providing us with a wider array of attractive investment opportunities.

        Our People.    We believe that our senior management and our talented and experienced professionals are the principal reason why we have achieved significant growth and success in all of our businesses. Since our firm's founding in 1985, Stephen A. Schwarzman has served as our firm's Chief

Executive Officer and Peter G. Peterson has served as either Chairman or Senior Chairman. Hamilton E. James serves as our President and Chief Operating Officer, oversees our corporate private equity operation directly and, along with Mr. Schwarzman, oversees and serves on the investment committees or oversight committees for all of our other businesses. Jonathan D. Gray and Chad R. Pike are senior managing directors overseeing our real estate operation. J. Tomilson Hill is our Vice Chairman and the head of our fund of hedge funds business. Howard Gellis leads our corporate debt business, John D. Dionne manages our distressed securities hedge fund, Manish Mittal manages our equity hedge fund and Punita Kumar-Sinha manages our closed-end mutual funds. Our corporate and mergers and acquisitions advisory operation is led by John Studzinski, our restructuring and reorganization advisory operation is led by Arthur B. Newman and our fund placement business is overseen by Kenneth C. Whitney. Our 60 senior managing directors have an average of 22 years of relevant experience. This team is supported by approximately 340 other professionals with a variety of backgrounds in investment banking, leveraged finance, private equity, real estate and other disciplines. We believe that the extensive experience and financial acumen of our management and professionals provide us with a significant competitive advantage.

        Alignment of Interests.    One of our fundamental philosophies as a privately-owned firm has been to align our interests, and those of our senior managing directors and other professionals, with the interests of the investors in our funds. Since inception, Blackstone, its senior managing directors and other professionals have committed over $2.7 billion of their own capital to our carry funds and as of May 1, 2007, our hedge funds managed an additional $2.1 billion of Blackstone's senior managing director and employee capital. In structuring this offering, we have sought to achieve the same alignment of interests between our common unitholders and our senior managing directors and other employees through their significant and long-term ownership of our equity. Our senior managing directors and other existing owners who are our employees will own in excess of 78.0% of the equity in our business immediately following this offering. In addition, we intend to make equity awards to all of our employees at the time of this offering and to use appropriate equity-based compensation to motivate and retain our professionals in the future. The equity held by our senior managing directors and other employees will be subject to vesting and minimum retained ownership requirements and transfer restrictions as described in "Organizational Structure—Reorganization—Blackstone Holdings Formation", "Management—IPO Date Equity Awards" and "—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners".

        Distinct Advisory Perspective.    We are not engaged in securities underwriting, research or other similar activities that might conflict with our role as a trusted financial advisor. We believe that this makes us particularly well-suited to represent boards and special committees in the increasing number of situations where they are looking to retain a financial advisor who is devoid of such conflicts. In addition, we believe that our ability to view financial advisory client assignments from both the client's and an owner's perspective often provides unique insights into how best to maximize value while also achieving our clients' strategic objectives.

Our Growth Strategy

        We intend to create value for our common unitholders by:

  •
  generating superior investment performance across our asset management platform;

  •
  growing the assets under management in our existing investment fund operations;

  •
  expanding our asset management base by raising new investment funds;

  •
  increasing our investment of our own capital in our funds;

  •
  expanding our advisory business; and

  •
  entering into complementary new businesses.

Business Segments

        Our four business segments are (1) our corporate private equity segment, (2) our real estate segment, (3) our marketable alternative asset management segment, which comprises our management of funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and publicly-traded closed-end mutual funds, and (4) our financial advisory segment, which comprises our corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and Park Hill Group, which provides fund placement services for alternative investment funds.

        As of May 1, 2007, our asset management business had raised approximately $61.4 billion of committed capital for our carry funds and senior debt vehicles since 1987, and was managing $25.4 billion in our funds of hedge funds, proprietary hedge funds and closed-end mutual funds. As of May 1, 2007, we had approximately $88.4 billion of assets under management, which included approximately $33.1 billion in our corporate private equity segment, approximately $19.9 billion in our real estate segment and approximately $35.3 billion in our marketable alternative asset management segment, which includes approximately $20.0 billion in assets under management in 76 different funds of hedge fund vehicles, approximately $1.5 billion in our mezzanine funds, approximately $8.4 billion invested across over 450 different senior loans and other debt instruments through our senior debt vehicles, approximately $3.2 billion of total assets under management in two proprietary hedge funds and approximately $2.2 billion of total assets under management in two publicly-traded closed-end mutual funds.

        Since 1985, our corporate and mergers and acquisition advisory business has advised on transactions with a total value of over $275 billion. Since 1991, our restructuring and reorganization advisory business had advised companies and creditors in more than 150 distressed situations, both in and out of bankruptcy proceedings, involving more than $350 billion of total liabilities. Since 2005, Park Hill Group has provided placement services to 21 corporate private equity, real estate, venture capital and hedge funds that have collectively raised an aggregate of $45.8 billion of assets under management.

        Information about our business segments should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes included elsewhere in this prospectus.

Corporate Private Equity Segment

        Our corporate private equity operation, established in 1987, is a global business with 86 investment professionals and offices in New York, London, Mumbai and Hong Kong. We are a world leader in private equity investing, having managed five general private equity funds as well as one specialized fund focusing on communications-related investments. From an operation focused in our early years on consummating leveraged buyout acquisitions of U.S.-based companies, we have grown into a business pursuing transactions throughout the world and executing not only typical leveraged buyout acquisitions of seasoned companies but also transactions involving start-up businesses in established industries, turnarounds, minority investments, corporate partnerships and industry consolidations, in all cases in strictly friendly transactions supported by the subject company's board of directors. In total, our corporate private equity operation has raised approximately $33.9 billion in outside capital since 1987, with each of our corporate private equity funds raised in 1987, 1993, 1997, 2002 and 2005 constituting one of the largest private equity funds raised in that year. As of May 1, 2007, our corporate private equity operation had approximately $33.1 billion of assets under management. Blackstone Capital Partners V L.P., or "BCP V," the only corporate private equity fund that we are currently investing, is one of the largest corporate private equity funds ever raised, with aggregate capital commitments (inclusive of projected management fees expected to be received over the life of the fund) of over $19.6 billion.

        Since its inception in 1987 through March 31, 2007, our corporate private equity operation has achieved a combined gross annualized IRR of 30.7% and a combined net annualized IRR of 22.6% on realized and unrealized investments, as compared with a total annualized return of 10.9% for the S&P 500 Index over the same period. Our corporate private equity operation has achieved an aggregate multiple of invested capital for realized and partially realized investments of 2.7x over this same time period. Each of our corporate private equity funds has performed in the top quartile of its peers according to Thomson Financial, and the combined net annualized IRR of each of our private equity funds across a full spectrum of economic and equity and debt capital market conditions has exceeded the return of the S&P 500 Index by 11.7 percentage points. The S&P 500 is an unmanaged index and its returns assume reinvestment of dividends and do not reflect any fees or expenses. See "—The Historical Investment Performance of Our Investment Funds" for more information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. For the period from January 1, 2004 through March 31, 2007 our corporate private equity operation achieved aggregate realized and unrealized gains for investors in these funds of $11.4 billion.

        From 1987 through May 1, 2007, our corporate private equity funds have invested in approximately 112 companies in a variety of industries and geographies in pursuit of their investment objectives. The total enterprise value of all transactions effected by our corporate private equity operations through May 1, 2007 was approximately $199 billion. As of May 1, 2007, our corporate private equity funds had significant equity investments in 43 different companies. The following table presents selected recent investments made or committed by our corporate private equity funds:

        The following table presents selected recent investments made by our corporate private equity funds:

	Year of Investment	Industry	Region	Equity Invested ($MM)(1)		Transaction Value ($MM)
Pinnacle Foods Group Inc.	2007	Food & Beverage	US	414		2,269
Cardinal PTS	2007	Pharmaceutical	US	914		3,320
Ushodaya Enterprises Limited	2007	Media	India	175		1,250
Freescale Semiconductor, Inc.	2006	Semiconductors	US	3,066		17,575
Travelport Limited	2006	Travel	US	775		4,500
The Nielsen Company	2006	Communications	Europe	816		12,700
Center Parcs UK	2006	Lodging	Europe	206	(2)	2,088
Michaels Stores, Inc.	2006	Retail	US	828		5,970
Deutsche Telekom AG	2006	Telecom	Europe	1,018		3,510
HealthMarkets, Inc.	2006	Insurance	US	610		1,871
Cadbury Schweppes plc European Beverages Division	2006	Food & Beverage	Europe	364		2,298
TDC A/S	2005	Telecom	Europe	646		15,797
SunGard Data Systems Inc.	2004	Communications	US	483		12,007
Celanese Corporation	2004	Chemicals	Europe	612		4,081
Texas Genco Holdings, Inc.	2004	Energy	US	223		3,738
Extended Stay America, Inc.	2004	Hotels	US	352	(2)	3,921
Southern Cross/NHP	2004	Care Homes	Europe	324	(2)	2,310

(1)
Amount constitutes equity invested by our corporate private equity funds and includes equity invested by limited partner co-investors and additional equity invested by limited partners of our corporate private equity funds outside of our corporate private equity funds.

(2)
Excludes amounts invested by our real estate opportunity funds.

  Investment Approach

        We believe that our rigorous investment approach, extensive due diligence focus, global reach, substantial transaction and financing expertise and focus on operational oversight are all key reasons why corporate private equity funds have had attractive performance returns. The following are some of the core investment principles of our corporate private equity funds:

  •
  Large Capitalization Focus. Large-capitalization buyouts are often the most difficult transactions to analyze and execute, given their complexity and geographic scope and the size of the equity investment required. Large-capitalization buyouts often involve more stable and higher quality companies, tend to attract more capable and deeper management teams and yield more options for growth, repositioning, cost reduction and exit. Given our global reach, our network of skilled former senior corporate executives, the size of our capital pool and the depth of our transaction and financing expertise, we believe that we are one of a limited number of firms favorably positioned to participate in this large-capitalization market, which has been the fastest growing segment of the buyout industry. These favorable competitive dynamics and our capabilities and organizational strengths make large-capitalization buyouts particularly compelling opportunities for us.

  •
  Corporate Partnerships. Corporate partnership transactions, transactions in which we invest capital alongside a major corporation, represent a signature form of private equity investing for us. As of May 1, 2007, we had invested $21.4 billion of equity capital, or approximately 26% of total corporate private equity capital invested by Blackstone since 1987, in 42 corporate partnerships. These have included transactions with AT&T Inc., General Electric Company, Northrop Grumman Corporation, Sony Corporation, Time Warner Inc., Union Carbide Corporation, Union Pacific Corporation, USX Corporation and Vivendi SA. As corporations increasingly return to the mergers and acquisitions market, we believe this strategy will lead to a significant number of investment opportunities for our corporate private equity funds over the next several years. We believe that teaming up with corporate partners enables us to benefit from access to their knowledge base and anticipated synergies and to compete more effectively against other bidders.

  •
  Sector Expertise. Our corporate private equity investment professionals have expertise in all major industries. In addition, we have access to the sector expertise of a broad array of former senior corporate executives with whom we have established informal and formal proprietary advisory relationships and who work closely with our private equity professionals, helping us to source and analyze potential investment opportunities.

  •
  Out-of-Favor, Under-Appreciated Industries. We tend to be a contrarian private equity investor. We try to avoid being influenced by swings in conventional wisdom about the relative attractiveness of industries. Instead, we seek to identify out-of-favor, under-appreciated industries, and we have successfully invested in industries such as rural telephony, oil refining, commodity chemicals, coal and automotive parts among others when they were generally perceived to be out of favor with the markets. We also try to identify developing industry trends in order to take advantage of them before they become widely appreciated and to pursue opportunities to change the structure and profit potential of specific industry sectors through consolidation.

  •
  Global Scope. We believe that private equity investing outside the United States provides attractive opportunities, and we are therefore pursuing private equity opportunities throughout the world. In Europe, in addition to our hub office in London, we rely on senior advisors who reside in various European countries to assist our London-based private equity professionals. We plan on using a similar approach to expand our reach in the greater China region and other Asian countries with our new office in Hong Kong, as well as in India with our office in Mumbai. We believe we are one of a limited number of private equity firms with the advantage of access to a full range of cross-regional opportunities. Acquisitions involving non-U.S. companies represented approximately 34% of our corporate private equity funds' investments for the period from January 1, 2004 through May 1, 2007. We also believe our global reach helps us to better assist our portfolio companies in dealing with developments across various regions of the world, sourcing add-on acquisition opportunities, entering new markets and outsourcing operations to reduce costs.

  •
  Distressed Securities Investing. We believe that we have a competitive advantage in periods of weaker economic conditions or uncertainty in the debt or equity capital markets. Through our restructuring and reorganization advisory business and our distressed securities hedge fund, we have access to investment opportunities and expertise regarding companies in financial distress that many of our competitors lack. We have often invested in distressed securities when those opportunities have presented themselves, including successful investments in securities of Adelphia Communications Inc., Charter Communications Inc. and three German cable television companies in the last five years.

  •
  Significant Number of Exclusive Opportunities. In recent years we have been able to consider and execute a number of transactions that were either presented exclusively to Blackstone or were offered to only a very limited number of private equity firms. We believe this principally resulted from our strong relationships with major investment banks and other financial intermediaries, our extensive network of senior advisors, our leading position in corporate partnership transactions, our ability to avail ourselves of the resources and relationships that reside in all of our firm's different businesses and our ability to arrange the acquisition of very large capitalization companies.

  •
  Superior Financing Expertise. We believe that the broad expertise of all aspects of the capital markets—debt, equity, real estate financing, derivatives and commodities—that resides across all of our firm's businesses enables us to obtain a lower cost of capital for our portfolio companies, reduce risk and uncover hidden asset value. For the period from January 1, 2004 through March 31, 2007, we estimate that an aggregate of approximately $102.6 billion of capital in debt and equity financings was raised by our portfolio companies.

  •
  Operations Oversight. Our portfolio management group consists of professionals with significant operating experience who work with our portfolio companies on operating issues. After a portfolio company acquisition is consummated, our portfolio management group typically works with management of the portfolio company and outside advisors to implement a 100-day plan to enhance the company's operations. Each 100-day plan is reviewed and approved by our investment committee. As part of our portfolio company monitoring program, we enlist our senior advisors to assist our portfolio management group and work closely with portfolio companies to help them improve their operating performance. We believe that the experience of our senior advisors and our own portfolio management personnel, combined with the expertise of our investment professionals in assisting portfolio companies with add-on acquisitions, divestitures, financings and other capital markets transactions, help our portfolio companies enhance value. Our focus on assisting our portfolio companies with operational oversight, as well as our ability to attract, motivate and retain superior portfolio company management teams, are critical to the success of our private equity investments. The majority of our investment gains has resulted from increases in the EBITDA of our portfolio companies.

  •
  CoreTrust Purchasing Group. We seek to unlock incremental value in our portfolio companies through the use of efficiencies of scale. We have established a group purchasing organization called CoreTrust Purchasing Group. CoreTrust administers a procurement program in which our participating portfolio companies combine their purchasing power to purchase various goods and services at discounted prices to thereby achieve savings that they were previously unable to obtain on their own. We are expanding this program to cover additional types of goods and services, and over time we expect to expand it to include other operational areas such as outsourcing and information technology.

Real Estate Segment

        Our real estate operation has managed six domestic and two non-U.S. real estate opportunity funds and has raised approximately $18.1 billion in capital since its formation in 1992. As of May 1, 2007, our real estate operation had approximately $19.9 billion of assets under management. We recently completed an initial fund-raising round for Blackstone Real Estate Partners VI L.P., or "BREP VI." Taken together, BREP VI and Blackstone Real Estate Partners International II L.P., or "BREP Int'l II," the two real estate funds we are currently investing, would represent one of the largest real estate opportunity funds ever raised with aggregate capital commitments of approximately $7.2 billion. Since its inception in 1992 through March 31, 2007, our real estate operation has achieved a combined gross annualized IRR of 39.7% and a combined net annualized IRR of 31.0% on realized and unrealized investments, as compared with an annualized return of 10.0% for the S&P 500 Index over the same period. Our real estate private equity operation has achieved an aggregate multiple of invested capital for realized and partially realized investments of 2.5x over the same time period. The S&P 500 is an unmanaged index and its returns assume reinvestment of dividends and do not reflect any fees or expenses. Each of our real estate opportunity funds has performed in the top quartile of its peers according to Thomson Financial. See "—The Historical Investment Performance of Our Investment Funds" for more information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. For the period from January 1, 2004 through March 31, 2007, our real estate opportunity funds achieved aggregate realized and unrealized gains for investors of $8.8 billion.

        The total enterprise value of the 214 transactions effected by our real estate operations from 1992 through May 1, 2007 was over $102 billion. The following table presents selected recent investments made by our real estate opportunity funds:

	Year of Investment	Region	Equity Invested ($MM)(1)		Transaction Value ($MM)
Equity Office Properties Trust	2007	United States	$3,514		$38,656
Trizec Properties, Inc.	2006	United States	625		9,252
Center Parcs UK	2006	Europe	204	(2)	2,088
CarrAmerica Realty Corporation	2006	United States	806		5,983
MeriStar Hospitality Corporation.	2006	United States	196		2,296
LaQuinta Inns Inc	2006	United States	550		3,803
Southern Cross/NHP	2005	Europe	223	(2)	2,310
Wyndham International, Inc.	2005	United States	605		3,405
Boca Resorts, Inc.	2004	United States	314		1,315
Prime Hospitality Corp.	2004	United States	159		705
Extended Stay America, Inc.	2004	United States	352	(2)	3,921

(1)
Amount constitutes equity invested by our real estate opportunity funds and does not include equity invested by co-investors.

(2)
Excludes amounts invested by our corporate private equity funds.

        Our real estate business is a global operation with 49 investment professionals and offices in New York, Chicago, Los Angeles, London, Paris and Mumbai.

  Investment Approach

        Our real estate operations' approach to investing is guided by some core investment principles, many of which are similar to our corporate private equity operation, including global scope, focus on large transactions, significant number of exclusive opportunities, superior financing expertise and operations oversight. In addition, our real estate investment approach includes:

  •
  Flexible Investment Strategy. Our real estate investments have been made in a variety of sectors, geographic locations and business climates and run the gamut from acquisitions of single assets to acquisitions of large, multi-asset public companies and from stable assets to assets that require repositioning or extensive overhaul. Our real estate opportunity funds have made a significant number of investments in lodging, major urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate operating companies. This broad investment mandate allows us to source and execute unique and complex transactions, including direct equity investments in real property, debt investments secured by real estate, privately placed real estate securities, joint ventures and real-estate operating companies.

  •
  Institutional Quality Assets with Temporary Flaws. We try to identify well-located institutional quality properties that suffer from temporary or correctable flaws in their tenancy, physical attributes, capital structures, market position and/or management. By exploiting the pricing and operating inefficiencies inherent in assets of this nature and employing intensive asset management to correct the identified flaws, we can reposition such assets for subsequent sale to institutional investors at attractive pricing.

  •
  Complex Situations Requiring Creative Solutions. We believe that our ability to source, evaluate and execute complex transactions within a short time frame is one of our competitive advantages. We focus on finding creative solutions to complex situations involving under-performing and/or improperly capitalized assets in an effort to both make investments at attractive valuations and to create incremental value in the investment.

  •
  Real Estate Asset Management Oversight. We have 11 professionals solely dedicated to real estate asset management. Regional asset management teams are deployed in various areas and industries such as a European hotel real estate team and a Scandinavian office buildings team. We use our asset management team extensively in our investment analysis process, and we specifically seek out investment opportunities where we can leverage the skills and expertise of our asset management professionals. We also seek to partner with real estate operators who have specific knowledge and insight into local real estate markets or asset classes. These partners not only provide us with hands-on operating knowledge and expertise, but are also a source of proprietary deal flow.

  •
  Joint Acquisitions with Corporate Private Equity. We believe that we benefit from the ability to combine the investment capabilities of our real estate opportunity funds with our corporate private equity funds when investing in operating companies that have significant real estate assets. Among the transactions in which the two operations have partnered are the acquisitions of Center Parcs Ltd., a U.K. leisure park business, Extended Stay America, Inc., a U.S. hotel business, Southern Cross/NHP, a U.K. care home business, and Spirit Group Ltd., a U.K. pubs business.

  •
  Theme-Oriented Investments. We regularly monitor real estate markets in an effort to identify and develop the most promising investment themes based on asset class, geography or targeted groups of sellers. We believe this allows us to develop expertise rapidly within special areas, to react quickly to potential opportunities and to develop relationships with key partners. We have often been able to anticipate promising new investment themes before they become generally appreciated. We were among the first to purchase assets from the Resolution Trust Corporation in the early 1990s, to execute large-scale investments in real estate companies and REITs, to identify the post-2001 recovery in lodging and to anticipate the recent appreciation of the value of central business district office buildings.

  •
  Public-to-Private Transactions. In the past three years our real estate opportunity funds have successfully completed a total of 12 going private acquisitions of publicly-traded real estate companies. While to date the majority of our public-to-private transactions have focused on hotel, residential property and industrial companies and office REITs, future targets may include other real estate intensive businesses (either alone or in partnership with our corporate private equity funds). We believe that overhead savings, wholesale to retail discounts, financing improvements, tax savings, revenue enhancements, operational efficiencies and unexploited land or assets can be found in many public real estate-related companies.

  •
  Hotel Repositionings. Over the last 15 years, our real estate opportunity funds have been among the largest buyers and sellers of hotels in the world, having acquired 1,422 hotels with approximately 209,500 rooms and a value of approximately $27.5 billion. These investments have included all segments of the lodging industry, from limited service to five-star, super-luxury hotels. We believe that a substantial portion of our success in the sector can be attributed to the operating platform that we have created to manage our hotel acquisitions. We provide in-house operating expertise in every facet of the business, including revenue enhancement and yield management initiatives, cost restructuring, redeployment of food and beverage operations, marketing, technology (particularly reservation systems and Internet-related functions), special amenities such as spas, health clubs and golf, and capital investments in renovations and building additional rooms. In addition, our real estate asset management team has combined numerous selected hotel properties acquired by our funds (either directly or through our acquisition of hotel companies) to form the LXR Luxury Resorts & Hotels chain of luxury hotels.

  •
  Global Opportunities. Our real estate business is a global operation that pursues real estate opportunities throughout the world. In Europe, we work from our operating base in London and an office in Paris and we deploy professionals throughout Europe. We have opened an office in Mumbai and we plan to open an office in Japan later this year. Approximately 17.3% of the $9.5 billion of aggregate capital invested by our real estate opportunity funds in the past three years ended May 1, 2007 has been invested outside the United States.

Marketable Alternative Asset Management Segment

  Funds of Hedge Funds

        We manage of a variety of funds of hedge funds. Our funds of hedge funds operation was founded in 1990 to manage the internal assets of both Blackstone and our senior managing directors through a diversified portfolio of hedge fund investments. Working with our clients over the past fifteen years, our fund of hedge fund group has developed into a leading manager of institutional funds of hedge funds with approximately 100 professionals and offices in New York, London and Hong Kong. Our funds of hedge funds operation had approximately $20.0 billion of assets under management as of May 1, 2007.

        Our fund of hedge fund group's overall investment philosophy is to utilize leading non-traditional investment managers to achieve attractive risk-adjusted returns with relatively low volatility and low correlation to traditional asset classes. Diversification, risk management and a focus on downside protection are key tenets of our approach. Our fund of hedge fund professionals have constructed a broad range of products using sophisticated quantitative and qualitative analyses in an effort to identify the best fund managers and combine them to create products that have appropriate risk profiles and return objectives for investors in our funds of hedge funds. The funds managed by our fund of hedge fund group pursue differing strategies, including broadly diversified funds, strategy focused funds (for instance, funds focused on emerging markets), opportunistic funds (for instance, funds that invest in niche strategies or with activist managers) or client customized funds. Our funds of hedge funds operation manages a variety of fund of fund vehicles that are invested with approximately 180 hedge fund managers, a number of which refuse to accept new investors.

        Unlike many other funds of hedge funds, we are focused on institutional investors. As of May 1, 2007, institutional investors—consisting of corporate and public pension funds as well as insurance companies, industrial corporations, foundations and university endowments—accounted for over 80% of our fund of hedge fund's asset base, and individual investors (excluding our senior managing directors and employees) represented only 4.5% of our fund of hedge fund assets. We believe that institutional investors provide a more stable base of investors than individual investors. Our fund of hedge fund group works with its institutional clients to meet their specific needs either with its broad product range or the creation of customized investment strategies.

  Investment Approach

  •
  Depth of Investment Expertise. Our fund of hedge fund professionals have trading, operational, portfolio and risk management expertise and have designed a rigorous investment process to incorporate the quantitative, qualitative, legal and operational facets of fund analysis. From a top-down perspective, our fund of hedge fund investment professionals seek to position our funds of hedge funds to capitalize on market opportunities through focused research and allocation of resources. From a bottom-up perspective, they seek to build deep relationships with underlying hedge fund managers that are strengthened by our investment professionals' relevant experience in the financial markets, as well as our network of contacts in other alternative asset classes.

  •
  Discipline. Our fund of hedge fund operation focuses on diversification, risk management and downside protection. Each investment with an underlying hedge fund manager is subject to a rigorous investment decision process and incorporates sourcing new ideas, focusing on viable prospects, in-depth front and back office due diligence, manager approval and portfolio construction.

  •
  Innovation. Our fund of hedge fund operation seeks to leverage the intellectual capital within our organization and our strategy-focused investment teams to take advantage of synergies that exist within other areas of our firm to identify emerging trends, market anomalies and new investment technologies to facilitate the formation of new strategies, as well as to set the direction for our fund of hedge fund's existing strategies.

  Corporate Debt

        Founded in 1999, our corporate debt operation, which comprises our mezzanine funds and our senior debt vehicles, has grown to become a major participant in the leveraged finance markets with approximately $9.9 billion of assets under management as of May 1, 2007. Our corporate debt operations' investment portfolio is comprised of securities spread across the capital structure including senior debt, subordinated debt, preferred stock and common equity. Our corporate debt operation has 28 investment professionals and offices in New York and London.

        Our corporate debt operation manages funds investing primarily in mezzanine debt of middle-market companies arranged through privately negotiated transactions. It typically makes investments through direct negotiations with issuers and private equity sponsors. Our corporate debt group's investment professionals structure the fund's investments to earn current income through interest payment features and such investments may also include return enhancements including warrants or other equity securities. Our mezzanine funds had approximately $1.5 billion of assets under management as of May 1, 2007. Since their inception in 1999 through March 31, 2007, our mezzanine funds have achieved a combined gross annualized IRR of 17.2% and a combined net annualized IRR of 10.6% on realized and unrealized investments. See "—The Historical Investment Performance of Our Investment Funds" for information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. For the period from April 1, 2002 through March 31, 2007, our mezzanine funds achieved aggregate realized and unrealized gains for investors in these funds of approximately $463 million.

        In 2002 we established our senior debt operation, which manages our senior debt vehicles, consisting of a series of structured vehicles investing primarily in senior secured loans. These investment vehicles are of the type commonly referred to as collateralized debt obligation funds.

        As of May 1, 2007, we managed 10 different collateralized debt obligation funds which, together with related warehouse facilities, had approximately $8.4 billion of assets under management. From inception through March 31, 2007, these vehicles experienced an annualized default rate of less than 0.30% of invested assets. Defaults are the primary cause of losses in senior debt vehicles and the rate of defaults is one measure that may be used to estimate the level of risk in a senior debt vehicle and its overall performance.

  Investment Approach

  •
  Integrated Corporate Debt Platform. The combination of our mezzanine funds and senior debt vehicles gives us the ability to participate in all significant leveraged finance markets. Given the diverse investment profiles of our corporate debt funds, our corporate debt funds are able to participate throughout a borrower's capital structure or elect to participate in the most attractive debt tranches. We believe that the ability to participate in multiple levels of the capital structure differentiates our corporate debt operations from many other providers of senior and subordinated debt capital. With our raising of three European-focused collateralized debt obligation funds in 2006, we have the ability to offer a broad range of debt products to both North American and European borrowers.

  •
  Credit Discipline. Over the past eight years, we have refined our processes for assessing the credit risk of each investment we consider. Credit risks are identified after reviewing the borrower's industry outlook, the borrower's relative position within its industry, the borrower's management team and equity sponsor, if any, and the merits of the borrower's capital structure. While yield is an important component of any investment decision, we believe the probability of loss is the most important factor to consider when assessing a potential debt investment. This credit discipline has enabled our senior debt vehicles to achieve an average default rate per year of less than 0.30% since their inception in 2002.

  •
  Direct Investment and Origination Capabilities. The majority of the transactions completed by our mezzanine funds have been related to middle-market private equity transactions. In addition, such transactions are a significant source of investments for our senior debt vehicles. Our corporate debt operations have transaction development professionals who maintain direct relationships with approximately 150 private equity firms. This focus allows us to proactively approach this market. In addition, we have recently developed a senior loan origination and syndication function that, coupled with our existing capabilities, allows us to originate financings across the full range of a borrower's capital structure.

  •
  Relationships with Arrangers. Our corporate debt funds are a significant investor in senior and subordinated debt transactions arranged and syndicated by banks and investment banks. We believe that our corporate debt operations are able to leverage our firm's overall importance in the financial markets to gain access to invest in narrowly syndicated transactions and to receive our desired allocations in oversubscribed syndicated transactions. We also benefit from having the opportunity to participate on a priority basis in financings for our own private equity transactions.

  •
  Ability to Capitalize on Our Expertise. We have analysts specializing in various sectors of the economy. In addition to our analysts' expertise, our corporate debt operations benefit from the in-depth knowledge of companies and industries developed by our private equity operations and from having access to our private equity portfolio companies.

  Proprietary Hedge Funds

        In 2004, we commenced a strategy of sponsoring proprietary hedge funds managed by individuals affiliated with Blackstone. In 2005 we established our distressed securities hedge fund, which invests primarily in distressed and defaulted debt securities and related equities with an emphasis on smaller, less efficiently traded issues. As of May 1, 2007, our distressed securities hedge fund had approximately $1.4 billion of assets under management. From inception through March 31, 2007, our distressed securities hedge fund has achieved a gross annualized return of 11.5% and a net annualized return of 8.0% without the use of leverage. These returns have been achieved with a volatility of 2.0%. Volatility is a measure of uncertainty related to the size of changes in a security's value. This compares to a return of 10.0% and a volatility of 2.7% for the JPMorgan Global High Yield Index over the same period. The JP Morgan Global High Yield Index is an unmanaged index and is not available for direct investment, so its performance is not an exact representation of any particular investment. Index returns assume reinvestment of dividends and do not reflect any fees or expenses. See "—The Historical Investment Performance of Our Investment Funds" for more information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance.

        In 2006 we established our equity hedge fund, which invests primarily in equity investments on a long and short basis. As of May 1, 2007, our equity hedge fund had approximately $1.8 billion of assets under management. From its inception on October 1, 2006 through March 31, 2007, our equity hedge fund has achieved a gross return of 26.1% and a net return of 20.0% (not annualized), with a volatility of 7.1%. This compares to a return of 6.4% and a volatility of 9.9% for the S&P 500 Index over the same period. The S&P 500 is an unmanaged index and its returns assume reinvestment of dividends and do not reflect any fees or expenses. See "—The Historical Investment Performance of Our Investment Funds" for information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance.

        In addition to the investment experience and network of relationships of their investment teams, we believe that our proprietary hedge fund teams benefit considerably from Blackstone's relationships and resources. Blackstone's various businesses provide a "library" of in-house knowledge across a broad spectrum of industries and access to relationships, portfolio companies and operating executives that can augment the identification and evaluation of our funds' investment opportunities and otherwise support their investment activities. Our proprietary hedge funds also benefit in their fund-raising efforts from the assistance of Blackstone's fund placement capabilities and our firm's extensive network of investors. In addition, Blackstone's infrastructure provides our proprietary hedge fund teams with resources, staff and back office functions that would otherwise need to be developed separately and would therefore take time and resources away from their investment research initiatives. Our proprietary hedge funds also benefit from priority access to the trading desks and research of investment banking firms due to Blackstone's overall importance as a client of those firms.

        We are regularly evaluating other new proprietary hedge fund ideas and opportunities, and we plan to add other new proprietary hedge funds over the next few years.

  Distressed Securities Investment Approach

        Our distressed securities hedge fund seeks to provide superior risk-adjusted returns on investments in the debt or equity of financially distressed companies and in other deep-value, catalyst-driven opportunities. The fund focuses primarily on financially distressed companies and seeks to invest in securities that, due to security specific and other complex circumstances, it believes are incorrectly valued. The following are some of the specific elements of the investment approach:

  •
  Smaller Capitalization Securities. Generally, the fund focuses on smaller capitalization debt securities (debt issuances under $750 million in size). We believe these smaller capitalization debt securities are often traded with less efficiency than larger capitalization credits and therefore may provide greater opportunity for returns.

  •
  Passive Investments. We generally opt to avoid joining creditors' committees, boards of directors and similar bodies to allow greater liquidity and investment flexibility.

  •
  Research. We seek to perform rigorous fundamental bottom-up research in an effort to obtain conservative, yet credible, assessments of business valuation, underlying tangible asset protection and cash flows.

  •
  Shorting Debt Securities. Our distressed securities hedge fund also seeks to generate returns through shorting high yield bonds and other debt instruments, seeking to generate returns throughout the credit cycle.

  •
  Capital Preservation. We seek to maintain a capital preservation focus and utilize hedging and diversification strategies, downside risk analysis and analysis of market technical factors in all investment decisions.

  •
  Maintain Flexibility. We employ a flexible approach designed to generate attractive returns in a variety of market conditions. This includes the ability to invest across the entire capital structure, employ intra-capital structure arbitrage, participate in debtor-in-possession loans and exit financings, engage in outright shorting and employ various hedging techniques.

  Equity Hedge Fund Investment Approach

        Our equity hedge fund seeks to provide superior risk-adjusted returns by investing in a global portfolio consisting primarily of long and short equity investments. It uses a fundamentally driven, research-intensive approach that is intended to identify and evaluate investments where there is an opportunity to take advantage of mispriced and misunderstood securities. The following are some of the specific elements of the investment approach:

  •
  Research. We perform intensive analysis of macro-level indicators such as economic growth, interest rates, commodity prices and inflation and perform rigorous bottom-up analysis of industry trends and company-specific fundamentals.

  •
  Capital Preservation and Risk Management. We execute hedging and portfolio diversification strategies to reduce exposure to macro-economic factors and general market performance. Our primary objective is not to be more than 50% net long or 10% net short in our overall portfolio. We believe that this conservative, heavily hedged investment strategy substantially reduces risk and volatility.

  •
  Leverage. We employ prudent leverage.

  Closed-End Mutual Funds

        In 2005, we were appointed the investment manager and adviser of two publicly-traded closed-end mutual funds. The India Fund, with $2.2 billion in assets under management as of May 1, 2007, trades on the New York Stock Exchange under the symbol "IFN." The India Fund is the largest of the two India-focused closed-end mutual funds in the United States. The India Fund's investment objective is long-term capital appreciation through investing primarily in the equity securities of Indian companies. Under normal market conditions, at least 80% of the fund's total assets are invested in equity securities of Indian companies. The Asia Tigers Fund, with $115 million in assets under management as of May 1, 2007, trades on the New York Stock Exchange under the symbol "GRR." The Asia Tigers

Fund's investment objective is long-term capital appreciation through investing primarily in the equity securities of Asian companies. At least 80% of the fund's total assets will typically be invested in equity securities of Asian companies. Both funds may invest in common and preferred stocks, ADRs, GDRs, convertible bonds, notes, debentures, equity interests in trusts, partnerships, joint ventures and common stock purchase warrants and rights.

        Since December 5, 2005, when our subsidiary was appointed investment manager, through March 31, 2007, The India Fund has achieved a net annualized return of 30.1% and the Asia Tigers Fund has achieved a net annualized return of 38.2%. See "—The Historical Investment Performance of Our Investment Funds" for information regarding the calculation of investment returns, valuation methodology and factors affecting our investment performance. Over this same period, the aggregate assets under management in these two funds grew from $1.2 billion to $2.2 billion (a 83% increase), due to both their investment performance and a $449 million rights offering effected by The India Fund in August 2006. We believe that our closed-end mutual funds benefit from synergies with our corporate private equity and real estate operations in India as our India-based professionals are able to share insights and knowledge about industries, trends and companies in the region.

  Other Marketable Alternative Asset Management Activities

        In February 2007, we entered into a venture with India Infrastructure Finance Company Ltd., or "IDFC," to invest in infrastructure projects in India. The venture, which will be managed by IDFC, intends to deploy $5 billion in capital for infrastructure projects.

Financial Advisory Business Segment

        Financial advisory services have been an important business of our firm from the day we were founded in 1985. We believe that our ability to view financial advisory client assignments from both the client's and an owner's perspective often provides unique insights into how best to maximize value while also achieving our clients' strategic objectives. We believe that the countercyclical nature of our restructuring and reorganization advisory business balances our corporate and mergers and acquisitions advisory operation. We also benefit from the fact that these two businesses can work together in a complementary fashion on assignments, such as disposition transactions involving troubled companies and their assets.

        Our financial advisory business segment is a global business with approximately 164 employees and offices in New York, Atlanta, Chicago, Dallas, Boston, Los Angeles, San Francisco and London. Our financial advisory business has grown revenues from $93.5 million for the year ended December 31, 2001 to $260.3 million for the year ended December 31, 2006, a compound annual growth rate of 22.7%. Our financial advisory segment generated income before taxes of $193.9 million for the year ended December 31, 2006 and $73.1 million for the three months ended March 31, 2007.

  Corporate and Mergers and Acquisitions Advisory Services

        Our corporate and mergers and acquisitions advisory operation has been an independent provider of financial and corporate and mergers and acquisitions advisory services for over 21 years. Professionals in this area have a wide array of specialized industry knowledge and experience and provide all types of financial and corporate and mergers and acquisitions advisory services with a wide range of transaction execution capability with respect to acquisitions, mergers, joint ventures, minority investments, asset swaps, divestitures, takeover defenses and distressed sales.

        The services provided also include specialized advice in various areas, including special committee assignments, exclusive sales, demutualizations and conversions, structured products and financing advice. Since 1985, our corporate and mergers and acquisitions advisory services operation has advised on transactions with a total value of more than $275 billion. Some of the clients we have recently advised include Albertsons, Comcast Corporation, Fox Entertainment Group, Inc., Kinder Morgan, Microsoft Corporation, The Procter & Gamble Company, Reuters, Sony Corporation and Suez S.A. In 2006, we opened an office in London to expand our mergers and acquisitions service offerings beyond our U.S. base.

        The success of our corporate and mergers and acquisitions advisory services has resulted from our core principles, including protecting client confidentiality, prioritizing our client's interests, avoidance of conflicts and giving each assignment senior-level attention. The 14 senior managing directors in our mergers and acquisitions services operation have an average of over 20 years of experience in providing financial and mergers and acquisitions advice.

  •
  Client-Driven Rather than Deal-Driven. We are not focused on market share or being all things to all people, but rather maintain a select number of assignments. Our emphasis is on long-term relationships and always giving objective advice to our clients, even if that requires us to advise against proceeding with a transaction.

  •
  Absence of Conflicts of Interest. We are not engaged in securities underwriting, research or many of the numerous other businesses conducted by large investment banks and commercial banks, which allows us to avoid potential conflicts of interest that may arise from these activities. We believe this makes us particularly well-suited to represent boards and special committees in the increasing number of situations where they are looking to retain a financial advisor who is devoid of such conflicts.

  •
  Unique Perspectives on Value Creation. Our firm's institutional knowledge includes experience not only as a financial and strategic advisor, but also as a principal investor and major financier. Our ability to view client assignments from both advisory and investor perspectives often helps to provide unique insights into how best to maximize value while also achieving clients' objectives.

  •
  Creative Solutions for Complex Issues. Our structured finance team focuses on customized merger and acquisition solutions as well as financing structures that enable clients to meet their strategic and corporate finance objectives. Our structured finance team has been providing innovative products and solutions to clients in many industries for over 20 years.

  •
  Long-Term Strategic Planning. In addition to providing traditional investment banking services, we are focused on helping solve long-term strategic issues for our clients, often incorporating aspects of strategic consulting into advisory assignments.

  •
  Ability to Capitalize on Other Blackstone Businesses. Our corporate and mergers and acquisitions advisory operation benefits from other areas of our firm. For example, we are able to offer debt financing to facilitate transactions with the aid of our corporate debt operation. In addition, we benefit from assignments generated by our corporate private equity and real estate opportunity funds and their portfolio companies (on market terms) as well as opportunities generated by our firm's extensive network of business relationships.

  Restructuring and Reorganization Advisory Services

        Our restructuring and reorganization advisory operation is one of the leading advisers to companies and creditors in restructurings and bankruptcies. Since 1991, we have advised in more than 150 distressed situations, both in and out of bankruptcy proceedings, involving more than $350 billion of total liabilities. Our restructuring and reorganization advisory services clients include companies, creditors, corporate parents, financial sponsors and acquirors of troubled companies. This operation is particularly active in large, complex and high-profile bankruptcies and restructurings. Some of the debtor clients that we have advised include Delta Air Lines, Enron, Global Crossing, Mirant, W.R. Grace and Winn-Dixie Stores in their Chapter 11 reorganizations. In addition to restructuring advice, the group has provided general advice to such major companies as General Motors, Goodyear and Xerox. Our restructuring and reorganizing advisory operation has done work in the United States and Europe and in June 2007 we expect to open an office in London to expand our offerings abroad.

        Senior-level attention and the ability to facilitate prompt resolutions are critical ingredients in our restructuring and reorganization advisory approach. We believe we have one of the most seasoned and experienced restructuring and reorganization advisory operations on Wall Street, working on a significant share of all major restructuring assignments. Our seven senior managing directors in this area have an average of 19 years of experience in restructuring assignments and employ the skills we feel are crucial to successful restructuring assignments.

  •
  Financial Acumen. Our restructuring and reorganization advisory services operation has expertise in corporate finance and business strategy. We help both companies and creditors develop and analyze strategic business plans, financial forecasts and restructuring alternatives as well as create innovative approaches to bring efficient resolution to restructuring assignments.

  •
  Broad Relationships. We maintain strong financial and industry relationships with issuers, lenders, distressed-debt investors, legal advisors and others, which are enhanced through contacts maintained by professionals in our other operations. We believe we have a superior record of bringing disparate parties together in multi-party negotiations and that our expertise allows us to negotiate restructuring agreements that satisfy the needs of all parties in large, complex assignments.

  •
  Swift Resolution. Our primary goal is to bring a restructuring to a consensual resolution without the expense and delay of major litigation. We believe that our expertise in restructuring assignments allows us to expediently narrow the focus to the key issues facing each constituency, helping to bring the restructuring to a quicker resolution.

  •
  Early Involvement To Increase Flexibility. To be fully effective, we strive to become involved before a bankruptcy filing becomes inevitable. We believe that the earlier we become involved, the higher the probability that a company can complete an out-of-court refinancing or restructuring and the greater the number of options that remain available.

  •
  Understanding Bankruptcy Processes. We believe that our restructuring specialists have a comprehensive understanding of Chapter 11 bankruptcy processes and a proven ability to manage these processes to maximize value for clients. Our professionals also have extensive experience providing expert witness testimony.

  Park Hill Group

        Park Hill Group provides fund placement services for corporate private equity funds, real estate funds, venture capital funds and hedge funds. Park Hill Group primarily provides placement services to unrelated third-party sponsored funds. It also assists us in raising capital for our own investment funds from time to time and providing insights into new alternative asset products and trends. Park Hill Group was formed in 2005 with a focus on corporate private equity, mezzanine and venture capital funds. In June 2006 we added a team focused on real estate funds, and a team specializing in hedge funds and related vehicles. Park Hill Group has approximately 50 employees and offices in New York, San Francisco, Chicago, Dallas and Los Angeles. Since it commenced operation in 2005, Park Hill Group has assisted 21 clients in raising an aggregate of $45.8 billion of capital. Park Hill Group and our investment funds each benefit from the others' relationships with both limited partners and other fund sponsors.

New Business and Other Growth Initiatives

        Our management's principal operating strategy throughout our firm's 21-year history has been to seek to grow by expanding our existing businesses and entering into attractive new businesses. While most of our growth in recent years has come from the substantial growth of our core operations (primarily through substantial growth in the size and favorable investment results of our investment funds), significant growth has also come from our entry into various new businesses. The following lists the various new businesses initiatives we have implemented since 1999:

1999

  •
  We entered the mezzanine debt business by raising a fund investing primarily in mezzanine debt of middle-market companies.

2000

  •
  We opened an office in London to build our corporate private equity and real estate opportunity activities in Europe.

  •
  We established a private equity fund concentrating on investment in companies in the media and communications field.

2001

  •
  Our funds of hedge funds operation opened a London office to grow its European capabilities.

  •
  We established our first internationally focused real estate opportunity fund.

2002

  •
  We entered the senior debt business by establishing the first of a series of structured vehicles investing primarily in senior secured loans.

2004

  •
  Our real estate operation opened an office in Paris.

2005

  •
  We entered the fund placement business by establishing the Park Hill Group to provide placement services to corporate private equity funds and venture capital funds.

  •
  We established our first proprietary hedge fund, the distressed securities hedge fund, which invests primarily in distressed and defaulted debt securities and related equities.

  •
  Our corporate private equity operation opened an office in Mumbai to focus on private equity opportunities in India.

  •
  Our corporate debt business opened an office in London to manage senior debt vehicles focused on European senior loans.

  •
  We entered the closed-end mutual fund business when we were appointed investment manager of two publicly-traded closed-end mutual funds.

  •
  Our senior debt operation was expanded when we were appointed investment manager of two CDO funds established by another asset manager.

2006

  •
  We expanded our fund placement business to provide placement services to real estate funds and hedge funds.

  •
  We established our second proprietary hedge fund which focuses on long and short investments primarily in equity securities.

  •
  Our funds of hedge funds operation opened an office in Hong Kong to enhance its Asian capabilities.

  •
  Our corporate and mergers and acquisitions advisory services operation opened an office in London to expand its European service offerings.

2007

  •
  Our real estate operation opened an office in Mumbai.

  •
  Our corporate private equity operation opened an office in Hong Kong to expand its scope in Asia.

  •
  We entered into a venture to invest in infrastructure projects in India.

  •
  Our restructuring and reorganization advisory services operation opened an office in London to expand its European service offerings.

        We regularly explore new business opportunities that are complementary to our existing asset management and financial advisory businesses, that can benefit from being affiliated with us and that are expected to generate attractive returns to common unitholders, and we will continue to consider such expansion opportunities in the future. One of the reasons for this offering and one of the intended uses of proceeds from this offering and the sale of non-voting common units to the State Investment Company is to provide capital to facilitate our expansion into complementary new businesses.

        In addition to exploring entering into new businesses, we intend to continue to explore ways to expand our existing businesses as we have successfully done throughout our firm's history, including by (1) adding new investment funds to our various asset management businesses (potentially including new structured debt and asset backed funds, a new fund of funds with different investment strategies, new proprietary hedge funds and industry- or geography-specialized types of private equity funds) and otherwise pursuing ways to expand our assets under management in all of our asset management businesses, and (2) continuing to attract to our firm individuals who can help us expand our asset management and financial advisory businesses into new investment or advisory areas and new geographic regions.

        We expect that most of our expansion into new businesses will be effected in the same manner as all of our previous entries into new businesses—by bringing into our firm experienced professionals and helping them build a new business for us. However, we may also consider pursuing selected strategic acquisitions of existing businesses that will either be complementary or additive to our existing businesses.

Investment Process and Risk Management

        We maintain a rigorous investment process and a comprehensive due diligence approach across all of our funds. Each fund has investment policies and procedures which generally contain requirements and limitations for investments, such as limitations relating to the amount that will be invested in any one company and the types of industries or geographic regions in which the fund will invest.

Corporate Private Equity Funds

        Our corporate private equity investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, monitoring and exiting investments, as well as pursuing operational improvements. After an initial selection, evaluation and diligence process, the relevant team of investment professionals will present a proposed transaction to a weekly review committee comprised of the senior managing directors of our corporate private equity operation, a number of whom participate in each weekly meeting. Review committee meetings are co-chaired by our President and Chief Operating Officer, Hamilton E. James, and Garrett M. Moran. After discussing the contemplated transaction with the deal team, the review committee will decide whether to give its preliminary approval to the deal team to continue the selection, evaluation, diligence and negotiation process and provides guidance on strategy, process and other pertinent considerations.

        Once a proposed transaction has reached a more advanced stage, it undergoes a detailed interim review by the investment committee of our corporate private equity funds. At the conclusion of the process, an investment committee memo detailing key aspects of the transaction and an analysis of the company and the industry in question is prepared by the deal team for the investment committee's final review and approval. The investment committee of our corporate private equity funds is chaired by our Chairman and Chief Executive Officer, Stephen A. Schwarzman, and comprises the other senior managing directors of our corporate private equity operation. Hamilton E. James and Garrett M. Moran participate in each meeting, along with a rotating group of other senior managing directors who are designated to attend all investment committee meetings for a specified period of time. Both the review committee and the investment committee processes involve a consensus approach to decision-making among committee members. The investment committee is responsible for approving all investment decisions made on behalf of our corporate private equity funds and will typically conduct several lengthy meetings to consider a particular investment before finally approving that investment and its terms. Both at such meetings and in other discussions with the deal team, members of the investment committee will provide guidance to the deal team on strategy, process and other pertinent considerations.

        The investment professionals of our corporate private equity funds are responsible for monitoring an investment once it is made and for making recommendations with respect to exiting an investment. In addition to members of a deal team and our portfolio management group responsible for monitoring and enhancing portfolio companies' operations, all professionals in the corporate private equity operation meet several times each year to review the performance of the funds' portfolio companies. The investment committee approves all disposition decisions made on behalf of the funds.

Real Estate Opportunity, Mezzanine and Senior Debt Funds

        Each of our real estate opportunity, mezzanine and senior debt operations has an investment committee process similar to that described under "—Corporate Private Equity Funds." The real estate investment committee, which includes Stephen A. Schwarzman, Hamilton E. James, Kenneth C. Whitney and the senior managing directors in the real estate operation, scrutinize potential transactions, provide guidance and instructions at the appropriate stage of each transaction and approve the making of each investment as well as each disposition. The investment committees for the mezzanine and senior debt operations, which comprise Stephen A. Schwarzman, Hamilton E. James, Garrett M. Moran, Kenneth C. Whitney and senior members of the respective operations, review potential transactions, provide input regarding the scope of due diligence and approve recommended investments and dispositions. These investment committees have delegated certain abilities to approve investments and dispositions to credit committees within each operation which consist of the senior members of these operations.

Funds of Hedge Funds

        Before deciding to invest in a new hedge fund, our fund of hedge funds team conducts extensive due diligence. A dedicated team of investment professionals performs an on-site "front office" review of each manager. This front office review includes investigating the hedge fund manager's investment techniques, track record and risk management procedures. The team will perform industry reference checks and background investigations on the fund managers. The due diligence process also includes an on-site "back office" review, where our team reviews the control environment of the hedge fund manager, concentrating on segregation of duties, pricing controls, key reconciliation processes, compliance procedures and potential business viability issues. Furthermore, our fund of hedge funds team performs a detailed legal due diligence review of all fund investment structures and legal documents.

        During the investment process, the investment professionals will present the status of our due diligence during weekly investment team meetings. Once initial due diligence procedures are completed and the investment professionals are satisfied with the results of the review, the team will present the potential hedge fund investment to the investment committee of our fund of hedge funds operation. The investment committee is comprised of the senior managing directors on the investment team and other senior investment personnel. This committee meets formally at least once a month to review, and potentially approve, investment suggestions. If the investment committee approves a potential hedge fund investment, the executive committee of our fund of hedge funds operation, chaired by J. Tomilson Hill, will make the ultimate decision to approve an investment decision. The executive committee meets at least monthly.

        The ongoing due diligence procedures our fund of hedge funds team performs on existing hedge fund investments are as important as the initial due diligence process. Extensive on-site front and back-office reviews are performed on an annual basis. Our fund of hedge funds team employs comprehensive quantitative analysis to understand each underlying manager's individual risk profile, and to determine how this risk profile affects the overall fund of hedge funds portfolio. Our professionals also regularly contact the underlying managers to obtain information on investment strategy, key risk and return drivers, significant investment positions and their hedges, market trends and organizational developments.

        Our fund of hedge funds operation is assisted by the advice and guidance of its president's council, which provides market insights and strategy recommendations. The president's council is comprised of Stephen A. Schwarzman, Peter G. Peterson, Hamilton E. James, other senior Blackstone investment personnel and external professionals who are experienced in the investment advisory business.

Proprietary Hedge Funds

        The senior managing director who leads each of our proprietary hedge funds is responsible for all investment and risk management activities for that fund. In addition, these senior managing directors meet weekly with an oversight committee consisting of Stephen A. Schwarzman, Hamilton E. James and Garrett M. Moran to discuss investment and risk management activities and market conditions.

Maximizing Intellectual Knowledge

        Because Messrs. Schwarzman, James and Moran actively participate in the oversight of the investment processes for most of our funds as noted above, they are able to ensure that relevant knowledge or contacts that one business has are made available to other businesses than can benefit from such knowledge or contacts (working at all times with our compliance group to insure that we maintain full compliance with the legal and contractual obligations to which we are subject).

Structure and Operation of Our Investment Funds

        We conduct the sponsorship and management of our carry funds and other similar vehicles primarily through a partnership structure in which limited partnerships organized by us accept commitments and/or funds for investment from institutional investors and (to a limited extent) high net worth individuals. Hedge funds and other investment vehicles, such as many of our funds of hedge funds and our proprietary hedge funds, are generally organized as limited partnerships with respect to U.S. domiciled vehicles and limited liability (and other similar) companies with respect to non-U.S. domiciled vehicles.

        Typically, our investment funds have an investment adviser, which is registered under the Advisers Act. Substantially all of the responsibility for the day-to-day operations of the investment funds is typically delegated to the investment funds' respective investment advisers pursuant to an investment advisory (or similar) agreement. Generally, the material terms of our investment advisory agreements relate to the scope of services to be rendered by the investment adviser to the applicable investment funds, the calculation of management fees to be borne by investors in our investment funds, the calculation of the manner and extent to which other fees received by the investment adviser from fund portfolio companies serve to offset or reduce the management fees payable by investors in our investment funds and certain rights of termination in respect of our investment advisory agreements. For a discussion of the management fees to which our investment advisers are entitled across our various types of investment funds, please see "—Incentive Arrangements / Fee Structure" below. The investment funds themselves do not register as investment companies under the 1940 Act, in reliance on Section 3(c)(7) or Section 7(d) thereof or, typically in the case of funds formed prior to 1997, Section 3(c)(1) thereof. Section 3(c)(7) of the 1940 Act excepts from its registration requirements investment funds privately placed in the United States whose securities are owned exclusively by persons who, at the time of acquisition of such securities, are "qualified purchasers." Section 3(c)(1) of the 1940 Act excepts from its registration requirements privately placed investment funds whose securities are beneficially owned by not more than 100 persons. In addition, under current interpretations of the SEC, Section 7(d) of the 1940 Act exempts from registration any non-U.S. investment fund all of whose outstanding securities are beneficially owned either by non-U.S. residents or by U.S. residents that are qualified purchasers.

        In addition to having an investment adviser, each investment fund that is a limited partnership, or "partnership" fund, also has a general partner that makes all policy and investment decisions relating to the conduct of the investment fund's business. Furthermore, all decisions concerning the making, monitoring and disposing of investments are made by the general partner. The limited partners of the partnership funds take no part in the conduct or control of the business of the investment funds, have no right or authority to act for or bind the investment funds and have no influence over the voting or disposition of the securities or other assets held by the investment funds, although such limited partners often have the right to remove the general partner or investment adviser or cause an early liquidation by supermajority vote. These decisions are made by the investment fund's general partner in its sole discretion. In connection with this offering, we are amending the governing agreements of all of our investment funds (with the exception of our proprietary hedge funds and four of our funds of hedge funds) to provide that, subject to certain conditions, third-party investors in those funds will have the right to remove the general partner of the fund or to accelerate the liquidation date of the investment fund without cause by a simple majority vote. In addition, the governing agreements of our investment funds enable investors in those funds to vote to terminate the investment period by a simple majority vote in accordance with specified procedures or accelerate the withdrawal of their capital on an investor-by-investor basis in the event certain "key persons" in our investment funds (for example, both of Stephen A. Schwarzman and Hamilton E. James in the case of our corporate private equity funds) do not remain active managing the fund.

Incentive Arrangements / Fee Structure

        The investment adviser of each of our carry funds generally receives an annual management fee that ranges from 1.0% to 2.0% of the investment fund's capital commitments during the investment period and at least 0.75% of invested capital after the investment period. The investment adviser of each of our proprietary hedge funds receives an annual management fee that ranges from 1.5% to 2.0% of the hedge fund's net asset value plus a performance fee (or similar incentive fee) equal to 20% of the applicable fund's net capital appreciation per annum, subject to certain net loss carry-forward provisions (known as a "high-water mark"). The investment adviser of each of our funds of hedge funds is generally entitled to a management fee with respect to each fund it manages ranging from

0.75% to 1.5% of assets under management per annum plus, in some cases, an incentive fee ranging from 5% to 10% of the applicable fund's net appreciation per annum, subject to a highwater mark and in some cases a preferred return. The investment adviser of each of our senior debt vehicles receives annual management fees typically equal to 0.50% to 1.25% of each fund's total assets, generally with additional management fees which are incentive based (that is, subject to meeting certain return criteria). The investment adviser of each of our closed-end mutual funds receives an annual management fee that ranges from 0.75% to 1.1% depending on the amount of assets in the applicable fund. The management fees we receive from our carry funds are payable on a regular basis (typically quarterly) in the contractually prescribed amounts noted above over the life of the fund and do not depend on the investment performance of the fund. The management fees received by our hedge funds have similar characteristics, except that such funds often afford investors increased liquidity through annual, semi-annual or quarterly withdrawal or redemption rights following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years) and the amount of management fees to which the investment adviser is entitled with respect thereto will proportionately increase as the net asset value of each investor's capital account grows and will proportionately decrease as the net asset value of each investor's capital account decreases. Our ability to generate performance fees and incentive fees is an important element of our business and these items have historically accounted for a very significant portion of our income. The assets under management measure we present in this prospectus as of May 1, 2007 includes approximately $4.8 billion of assets under management relating to our own and employees' investments in our funds as to which we charge either no or nominal management fees.

        The general partner or an affiliate of each of our carry funds also receives carried interest from the investment fund. Carried interest entitles the general partner (or an affiliate) to a preferred allocation of income and gains from a fund. The carried interest is typically structured as a net profits interest in the applicable fund. In the case of our carry funds, carried interest is calculated on a "realized gain" basis, and each general partner is generally entitled to a carried interest equal to 20% of the net realized income and gains (generally taking into account unrealized losses) generated by such fund. Net realized income or loss is not netted between or among funds. For most carry funds, the carried interest is subject to an annual preferred limited partner return ranging from 7.0% to 10.0%, subject to a catch-up allocation to the general partner. If, as a result of diminished performance of later investments in a carry fund's life, the carry fund does not achieve investment returns that (in most cases) exceed the preferred return threshold or (in all cases) the general partner receives in excess of 20% of the fund's net profits over the life of the fund, we will be obligated to repay the amount by which the carried interest that was previously distributed to us exceeds amounts to which we are ultimately entitled. This obligation, which is known as a "clawback" obligation, operates with respect to a given carry fund's own net investment performance only. Performances of other funds are not netted for this purpose. Our ability to generate carried interest is an important element of our business and carried interest has historically accounted for a very significant portion of our income.

        Our carry funds receive customary transaction fees upon consummation of many of their funds' acquisition transactions, receive monitoring fees from many of their portfolio companies following acquisition, and may from time to time receive disposition and other fees in connection with their activities. The transaction fees which they receive are generally calculated as a percentage (that can range up to 1%) of the total enterprise value of the acquired entity. Our carry funds are required to reduce their management fees charged to their limited partner investors by 50% to 100% of such transaction fees and certain other fees that they receive. We believe the stability of our fee revenue sets us apart from many financial services firms. A majority of our aggregate fee income in 2006 was derived from multi-year contractual arrangements.

Capital Invested In and Alongside Our Investment Funds

        To further align our interests with those of investors in our investment funds, we have invested our own capital and that of our senior managing directors in the investment funds we sponsor and manage. A portion of the proceeds from this offering will be used to fund our general partner capital commitments to our investment funds. Minimum general partner capital commitments to our investment funds are determined separately with respect to our investment funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financing Activities—Our Future Sources of Cash and Liquidity Needs" for more information regarding our minimum general partner capital commitments to our funds. We determine whether to make general partner capital commitments to our carry funds in excess of the minimum required commitments based on a variety of factors, including estimates regarding liquidity over the estimated time period during which commitments will be funded, estimates regarding the amounts of capital that may be appropriate for other opportunities or other funds we may be in the process of raising or are considering raising, prevailing industry standards with respect to sponsor commitments and our general working capital requirements. After the offering, we intend to increase our general partner capital commitments to our carry funds that are currently accepting additional commitments. Our general partner capital commitments are funded with cash and not with carried interest or through a management fee waiver program.

        Investors in many of our carry funds also receive the opportunity to make additional "co-investments" with the investment funds. Our senior managing directors and employees, as well as Blackstone itself, also make co-investments, which we refer to as "side-by-side investments," with all of our carry funds. Co-investments and side-by-side investments are investments in portfolio companies or other assets on the same terms and conditions as those acquired by the applicable fund. Co-investments refer to investments arranged by us that are made by our limited partner investors (and some other investors in some instances) in a portfolio company or other assets alongside a carry fund. In certain cases, such co-investments may involve additional fees or carried interest. Side-by-side investments are similar to co-investments but are made pursuant to a binding election, subject to certain limitations, submitted in January of each year for the estimated activity during the ensuing 12 months under which the senior managing directors, employees and certain affiliates of Blackstone, as well as Blackstone itself, are permitted to make investments alongside a particular carry fund in all transactions of that fund for that year. Our side-by-side investments are funded in cash and not with carried interest.

        Our intended uses of the proceeds from this offering include funding co-investments by us in our corporate private equity funds' acquisition transactions in situations in which there is available equity for investment in excess of the amounts that we think is appropriate for our fund to commit and which is not subscribed for through co-investments by our limited partners in that fund. As the manager of one of the largest private equity funds in the world, we (either alone or as a leading firm involved in consortium transactions) are frequently in a position to make determinations regarding the allocation of equity investment opportunities. Indeed, there was approximately $14 billion of equity capital that was invested by third parties (other than co-investments by our limited partners) in transactions consummated by our corporate private equity and real estate opportunity funds in 2006.

The Historical Investment Performance of Our Investment Funds

        The following tables present information relating to the historical performance of our carry funds, hedge funds and closed-end mutual funds, including certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments, the general partners of which are not being contributed to Blackstone Holdings in the Reorganization. The data for these investment funds is presented from the date indicated through March 31, 2007 and has not been adjusted to reflect acquisitions or disposals of investments subsequent to that date.

        When considering the data presented below, you should note that the historical results of our investment funds are not indicative of the future results that you should expect from such funds, from any future investment funds we may raise or from your investment in our common units. The historical and potential future returns of the investment funds we manage are not directly linked to returns on our common units. Therefore, you should not conclude that continued positive performance of the investment funds we manage will necessarily result in positive returns on an investment in our common units. However, poor performance of the investment funds that we manage would cause a decline in our revenue from such investment funds, and would therefore have a negative effect on our performance and in all likelihood the returns on an investment in our common units.

        Moreover, with respect to the historical returns of our investment funds:

  •
  the rates of returns of our carry funds reflect unrealized gains as of the applicable measurement date that may never be realized, which may adversely affect the ultimate value realized from those funds' investments;

  •
  in the past few years, the rates of returns of our corporate private equity and real estate opportunity funds have been positively influenced by a number of investments that experienced rapid and substantial increases in value following the dates on which those investments were made, which may not occur with respect to future investments;

  •
  our investment funds' returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including favorable borrowing conditions in the debt markets, and there can be no assurance that our current or future investment funds will be able to avail themselves of comparable investment opportunities or market conditions; and

  •
  the rates of return reflect our historical cost structure, which may vary in the future due to factors beyond our control, including changes in laws.

        See "Risk Factors—Risks Related to Our Asset Management Business—Valuation methodologies for certain assets in our funds can be subject to significant subjectivity and the fair value of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds" and "—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units". In addition, future returns will be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests.

  Definitions

        Internal Rates of Return.    The internal rate of return, or "IRR," for an investment fund measures the aggregate returns generated by the fund's investments over a holding period. In all cases, rates of return were computed using what is known as a "dollar-weighted" rate of return, which takes into account the timing of cash flows and amounts invested at any given time, and realized and unrealized returns were determined using the methodologies described below with respect to our various funds.

        Gross Annualized IRR.    The gross annualized IRR of an investment fund (with the exception of our mezzanine funds) represents the cumulative investment-related cash flows for all of the partners of the investment fund and our side-by-side investments before management fees and the general partner's allocation of profits but after all other partnership expenses (including interest incurred by the fund itself). The gross annualized IRR of a mezzanine fund represents cumulative investment-related cash flows for all of the partners of the fund and our side-by-side investments before management fees and the general partner's allocation of profits. Gross annualized IRRs are calculated before giving effect to the allocation of realized and unrealized returns on the fund's investments to the fund's general partner pursuant to carried interest, the payment of any applicable management fees to the fund and the incurrence of organizational expenses. These amounts measure the returns on the fund's investments as a whole without regard to whether all of the returns would, if distributed, be payable to the investment fund's limited partners.

        Net Annualized IRR.    The net annualized IRR of an investment fund represents the cumulative investment-related cash flows as used in the calculation of the gross annualized IRR applicable to all limited partners and net of management fees, organizational expenses, transaction costs, and other partnership expenses (including interest incurred by the fund itself) and the general partner's allocation of profits. To the extent that the fund exceeds all requirements detailed within the applicable partnership agreement, the unrealized value is adjusted such that 20% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to the limited partners. These amounts measure returns based on amounts that, if distributed, would be paid to limited partners of the fund.

        Gross Annualized Returns.    The gross annualized return of an investment fund represents the gross compound annual rate of return based on proceeds and estimated valuations as of a specified date. Investments valued at original cost are included in the computation of the unrealized returns.

        Net Annualized Returns.    The net annualized return of an investment fund represents the net compound annual rate of return after management fees, organizational expenses, partnership expenses and the general partner's allocation of profits. Investments valued at original cost are included in the computation of the unrealized returns.

        Combined Annualized IRR or Annualized Returns.    The combined annualized IRR or annualized returns of an investment fund represent the cumulative investment-related cash flows for all underlying investments in an operation since inception without regard to the investment fund to which such investments relate in accordance with the definitions set forth above.

        Volatility.    Volatility is a measure of uncertainty or risk related to the size of changes in a security's value.

  Independent Valuation Firm

        We intend to retain an independent valuation firm, to assist us in valuing our investments and those of our investment funds on an annual basis. While our management will make determinations as to investment values, the independent valuation firm will provide third-party valuation assistance in accordance with limited procedures that we will identify and request it to perform. These procedures will not involve an audit, review compilation or any other form of examination or attestation under generally accepted auditing standards. In accordance with U.S. GAAP, an investment for which a market quotation is readily available will be valued using a market price for the investment as of the end of the applicable reporting period and an investment for which a market quotation is not readily available will be valued at the investment's fair value as of the end of the applicable reporting period as determined in good faith. While there is no single standard for determining fair value in good faith, the methodologies described below will generally be followed when fair value pricing is applied. The historical return information we present below has not been prepared with the assistance of an independent valuation firm.

  Valuation

        The aggregate unrealized value of a carry fund is calculated by adding the individual unrealized values of the fund's portfolio companies. The fair value of our investments, including securities sold, not yet purchased, are based on observable market prices when available. Such prices are based on the last sales price on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day and if sold short at the "asked" price at the close of business on such day. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers.

        Investments for which there is no market quotation are generally either private investments or investments in funds managed by others. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are observable. Generally these valuations are derived by multiplying a key performance metric of the investee company or asset (e.g., EBITDA) by the relevant valuation multiple (e.g., price/equity ratio) observed for comparable companies or transactions. Private investments may also be valued at cost for a period of time after an acquisition as the best indicator of fair value. If the fair value of private investments held cannot be valued by reference to observable valuation measures for comparable companies, then the primary analytical method used to estimate the fair value of such private investments is the discounted cash flow method. A sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates to determine a range of reasonable values. The valuation based on the inputs determined to be the most probable is used as the fair value of the investment.

        Direct investments in hedge funds ("Investee Funds") are stated at fair value, based on the information provided by the Investee Funds' management, which reflects our share of the fair value of the net assets of the investment fund.

        Our corporate private equity, real estate opportunity funds and funds of hedge funds have not historically utilized substantial leverage at the fund level other than for short-term borrowings between the date of an investment and the receipt of capital from the investing fund's investors. Our corporate private equity and real estate opportunity funds make direct or indirect investments in companies that utilize leverage in their capital structure, including leverage incurred by the company resulting from the structuring of the fund's investment in the company. The degree of leverage employed varies amongst portfolio companies based on market conditions and the company's financial situation. Our corporate private equity funds and real estate opportunity funds do not monitor leverage employed by their portfolio companies in the aggregate. However, for companies under their control or over which they have significant influence, it is our policy to endeavor to cause the portfolio company to maintain appropriate controls over its liquidity and interest rate exposures.

        Our funds of hedge funds typically do not utilize portfolio leverage at the fund level for purposes of generating investment returns. Our mezzanine funds have utilized a significant amount of leverage at the fund level for investment purposes and as a percentage of invested capital our mezzanine funds utilized an average of 33%, 27%, 17% and 11% for the April 1, 2006 to March 31, 2007, April 1, 2004 to March 31, 2007, April 1, 2002 to March 31, 2007 and inception to March 31, 2007 periods, respectively. The mezzanine funds calculate average leverage by measuring outstanding leverage on existing portfolio investments at a quarterly measurement date (excluding short-term financings utilized prior to funding by our funds' partners) divided by the existing investment cost at the measurement date. The weighted average of these measurements is then determined for the one year, three year, five year and inception to date periods. Our senior debt vehicles utilize substantial leverage. As of March 31, 2007, the ten senior debt vehicles managed by us had capital structures consisting of an average of approximately 90% debt. Our proprietary hedge funds typically engage in a significant amount of short-selling of securities as part of their respective investment strategies. None of our other investment funds typically short securities. In addition, our equity hedge fund typically purchases securities on margin and uses derivative instruments in order to secure additional market exposure. Gross leverage by our equity hedge fund averaged 185% from the inception of the fund through March 31, 2007. Our equity hedge fund calculates gross average leverage by taking the sum of gross monthly leverage divided by the number of months in the period being presented. Gross monthly leverage is calculated as the sum of the long market value and short market value of portfolio investments at the end of a given month, divided by the fund's net asset value at the end of a given month. Our distressed securities hedge fund and our closed-end mutual funds typically do not utilize substantial leverage.

  Investment Records of our Funds

        Since its inception in 1987 through March 31, 2007, our corporate private equity operation has achieved an aggregate multiple of invested capital for realized and partially realized investments of 2.7x. Since its inception in 1992 through March 31, 2007, our real estate operation has achieved an aggregate multiple of invested capital for realized and partially realized investments of 2.5x. The following table summarizes the investment record for our carry funds. Information is presented for the last year, the last three years, the last five years, the last ten years and over the life of the investment funds, as applicable.

Fund (Inception Date)	Total Invested Capital(1)	Total Unrealized Value (BOY)(1)	Realized Value	Unrealized Value	Total Realized/ Unrealized Value	Combined Fund Level Annualized IRR(2)	Combined Annualized IRR Net of Fees(3)
	($ in millions)
Corporate Private Equity Funds (1987):
April 1, 2006 through March 31, 2007	$6,600	$10,508	$3,807	$16,538	$20,345	25.4%	19.7%
April 1, 2004 through March 31, 2007	11,899	6,305	12,956	16,538	29,494	46.5%	36.2%
April 1, 2002 through March 31, 2007	14,710	3,663	14,980	16,538	31,518	33.5%	26.9%
April 1, 1997 through March 31, 2007	18,464	1,331	18,350	16,538	34,888	25.8%	20.3%
Inception through March 31, 2007	19,830	—	20,151	16,538	36,689	30.7%	22.6%
Real Estate Opportunity Funds (1992):
April 1, 2006 through March 31, 2007	6,652	3,042	2,510	12,943	15,453	160.9%	122.6%
April 1, 2004 through March 31, 2007	9,533	1,843	6,990	12,943	19,933	97.3%	75.9%
April 1, 2002 through March 31, 2007	10,416	1,568	8,211	12,943	21,154	53.9%	44.3%
April 1, 1997 through March 31, 2007	12,554	564	11,132	12,943	24,075	38.7%	30.8%
Inception through March 31, 2007(4)	13,270	—	11,684	12,943	24,627	39.7%	31.0%
Mezzanine Funds (1999):
April 1, 2006 through March 31, 2007	$272	$479	$197	$666	$863	19.8%	16.1%
April 1, 2004 through March 31, 2007	683	525	905	666	1,571	24.5%	21.1%
April 1, 2002 through March 31, 2007	1,084	317	1,197	666	1,863	19.3%	14.3%
Inception through March 31, 2007	1,401	—	1,252	666	1,918	17.2%	10.6%

(1)
Includes side-by-side investments made by our affiliates.

(2)
Represents the combined gross annualized IRR on total invested capital based on realized proceeds and estimated valuations as of March 31, 2007, before management fees, organizational expenses and the carried interest (but after partnership expenses for our corporate private equity and real estate opportunity funds including interest incurred by the corporate private equity and real estate opportunity funds).

(3)
Represents the combined net annualized IRR for third-party investors after management fees, organizational expenses, partnership expenses (including interest incurred by the fund itself) and the general partner's allocation of profit.

(4)
Includes $140.7 million invested by us and our first corporate private equity fund prior to the inception of our first real estate opportunity fund.

        The following table summarizes the investment record for our funds of hedge funds, proprietary hedge funds and closed-end mutual funds. The investment record for our funds of hedge funds is presented generally by investment strategy and includes 16 broadly diversified funds, 23 strategy focused funds, 25 opportunistic funds and nine special purpose vehicles that we manage for clients with custom tailored strategies. Information is presented for the last year, the last three years, the last five years, the last ten years and over the life of the investment funds, as applicable.

Fund (Inception Date)	Assets Under Management as of the End of the Period	Combined Fund Level Annualized Returns		Annualized Returns, Net of Fees		Volatility
	($ in millions)
Funds of Hedge Funds(1):
Broadly Diversified
April 1, 2006 through March 31, 2007 (1 year)		11.9%		10.6%		2.9%
April 1, 2004 through March 31, 2007 (3 year)		9.1%		7.7%		2.9%
April 1, 2002 through March 31, 2007 (5 year)		8.4%		7.0%		2.8%
April 1, 1997 through March 31, 2007 (10 year)		11.4%		10.0%		3.8%
Inception through March 31, 2007	$8,269	12.5%		11.1%		4.8%
Strategy Focused
April 1, 2006 through March 31, 2007 (1 year)		10.7%		8.9%		3.5%
April 1, 2004 through March 31, 2007 (3 year)		11.2%		9.4%		3.7%
April 1, 2002 through March 31, 2007 (5 year)		11.0%		9.3%		4.0%
April 1, 1997 through March 31, 2007 (10 year)		10.9%		9.3%		4.2%
Inception through March 31, 2007	$5,727	10.9%		9.3%		4.2%
Opportunistic
April 1, 2006 through March 31, 2007 (1 year)		10.2%		8.3%		5.1%
April 1, 2004 through March 31, 2007 (3 year)		11.0%		9.0%		4.8%
April 1, 2002 through March 31, 2007 (5 year)		10.1%		8.1%		4.1%
April 1, 1997 through March 31, 2007 (10 year)		13.6%		11.4%		6.4%
Inception through March 31, 2007	$7,054	14.5%		12.3%		6.3%
Client Customized Funds (SPVs)
April 1, 2006 through March 31, 2007 (1 year)		11.5%		10.4%		3.3%
April 1, 2004 through March 31, 2007 (3 year)		9.3%		8.2%		3.2%
April 1, 2002 through March 31, 2007 (5 year)		N/A		N/A		N/A
April 1, 1997 through March 31, 2007 (10 year)		N/A		N/A		N/A
Inception through March 31, 2007	$3,710	9.6%		8.5%		2.9%
Proprietary Hedge Funds:
Distressed Securities Hedge Fund July 1, 2005:
April 1, 2006 through March 31, 2007		11.3%		8.0%		2.0%
Inception through March 31, 2007	$1,249	11.5%		8.0%		2.0%
Equity Hedge Fund (October 1, 2006):
Inception through March 31, 2007	$1,306	26.1	%(2)	20.0	%(2)	7.1%
Closed-End Mutual Funds:
The India Fund (December 2005)(3):
Inception through March 31, 2007	$1,947	—		30.1%		23.3%
The Asia Tigers Fund (December 2005)(3):
Inception through March 31, 2007	$109	—		38.2%		13.1%

(1)
Total assets by strategy groups presented above include inter-fund investments made by our funds of hedge funds.

(2)
Reflects aggregate returns from October 1, 2006 (the date operations commenced) through March 31, 2007.

(3)
A subsidiary of ours has been the investment manager of The India Fund and The Asia Tigers Fund since December 5, 2005. The current portfolio manager has managed The India Fund since August 1, 1997 and has managed The Asia Tigers Fund since July 1, 1999. The net annualized returns, based on net asset value, have been calculated since December 5, 2005.

        Our senior debt vehicles are closed end funds that are privately placed to an investor base traditionally interested in hold-to-maturity type securities. These vehicles are capitalized with (1) debt instruments rated investment-grade that pay holders a contractual margin above a floating rate of interest; and (2) tiers of subordinated securities that are either rated non-investment-grade or not rated at all. Typically, the subordinated securities that are rated non-investment grade pay holders a contractual margin above a floating rate of interest. The most subordinated security benefits from all residual income after satisfying the vehicle's debt service obligations, administrative expenses and management fees. The most subordinated security typically represents approximately 7.0% to 20.0% of a vehicle's total capitalization. Return outcomes vary based on a number of factors. A principal determinant among these factors is the default rate experienced by a vehicle's assets over its investment period. As of March 31, 2007, our funds under management experienced an annualized default rate of less than 0.30%. As of March 31, 2007, the cumulative return, net of fees, since inception (November 26, 2002) to the holders of our vehicles' most subordinated securities was 16.2% and the gross cumulative return over that same period was 23.6% (before management fees, but after deducting interest expense and administrative expenses). When calculating these returns, (1) we take into consideration actual distributions by each vehicle to date; (2) we assume each vehicle's formation expenses are amortized over the contractual weighted average life of the vehicle; and (3) we exclude the three vehicles which closed after September 30, 2006 as such vehicles are still in their contractually agreed upon period of asset accumulation.

Competition

        The asset management and financial advisory industries are intensely competitive, and we expect them to remain so. We compete both globally and on a regional, industry and niche basis. We compete on the basis of a number of factors, including investment performance, transaction execution skills, access to capital, reputation, range of products and services, innovation and price.

        Asset Management.    We face competition both in the pursuit of outside investors for our investment funds and in acquiring investments in attractive portfolio companies and making other investments. Depending on the investment, we expect to face competition primarily from other private equity funds, specialized investment funds, hedge fund sponsors, other financial institutions, corporate buyers and other parties. Many of these competitors in some of our businesses are substantially larger and have considerably greater financial, technical and marketing resources than are available to us. Several of these competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage in bidding for an investment. Lastly, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors could well lead to a reduction in the size and duration of pricing inefficiencies that many of our investment funds seek to exploit.

        Financial Advisory.    Our competitors are other financial advisory and investment banking firms. Our primary competitors in our financial advisory business are large financial institutions, many of which have far greater financial and other resources and much broader client relationships than us and (unlike us) have the ability to offer a wide range of products, from loans, deposit-taking and insurance to brokerage and a wide range of investment banking services, which may enhance their competitive position. Our competitors also have the ability to support investment banking, including financial advisory services, with commercial banking, insurance and other financial services revenue in an effort to gain market share, which puts us at a competitive disadvantage and could result in pricing pressures that could materially adversely affect our revenue and profitability. In addition, Park Hill Group operates in a highly competitive environment and the barriers to entry into the fund placement business are low.

        Competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

        For additional information concerning the competitive risks that we face, see "Risk Factors—Risks Related to Our Asset Management Business—The asset management business is intensely competitive" and "—Risks Related to Our Financial Advisory Business—We face strong competition from other financial advisory firms".

Employees

        We believe that one of the strengths and principal reasons for our success is the quality and dedication of our people. As of March 31, 2007, we employed approximately 770 people, including our 60 senior managing directors and approximately 340 other investment and advisory professionals. We strive to maintain a work environment that fosters professionalism, excellence, integrity and cooperation among our employees.

Our Senior Managing Directors

        Set forth below are the names, ages, numbers of years with Blackstone and area of operation of each of our senior managing directors other than our directors and executive officers, Stephen A. Schwarzman, Peter G. Peterson, Hamilton E. James, J. Tomilson Hill, Michael A. Puglisi, Robert L. Friedman and Sylvia Moss, who are each described in "Management—Directors and Executive Officers". We use the title "senior managing director" to refer to our senior asset management and financial advisory professionals; this title does not imply that these individuals are directors or officers of the general partner of Blackstone Group Management L.L.C.

Name	Age	Years with Blackstone
Corporate Private Equity Funds
Joseph Baratta	36	8
David Blitzer	37	15
Michael S. Chae	38	9
Chinh E. Chu	40	17
David I. Foley	39	11
Lawrence H. Guffey	39	15
Akhil Gupta	54	1
Benjamin J. Jenkins	36	7
Antony Leung	55	<1
Prakash Melwani	48	4
Garrett M. Moran	52	1
James A. Quella	57	3
Paul C. Schorr IV	40	1
Neil P. Simpkins	41	8
David M. Tolley	39	6
Real Estate Opportunity Funds
Jonathan D. Gray (co-head)	37	14
Chad R. Pike (co-head)	35	11
Gary M. Sumers (chief operating officer)	54	11
Kenneth A. Caplan	33	9
Frank Cohen	34	10
William J. Stein	45	10

BAAM
Bruce H. Amlicke (chief investment officer)	43	2
Brian F. Gavin	38	5
Halbert D. Lindquist	61	7
Stephen W. Sullens	40	6
Corporate Debt Funds
Howard Gellis (head)	53	8
Salvatore Gentile	44	8
Dean T. Criares	44	5
Distressed Securities Hedge Fund
John D. Dionne (head)	43	2
Equity Hedge Fund
Manish Mittal (head)	34	<1
Closed-End Mutual Funds
Punita Kumar-Sinha (head)	44	1
Corporate and Mergers and Acquisitions Advisory Services
John Studzinski (head)	51	<1
A. J. Agarwal	40	14
Martin Alderson Smith	49	15
Mary Anne Citrino	48	2
Michael Dugan	51	2
James Fields	51	1
Jill A. Greenthal	50	4
Erik S. Katz	41	15
Jonathan Koplovitz	38	10
Thomas Middleton	50	3
Laurence Nath	45	1
Raffiq A. Nathoo	40	15
William S. Oglesby	47	3
Christopher T. Pasko	42	<1
Restructuring and Reorganization Advisory Services
Arthur B. Newman (head)	63	15
Timothy R. Coleman	53	15
Martin Gudgeon	40	<1
Paul Huffard	43	12
Nicholas P. Leone	41	12
Steven Zelin	43	9
Pamela D. Zilly	53	15
Limited Partner Relations and Fund Placement
Kenneth C. Whitney	49	19

Regulatory and Compliance Matters

        Our businesses, as well as the financial services industry generally, are subject to extensive regulation in the United States and elsewhere.

        All of the investment advisers of our investment funds are registered as investment advisers with the SEC. Registered investment advisers are subject to the requirements and regulations of the Advisers Act. Such requirements relate to, among other things, fiduciary duties to clients, maintaining an effective compliance program, solicitation agreements, conflicts of interest, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an advisor and advisory clients and general anti-fraud prohibitions.

        Blackstone Advisory Services L.P., a wholly-owned subsidiary of ours through which we conduct our financial advisory business, is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. or "NASD," and is registered as a broker-dealer in 44 states, the District of Columbia and the Commonwealth of Puerto Rico. Park Hill Group LLC is registered as a broker-dealer with the SEC and is a member of the NASD and is registered as a broker-dealer in several states. Park Hill Group Real Estate Group LLC is also registered as a broker-dealer with the SEC and is a member of the NASD and is registered as a broker-dealer in several states. Our broker-dealer entities are subject to regulation and oversight by the SEC. In addition, the NASD, a self-regulatory organization that is subject to oversight by the SEC, adopts and enforces rules governing the conduct, and examines the activities, of its member firms, including our broker-dealer entities. State securities regulators also have regulatory or oversight authority over our broker-dealer entities.

        Broker-dealers are subject to regulations that cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record-keeping, the financing of customers' purchases and the conduct and qualifications of directors, officers and employees. In particular, as a registered broker-dealer and member of a self-regulatory organization, we are subject to the SEC's uniform net capital rule, Rule 15c3-1. Rule 15c3-1 specifies the minimum level of net capital a broker-dealer must maintain and also requires that a significant part of a broker-dealer's assets be kept in relatively liquid form. The SEC and various self-regulatory organizations impose rules that require notification when net capital falls below certain predefined criteria, limit the ratio of subordinated debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the SEC's uniform net capital rule imposes certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC for certain withdrawals of capital.

        The Blackstone Group International Ltd. is an authorized investment manager in the United Kingdom. The U.K. Financial Services and Markets Act 2000, or "FSMA," and rules promulgated thereunder govern all aspects of the U.K. investment business, including sales, research and trading practices, provision of investment advice, use and safekeeping of client funds and securities, regulatory capital, record keeping, margin practices and procedures, approval standards for individuals, anti-money laundering, periodic reporting and settlement procedures. Pursuant to the FSMA, certain of our subsidiaries are subject to regulations promulgated and administered by the U.K. Financial Services Authority.

        In addition, each of the closed-end mutual funds we manage is registered under the 1940 Act as a closed-end investment company. The closed-end mutual funds and the entities that serve as the funds' investment advisers are subject to the 1940 Act and the rules thereunder, which among other things regulate the relationship between a registered investment company and its investment adviser and prohibit or severely restrict principal transactions and joint transactions.

        The SEC and various self-regulatory organizations have in recent years aggressively increased their regulatory activities in respect of asset management firms.

        Certain of our businesses are subject to compliance with laws and regulations of U.S. federal and state governments, non-U.S. governments, their respective agencies and/or various self-regulatory organizations or exchanges relating to, among other things, the privacy of client information, and any failure to comply with these regulations could expose us to liability and/or reputational damage. Our businesses have operated for many years within a legal framework that requires our being able to monitor and comply with a broad range of legal and regulatory developments that affect our activities. However, additional legislation, changes in rules promulgated by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and profitability.

        Rigorous legal and compliance analysis of our businesses and investments is important to our culture. We strive to maintain a culture of compliance through the use of policies and procedures such as oversight compliance, codes of conduct, compliance systems, communication of compliance guidance and employee education and training. We have a compliance group that monitors our compliance with all of the regulatory requirements to which we are subject and manages our compliance policies and procedures. Our Chief Legal Officer supervises our compliance group, which is responsible for addressing all regulatory and compliance matters that affect our activities. Our compliance policies and procedures address a variety of regulatory and compliance risks such as the handling of material non-public information, position reporting, personal securities trading, valuation of investments on a fund-specific basis, document retention, potential conflicts of interest and the allocation of investment opportunities.

        Our compliance group also monitors the information barriers that we maintain between each of our different businesses. As noted elsewhere in this prospectus, we believe that our various businesses' access to the intellectual knowledge and contacts and relationships that reside throughout our firm benefits all of our businesses. However, in order to maximize that access without compromising our compliance with the legal and contractual obligations to which we are subject, our compliance group oversees and monitors the communications between or among our firm's different businesses to facilitate regulatory compliance.

Properties

        Our principal executive offices are located in leased office space at 345 Park Avenue, New York, New York. We also lease the space for our offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco, London, Paris, Mumbai and Hong Kong. We do not own any real property. We consider these facilities to be suitable and adequate for the management and operation of our business.

Legal Proceedings

        We may from time to time be involved in litigation and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

        We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect to have a material impact on our results of operations or financial condition. See "Risk Factors—Risks Related to Our Business—Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our business. Changes in tax law and other legislative or regulatory changes could adversely affect us" and "—We are subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity".

MANAGEMENT

Directors and Executive Officers

        The following table sets forth the names, ages and positions of the executive officers, directors and director nominees of our general partner, Blackstone Group Management L.L.C. We anticipate that the Right Honorable Brian Mulroney and Lord Nathaniel Charles Jacob Rothschild will be appointed to the board of directors prior to the consummation of this offering and that William G. Parrett will be appointed to the board of directors later this year.

Name	Age	Position
Stephen A. Schwarzman	60	Co-Founder, Chairman and Chief Executive Officer and Director
Peter G. Peterson	81	Co-Founder, Senior Chairman and Director
Hamilton E. James	56	President, Chief Operating Officer and Director
J. Tomilson Hill	59	Vice Chairman and Director
Michael A. Puglisi	56	Chief Financial Officer
Robert L. Friedman	64	Chief Legal Officer
Sylvia F. Moss	64	Senior Managing Director—Administration
The Right Honorable Brian Mulroney	68	Director Nominee
William G. Parrett	62	Director Nominee
Lord Nathaniel Charles Jacob Rothschild	71	Director Nominee

        Stephen A. Schwarzman is the Chairman and Chief Executive Officer of Blackstone and the Chairman of the board of directors of our general partner. Mr. Schwarzman is a founder of The Blackstone Group and has been involved in all phases of the firm's development since its founding in 1985. Mr. Schwarzman began his career at Lehman Brothers, where he was elected Managing Director in 1978. He was engaged principally in the firm's mergers and acquisitions business from 1977 to 1984, and served as Chairman of the firm's Mergers & Acquisitions Committee in 1983 and 1984. Mr. Schwarzman is Chairman of the Board of The John F. Kennedy Center for the Performing Arts. He is also a member of the Council on Foreign Relations and is on the boards of various organizations, including The New York Public Library, The Frick Collection, the New York City Ballet, the Film Society of Lincoln Center, the JPMorgan Chase National Advisory Board and The Partnership for New York City Board of Directors.

        Peter G. Peterson is the Senior Chairman of Blackstone and a member of the board of directors of our general partner. Mr. Peterson is a founder of The Blackstone Group. Mr. Peterson is Chairman of the Council on Foreign Relations, founding Chairman of the Peter G. Peterson Institute for International Economics (Washington, D.C.) and founding President of The Concord Coalition. Mr. Peterson was the Co-Chair of The Conference Board Commission on Public Trust and Private Enterprises. He was also Chairman of the Federal Reserve Bank of New York from 2000 to 2004. Prior to founding Blackstone, Mr. Peterson was Chairman and Chief Executive Officer of Lehman Brothers (1973-1984). He was Chairman and Chief Executive Officer of Bell and Howell Company from 1963 to 1971. In 1971, President Richard Nixon named Mr. Peterson Assistant to the President for International Economic Affairs. He was named Secretary of Commerce by President Nixon in 1972. Mr. Peterson is a director of The India Fund, Inc. and The Asia Tigers Fund, Inc., and has served on a number of other corporate boards. Mr. Peterson is a Trustee of the Committee for Economic Development, the Japan Society and The Museum of Modern Art and a Director of the National Bureau of Economic Research, The Public Agenda Foundation and The Nixon Center.

        Hamilton E. James is President, Chief Operating Officer of Blackstone and a member of the board of directors of our general partner. Prior to joining Blackstone in 2002, Mr. James was Chairman of

Global Investment Banking and Private Equity at Credit Suisse First Boston and a member of its Executive Board since the acquisition of Donaldson, Lufkin & Jenrette, or "DLJ," by Credit Suisse First Boston in 2000. Prior to the acquisition of DLJ, Mr. James was the Chairman of DLJ's Banking Group, responsible for all the firm's investment banking and merchant banking activities and a member of its Board of Directors. Mr. James joined DLJ in 1975 as an Investment Banking associate. He became head of DLJ's global mergers and acquisitions group in 1982, founded DLJ Merchant Banking, Inc. in 1985, and was named Chairman of the Banking Group in 1995 with responsibility for all of the firm's investment banking, alternative asset management and emerging market sales and trading activities. Mr. James is a Director of Costco Wholesale Corporation and Swift River Investments, Inc., and has served on a number of other corporate boards. Mr. James is Chairman Emeritus of the Board of Trustees of American Ballet Theatre, Trustee and member of The Executive Committee of the Second Stage Theatre, Vice Chairman of Coldwater Conservations Fund and Trustee of Woods Hole Oceanographic Institute.

        J. Tomilson Hill is Vice Chairman of Blackstone and a member of the board of directors of our general partner. Mr. Hill is head of our fund of hedge funds operation, having previously served as co-head of our corporate and mergers and acquisitions advisory operation before assuming his current role in 2000. Before joining Blackstone in 1993, Mr. Hill began his career at First Boston, later becoming one of the co-founders of its Mergers & Acquisitions Department. After heading the Mergers & Acquisitions Department at Smith Barney, he joined Lehman Brothers as a partner in 1982, serving as Co-Head and subsequently Head of Investment Banking. Later, he served as Co-Chief Executive Officer of Lehman Brothers and Co-President and Co-Chief Operating Officer of Shearson Lehman Brothers Holdings Inc. Mr. Hill is a member of the Council on Foreign Relations and is a member of the Board of Directors of the Lincoln Center Theater. Mr. Hill serves as Chairman of the Board of Trustees of the Smithsonian's Hirshhorn Museum and Sculpture Garden. He serves as a director of OpenPeak Inc.

        Michael A. Puglisi is Chief Financial Officer of Blackstone. Since joining Blackstone in 1994, Mr. Puglisi has worked on personnel, financial, tax, compliance and administrative matters. His current responsibilities include firm-wide financial and tax budgeting, analysis and reporting as well as compensation matters and the firm's treasury functions and credit facilities. Before joining Blackstone, Mr. Puglisi served for eleven years in a variety of financial officer roles for Fosterlane Holdings Corporation and its subsidiaries. Prior to Fosterlane, Mr. Puglisi was with Arthur Andersen & Co.

        Robert L. Friedman is Chief Legal Officer of Blackstone. On joining Blackstone in 1999, Mr. Friedman worked primarily in our corporate private equity operation and also participated in the work of our corporate and mergers and acquisitions advisory operation. In early 2003 he was appointed Chief Administrative Officer and Chief Legal Officer and he continues to participate in the work of our corporate private equity and corporate and mergers and acquisitions advisory operations. Before joining Blackstone, Mr. Friedman had been a partner with Simpson Thacher & Bartlett LLP for 25 years, where he was a senior member of that law firm's mergers and acquisitions practice. At Simpson Thacher & Bartlett LLP, Mr. Friedman advised The Blackstone Group since we were founded in 1985. Mr. Friedman currently serves as a director of AXIS Capital Holdings Limited, Northwest Airlines, Inc. and TRW Automotive Holdings Corp., and has served on a number of other boards. He is Chairman of the Board of Advisers of the Institute for Law and Economics of the University of Pennsylvania, a member of the Board of Visitors of Columbia College and a Trustee of Chess-in-the-Schools and New Alternatives for Children, Inc.

        Sylvia F. Moss is Senior Managing Director—Administration at Blackstone. Ms. Moss has firmwide responsibility for our human resources, information technology, research, facilities and general administrative matters. Before joining Blackstone in 1997, she was the Director of Administration at Schulte, Roth & Zabel and the Director of Operations at Chadbourne & Parke. Prior to that,

Ms. Moss was the Executive Director at Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, and a Director at Booz, Allen, Hamilton.

        The Right Honorable Brian Mulroney is a nominee to the board of directors of our general partner. Mr. Mulroney is a senior partner and international business consultant for the Montreal law firm, Ogilvy Renault LLP/ S.E.N.C.R.C., s.r.l. Prior to joining Ogilvy Renault, Mr. Mulroney was the eighteenth Prime Minister of Canada from 1984 to 1993 and leader of the Progressive Conservative Party of Canada from 1983 and 1993. He served as the Executive Vice President of the Iron Ore Company of Canada and President beginning in 1977. Prior to that, Mr. Mulroney served on the Cliché Commission of Inquiry in 1974. Mr. Mulroney is a member of the Board of Directors of Archer Daniels Midland Company, Barrick Gold Corporation, Quebecor Inc., Quebecor World Inc., the World Trade Center Memorial Foundation and Wyndham Worldwide Corporation.

        William G. Parrett is expected to join the board of directors of our general partner before the end of 2007 after his retirement from Deloitte & Touche USA LLP. Mr. Parrett is currently a senior partner of Deloitte & Touche USA LLP and until May 31, 2007 served as the Chief Executive Officer of Deloitte Touche Tohmatsu ("DTT"). Certain of the member firms of DTT or their subsidiaries and affiliates provide professional services to The Blackstone Group L.P. or its affiliates. Mr. Parrett co-founded the Global Financial Services Industry practice of Deloitte and served as its first Chairman. Currently, Mr. Parrett is Chairman of the United States Council for International Business and on the executive committee of the International Chamber of Commerce. He is also Chairman of the Board of Trustees of United Way of America, on the Board of Trustees of Carnegie Hall, and a member of the Committee to Encourage Corporate Philanthropy. Mr. Parrett also serves as a trustee of The Catholic University of America and of St. Francis College.

        Lord Nathaniel Charles Jacob Rothschild is a nominee to the board of directors of our general partner. Lord Rothschild founded RIT Capital Partners plc in 1988 and is currently the firm's Executive Chairman and Director. He also co-founded Spencer House Capital Management LLP in 2006 and currently serves as Chairman. Lord Rothschild previously co-founded companies in the fields of money management, insurance and investment, for example Global Asset Management Limited, St James's Place Group plc and J Rothschild Assurance plc. In addition to RIT Capital Partners plc, Lord Rothschild is also the Deputy Chairman of British Sky Broadcasting Group plc and a director of RHJ International SA. Lord Rothschild is a trustee of the Courtauld Institute, the State Hermitage Museum, St. Petersburg, the Ashmolean Museum, Oxford and the Qatar Museum Authority. In addition, Lord Rothschild was Chairman of the Board of Trustees of the National Gallery from 1985 through 1991.

        There are no family relationships among any of the directors or executive officers of our general partner.

Composition of the Board of Directors after this Offering

        Prior to the closing of this offering, we expect that three additional directors who are independent in accordance with the criteria established by the NYSE for independent board members will be appointed to the board of directors of our general partner, Blackstone Group Management L.L.C., an entity wholly-owned by our senior managing directors and controlled by our founders. Following these additions, we expect that the board of directors of our general partner will consist of seven directors.

        The limited liability company agreement of Blackstone Group Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our general partner's board of directors will be elected in accordance with its limited liability company agreement, where our senior managing directors have agreed that our founders, Messrs. Schwarzman and Peterson (or, following their withdrawal, death or disability, the remaining founder or any successor founder designated by them), will have the power to appoint and remove the directors of our general partner. Actions by our founders in this regard must be taken with such founders' unanimous approval.

Following the withdrawal, death or disability of our founders (and any successor founder), the power to appoint and remove the directors of our general partner will revert to the members of our general partner holding a majority in interest in our general partner.

        Mr. Peterson has informed us that he intends to retire from our firm and relinquish his role as a founder by no later than December 31, 2008. When Mr. Peterson relinquishes his role as a founder, all of the powers and authorities of our founders will be vested in Mr. Schwarzman alone. Mr. Schwarzman has informed us that when he decides to relinquish his role as a founder, it is his current intention to designate Hamilton E. James as a successor founder in his place.

Management Approach

        Throughout our history as a privately-owned firm, we have had a management structure involving strong central management by our two founders, Messrs. Schwarzman and Peterson. Mr. Schwarzman has served as our firm's Chief Executive Officer since our founding in 1985 and he also became Chairman of Blackstone in 2005. From our firm's founding in 1985 through 2004, Mr. Peterson served as Chairman of Blackstone and he has served as Senior Chairman since 2005. As noted in "—Composition of the Board of Directors after this Offering", Mr. Peterson intends to relinquish his role as a founder by no later than December 31, 2008. We believe that this management structure has been a meaningful reason why we have achieved significant growth and successful performance in all of our businesses.

        Moreover, as a privately-owned firm, Blackstone has always been managed with a perspective of achieving successful growth over the long term. Both in entering and building our various businesses over the years and in determining the types of investments to be made by our investment funds, our management has consistently sought to focus on the best way to grow our businesses and investments over a period of many years and has paid little regard to their short-term impact on revenue, net income or cash flow.

        As a public company, we intend to continue to employ our current management structure with strong central management by our founders and to maintain our focus on achieving successful growth over the long term. This desire to preserve our current management structure is one of the principal reasons why we have decided to organize The Blackstone Group L.P. as a limited partnership that is managed by our general partner and to avail ourselves of the limited partnership exception from certain of the New York Stock Exchange governance rules, which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our common unitholders.

Committees of the Board of Directors

        The board of directors of Blackstone Group Management L.L.C. has established an executive committee. We anticipate that prior to this offering, the board of directors of Blackstone Group Management L.L.C. will establish an audit committee and will adopt a charter for the audit committee that complies with current federal and New York Stock Exchange rules relating to corporate governance matters. Prior to this offering, the board of directors of Blackstone Group Management L.L.C. will establish a conflicts committee. The board of directors of our general partner may establish other committees from time to time.

        Audit committee.    After this offering, we expect that our audit committee will consist of Messrs. Hill and Mulroney and Lord Rothschild. We expect that Mr. Hill will be replaced by Mr. Parrett when Mr. Parrett joins the board of directors of our general partner later this year. The purpose of the audit committee will be to assist the board of directors of Blackstone Group Management L.L.C. in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm's qualifications and independence and (4) the performance of our independent registered public accounting firm. The members of the audit committee will meet the independence standards for service on an audit committee of a board of directors pursuant to federal and New York Stock Exchange rules relating to corporate governance matters, including the permitted transition period for newly-reporting issuers.

        Conflicts committee.    The board of directors of Blackstone Group Management L.L.C. will establish a conflicts committee that will be charged with reviewing specific matters that our general partner's board of directors believes may involve conflicts of interest. The conflicts committee will determine if the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and not a breach by us of any duties we may owe to our common unitholders. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under "Certain Relationships and Related Person Transactions—Statement of Policy Regarding Transactions with Related Persons", and may establish guidelines or rules to cover specific categories of transactions. The members of the conflicts committee will meet the independence standards for service on an audit committee of a board of directors pursuant to federal and New York Stock Exchange rules relating to corporate governance matters.

        Executive committee.    The executive committee of the board of directors of Blackstone Group Management L.L.C. currently consists of Messrs. Schwarzman, Peterson, James and Hill. The board of directors has delegated all of the power and authority of the full board of directors to the executive committee to act when the board of directors is not in session.

Compensation Committee Interlocks and Insider Participation

        We do not have a compensation committee. Our founders, Messrs. Schwarzman and Peterson, have historically made all final determinations regarding executive officer compensation. The board of directors of our general partner has determined that maintaining as closely as possible our current compensation practices following this offering is desirable and intends that these practices will continue. Accordingly, the board of directors of our general partner does not intend to establish a compensation committee. For a description of certain transactions between us and Messrs. Schwarzman and Peterson, see "Certain Relationships and Related Person Transactions".

Executive Compensation

  Compensation Discussion and Analysis

        One of our fundamental philosophies as a privately-owned firm has been to align the interests of our senior managing directors and other key personnel with those of our investors. That alignment has principally been achieved by the investment of a significant amount of our own capital, and that of our senior managing directors and other key personnel, in many of the investment funds we manage, and by the ownership of our senior managing directors and other key personnel of the investment advisers and general partners of our investment funds, which are entitled to receive the carried interest or incentive fees payable in respect of our investment funds. In addition, our senior managing directors have historically owned interests in our various fee-generating businesses. Accordingly, our executive officers and our other senior managing directors have not historically received any salary or bonus and have instead received only distributions in respect of their ownership interests in our businesses. Therefore, 100% of the distributions received by our executive officers and all of our senior managing directors has been performance-based, because all of their distributions have been calculated based on their respective percentage interests in the profits of our firm and in respect of their allocated shares of the carried interest or incentive fees payable in respect of our investment funds.

        We believe that this philosophy of seeking to align the interests of our senior managing directors and other personnel with those of the investors in our funds has been a key contributor to the growth and successful performance of our firm, and we therefore intend that the senior managing directors, other professionals and selected other individuals who work in our carry fund and proprietary hedge fund operations will continue to own a portion of the carried interest or incentive fees earned in relation to these funds in order to better align their interests with our own and with those of the investors in these funds. In furtherance of our philosophy, we encourage our senior managing directors and other personnel to invest their own capital in and alongside the funds that we manage. (See "Certain Relationships and Related Person Transactions—Side-By-Side and Other Investment Transactions.") In addition, following this offering we intend to retain our partnership culture by having almost exclusively performance-based compensation for our executive officers, our other senior managing directors and other key personnel. We are committed to maintaining our partnership culture and intend to use compensation pools tied to the profitability of each of our businesses as the primary method of compensating our senior managing directors in those businesses. We also believe the continued ownership by our senior managing directors of significant amounts of our equity through their direct and indirect interests in the Blackstone Holdings partnerships will afford significant alignment with our common unitholders.

        The monthly partnership draws historically received by each senior managing director, representing a portion of their annual distributions, have totaled $350,000 per year. In keeping with this historical practice, following this offering we will pay each of our senior managing directors a $350,000 salary.

        Following this offering, our Chairman and Chief Executive Officer, Mr. Schwarzman, will receive no compensation other than the $350,000 salary to be received by all of our senior managing directors (and will own a significant portion of the carried interest earned from our carry funds). We believe that the ownership by Mr. Schwarzman of a portion of the carried interest earned from our carry funds, together with his ownership of a significant amount of our equity in the form of Blackstone Holdings partnership units, will align his interests with those of our common unitholders and investors in our carry funds. We anticipate that our other executive officers will receive a $350,000 salary and, like our other senior managing directors, participate in performance-based compensation pools that are tied to the profitability of our various businesses. Our other executive officers will also own a portion of the carried interest from our carry funds.

  Summary Compensation Table

        The following table sets forth certain summary information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal year ended December 31, 2006 for our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers during the fiscal year ended December 31, 2006. These individuals are referred to as the "named executive officers" in other parts of this prospectus. As discussed above under "—Compensation Discussion and Analysis", our named executive officers have not historically received any salary or bonus and have instead received only distributions in respect of their ownership interests in our businesses. Therefore, 100% of the distributions received by our executive officers has been performance-based, because all of their distributions have been calculated based on their respective percentage interests in the profits of our firm and their allocated shares of the carried interest or incentive fees payable in respect of our investment funds. Cash distributions to our named executive officers in respect of our fiscal and tax year ended December 31, 2006 were $398.3 million to

Mr. Schwarzman, $212.9 million to Mr. Peterson, $97.3 million to Mr. James, $45.6 million to Mr. Hill and $17.4 million to Mr. Puglisi.

Name And Principal Position	Salary	Bonus	All Other Compensation(1)		Total
Stephen A. Schwarzman, Chairman and Chief Executive Officer	—	—	—	(2)	—
Peter G. Peterson, Senior Chairman	—	—	—	(3)	—
Hamilton E. James, President and Chief Operating Officer	—	—	$29,208	(4)	$29,208
J. Tomilson Hill, Vice Chairman	—	—	—		—
Michael A. Puglisi, Chief Financial Officer	—	—	—		—

(1)
Except as otherwise provided below, perquisites and other personal benefits to the named executive officers were less than $10,000 and therefore information regarding perquisites and other personal benefits has not been included.

(2)
Mr. Schwarzman makes business and personal use of a car and driver and he and members of his family also make business and personal use of an airplane in which we have a fractional interest and in each case he reimburses us for the full cost of such personal usage. In addition, certain Blackstone personnel administer personal matters for Mr. Schwarzman and he bears the full incremental cost to us of such personnel.

(3)
Mr. Peterson makes business and personal use of a car and driver and of an airplane in which we have a fractional interest and in each case he reimburses us for the full cost of such personal usage. In addition, certain Blackstone personnel administer personal matters for Mr. Peterson and he bears the full incremental cost to us of such personnel.

(4)
Mr. James makes personal use of an airplane in which we have a fractional interest and he reimburses us for the cost of such usage. In 2006, the rates incurred by us for usage of the airplane increased and temporarily exceeded those we charged Mr. James until the latter rates were adjusted. While we subsequently netted the cost differential against amounts due to Mr. James as part of our normal year-end reconciliation process, the amount reflected in the table reflects the temporarily unreimbursed portion of the cost of such usage in 2006.

Director Compensation

        No additional remuneration will be paid to our employees for service as a director of our general partner. Each non-employee director will receive an annual cash retainer of $100,000. In addition, each outside director may receive equity awards from time to time. We intend to grant 10,000 deferred restricted common units under the 2007 Equity Incentive Plan to each of Messrs. Mulroney, Rothschild and Parrett at the time he is appointed as a director. These deferred restricted common units will vest, and the underlying common units will be delivered, in equal installments on each of the first, second and third anniversaries of the date of grant, subject to the outside director's continued service on the board of directors of our general partner.

Founding Member Agreements

        We will enter into founding member agreements with each of Messrs. Schwarzman and Peterson. Mr. Schwarzman's agreement provides that he will remain our Chairman and Chief Executive Officer while continuing service with us, and Mr. Peterson's agreement provides that he will remain our Senior Chairman while continuing service with us. Additionally, Mr. Schwarzman's agreement requires him to give us six months prior written notice of intent to terminate service with us. Mr. Peterson's agreement requires him to give us 90 days' prior written notice or intent to terminate service with us and provides that he will retire on or before December 31, 2008.

        The agreements provide that following retirement, Mr. Schwarzman and Mr. Peterson will each be provided with certain retirement benefits, including that each founder will be permitted until the third anniversary of his retirement date to retain his current office and will be provided with a car and driver. Commencing on the third anniversary of the founder's retirement date and continuing until the tenth anniversary thereof, we will provide the founder with an appropriate office if the founder so requests. Additionally, each founder will be provided with an assistant and access to office services during the ten year period following his retirement date.

        Each founder will also continue to receive health benefits following his retirement until his death, subject to his continuing payment of the related health insurance premiums consistent with current policies. Additionally, before his retirement and during the 10 year period thereafter, our founders and foundations they establish may continue to invest in our investment funds on a basis generally consistent with that of other partners.

Senior Managing Director Agreements

        We will enter into substantially similar senior managing director agreements with each of our executive officers and other senior managing directors other than our founders. The agreements generally provide that each senior managing director will devote substantially all of his or her business time, skill, energies and attention to us in a diligent manner. Each senior managing director will be paid distributions and benefits in amounts determined by Blackstone from time to time in its sole discretion. The agreements require us to provide the senior managing director with 90 days' prior written notice prior to terminating his or her service with us (other than a termination for cause). Additionally, the agreements require each senior managing director to give us 90 days' prior written notice of intent to terminate service with us and require the senior managing director to be placed on a 90-day period of "garden leave" following the senior managing director's termination of service (as further described under the caption "—Non-Competition and Non-Solicitation Agreements" below).

Non-Competition and Non-Solicitation Agreements

        We have entered or will be entering into a non-competition and non-solicitation agreement with each of our founders, our other senior managing directors, most of our other professional employees and specified senior administrative personnel to whom we refer collectively as "Contracting Employees." Following are descriptions of the material terms of each such non-competition and non-solicitation agreement. With the exception of the few differences noted in the description below, the terms of each non-competition and non-solicitation agreement are in relevant part similar.

        Full-Time Commitment.    Each Contracting Employee agrees to devote substantially all of his or her business time, skill, energies and attention to his or her responsibilities at Blackstone in a diligent manner.

        Confidentiality.    Each Contracting Employee is required, whether during or after his or her employment with us, to protect and only use "confidential information" in accordance with strict restrictions placed by us on its use and disclosure. (Every employee of ours is subject to similar strict confidentiality obligations imposed by our Code of Conduct applicable to all Blackstone personnel.)

        Notice of Termination.    Each Contracting Employee is required to give us prior written notice of his or her intention to leave our employ—six months in the case of Mr. Schwarzman and 90 days for Mr. Peterson and all of our other senior managing directors and between 30 and 60 days in the case of all other Contracting Employees.

        Garden Leave.    Upon his or her voluntary departure from our firm, a Contracting Employee is required to take a prescribed period of garden leave. The period of garden leave is 90 days for our non-founding senior managing directors and between 30 and 60 days for all other Contracting Employees. During this period the Contracting Employee will continue to receive some of his or her Blackstone compensation and benefits, but is prohibited from commencing employment with a new employer until the garden leave period has expired. The period of garden leave for each Contracting Employee will run coterminously with the non-competition Restricted Period that applies to him or her as described below. Our founders will be subject to noncompetition covenants but not garden leave requirements.

        Non-Competition.    During the term of employment of each Contracting Employee, and during the Restricted Period (as such term is defined below) immediately thereafter, such individual will not, directly or indirectly:

  •
  engage in any business activity in which we operate, including any competitive business;

  •
  render any services to any competitive business; or

  •
  acquire a financial interest in or become actively involved with any competitive business (other than as a passive investor holding minimal percentages of the stock of public companies).

"Competitive business" means any business that competes, during the term of employment through the date of termination, with our business, including any businesses that we are actively considering conducting at the time of the Contracting Employee's termination of employment, so long as such individual knows or reasonably should have known about such plans, in any geographical or market area where we or our affiliates provide our products or services.

        Non-Solicitation.    During the term of employment of each Contracting Employee, and during the Restricted Period immediately thereafter, such individual will not, directly or indirectly, in any manner solicit any of our employees to leave their employment with us, or hire any such employee who was employed by us as of the date of such individual's termination or who left employment with us within one year prior to or after the date of such individual's termination. Additionally, each Contracting Employee may not solicit or encourage to cease to work with us any consultant or senior advisers that the individual knows or should know is under contract with us.

        In addition, during the term of employment of each Contracting Employee, and during the Restricted Period immediately thereafter, such individual will not, directly or indirectly, in any manner solicit the business of any client or prospective client of ours with whom the individual, employees reporting to the individual, or anyone whom the individual had direct or indirect responsibility over had personal contact or dealings on our behalf during the three-year period immediately preceding such individual's termination. Contracting Employees who are employed in our asset management businesses are subject to a similar non-solicitation covenant with respect to investors and prospective investors in our investment funds.

        Non-Interference and Non-Disparagement.    During the term of employment of each Contracting Employee, and during the Restricted Period immediately thereafter, such individual may not interfere with business relationships between us and any of our clients, customers, suppliers or partners. Such individual is also prohibited from disparaging us in any way.

        Restricted Period.    For purposes of the foregoing covenants, the Restricted Period will be defined to be:

Covenant	Founders	Other Senior Managing Directors	Other Contracting Employees
Non-competition	The later of four years after the date of this offering or two years after termination of employment.	The later of two years after the date of this offering or one year (six months for senior managing directors who are eligible to retire, as defined below) after termination of employment.	The later of between six months and one year after the date of this offering or between 90 days and six months after termination of employment.
Non-solicitation of Blackstone employees	The later of four years after the date of this offering or two years after termination of employment.	The later of two years after the date of this offering or two years after termination of employment.	Generally the later of between one and two years after the date of this offering or between six months and one year after termination of employment.
Non-solicitation of Blackstone clients or investors	The later of four years after the date of this offering or two years after termination of employment.	The later of two years after the date of this offering or one year after termination of employment.	Generally the later of one year after the date of this offering or between six months and one year after termination of employment.
Non-interference with business relationships	The later of four years after the date of this offering or two years after termination of employment.	The later of two years after the date of this offering or one year after termination of employment.	Generally the later of one year after the date of this offering or between six months and one year after termination of employment.

        Retirement.    Blackstone personnel will be eligible to retire if they have satisfied either of the following tests: (1) one has reached the age of 65 and has at least five full years of service with our firm; or (2) one has reached the age of 50 and has at least five full years of service with our firm and the sum of his or her age plus years of service with our firm totals at least 65. Except for Peter G. Peterson, no Blackstone personnel will be eligible to retire under the standards specified in the preceding clauses prior to June 30, 2010.

        Intellectual Property.    Each Contracting Employee is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by his or her employment with us.

        Specific Performance.    In the case of any breach of the confidentiality, non-competition, non-solicitation, non-interference, non-disparagement or intellectual property provisions by a Contracting Employee, the breaching individual agrees that we will be entitled to seek equitable relief in the form of specific performance, restraining orders, injunctions or other equitable remedies.

2007 Equity Incentive Plan

        The board of directors of our general partner intends to adopt the 2007 The Blackstone Group L.P. Equity Incentive Plan, or the "2007 Equity Incentive Plan," before the effective date of this offering. The following description of the 2007 Equity Incentive Plan is not complete and is qualified by reference to the full text of the 2007 Equity Incentive Plan, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. The 2007 Equity Incentive Plan will be a source of new equity-based awards permitting us to grant to our senior managing directors, other employees, directors of our general partner and consultants non-qualified options, unit appreciation rights, restricted common units, deferred restricted common units, phantom restricted common units and other awards based on our common units and Blackstone Holdings partnership units, to which we collectively refer as our "units."

        Administration.    The board of directors of our general partner will administer the 2007 Equity Incentive Plan. However, the board of directors of our general partner may delegate such authority, including to a committee or subcommittee of the board of directors, and the board intends to effect such a delegation to a committee comprising Messrs. Schwarzman and Peterson. We refer to the board of directors of our general partner or the committee or subcommittee thereof to whom authority to administer the 2007 Equity Incentive Plan has been delegated, as the case may be, as the "Administrator." The Administrator will determine who will receive awards under the 2007 Equity Incentive Plan, as well as the form of the awards, the number of units underlying the awards and the terms and conditions of the awards consistent with the terms of the 2007 Equity Incentive Plan. The Administrator will have full authority to interpret and administer the 2007 Equity Incentive Plan, which determinations will be final and binding on all parties concerned.

        Units Subject to the 2007 Equity Incentive Plan.    The total number of our common units and Blackstone Holdings partnership units which have initially been covered by the 2007 Equity Incentive Plan is 163,000,000. Beginning in 2008 the aggregate number of common units and Blackstone Holdings partnership units covered by our 2007 Equity Incentive Plan will be increased on the first day of each fiscal year during its term by a number of units equal to the positive difference, if any, of (a) 15% of the aggregate number of common units and Blackstone Holdings partnership units outstanding on the last day of the immediately preceding fiscal year (excluding Blackstone Holdings partnership units held by The Blackstone Group L.P. or its wholly-owned subsidiaries) minus (b) the aggregate number of common units and Blackstone Holdings partnership units covered by our 2007 Equity Incentive Plan as of such date (unless the administrator of the 2007 Equity Incentive Plan should decide to increase the number of common units and Blackstone Holdings partnership units covered by the plan by a lesser amount). We will make available the number of units necessary to satisfy the maximum number of units that may be issued under the 2007 Equity Incentive Plan. The units underlying any award granted under the 2007 Equity Incentive Plan that expire, terminate or are cancelled or satisfied for any reason without being settled in units will again become available for awards under the 2007 Equity Incentive Plan.

        Options and Unit Appreciation Rights.    The Administrator may award non-qualified options under the 2007 Equity Incentive Plan. Options granted under the 2007 Equity Incentive Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Administrator at the time of grant, but an option will generally not be exercisable for a period of more than ten years after it is granted. To the extent permitted by the Administrator, the exercise price of an option may be paid in cash or its equivalent, in units having a fair market value equal to the aggregate option exercise price; partly in cash and partly in units and satisfying such other requirements as may be imposed by the Administrator; or through the delivery of irrevocable instructions to a broker to sell units obtained upon the exercise of the option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate option exercise price for the common units being purchased.

        The Administrator may grant unit appreciation rights independent of or in conjunction with an option. Each unit appreciation right granted independent of a unit option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one unit over (B) the exercise price per unit, multiplied by (ii) the number of units covered by the unit appreciation right, and each unit appreciation right granted in conjunction with an option will entitle a participant to surrender to us the option and to receive such amount. Payment will be made in units and/or cash (any common unit valued at fair market value), as determined by the Administrator.

        Other Equity-Based Awards.    The Administrator, in its sole discretion, may grant or sell units and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our units. Any of these other equity-based awards may be in such form, and dependent on such conditions, as the Administrator determines, including without limitation the right to receive, or vest with respect to, one or more units (or the equivalent cash value of such units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Administrator may in its discretion determine whether other equity-based awards will be payable in cash, units or a combination of both cash and units.

        Adjustments upon Certain Events.    In the event of any change in the outstanding units by reason of any unit dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of units or other corporate exchange, or any distribution to holders of units other than regular cash dividends, or any transaction similar to the foregoing, the Administrator in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of units or other securities issued or covered by our 2007 Equity Incentive Plan or pursuant to outstanding awards, (ii) the maximum number of units for which options or unit appreciation rights may be granted during a fiscal year to any participant, (iii) the option price or exercise price of any unit appreciation right and/or (iv) any other affected terms of such awards.

        Change in Control.    In the event of a change in control (as defined in the 2007 Equity Incentive Plan), the 2007 Equity Incentive Plan provides that (i) if determined by the Administrator in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such change in control and (ii) the Administrator may, but shall not be obligated to (A) cancel awards for fair value, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2007 Equity Incentive Plan as determined by the Administrator in its sole discretion, or (C) provide that, with respect to any awards that are options, for a period of at least 15 days prior to the change in control, such options will be exercisable as to all units subject thereto and that upon the occurrence of the change in control, such options will terminate.

        Transferability.    Unless otherwise determined by our Administrator, no award granted under the plan will be transferable or assignable by a participant in the plan, other than by will or by the laws of descent and distribution.

        Amendment, Termination and Term.    The Administrator may amend or terminate the 2007 Equity Incentive Plan, but no amendment or termination shall be made without the consent of a participant, if such action would diminish any of the rights of the participant under any award theretofore granted to such participant under the 2007 Equity Incentive Plan; provided, however, that the Administrator may amend the 2007 Equity Incentive Plan and/or any outstanding awards in such manner as it deems necessary to permit the 2007 Equity Incentive Plan and/or any outstanding awards to satisfy applicable requirements of the Internal Revenue Code or other applicable laws. The 2007 Equity Incentive Plan will have a term of ten years.

IPO Date Equity Awards

        At the time of this offering and under our 2007 Equity Incentive Plan, we intend to grant 37,730,343 deferred restricted common units to our non-senior managing director professionals, analysts and senior finance and administrative personnel, to whom we refer collectively as "Non-SMD Professionals," (of which 4,855,255 will be vested at the time of this offering) and 1,045,540 phantom deferred restricted common units to our other non-senior managing director employees, to whom we refer collectively as "Non-SMD Employees." We will settle the deferred restricted common units granted to our Non-SMD Professionals in The Blackstone Group L.P. common units and the deferred restricted common units granted to our Non-SMD Employees in cash. Holders of deferred restricted common units will not be entitled to any voting rights with respect to such deferred restricted common units. We refer to these grants, collectively, as the "IPO Date Award".

        Common Unit-Settled Awards.    Subject to a Non-SMD Professional's continued employment with us, the unvested deferred restricted common units granted to the Non-SMD Professional as part of the IPO Date Award will vest, and the underlying The Blackstone Group L.P. common units will be delivered, in one or more installments over a period of up to eight years following this offering; provided that a specified percentage of the common units which would otherwise be delivered on each such vesting date will be retained, and delivery further deferred, until specified dates, subject to the Non-SMD Professional's compliance with the restrictive covenants that are applicable to such Non-SMD Professional (see "—Non-Competition and Non-Solicitation Agreements"). The first such scheduled delivery date will occur on or after the first anniversary of the IPO.

        We will not make any distributions with respect to unvested deferred restricted common units granted to our Non-SMD Professionals in connection with the IPO Date Award.

        Unless otherwise determined by us, upon the termination of a Non-SMD Professional's employment with us for any reason, all unvested deferred restricted common units granted to the Non-SMD Professional as part of the IPO Date Award and then held by the Non-SMD Professional will be immediately forfeited without any payment or consideration; provided that (i) if such termination is due to death or permanent disability 100% of the unvested deferred units will become vested, or (ii) if such termination occurs in connection with retirement, 50% of the unvested deferred units will become vested, and the underlying common units will be delivered in connection with such termination. In the event that a Non-SMD Professional breaches his or her restrictive covenants or is terminated for cause, all deferred restricted common units (whether vested or unvested), and any common units then held by the Non-SMD Professional in respect of previously delivered deferred restricted common units, will be forfeited. Additionally, in connection with certain change of control events, any deferred restricted common units that are unvested will automatically be deemed vested as of immediately prior to such change in control and their delivery may be accelerated.

        Cash-Settled Awards.    Subject to a Non-SMD Employee's continued employment with us, the phantom deferred restricted common units granted to the Non-SMD Employee as part of the IPO Date Award will vest in equal installments on each of the first, second and third anniversaries of this offering or, in the case of certain term analysts, in a single installment on the date that the employee completes his or her current contract period with us. On each such vesting date, we will deliver cash to our Non-SMD Employees in an amount equal to the number of phantom deferred restricted common units held by each such Non-SMD Employee that will vest on such date multiplied by the then fair market value of the common units on such date. We will not make any distributions with respect to unvested phantom deferred restricted common units held by any of our Non-SMD Employees. Unless otherwise determined by us, upon the termination of a Non-SMD Employee's employment with us for any reason, all outstanding phantom deferred restricted common units granted to the Non-SMD Employee as part of the IPO Date Award and then held by the Non-SMD Employee will be immediately forfeited without any payment or consideration; provided that (i) if such termination is due to death or permanent disability 100% of the unvested phantom deferred units will become vested, or (ii) if such termination occurs in connection with retirement, 50% of the unvested phantom deferred units will become vested, and the related cash payment associated with such units will be paid in connection with such termination. Additionally, the vesting and payment of phantom deferred restricted common units will be accelerated in connection with certain change of control events.

Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners

        All of our existing owners are subject to the following minimum retained ownership requirements and transfer restrictions in respect of all Blackstone Holdings partnership units received by them as part of the Reorganization (or The Blackstone Group L.P. common units received in exchange for such Blackstone Holdings partnership units). We refer to the Blackstone Holdings partnership units issued as part of the Reorganization and The Blackstone Group L.P. common units received in exchange for such Blackstone Holdings partnership units as "subject units."

        See "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements" for a description of vesting requirements applicable to the Blackstone Holdings partnership units received by our existing owners as part of the Reorganization.

        Minimum Retained Ownership Requirements.    While employed by us and generally for one year following the termination of employment of an existing owner employed by Blackstone, each of our existing owners (except as otherwise provided below) will be required to continue to hold (and may not transfer) at least 25% of all vested subject units received by him or her. The requirement that one continue to hold at least 25% of vested units is subject to the qualification in Mr. Schwarzman's case that in no event will he be required to hold units having a market value greater than $1.5 billion. Subject units held by current and future personal planning vehicles beneficially owned by the families of our existing owners are not deemed to be owned by these individuals for purposes of such minimum retained ownership requirements. Mr. Peterson and AIG will not be subject to these minimum retained ownership requirements.

        Transfer Restrictions.    The subject units owned by our existing owners after the date of this offering will be subject to the following transfer restrictions, which we may waive in whole or in part from time to time:

  •
  None of the subject units received by our Chairman and Chief Executive Officer, Mr. Schwarzman, will be transferable in the first year following this offering (except for a number of subject units equal to $250 million (based on the initial public offering price per common unit in this offering), which may be donated to charities at any time, which subject units will be free of transfer restrictions). Up to 33 1/3% of the vested subject units will be transferable after the first anniversary date of this offering, up to 66 2/3% of the vested subject units will be transferable after the second anniversary date of this offering (less any vested subject units transferred between the first and second anniversary dates of this offering) and up to 100% of the vested subject units will be transferable after the third anniversary date of this offering.

  •
  None of the subject units received by our Senior Chairman, Mr. Peterson, will be transferable until December 31, 2008. Up to 33 1/3% of the vested subject units will be transferable after December 31, 2008, up to 66 2/3% of the vested subject units will be transferable after December 31, 2009 (less any vested subject units transferred in 2009) and up to 100% of the vested subject units will be transferable after December 31, 2010.

  •
  None of the subject units received by all of our other senior managing directors (except as otherwise noted below) will be transferable in the first year following this offering. Up to 33 1/3% of the vested subject units will be transferable after the first anniversary date of this offering, up to 66 2/3% of the vested subject units will be transferable after the second anniversary date of this offering (less any vested subject units transferred between the first and second anniversary dates of this offering) and up to 100% of the vested subject units will be transferable after the third anniversary date of this offering.

  •
  None of the subject units received by AIG (except as otherwise noted below) will be transferable in the first year following this offering. Up to 33 1/3% of the vested subject units will be transferable after the first anniversary date of this offering, up to 66 2/3% of the vested subject units will be transferable after the second anniversary date of this offering (less any vested subject units transferred between the first and second anniversary dates of this offering) and up to 100% of the vested subject units will be transferable after the third anniversary date of this offering.

        Notwithstanding the foregoing, none of our senior managing directors or AIG may transfer subject units at any time prior to December 31, 2009 other than pursuant to transactions or programs approved by our general partner.

        The foregoing transfer restrictions will apply to sales, pledges of subject units, grants of options, rights or warrants to purchase subject units or swaps or other arrangements that transfer to another, in whole or in part, any of the economic consequences of ownership of the subject units other than as approved by our general partner. We expect that our general partner will approve pledges or transfers to personal planning vehicles beneficially owned by the families of our existing owners and charitable gifts, provided that the pledgee, transferee or donee agrees to be subject to the same transfer restrictions (except as specified above with respect to Stephen A. Schwarzman and Peter G. Peterson). Transfers to Blackstone are also exempt from the transfer restrictions.

        The minimum retained ownership requirements and transfer restrictions set forth above will continue to apply generally for one year following the termination of employment of an existing owner employed by Blackstone other than our founders for any reason, except that the transfer restrictions set forth above will lapse upon death or permanent disability. All of the foregoing transfer restrictions will lapse in the event of a change in control (defined in the Blackstone Holdings partnership agreements as the occurrence of any person becoming the general partner of The Blackstone Group L.P. other than a person approved by the current general partner).

Charitable Contributions

        Our senior managing directors intend to contribute an aggregate of $150 million of our equity (calculated based on the initial public offering price per common unit in this offering) to The Blackstone Charitable Foundation. The foundation's philanthropy is expected to extend to a wide range of educational, cultural, scientific and other charitable organizations that serve the communities in which Blackstone operates, as well as other worthy charities with which our employees are personally involved. The foundation's specific initial gift recipients have not yet been determined. The foundation's charitable gift making will be supervised by its board of directors, which will initially consist of two senior managing directors and three employees of Blackstone. We expect that The Blackstone Charitable Foundation will serve as the primary vehicle for our future charitable giving, although we have not yet determined the frequency or amount of the donations that we will make. Units transferred or sold for the purpose of satisfying these charitable contributions are exempted from the transfer restrictions enumerated in "—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners".

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The forms of the agreements described in this section are filed as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto.

Reorganization

        Prior to this offering we will undertake a number of transactions in connection with the Reorganization described in "Organizational Structure—Reorganization" whereby our existing owners will contribute to Blackstone Holdings or sell to wholly-owned subsidiaries of The Blackstone Group (which will in turn contribute them to Blackstone Holdings) each of the operating entities included in our historical combined financial statements, with the exception of the general partners of certain legacy Blackstone funds that do not have a meaningful amount of unrealized investments and a number of investment vehicles through which our existing owners and other third parties have made commitments to or investments in or alongside of Blackstone's investment funds, which entities will not be contributed to Blackstone Holdings and will continue to be owned by our existing owners. As part of the Reorganization, we intend to make one or more distributions to our existing owners, including our executive officers, representing all of the undistributed earnings generated by the Contributed Businesses prior to the date of the offering. See "Principal Unitholders" for information regarding the proceeds from this offering and the sale of non-voting common units to the State Investment Company that will be paid to our directors and named executive officers.

Tax Receivable Agreement

        As described in "Organizational Structure—Sale and Offering Transactions", we intend to use a portion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to purchase interests in our business from our existing owners. In addition, holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries), subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year (subject to the terms of the exchange agreement) exchange their Blackstone Holdings partnership units for The Blackstone Group L.P. common units on a one-for-one basis. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. Blackstone Holdings I L.P. and Blackstone Holdings II L.P. currently intend to make an election under Section 754 of the Internal Revenue Code effective for each taxable year in which an exchange of partnership units for common units occurs, which may result in an adjustment to the tax basis of the assets of such Blackstone Holdings partnerships at the time of an exchange of partnership units. The purchase and subsequent exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of such Blackstone Holdings partnerships that otherwise would not have been available. These increases in tax basis would increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that The Blackstone Group L.P.'s wholly-owned subsidiaries that are taxable as corporations for U.S. federal income tax purposes, which we refer to as the "corporate taxpayers," would otherwise be required to pay in the future.

        The corporate taxpayers will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change in control, as discussed below) as a result of these increases in tax basis and of certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Blackstone Holdings. The corporate taxpayers expect to benefit from the remaining 15% of cash savings, if any, in income tax that they realize. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing the actual income tax liability of the corporate taxpayers to the amount of such taxes that the corporate taxpayers would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Blackstone Holdings as a result of the exchanges and had the corporate taxpayers not entered into the tax receivable agreement. A limited partner of Blackstone Holdings may also elect to exchange his or her Blackstone Holdings partnership units in a tax-free transaction where the limited partner is making a charitable contribution. In such a case, the exchange will not result in an increase in the tax basis of the assets of Blackstone Holdings and no payments will be made under the tax receivable agreement. The term of the tax receivable agreement will commence upon consummation of this offering and will continue until all such tax benefits have been utilized or expired, unless the corporate taxpayers exercise their right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

  •
  the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Blackstone Holdings at the time of the transaction;

  •
  the price of our common units at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Blackstone Holdings, is directly proportional to the price of our common units at the time of the exchange;

  •
  the extent to which such exchanges are taxable—if an exchange is not taxable for any reason (for instance, if a limited partner exchanges units in order to make a charitable contribution), increased deductions will not be available; and

  •
  the amount and timing of our income—the corporate taxpayers will be required to pay 85% of the tax savings as and when realized, if any. If a corporate taxpayer does not have taxable income, the corporate taxpayer is not required to make payments under the tax receivable agreement for that taxable year because no tax savings will have been actually realized.

        We expect that as a result of the size of the increases in the tax basis of the tangible and intangible assets of Blackstone Holdings, the payments that we may make under the tax receivable agreement will be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased amortization of our assets, we expect that future payments under the tax receivable agreement in respect of the purchase will aggregate $863.7 million and range from approximately $35.5 million to $77.3 million per year over the next 15 years (or $993.2 million and range from approximately $40.8 million to $88.9 million per year over the next 15 years if the underwriters exercise in full their option to purchase additional common units). See "Pricing Sensitivity Analysis" to see how this information would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus. Future payments under the tax receivable agreement in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreement are not conditioned upon our existing owners' continued ownership of us.

        In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayers' (or their successors') obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayers would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the tax receivable agreement.

        Decisions made by our existing owners in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner's tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

        Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayers will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the corporate taxpayers' cash tax savings.

Registration Rights Agreement

        We will enter into a registration rights agreement with our existing owners pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act common units delivered in exchange for Blackstone Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Under the registration rights agreement, we will agree to register the exchange of Blackstone Holdings partnership units for common units by our existing owners. In addition, a committee comprised of our founders has the right to request that we register the sale of common units held by our existing owners an unlimited number of times and may require us to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, the committee will have the ability to exercise certain piggyback registration rights in respect of common units held by our existing owners in connection with registered offerings requested by other registration rights holders or initiated by us.

Blackstone Holdings Partnership Agreements

        As a result of the Reorganization and the Sale and Offering Transactions, The Blackstone Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, hold equity interests in Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Holdings V L.P., which we refer to collectively as "Blackstone Holdings." Wholly-owned subsidiaries of The Blackstone Group L.P. will be the sole general partner of each of the Blackstone Holdings partnerships. Accordingly, The Blackstone Group L.P. will operate and control all of the business and affairs of Blackstone Holdings and, through Blackstone Holdings and its operating entity subsidiaries, conduct our business. Through its wholly-owned subsidiaries, The Blackstone Group L.P. will have unilateral control over all of the affairs and decision making of Blackstone Holdings. Furthermore, the wholly-owned subsidiaries of The Blackstone Group L.P. cannot be removed as the general partners of the Blackstone Holdings partnerships without their approval. Because our general partner, Blackstone Group Management L.L.C., will operate and control the business of The Blackstone Group L.P., the board of directors and officers of our general partner will accordingly be responsible for all operational and administrative decisions of Blackstone Holdings and the day-to-day management of Blackstone Holdings' business.

        Pursuant to the partnership agreements of the Blackstone Holdings partnerships, the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of those partnerships have the right to determine when distributions will be made to the partners of Blackstone Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of Blackstone Holdings pro rata in accordance with the percentages of their respective partnership interests, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy".

        Each of the Blackstone Holdings partnerships will have an identical number of partnership units outstanding, and we use the terms "Blackstone Holdings partnership unit" or "partnership unit in/of Blackstone Holdings" to refer, collectively, to a partnership unit in each of the Blackstone Holdings partnerships. The holders of partnership units in Blackstone Holdings, including The Blackstone Group L.P.'s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Blackstone Holdings. Net profits and net losses of Blackstone Holdings will generally be allocated to its partners (including The Blackstone Group L.P.'s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests, except that The Blackstone Group L.P.'s wholly-owned subsidiaries will be entitled to priority allocations of income through December 31, 2009 as described under "Cash Distribution Policy". The partnership agreements of the Blackstone Holdings partnerships will provide for cash distributions, which we refer to as "tax distributions," to the partners of such partnerships if the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of the Blackstone Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from such partnerships for the relevant year were insufficient to cover such tax liabilities.

        Our existing owners will receive Blackstone Holdings partnership units in the Reorganization in exchange for the contribution of their equity interests in our operating subsidiaries to Blackstone Holdings. Subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, these partnership units may be exchanged for The Blackstone Group L.P. common units as described under "—Exchange Agreement" below. In addition, the Blackstone Holdings partnership agreements authorize the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Blackstone Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Blackstone Holdings partnerships units, and which may be exchangeable for our common units.

        The Blackstone Holdings partnership units received by our existing owners in the Reorganization generally have the following vesting provisions:

  •
  25% of the Blackstone Holdings partnership units received by our Chairman and Chief Executive Officer, Mr. Schwarzman, in the Reorganization in exchange for his interests in the Contributed Businesses (other than carried interest relating to investments made by our carry funds prior to the date of the contribution) will be fully vested as of the date of issuance, with the remaining 75% vesting, subject to Mr. Schwarzman's continued employment, in equal installments on each anniversary date of this offering for four years. 100% of the Blackstone Holdings partnership units received by Mr. Schwarzman in the Reorganization in exchange for his interests in carried interest relating to investments made by our carry funds prior to the date of the contribution will be fully vested as of the date of issuance;

  •
  100% of the Blackstone Holding partnership units received by our Senior Chairman, Mr. Peterson, in the Reorganization will be fully vested as of the date of issuance;

  •
  25% of the Blackstone Holdings partnership units received by our other existing owners (other than AIG) in the Reorganization in exchange for their interests in the Contributed Businesses (other than carried interest relating to investments made by our carry funds prior to the date of the contribution) will be fully vested as of the date of issuance, with the remaining 75% vesting, subject to the senior managing directors' or existing owner's continued employment, in installments on each anniversary date of this offering over up to eight years. 100% of the Blackstone Holdings partnership units received by most other existing owners in the Reorganization in exchange for their interests in carried interest relating to investments made by our carry funds prior to the date of the contribution will be fully vested as of the date of issuance; and

  •
  100% of the Blackstone Holding partnership units received by AIG in the Reorganization will be fully vested as of the date of issuance.

An existing owner who is our employee will generally forfeit all unvested partnership units once he or she is no longer in our employ, except that in the case of Blackstone personnel who retire and are eligible to do so under the standards specified above under "Management—Non-Competition and Non-Solicitation Agreements", 50% of their unvested units will vest immediately upon retirement and their remaining units will be forfeited. Blackstone personnel who leave our firm to accept specified types of positions in government service after June 30, 2010 will continue to vest in units as if they had not left our firm during their period of government service. In addition, upon the death or permanent disability of an existing owner all of his or her unvested partnership units held at that time will vest immediately. Further, in the event of a change in control (defined in the Blackstone Holdings partnership agreements as the occurrence of any person becoming the general partner of The Blackstone Group L.P. other than a person approved by the current general partner), any Blackstone Holdings partnership units that are unvested will automatically be deemed vested as of immediately prior to such change in control.

        All vested and unvested Blackstone Holdings partnership units (and The Blackstone Group L.P. common units received in exchange for such Blackstone Holdings partnership units) held by an existing owner will be immediately forfeited in the event he or she materially breaches any of his or her restrictive covenants set forth in the non-competition and non-solicitation agreement outlined under "—Non-Competition and Non-Solicitation Agreements" or his or her service is terminated for cause.

        See "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners" for a discussion of minimum retained ownership requirements and transfer restrictions applicable to the Blackstone Holdings partnership units. The generally applicable vesting and minimum retained ownership requirements and transfer restrictions are outlined above and in the section referenced in the preceding sentence. There may be some different arrangements for some individuals in some instances, none of which is expected to be material. In addition, we may waive these requirements and restrictions from time to time.

        The partnership agreements of the Blackstone Holdings partnerships will also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to The Blackstone Group L.P. such as expenses incurred in connection with this offering but not including obligations incurred under the tax receivable agreement by The Blackstone Group L.P.'s wholly-owned subsidiaries, income tax expenses of The Blackstone Group L.P.'s wholly-owned subsidiaries and payments on indebtedness incurred by The Blackstone Group L.P.'s wholly-owned subsidiaries, will be borne by Blackstone Holdings.

Exchange Agreement

        In connection with the Reorganization, we will enter into an exchange agreement with the holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries). Under the exchange agreement, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, each such holder of Blackstone Holdings partnership units (and certain transferees thereof) may up to four times each year (subject to the terms of the exchange agreement) exchange these partnership units for The Blackstone Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Under the exchange agreement, to effect an exchange a holder of partnership units in Blackstone Holdings must simultaneously exchange one partnership unit in each of the Blackstone Holdings partnerships. As a holder exchanges its Blackstone Holdings partnership units, The Blackstone Group L.P.'s indirect interest in the Blackstone Holdings partnerships will be correspondingly increased. The Blackstone Group L.P. common units received upon such an exchange would be subject to all restrictions applicable to the exchanged Blackstone Holdings partnership units, including minimum retained ownership requirements, vesting requirements and transfer restrictions. See "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners" and "—Blackstone Holdings Partnership Agreements" above. We have not yet determined how any such future exchanges will be accounted for in our consolidated financial statements.

Firm Use of Our Founders' Private Aircraft

        Mr. Schwarzman owns an airplane and Messrs. Schwarzman and Peterson jointly own a helicopter that we use for business purposes in the course of our operations. Messrs. Schwarzman and Peterson paid for the purchase of these aircraft themselves and bear all operating, personnel and maintenance costs associated with their operation. The hourly payments we made to Mr. Schwarzman and Mr. Peterson for such use were based on current market rates for chartering private aircraft. We paid $1,544,320, $1,037,925 and $1,032,170 to Mr. Schwarzman in 2006, 2005 and 2004, respectively, for the use of his airplane and we paid $158,500, $306,210 and $198,905 to Mr. Schwarzman and Mr. Peterson in 2006, 2005 and 2004, respectively, for the use of their jointly-owned helicopter.

Expense Reimbursements

        As a privately-owned firm, we have initially incurred or made payments for certain personal expenses on behalf of Messrs. Schwarzman and Peterson, which expenses were reimbursed by the executives. The maximum amounts outstanding under these arrangements in 2006 were $852,838 for Mr. Schwarzman and $345,870 for Mr. Peterson. No such amounts remain outstanding and the firm will no longer incur or make similar payments in respect of personal expenses.

Side-By-Side and Other Investment Transactions

        Our directors and executive officers are permitted to invest their own capital in side-by-side investments with our carry funds. Side-by-side investments are investments in portfolio companies or other assets on the same terms and conditions as those acquired by the applicable fund, except that these side-by-side investments are not subject to management fees or carried interest. In addition, our directors and executive officers are permitted to invest their own capital in our hedge funds, in most instances not subject to management fees or carried interest. These investment opportunities are available to all of our senior managing directors and to those of our employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. See "Business—Structure and Operation of Our Investment Funds—Capital Invested In and Alongside Our Investment Funds". None of our directors or executive officers received net distributions from Blackstone-managed investment vehicles during the year ended December 31, 2006.

Statement of Policy Regarding Transactions with Related Persons

        Prior to the completion of this offering, the board of directors of our general partner will adopt a written statement of policy regarding transactions with related persons, which we refer to as our "related person policy." Our related person policy requires that a "related person" (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Chief Legal Officer of our general partner any "related person transaction" (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to the board of directors of our general partner. No related person transaction will be consummated without the approval or ratification of the board of directors of our general partner or any committee of the board of directors consisting exclusively of disinterested directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

Indemnification of Directors and Officers

        Under our partnership agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: our general partner; any departing general partner; any person who is or was an affiliate of a general partner or any departing general partner; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, the general partner or any departing general partner or any affiliate of us or our subsidiaries, the general partner or any departing general partner; any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or any person designated by our general partner. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

        We will also indemnify any of our employees who personally becomes subject to a "clawback" obligation to one of our investment funds in respect of carried interest that we have received. See "Business—Structure and Operation of Our Investment Funds—Incentive Arrangements / Fee Structure".

Non-Competition and Non-Solicitation Agreements

        In connection with this offering, we will enter into a non-competition and non-solicitation agreement with each of our professionals and other senior employees, including each of our executive officers. See "Management—Non-Competition and Non-Solicitation Agreements" for a description of the material terms of each such agreement.

PRINCIPAL UNITHOLDERS

        The following table sets forth information regarding the beneficial ownership of The Blackstone Group L.P. common units and Blackstone Holdings partnership units by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of The Blackstone Group L.P., (2) each of the directors and named executive officers of our general partner and (3) all directors and executive officers of our general partner as a group.

        The number of common units and Blackstone Holdings partnership units outstanding and percentage of beneficial ownership before the Sale and Offering Transactions set forth below is based on the number of our common units and Blackstone Holdings partnership units to be issued and outstanding immediately prior to the consummation of the Sale and Offering Transactions after giving effect to the Reorganization. The number of common units and Blackstone Holdings partnership units and percentage of beneficial ownership after the Sale and Offering Transactions set forth below is based on common units and Blackstone Holdings partnership units to be issued and outstanding immediately after this offering of common units and the sale of non-voting common units to the State Investment Company. Beneficial ownership reflected in the table below includes the total units held by the individual and his or her personal planning vehicles.

        Beneficial ownership is determined in accordance with the rules of the SEC. The address of each beneficial owner set forth below is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

	Common Units Beneficially Owned(1)				Blackstone Holdings Partnership Units Beneficially Owned(1)(2)
				% After the Sale and Offering Transactions Assuming the Underwriters Option Is Exercised in Full			After the Sale and Offering Transactions Assuming the Underwriters' Option Is Not Exercised		After the Sale and Offering Transactions Assuming the Underwriters' Option is Exercised in Full
			% After the Sale and Offering Transactions Assuming the Underwriters Option Is Not Exercised
					Prior to the Sale and Offering Transactions
Name of Beneficial Owner		% Prior to the Sale and Offering Transactions
	Number				Number	%	Number	%	Number	%
Stephen A. Schwarzman(3)	—	—	—	—	257,744,659	23.8%	257,744,659	23.8%	249,808,170	23.0%
Peter G. Peterson(3)	—	—	—	—	43,807,135	4.0%	43,807,135	4.0%	43,807,135	4.0%
Hamilton E. James	—	—	—	—	53,549,524	4.9%	53,549,524	4.9%	52,138,201	4.8%
J. Tomilson Hill	—	—	—	—	17,845,085	1.6%	17,845,085	1.6%	17,845,085	1.6%
Michael A. Puglisi	—	—	—	—	7,705,824	0.7%	7,705,824	0.7%	7,705,824	0.7%
Directors and executive officers as a group (7 persons)	—	—	—	—	389,177,447	35.9%	389,177,447	35.9%	379,793,313	35.0%

(1)
Subject to certain requirements and restrictions, the partnership units of Blackstone Holdings are exchangeable for common units of The Blackstone Group L.P. on a one-for-one basis. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. See "Certain Relationships and Related Person Transactions—Exchange Agreement". Beneficial ownership of Blackstone Holdings partnership units reflected in this table has not been also reflected as beneficial ownership of the common units of The Blackstone Group L.P. for which such units may be exchanged.

(2)
As part of the Reorganization we will effect prior to this offering, our existing owners will contribute interests in our business to Blackstone Holdings in exchange for Blackstone Holdings partnership units and sell interests in our business to wholly-owned subsidiaries of The Blackstone Group L.P. for cash (payable with a portion of the proceeds of this offering and the sale of non-voting common units to the State Investment Company). The number of Blackstone Holdings partnership units that certain of our existing owners will receive will be reduced (and the amount of cash they will receive will be increased) to the extent the underwriters exercise their option to purchase additional common units. Accordingly, the number of Blackstone Holdings partnership units beneficially owned by our existing owners following the Reorganization is the same as the number of Blackstone Holdings partnership units beneficially owned by them after the sale and offering transactions, but will be reduced to the extent the underwriters exercise their option to purchase additional common units. See "Organizational Structure—Reorganization" and "—Sale and Offering Transactions".

(3)
On those few matters that may be submitted for a vote of the limited partners of The Blackstone Group L.P., our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders'

  unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founder), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity.) If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date.

        We intend to use approximately $3.90 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company, or approximately $4.47 billion if the underwriters exercise in full their option to purchase additional common units, to purchase interests in our business from our existing owners. Of this amount, we expect that approximately $449.2 million (or $677.2 million if the underwriters exercise in full their option to purchase additional common units) will be paid to Mr. Schwarzman, approximately $1.88 billion will be paid to Mr. Peterson, approximately $147.9 million (or $188.5 million if the underwriters exercise in full their option to purchase additional common units) will be paid to Mr. James, approximately $22.1 million will be paid to Mr. Hill and approximately $13.4 million will be paid to Mr. Puglisi. The beneficial ownership reflected in the foregoing table after this offering reflects this application of proceeds from this offering and the sale of non-voting common units to the State Investment Company. Mr. Peterson plans to donate to various charities a substantial amount of the combination of (1) the amount listed above to be paid to him and (2) the Blackstone Holdings partnership units to be held by him after this offering. All of the amounts listed above to be paid to the five named executives are the total amounts being paid to them and their personal planning vehicles.

PRICING SENSITIVITY ANALYSIS

        Throughout this prospectus we provide information assuming that the initial public offering price per common unit in this offering is $30.00, which is the midpoint of the price range indicated on the front cover of this prospectus. However, some of this information will be affected if the initial public offering price per common unit in this offering is different from the midpoint of the price range. The following table presents how some of the information set forth in this prospectus would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus, assuming that the underwriters' option to purchase additional common units is not exercised.

	Price per Common Unit
	$29.00	$30.00	$31.00
	(Dollars in Millions, Except per Unit Data)
Outstanding Equity Following the Sale and Offering Transactions
Number of common units offered in this offering	133,333,334	133,333,334	133,333,334
Number of non-voting common units sold to the State Investment Company	108,322,802	104,712,041	101,334,234

Common units outstanding after the sale and offering transactions	241,656,136	238,045,375	234,667,568

Blackstone Holdings partnership units outstanding:
Vested	404,832,981	406,723,859	408,492,745
Unvested	439,808,327	439,808,327	439,808,327

Total	844,641,308	846,532,186	848,301,072

Common units outstanding after the sale and offering transactions if all outstanding Blackstone Holdings partnership units held by our existing owners were exchanged for newly-issued common units on a one-for-one basis	1,086,297,444	1,084,577,561	1,082,968,640

Equity Ownership Percentages Following the Sale and Offering Transactions
Percentage held by investors in this offering	12.3%	12.3%	12.3%
Percentage held by existing owners	77.7%	78.0%	78.3%
Percentage held by the State Investment Company	10.0%	9.7%	9.4%

	100.0%	100.0%	100.0%

Voting Power of The Blackstone Group L.P. Limited Partners Following the Sale and Offering Transactions
Percentage held by investors in this offering	13.6%	13.6%	13.6%
Percentage held by existing owners	86.4%	86.4%	86.4%

	100.0%	100.0%	100.0%

Use of Proceeds
Gross proceeds from offering	$3,867	$4,000	$4,133

Proceeds from offering, net of underwriting discounts	$3,703	$3,830	$3,957
Proceeds from the sale of non-voting common units to the State Investment Company	3,000	3,000	3,000
Proceeds used to purchase interests in our business from our existing owners, including certain members of our senior management	(3,830)	(3,903)	(3,976)
Proceeds used to repay short-term borrowings	(1,187)	(1,187)	(1,187)

Remaining proceeds	$1,686	$1,740	$1,794

Pro Forma Cash and Cash Equivalents and Capitalization of The Blackstone Group L.P.
Cash and cash equivalents	$1,765	$1,819	$1,874

Loans payable	$155	$155	$155
Due to existing owners(1)	847	864	880
Amounts due to non-controlling interest holders(2)	179	179	179
Non-controlling interests in consolidated entities	10,039	10,319	10,599
Partners' capital	4,790	4,877	4,964
Accumulated other comprehensive income	6	6	6

Total capitalization	$16,016	$16,400	$16,783

Dilution
Pro forma net tangible book value per common unit after the offering	$6.78	$6.84	$6.91
Dilution in pro forma net tangible book value per common unit to investors in this offering	$22.22	$23.16	$24.09
Tax Receivable Agreement
Increase in deferred tax assets	$997	$1,016	$1,035
Increase in liability to existing owners	$847	$864	$880
Range of expected annual payments to our existing owners over the next 15 years in respect of the initial sale	$34.8 – $75.8	$35.5 – $77.3	$36.2 – $78.8

(1)
Reflects adjustments to give effect to the tax receivable agreement as a result of the purchase of interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions".
(2)
Consists primarily of investor redemptions and capital withdrawals payable by the Blackstone funds.

        In addition, throughout this prospectus we provide information assuming that the underwriters' option to purchase an additional 20,000,000 common units from us is not exercised. However, some of this information will be affected if the underwriters' option to purchase additional common units is exercised. The following table presents how some of the information set forth in this prospectus would be affected if the underwriters exercise in full their option to purchase additional common units where the initial public offering price per common unit is at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

	Price per Common Unit
	$29.00	$30.00	$31.00
	(Dollars in Millions, Except per Unit Data)
Outstanding Equity Following the Sale and Offering Transactions
Number of common units offered in this offering	153,333,334	153,333,334	153,333,334
Number of non-voting common units sold to the State Investment Company	108,322,802	104,712,041	101,334,234

Common units outstanding after the sale and offering transactions	261,656,136	258,045,375	254,667,568

Blackstone Holdings partnership units outstanding:
Vested	384,832,981	386,723,859	388,492,745
Unvested	439,808,327	439,808,327	439,808,327

Total	824,641,308	826,532,186	828,301,072

Common units outstanding after the sale and offering transactions if all outstanding Blackstone Holdings partnership units held by our existing owners were exchanged for newly-issued common units on a one-for-one basis	1,086,297,444	1,084,577,561	1,082,968,640

Equity Ownership Percentages Following the Sale and Offering Transactions
Percentage held by investors in this offering	14.1%	14.1%	14.1%
Percentage held by existing owners	75.9%	76.2%	76.5%
Percentage held by the State Investment Company	10.0%	9.7%	9.4%

	100.0%	100.0%	100.0%

Voting Power of The Blackstone Group L.P. Limited Partners Following the Sale and Offering Transactions
Percentage held by investors in this offering	15.7%	15.6%	15.6%
Percentage held by existing owners	84.3%	84.4%	84.4%

	100.0%	100.0%	100.0%

Use of Proceeds
Gross proceeds from offering	$4,447	$4,600	$4,753

Proceeds from offering, net of underwriting discounts	$4,258	$4,404	$4,550
Proceeds from the sale of non-voting common units to the State Investment Company	3,000	3,000	3,000
Proceeds used to purchase interests in our business from our existing owners, including certain members of our senior management	(4,385)	(4,477)	(4,569)
Proceeds used to repay short-term borrowings	(1,187)	(1,187)	(1,187)

Remaining proceeds	$1,686	$1,740	$1,794

Pro Forma Cash and Cash Equivalents and Capitalization of The Blackstone Group L.P.
Cash and cash equivalents	$1,765	$1,819	$1,874

Loans payable	$155	$155	$155
Due to existing owners(1)	972	993	1,014
Amounts due to non-controlling interest holders(2)	179	179	179
Non-controlling interests in consolidated entities	9,988	10,259	10,529
Partners' capital	5,209	5,307	5,405
Accumulated other comprehensive income	6	6	6

Total capitalization	$16,509	$16,899	$17,288

Dilution
Pro forma net tangible book value per common unit after the offering	$6.80	$6.87	$6.93
Dilution in pro forma net tangible book value per common unit to investors in this offering	$22.20	$23.13	$24.07
Tax Receivable Agreement
Increase in deferred tax assets	$1,144	$1,169	$1,193
Increase in liability to existing owners	$972	$993	$1,014
Range of expected annual payments to our existing owners over the next 15 years in respect of the initial sale	$40.0 – $87.0	$40.8 – $88.9	$41.7 – $90.8

(1)
Reflects adjustments to give effect to the tax receivable agreement as a result of the purchase of interests in our business from our existing owners as described in "Organizational Structure—Sale and Offering Transactions".

(2)
Consists primarily of investor redemptions and capital withdrawals payable by the Blackstone funds.

        Any increase or decrease in the initial public offering price per common unit will also result in an increase or decrease, as the case may be, in the goodwill and other intangible assets we will record on our statement of financial condition in connection with the purchase of interests in our business from our existing owners (other than our founders).

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates (including its owners) on the one hand, and our partnership and our limited partners, on the other hand.

        Whenever a potential conflict arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that reduce and eliminate our general partner's duties (including fiduciary duties) to the common unitholders. Our partnership agreement also restricts the remedies available to common unitholders for actions taken that without those limitations might constitute breaches of duty (including fiduciary duties).

        Under our partnership agreement, our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our common unitholders if the resolution of the conflict is:

  •
  approved by the conflicts committee, although our general partner is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates, although our general partner is not obligated to seek such approval;

  •
  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee or our common unitholders. If our general partner does not seek approval from the conflicts committee or our common unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that in making its decision the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us or any other person bound by the partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. Our partnership agreement provides that our general partner will be conclusively presumed to be acting in good faith if our general partner subjectively believes that the decision made or not made is in the best interests of the partnership.

        The standards set forth in the four bullet points above establish the procedures by which conflict of interest situations are to be resolved pursuant to our partnership agreement. These procedures benefit our general partner by providing our general partner with significant flexibility with respect to its ability to make decisions and pursue actions involving conflicts of interest. Given the significant flexibility afforded our general partner to resolve conflicts of interest — including that our general partner has the right to determine not to seek the approval of the common unitholders with respect to the resolution of such conflicts — the general partner may resolve conflict of interests pursuant to the partnership agreement in a manner that common unitholders may not believe to be in their or in our best interests. Neither our common unitholders nor we will have any recourse against our general partner if our general partner satisfies one of the standards described in the four bullet points above.

        In addition to the provisions relating to conflicts of interest, our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or otherwise applicable law. For example, our partnership agreement provides that when our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then our general partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners and will not be subject to any different standards imposed by the partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner even if our general partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

        Conflicts of interest could arise in the situations described below, among others.

Actions taken by our general partner may affect the amount of adjusted cash flow from operations to our common unitholders.

        The amount of adjusted cash flow from operations that is available for distribution to our common unitholders is affected by decisions of our general partner regarding such matters as:

  •
  amount and timing of cash expenditures, including those relating to compensation;

  •
  amount and timing of investments and dispositions;

  •
  indebtedness;

  •
  tax matters;

  •
  reserves; and

  •
  issuance of additional partnership interests.

        In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our general partner to our common unitholders. The partnership agreement of The Blackstone Group L.P. provides that we and our subsidiaries may borrow funds from our general partner and its affiliates on terms that are fair and reasonable to us, provided however that such borrowings will be deemed to be fair and reasonable if (1) they are approved in accordance with the terms of the partnership agreement, (2) the terms are no less favorable to us than those generally being provided to or available from unrelated third parties or (3) the terms are fair and reasonable to us, taking into account the totality of the relationship between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).

We will reimburse our general partner and its affiliates for expenses.

        We are managed and operated by our general partner. Our general partner will not have any business activities other than managing and operating us. We will reimburse our general partner and its affiliates for all costs incurred in managing and operating us, and our partnership agreement provides that our general partner will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our general partner and its affiliates, the expenses to which they may be entitled to reimbursement from us, such as director fees, are expected to be immaterial.

Our general partner intends to limit its liability regarding our obligations.

        Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our general partner, its assets or its owners. Our partnership agreement provides that any action taken by our general partner to limit its liability or our liability is not a breach of our general partner's fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

        Any agreements between us on the one hand, and our general partner and its affiliates on the other, will not grant to the common unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Contracts between us, on the one hand, and our general partner and its affiliates, on the other, will not be the result of arm's-length negotiations.

        Our partnership agreement allows our general partner to determine in its sole discretion any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the partnership agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our general partner and its affiliates on the other, are or will be the result of arm's-length negotiations.

        Our general partner will determine the terms of any of these transactions entered into after this offering on terms that are fair and reasonable to us.

        Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There will not be any obligation of our general partner and its affiliates to enter into any contracts of this kind.

Common units are subject to our general partner's limited call right.

        Our general partner may exercise its right to call and purchase common units as provided in our partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. See "Material Provisions of The Blackstone Group L.P. Partnership Agreement—Limited Call Right".

We may not choose to retain separate counsel for ourselves or for the holders of common units.

        The attorneys, independent accountants and others who have performed services for us regarding this offering have been retained by our general partner. Attorneys, independent accountants and others who will perform services for us are selected by our general partner or the conflicts committee, and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of our common units in the event of a conflict of interest between our general partner and its affiliates on the one hand, and us or the holders of our common units on the other, depending on the nature of the conflict, but are not required to do so.

Our general partner's affiliates may compete with us.

        The partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us. Except as provided in the non-competition and non-solicitation agreements to which our senior managing directors are subject, affiliates of the general partner, including its owners, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Certain of our subsidiaries have obligations to investors in our investment funds and clients of our advisory businesses that may conflict with your interests.

        Our subsidiaries that serve as the general partners of our investment funds have fiduciary and contractual obligations to the investors in those funds and certain of our subsidiaries engaged in our advisory businesses have contractual duties to their clients. As a result, we expect to regularly take actions with respect to the allocation of investments among our investment funds (including funds that have different fee structures), the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds, the advice we provide or otherwise that comply with these fiduciary and contractual obligations. In addition, our senior managing directors have made personal investments in a variety of our investment funds, which may result in conflicts of interest among investors in our funds or our common unitholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our near-term results of operations or cash flow.

U.S. federal income tax considerations of our senior managing directors may conflict with your interests.

        Because our senior managing directors hold their Blackstone Holdings partnership units directly or through entities that are not subject to corporate income taxation and The Blackstone Group L.P. holds Blackstone Holdings partnership units through wholly-owned subsidiaries, some of which are subject to corporate income taxation, conflicts may arise between our senior managing directors and The Blackstone Group L.P. relating to the selection and structuring of investments. Our limited partners will be deemed to expressly acknowledge that our general partner is under no obligation to consider the separate interests of our limited partners (including without limitation the tax consequences to limited partners) in deciding whether to cause us to take (or decline to take) any actions.

Fiduciary Duties

        Our general partner is accountable to us and our common unitholders as a fiduciary. Fiduciary duties owed to common unitholders by our general partner are prescribed by law and our partnership agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Limited Partnership Act, provides that Delaware limited partnerships may in their partnership agreements expand, restrict or eliminate the duties (including fiduciary duties) otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying, restricting and eliminating the duties (including fiduciary duties) that might otherwise be owed by our general partner. We have adopted these restrictions to allow our general partner or its affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, the general partner's ability to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty), as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a partnership agreement providing otherwise, the duty of care would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. In the absence of a provision in a partnership agreement providing otherwise, the duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction that is not in the best interests of the partnership where a conflict of interest is present.
Partnership agreement modified standards
Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then our general partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners, and will not be subject to any different standards imposed by the partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the common unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable to us, our limited partners or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special provisions regarding affiliated transactions. Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of common unitholders and that are not approved by the conflicts committee of the board of directors of our general partner or by our common unitholders must be:
• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or
• "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee or our common unitholders and the board of directors of our general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision the board of directors, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership or any other person bound by the partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

Rights and remedies of common unitholders
The Delaware Limited Partnership Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

        By purchasing our common units, each common unitholder automatically agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a common unitholder to sign the partnership agreement does not render the partnership agreement unenforceable against that person.

        We have agreed to indemnify our general partner and any of its affiliates and any member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of our partnership, our general partner or any of our affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our general partner or these other persons. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Thus, our general partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See "Material Provisions of The Blackstone Group L.P. Partnership Agreement—Indemnification".

DESCRIPTION OF COMMON UNITS

Common Units

        Our common units represent limited partner interests in us. The holders of our common units are entitled to participate in our distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units in and to our distributions, see "Cash Distribution Policy". For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, see "Material Provisions of The Blackstone Group L.P. Partnership Agreement".

        Unless our general partner determines otherwise, we will issue all our common units in uncertificated form.

Transfer of Common Units

        By acceptance of the transfer of our common units in accordance with our partnership agreement, each transferee of our common units will be admitted as a common unitholder with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee of our common units:

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

  •
  will become bound by the terms of, and will be deemed to have agreed to be bound by, our partnership agreement;

  •
  gives the consents, approvals, acknowledgements and waivers set forth in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. A beneficial holder's rights are limited solely to those that it has against the record holder as a result of any agreement between the beneficial owner and the record holder.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company will serve as registrar and transfer agent for our common units. You may contact the registrar and transfer agent at 40 Wall Street, New York, New York 10005.

MATERIAL PROVISIONS OF THE BLACKSTONE GROUP L.P.
PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. The Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. as it will be in effect at the time of this offering, which is referred to in this prospectus as our partnership agreement, is included in this prospectus as Appendix A, and the following summary is qualified by reference thereto.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to the transfer of common units, see "Description of Common Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, see "Material U.S. Federal Tax Considerations".

General Partner

        Our general partner, Blackstone Group Management L.L.C., will manage all of our operations and activities. Our general partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business. Our partnership agreement provides that our general partner in managing our operations and activities will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners, and will not be subject to any different standards imposed by the partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. Blackstone Group Management L.L.C. is wholly-owned by our senior managing directors and controlled by our founders. See "Management—Composition of the Board of Directors after this Offering". Our common unitholders have only limited voting rights on matters affecting our business and therefore have limited ability to influence management's decisions regarding our business. The voting rights of our common unitholders are limited as set forth in our partnership agreement and in the Delaware Limited Partnership Act. For example, our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any common unitholder as set forth under "—Amendment of the Partnership Agreement—No Limited Partner Approval".

Organization

        We were formed on March 12, 2007 and have a perpetual existence.

Purpose

        Under our partnership agreement we are permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Power of Attorney

        Each limited partner, and each person who acquires a limited partner interest in accordance with our partnership agreement, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement and certificate of limited partnership, in each case in accordance with our partnership agreement.

Capital Contributions

        Our common unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability".

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Limited Partnership Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Limited Partnership Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined however that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner,

  •
  to approve some amendments to our partnership agreement, or

  •
  to take other action under our partnership agreement,

constituted "participation in the control" of our business for the purposes of the Delaware Limited Partnership Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Limited Partnership Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Limited Partnership Act, a limited partnership may not make a distribution to a partner if after the distribution all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Limited Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act will be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Limited Partnership Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Moreover, if it were determined that we were conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We intend to operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

        In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the common units.

Distributions

        Distributions will be made to the partners pro rata according to the percentages of their respective partnership interests. See "Cash Distribution Policy".

Amendment of the Partnership Agreement

  General

        Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. To adopt a proposed amendment, other than the amendments that require limited partner approval discussed below, our general partner must seek approval of a majority of our outstanding units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. On any matter that may be submitted for a vote of our common unitholders, our existing owners will indirectly hold special voting units in The Blackstone Group L.P. that provide them with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. See "—Meetings; Voting".

  Prohibited Amendments

        No amendment may be made that would:

          (1)   enlarge the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests may be approved by at least a majority of the type or class of partnership interests so affected, or

          (2)   enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in its sole discretion.

        The provision of our partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding voting units.

  No Limited Partner Approval

        Our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any limited partner to reflect:

          (1)   a change in the name of the partnership, the location of the partnership's principal place of business, the partnership's registered agent or its registered office,

          (2)   the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement,

          (3)   a change that our general partner determines is necessary or appropriate for the partnership to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or other jurisdiction or to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes,

          (4)   an amendment that our general partner determines to be necessary or appropriate to address certain changes in U.S. federal income tax regulations, legislation or interpretation,

          (5)   an amendment that is necessary, in the opinion of our counsel, to prevent the partnership or our general partner or its directors, officers, agents or trustees, from having a material risk of being in any manner being subjected to the provisions of the 1940 Act, the Advisers Act or "plan asset" regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

          (6)   an amendment that our general partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership securities or options, rights, warrants or appreciation rights relating to partnership securities,

          (7)   any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone,

          (8)   an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our partnership agreement,

          (9)   any amendment that in the sole discretion of our general partner is necessary or appropriate to reflect and account for the formation by the partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement,

          (10) a change in our fiscal year or taxable year and related changes,

          (11) a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance,

          (12) an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Blackstone Holdings partnerships that requires unitholders of any Blackstone Holdings partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Blackstone Holdings partnerships, or

          (13) any other amendments substantially similar to any of the matters described in (1) through (12) above.

        In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if those amendments, in the discretion of our general partner:

          (1)   do not adversely affect our limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect,

          (2)   are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the Delaware Limited Partnership Act),

          (3)   are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading,

          (4)   are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement, or

          (5)   are required to effect the intent expressed in the registration statement of which this prospectus forms a part or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

  Opinion of Counsel and Limited Partner Approval

        Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under "—No Limited Partner Approval" should occur. No other amendments to our partnership agreement (other than an amendment pursuant to a merger, sale or other disposition of assets effected in accordance with the provisions described under "—Merger, Sale or Other Disposition of Assets") will become effective without the approval of holders of at least 90% of the outstanding common units, unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under the Delaware Limited Partnership Act of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.

        In addition, any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        Our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a majority of the voting power of our outstanding voting units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our general partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without that approval. Our general partner may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

        If conditions specified in our partnership agreement are satisfied, our general partner may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The common unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or the Delaware Limited Partnership Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be Treated as a Corporation

        If our general partner determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, our general partner may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

Dissolution

        We will dissolve upon:

          (1)   the election of our general partner to dissolve us, if approved by the holders of a majority of the voting power of our outstanding voting units,

          (2)   there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Limited Partnership Act,

          (3)   the entry of a decree of judicial dissolution of us pursuant to the Delaware Limited Partnership Act, or

          (4)   the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of general partner interests or withdrawal or removal of our general partner following approval and admission of a successor, in each case in accordance with our partnership agreement.

        Upon a dissolution under clause (4), the holders of a majority of the voting power of our outstanding voting units may also elect, within specific time limitations, to continue our business without dissolution on the same terms and conditions described in the partnership agreement by appointing as a successor general partner an individual or entity approved by the holders of a majority of the voting power of the outstanding voting units, subject to our receipt of an opinion of counsel to the effect that:

          (1)   the action would not result in the loss of limited liability of any limited partner, and

          (2)   neither we nor any successor limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the partnership agreement and by law and thereafter to the partners pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as the general partner prior to June 30, 2017 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates (including us), and furnishing an opinion of counsel regarding tax and limited liability matters. On or after June 30, 2017, our general partner may withdraw as general partner without first obtaining approval of any common unitholder by giving 90 days' advance notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the foregoing, our general partner may withdraw at any time without common unitholder approval upon 90 days' advance notice to the limited partners if at least 50% of the outstanding common units are beneficially owned or owned of record or controlled by one person and its affiliates other than our general partner and its affiliates.

        Upon the withdrawal of our general partner under any circumstances, the holders of a majority of the voting power of our outstanding voting units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal, the holders of a majority of the voting power of our outstanding voting units agree in writing to continue our business and to appoint a successor general partner. See "—Dissolution" above.

        Our general partner may not be removed unless that removal is approved by the vote of the holders of at least 66 2/3% of the outstanding voting units and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the voting power of our outstanding voting units. Upon completion of this offering, our existing owners will have 87.3% of the voting power in any vote of our unitholders and will accordingly be able to prevent the removal of our general partner. See "—Meetings; Voting" below.

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to its fair market value. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for a cash payment equal to its fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days of the general partner's departure, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days of the general partner's departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we are required to reimburse the departing general partner for all amounts due the departing general partner, including without limitation all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interests

        Except for transfer by our general partner of all, but not less than all, of its general partner interests in us to another entity as part of the merger or consolidation of our general partner with or into another entity, our general partner may not transfer all or any part of its general partner interest in us to another person prior to June 30, 2017 without the approval of the holders of at least a majority of the voting power of our outstanding voting units, excluding voting units held by our general partner and its affiliates. On or after June 30, 2017, our general partner may transfer all or any part of its general partner interest without first obtaining approval of any common unitholder. As a condition of this transfer, the transferee must assume the rights and duties of the general partner to whose interest that transferee has succeeded, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability matters. At any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders.

Limited Call Right

        If at any time less than 10% of the then issued and outstanding limited partner interests of any class (other than special voting units), including our public common units, are held by persons other than our general partner and its affiliates, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

          (1)   the current market price as of the date three days before the date the notice is mailed, and

          (2)   the highest cash price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a common unitholder of the exercise of this call right are the same as a sale by that common unitholder of his common units in the market. See "Material U.S. Federal Tax Considerations—United States Taxes—Consequences to U.S. Holders of Common Units".

Sinking Fund; Preemptive Rights

        We have not established a sinking fund and we have not granted any preemptive rights with respect to our limited partner interests.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of The Blackstone Group L.P. common units then outstanding, record holders of common units (other than the State Investment Company and its affiliates, which are not entitled to voting rights in respect of any of their common units) or of the special voting units to be issued to holders of Blackstone Holdings partnership units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters as to which holders of limited partner interests have the right to vote or to act.

        Except as described below regarding a person or group owning 20% or more of The Blackstone Group L.P. common units then outstanding, each record holder of a common unit of The Blackstone Group L.P. (other than the State Investment Company and its affiliates, which are not entitled to voting rights in respect of any of their common units) is entitled to a number of votes equal to the number of common units held.

        In addition, we will issue special voting units indirectly to our existing owners that provide them with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We will initially issue a single special voting unit to Blackstone Partners L.L.C., an entity wholly-owned by our senior managing directors, that provides it with an aggregate number of votes that is equal to the aggregate number of vested and unvested Blackstone Holdings partnership units held by the limited partners of Blackstone Holdings on the relevant record date. (Our senior managing directors have agreed in the limited liability company agreement of Blackstone Partners that our founders will have the power to determine how the special voting unit held by Blackstone Partners will be voted. Actions by our founders in this regard must be taken with such founders' unanimous approval. Following the withdrawal, death or disability of our founders (and any successor founders), this power will revert to the members of Blackstone Partners holding a majority in interest in that entity). If Blackstone Partners directs us to do so, we will issue special voting units to each of the limited partners of Blackstone Holdings, whereupon each special voting unitholder will be entitled to a number of votes that is equal to the number of vested and unvested Blackstone Holdings partnership units held by such special voting unitholder on the relevant record date. We refer to our common units (other than common units beneficially owned by the State Investment Company or its affiliates, which are not entitled to voting rights in respect of any of their common units) and our special voting units as "voting units." If the ratio at which Blackstone Holdings partnership units are exchangeable for our common units changes from one-for-one as described under "Certain Relationships and Related Person Transactions—Exchange Agreement", the number of votes to which the holders of the special voting units are entitled will be adjusted accordingly. Additional limited partner interests having special voting rights could also be issued. See "—Issuance of Additional Securities" above.

        In the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of partners in respect of other limited partner interests are cast. Our general partner does not anticipate that any meeting of common unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting, without a vote and without prior notice if consents in writing describing the action so taken are signed by limited partners owning not less than the minimum percentage of the voting power of the outstanding limited partner interests that would be necessary to authorize or take that action at a meeting. Meetings of the limited partners may be called by our general partner or by limited partners owning at least 50% or more of the voting power of the outstanding limited partner interests of the class for which a meeting is proposed. Common unitholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding limited partner interests of the class for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of such limited partner interests, in which case the quorum will be the greater percentage.

        However, if at any time any person or group (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of The Blackstone Group L.P. common units then outstanding, that person or group will lose voting rights on all of its common units and the common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of common unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

No Voting Rights for the State Investment Company

        The State Investment Company and its affiliates will have no voting rights whatsoever with respect to their common units, including any voting rights that may otherwise exist under our partnership agreement, under the Delaware Limited Partnership Act, at law, in equity or otherwise. However, unaffiliated third party transferees of common units from the State Investment Company or its affiliates shall have the same voting rights with respect to such common units as the investors in this offering will have.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except pursuant to section 17-607 as described under "—Limited Liability" above, pursuant to Section 17-804 of the Delaware Limited Partnership Act (which relates to the liability of a limited partner who receives a distribution of assets upon the winding up of a limited partnership and who knew at the time of such distribution that it was in violation of this provision) or as set forth in the partnership agreement, the common units will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that in the determination of our general partner create a substantial risk of cancellation or forfeiture of any property in which the partnership has an interest because of the nationality, citizenship or other related status of any limited partner, we may redeem the common units held by that limited partner at their current market price. To avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines, with the advice of counsel, after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his common units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under our partnership agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, the general partner or any departing general partner or any affiliate of us or our subsidiaries, the general partner or any departing general partner;

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

  •
  any person designated by our general partner.

        We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Books and Reports

        Our general partner is required to keep appropriate books of the partnership's business at our principal offices or any other place designated by our general partner. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our year ends on December 31 each year.

        We will make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also make available summary financial information within 90 days after the close of each quarter. Under our partnership agreement, we will be deemed to have made such annual reports and quarterly financial information available to each record holder of common units if we have either (i) filed the report or information with the SEC via its Electronic Data Gathering, Analysis and Retrieval system and such report or information is publicly available on such system or (ii) made such report or information available on any publicly available website maintained by us.

        As soon as reasonably practicable after the end of each fiscal year, we will furnish to each partner tax information (including Schedule K-1), which describes on a U.S. dollar basis such partner's share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for The Blackstone Group L.P. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us. See "Material U.S. Federal Tax Considerations—United States Taxes—Administrative Matters—Information Returns".

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand and at his own expense, have furnished to him:

  •
  promptly after becoming available, a copy of our U.S. federal, state and local income tax returns; and

  •
  copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

COMMON UNITS ELIGIBLE FOR FUTURE SALE

        Prior to this offering, there has been no public market for our common units. We cannot predict the effect, if any, future sales of common units, or the availability for future sale of common units, will have on the market price of our common units prevailing from time to time. The sale of substantial amounts of our common units in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common units.

        Upon completion of this offering we will have a total of 238,045,375 of our common units outstanding, or 258,045,375 common units assuming the underwriters exercise in full their option to purchase additional common units. All of the 133,333,334 common units sold in this offering, or 153,333,334 common units assuming the underwriters exercise in full their option to purchase additional common units, will be freely tradable without restriction or further registration under the Securities Act by persons other than our "affiliates." Under the Securities Act, an "affiliate" of a company is a person that directly or indirectly controls, is controlled by or is under common control with that company.

        In addition, subject to certain limitations and exceptions, pursuant to the terms of an exchange agreement we will enter into with our existing owners, holders of partnership units in Blackstone Holdings (other than The Blackstone Group L.P.'s wholly-owned subsidiaries) may up to four times each year (subject to the terms of the exchange agreement) exchange partnership units in Blackstone Holdings for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A Blackstone Holdings limited partner must exchange one partnership unit in each of the five Blackstone Holdings partnerships to effect an exchange for a common unit. Upon consummation of this offering, our existing owners will beneficially own 846,532,186 Blackstone Holdings partnership units, or 826,532,186 Blackstone Holdings partnership units assuming the underwriters exercise in full their option to purchase additional common units, all of which will be exchangeable for our common units. The common units we issue upon such exchanges would be "restricted securities" as defined in Rule 144 unless we register such issuances. However, we will enter into a registration rights agreement with our existing owners that would require us to register under the Securities Act these common units. See "—Registration Rights" and "Certain Relationships and Related Person Transactions—Registration Rights Agreement".

        Under the terms of the partnership agreements of the Blackstone Holdings partnerships, the Blackstone Holdings partnership units received by our existing owners in the Reorganization (or The Blackstone Group L.P. common units that may be received in exchange for such Blackstone Holdings partnership units) will be subject to vesting and minimum retained ownership requirements and transfer restrictions, as described in "Management—Minimum Retained Ownership Requirements and Transfer Restrictions for Existing Owners" and "Certain Relationships and Related Person Transactions—Blackstone Holdings Partnership Agreements".

        In addition, we have entered into an agreement with the State Investment Company pursuant to which we will sell to it $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price in this offering (or 104,712,041 common units, assuming an initial public offering price per unit of $30.00). The number of non-voting common units purchased by the State Investment Company will be reduced if necessary so that its equity interest in Blackstone remains under 10%. The State Investment Company will be able to sell these common units subject to the transfer restrictions set forth in the letter agreement described under "Organizational Structure—Sale of Non-Voting Common Units to the State Investment Company". We have agreed to provide the State Investment Company with registration rights to effect certain sales. See "—Registration Rights".

        Further, at the time of this offering we intend to grant 37,730,343 deferred restricted common units to our non-senior managing director employees (of which 4,855,255 will be vested at the time of this offering) under our 2007 Equity Incentive Plan that will settle in common units. These deferred restricted common units will generally vest, and the underlying common units be delivered, in five equal annual installments commencing one year after the grant date. We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units or securities convertible into or exchangeable for common units issued or covered by our 2007 Equity Incentive Plan (including pursuant to automatic annual increases). Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, common units registered under such registration statements will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover 163,000,000 common units.

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. See "Material Provisions of The Blackstone Group L.P. Partnership Agreement—Issuance of Additional Securities". Similarly, the Blackstone Holdings partnership agreements authorize the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Blackstone Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Blackstone Holdings partnerships units, and which may be exchangeable for our common units.

Registration Rights

        We will enter into a registration rights agreement with our existing owners pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act common units delivered in exchange for Blackstone Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Securities registered under any such registration statement will be available for sale in the open market unless restrictions apply. See "Certain Relationships and Related Person Transactions—Registration Rights Agreement".

        We will enter into a registration rights agreement with the State Investment Company pursuant to which we will grant it the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act the common units we sell to it.

Lock-Up Arrangements

        We and all of the directors and officers of our general partner have agreed that without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, we and they will not, during the period ending 120 days after the date of this prospectus:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common units or any securities convertible into or exercisable or exchangeable for common units; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common units;

whether any such transaction described above is to be settled by delivery of common units or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing. In addition, we have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, we will not file any registration statement with the SEC relating to the offering of any common units or any securities convertible into or exercisable or exchangeable for common units (other than any registration statement on Form S-8 to register common units or securities convertible into or exchangeable for common units issued or covered by our 2007 Equity Incentive Plan) or publicly disclose the intention to do so. All of the directors and officers of our general partner have also agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, they will not during the period ending 120 days after the date of this prospectus, make any demand for, or exercise any right with respect to, the registration of any common units or any securities convertible into or exercisable or exchangeable for common units.

        The 120-day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of the 120-day restricted period we issue an earnings release or material news or a material event relating to Blackstone occurs; or

  •
  prior to the expiration of the 120-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 120-day period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        These restrictions do not apply to:

  (1)
  the sale of common units to the underwriters;

  (2)
  the sale of non-voting common units to the State Investment Company;

  (3)
  the issuance by us of our common units upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

  (4)
  transactions by any person other than us relating to common units acquired in open market transactions after the completion of this offering;

  (5)
  transfers by any person other than us of common units as a bona fide gift, or by will or intestacy;

  (6)
  distributions other than by us of common units to limited partners or members;

  (7)
  the transfer of common units or any security convertible into or exercisable or exchangeable for common units to a member or members of the common unitholder's immediate family or to a trust, the beneficiaries of which are exclusively the common unitholder or a member or members of his or her immediate family;

  (8)
  the transfer of common units or any security convertible into or exercisable or exchangeable for common units to a corporation, partnership, limited liability company or other entity that is wholly-owned by the common unitholder and/or by members of the common unitholder's immediate family;

  (9)
  the transfer of common units or any security convertible into or exercisable or exchangeable for common units to charitable organizations, family foundations or donor-advised funds at sponsoring organizations;

  (10)
  the entry by a common unitholder into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act, provided that sales under any such plan may not occur during the 120-day restricted period;

  (11)
  the repurchase of common units or other securities by us;

  (12)
  the issuance by us of common units or securities convertible into or exercisable or exchangeable for common units pursuant to our 2007 Equity Incentive Plan; and

  (13)
  the issuance by us of up to 5% of the common units outstanding after this offering (assuming all partnership units in Blackstone Holdings have been exchanged for common units), or securities convertible into or exercisable or exchangeable for common units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions;

provided that in the case of transactions described in the fifth, sixth, seventh, eighth, ninth and thirteenth clauses above, each donee or other transferee agrees to be subject to the restrictions on transfer described above.

        Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. do not have any current intention to release common units or other securities subject to the lock-up agreements. In addition, the partnership agreements of the Blackstone Holdings partnerships and related agreements will contractually restrict our existing owners' ability to transfer the Blackstone Holdings partnership units or the common units they hold. We have agreed that we will not waive, modify or amend such transfer restrictions during the period ending 120 days after the date of this prospectus.

        We also have instituted an internal policy that prohibits all of our employees from selling short or trading in derivative securities relating to the common units.

Rule 144

        In general, under Rule 144 a person (or persons whose common units are aggregated), including any person who may be deemed our affiliate, is entitled to sell within any three-month period a number of restricted securities that does not exceed the greater of 1% of the then outstanding common units and the average weekly trading volume during the four calendar weeks preceding each such sale, provided that at least one year has elapsed since such common units were acquired from us or any affiliate of ours and certain manner of sale, notice requirements and requirements as to availability of current public information about us are satisfied. Any person who is deemed to be our affiliate must comply with the provisions of Rule 144 (other than the one-year holding period requirement) in order to sell common units which are not restricted securities (such as common units acquired by affiliates either in this offering or through purchases in the open market following this offering). In addition, under Rule 144(k), a person who is not our affiliate, and who has not been our affiliate at any time during the 90 days preceding any sale, is entitled to sell common units without regard to the foregoing limitations, provided that at least two years have elapsed since the common units were acquired from us or any affiliate of ours.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

United States Taxes

        This summary discusses the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common units as of the date hereof. This summary is based on provisions of the Internal Revenue Code, on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, persons liable for the alternative minimum tax, dealers and other investors that do not own their common units as capital assets, may be subject to special rules. Tax-exempt organizations and mutual funds are discussed separately below. The actual tax consequences of the purchase and ownership of common units will vary depending on your circumstances. This discussion, to the extent that it states matters of U.S. federal tax law or legal conclusions and subject to the qualifications herein, represents the opinion of Simpson Thacher & Bartlett LLP. Such opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, representations or determinations could adversely affect such opinion. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such a challenge.

        For purposes of this discussion, a "U.S. Holder" is a beneficial holder of a common unit that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A "non-U.S. Holder" is a holder that is not a U.S. Holder.

        If a partnership holds common units, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common units, you should consult your tax advisors. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

        Prospective holders of common units should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the purchase, ownership and disposition of a common unit, as well as any consequences under the laws of any other taxing jurisdiction.

Taxation of our Partnership and the Blackstone Holdings Partnerships

        An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Investors in this offering will become limited partners of The Blackstone Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner's adjusted basis in its partnership interest.

        An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership," unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if

(i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We will be publicly traded. However, the Qualifying Income Exception provides an exception to taxation as a corporation if at least 90% of such partnership's gross income for every taxable year consists of "qualifying income" and the partnership is not required to register under the 1940 Act. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

        U.S. Federal Income Tax Opinion Regarding Partnership Status.    We intend to manage our affairs so that we will meet the Qualifying Income Exception in each taxable year. It is the opinion of Simpson Thacher & Bartlett LLP that we will be treated as a partnership and not as a corporation for U.S. federal income tax purposes based on certain assumptions and factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs and the composition of our income. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if we are required to register under the 1940 Act, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the holders of common units in liquidation of their interests in us. This contribution and liquidation should generally be tax-free to holders so long as we do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

        If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to holders of common units, and we would be subject to U.S. corporate income tax on our taxable income. Distributions made to holders of our common units would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder's tax basis in the common units, or as taxable capital gain, after the holder's basis is reduced to zero. In addition, in the case of non-U.S. Holders, income that we receive with respect to investments may be subject to a higher rate of U.S. withholding tax. Accordingly, treatment as a corporation could materially reduce a holder's after-tax return and thus could result in a substantial reduction of the value of the common units.

        If at the end of any taxable year we fail to meet the Qualifying Income Exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments (including adjustments with respect to our partners) or to pay such amounts as are required by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of our common units (during the failure period) will be required to pay such amounts as are determined by the IRS.

        The remainder of this section assumes that we and the Blackstone Holdings partnerships will be treated as partnerships for U.S. federal income tax purposes.

Blackstone Holdings I/II GP Inc.

        Blackstone Holdings I/II GP Inc. is taxable as a corporation for U.S. federal income tax purposes and therefore, as the holder of Blackstone Holdings I/II GP Inc.'s common stock, we will not be taxed directly on earnings of entities we hold through Blackstone Holdings I/II GP Inc. Distributions of cash or other property that Blackstone Holdings I/II GP Inc. pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Blackstone Holdings I/II GP Inc. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Blackstone Holdings I/II GP Inc.'s common stock, and thereafter will be treated as a capital gain.

        As general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc. will incur U.S. federal income taxes on its proportionate share of any net taxable income of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. In accordance with the applicable partnership agreement, we will cause Blackstone Holdings I L.P. and Blackstone Holdings II L.P. to distribute cash on a pro rata basis to holders of its units (that is, Blackstone Holdings I/II GP Inc. and our existing owners) in an amount at least equal to the maximum tax liabilities arising from their ownership of such units, if any.

Blackstone Holdings III GP L.L.C.

        Blackstone Holdings III GP L.L.C. is a wholly-owned limited liability company. Blackstone Holdings III GP L.L.C. will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of Blackstone Holdings III GP L.L.C. will be treated as our assets, liabilities and items of income, deduction and credit.

        We anticipate that Blackstone Holdings III GP L.L.C. will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the Qualifying Income Exception discussed above, such as investments in entities treated as domestic corporations for U.S. federal income tax purposes.

Blackstone Holdings IV GP L.P.

        Blackstone Holdings IV GP L.P. is a wholly-owned limited partnership. Blackstone Holdings IV GP L.P. will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of Blackstone Holdings IV GP L.P. will be treated as our assets, liabilities and items of income, deduction and credit.

        We anticipate that Blackstone Holdings IV GP L.P. will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the Qualifying Income Exception discussed above, such as investments in entities treated as domestic corporations for U.S. federal income tax purposes.

Blackstone Holdings V GP L.P.

        Blackstone Holdings V GP L.P. is a wholly-owned société en commandite organized in Québec. Blackstone Holdings V GP L.P. is taxable as a foreign corporation for U.S. federal income tax purposes. Blackstone Holdings V GP L.P. is expected to be operated so as not to produce ECI. Its income will not be subject to U.S. federal income tax to the extent it has a foreign source and is not treated as ECI. Its assets, liabilities and items of income, deduction and credit will not be treated as our assets, liabilities and items of income, deduction and credit.

Personal Holding Companies

        Blackstone Holdings I/II GP Inc. could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or "PHC," for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

        Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of units in Blackstone Holdings I/II GP Inc. Consequently, Blackstone Holdings I/II GP Inc. could be or become a PHC, depending on whether it fails the PHC gross income test. If as a factual matter, the income of Blackstone Holdings I/II GP Inc. fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that Blackstone Holdings I/II GP Inc. will not become a PHC following this offering or in the future.

        If Blackstone Holdings I/II GP Inc. is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company's taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). If Blackstone Holdings I/II GP Inc. were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material; in that event, distribution of such income would generally cause the PHC tax not to apply.

Certain State, Local and Non-U.S. Tax Matters

        We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. For example, we and our subsidiaries may be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our common unitholders may not conform to the U.S. federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to common unitholders as a credit against their U.S. federal income tax liability.

Consequences to U.S. Holders of Common Units

        The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of common units.

        With respect to U.S. Holders who are individuals, certain dividends paid by a corporation, including certain qualified foreign corporations, to us and that are allocable to such U.S. Holders prior to January 1, 2011 may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a foreign corporation is treated as a qualified corporation on shares that are readily tradable on an established securities market in the United States. Among other exceptions, a U.S. Holder who is an individual will not be eligible for reduced rates of taxation on any dividend if the payer is a PFIC (as defined below) in the taxable year in which such dividend is paid or in the preceding taxable year or on any income required to be reported by the U.S. Holder as a result of a QEF election (as defined below) that is attributable to a dividend received by an entity that is a PFIC and in which the fund holds a direct or indirect interest. Prospective investors should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

        For U.S. federal income tax purposes, your allocable share of our items of income, gain, loss, deduction or credit, and our allocable share of those items of Blackstone Holdings, will be governed by the limited partnership agreements for our partnership and Blackstone Holdings if such allocations have "substantial economic effect" or are determined to be in accordance with your interest in our partnership. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with your interest in The Blackstone Group L.P., and our general partner intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to the limited partnership agreements, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the limited partnership agreements.

        We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. In addition, special provisions of the Internal Revenue Code may be applicable to certain of our investments, and may affect the timing of our income, requiring us to recognize taxable income before we receive cash attributable to such income. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of our income for a particular taxable year could exceed the cash distribution to the holder for the year, thus giving rise to an out-of-pocket tax liability for the holder.

Basis

        You will have an initial tax basis for your common unit equal to the amount you paid for the common unit plus your share of our liabilities, if any. That basis will be increased by your share of our income and by increases in your share of our liabilities, if any. That basis will be decreased, but not below zero, by distributions from us, by your share of our losses and by any decrease in your share of our liabilities.

        Holders who purchase common units in separate transactions must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon a sale or other disposition of less than all of the common units, a portion of that tax basis must be allocated to the common units sold.

Limits on Deductions for Losses and Expenses

        Your deduction of your share of our losses will be limited to your tax basis in your common units and, if you are an individual or a corporate holder that is subject to the "at risk" rules, to the amount for which you are considered to be "at risk" with respect to our activities, if that is less than your tax basis. In general, you will be at risk to the extent of your tax basis in your common units, reduced by (1) the portion of that basis attributable to your share of our liabilities for which you will not be personally liable and (2) any amount of money you borrow to acquire or hold your common units, if the lender of those borrowed funds owns an interest in us, is related to you or can look only to the common units for repayment. Your at risk amount will generally increase by your allocable share of our income and gain and decrease by cash distributions to you and your allocable share of losses and deductions. You must recapture losses deducted in previous years to the extent that distributions cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used. It is not entirely free from doubt whether you would be subject to additional loss limitations imposed by newly enacted Section 470 of the Internal Revenue Code. The IRS has not yet issued final guidance limiting the scope of this anti-abuse provision. You should therefore consult your own tax advisors about the possible effect of this provision.

        We will not generate income or losses from "passive activities" for purposes of Section 469 of the Internal Revenue Code. Accordingly, income allocated by us to a holder may not be offset by the Section 469 passive losses of such holder and losses allocated to a holder generally may not be used to offset Section 469 passive income of such holder. In addition, other provisions of the Internal Revenue Code may limit or disallow any deduction for losses by a holder of our common units or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Internal Revenue Code. Holders should consult with their tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Internal Revenue Code.

Limitations on Deductibility of Organizational Expenses and Syndication Fees

        In general, neither we nor any U.S. Holder may deduct organizational or syndication expenses. An election may be made by our partnership to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions

        Your share of our interest expense is likely to be treated as "investment interest" expense. If you are a non-corporate taxpayer, the deductibility of "investment interest" expense is generally limited to the amount of your "net investment income." Your share of our dividend and interest income will be treated as investment income, although "qualified dividend income" subject to reduced rates of tax in the hands of an individual will only be treated as investment income if you elect to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for your share of our interest expense.

        The computation of your investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless the U.S. holder elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates

        Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer's adjusted gross income. Moreover, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual's adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions, such reductions to be reduced on a phased basis through 2009. The operating expenses of Blackstone Holdings, including the management fee and management fees paid with respect to private funds managed by Blackstone to the extent these private funds are treated as partnerships for U.S. federal income tax purposes, may be treated as miscellaneous itemized deductions subject to the foregoing rule. Alternatively, it is possible that we will be required to capitalize the management fees. Accordingly, if you are a non-corporate U.S. Holder, you should consult your tax advisors with respect to the application of these limitations.

Sale or Exchange of Common Units

        You will recognize gain or loss on a sale of common units equal to the difference, if any, between the amount realized and your tax basis in the common units sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of our liabilities, if any.

        Gain or loss recognized by you on the sale or exchange of a common unit will generally be taxable as capital gain or loss and will be long-term capital gain or loss if the common unit was held for more than one year on the date of such sale or exchange. Assuming we have not made an election, referred to as a "QEF election," to treat our interest in a PFIC as a "qualified electing fund," or "QEF," gain attributable to such investment in a PFIC would be taxable as ordinary income and would be subject to an interest charge. See "—Passive Foreign Investment Companies". In addition, certain gain attributable to "unrealized receivables" or "inventory items" would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as "unrealized receivables." The deductibility of capital losses is subject to limitations.

        Holders who purchase units at different times and intend to sell all or a portion of the units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain "split holding period" rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Foreign Tax Credit Limitations

        You will generally be entitled to a foreign tax credit with respect to your allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Section 754 Election

        We currently do not intend to make the election permitted by Section 754 of the Internal Revenue Code with respect to us, Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P. Blackstone Holdings I L.P. and Blackstone Holdings II L.P. currently intend to make such an election. The election, if made, is irrevocable without the consent of the IRS, and would generally require us to adjust the tax basis in our assets, or "inside basis," attributable to a transferee of common units under Section 743(b) of the Internal Revenue Code to reflect the purchase price of the common units paid by the transferee. However, this election does not apply to a person who purchases common units directly from us, including in this offering but would apply, if made, to our acquisition of interests in Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Holdings V L.P. pursuant to the transactions contemplated by this offering and possibly in connection with our subsequent acquisition of interests in those entities pursuant to the exchange agreement. For purposes of this discussion, a transferee's inside basis in our assets will be considered to have two components: (1) the transferee's share of our tax basis in our assets, or "common basis," and (2) the Section 743(b) adjustment to that basis.

        If no Section 754 election is made, there will be no adjustment for the transferee of common units, or for us upon our acquisition of interests in Blackstone Holdings III L.P., Blackstone Holdings IV L.P. or Blackstone Holdings V L.P., even if the purchase price of those common units, or interests, as applicable, is higher than the common units' or interests' share of the aggregate tax basis of our assets or the assets of those Blackstone Holdings partnerships immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

        Even assuming no Section 754 election is made, if common units were transferred at a time when we had a "substantial built-in loss" inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such common units.

        The calculations under Section 754 of the Internal Revenue Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, if we make the election, we will apply certain conventions in determining and allocating basis adjustments. For example, if we make the election, we may apply a convention in which we deem the price paid by a holder of common units to be the lowest quoted trading price of the common units during the month in which the purchase occurred, irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder's purchase price for its common units, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the common units for the month in which the purchase occurred. It is possible that the IRS will successfully assert that any conventions we use do not satisfy the technical requirements of the Internal Revenue Code or the Treasury Regulations and thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of common units may have adverse tax consequences. Moreover, the full benefits of a Section 754 election, if made, may not be realized with respect to any Blackstone entity in which we may invest that does not have in effect a Section 754 election. You should consult your tax advisor as to the effects of the Section 754 election.

Uniformity of Common Units

        Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders' tax returns.

Foreign Currency Gain or Loss

        Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize "foreign currency" gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss. You should consult your tax advisor with respect to the tax treatment of foreign currency gain or loss.

Passive Foreign Investment Companies

        You may be subject to special rules applicable to indirect investments in foreign corporations, including an investment in a PFIC.

        A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is "passive income" or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce "passive income." There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. Any gain on disposition of stock of a PFIC, as well as income realized on certain "excess distributions" by the PFIC, is treated as though realized ratably over the shorter of your holding period of common units or our holding period for the PFIC. Such gain or income is taxable as ordinary income and, as discussed above, dividends paid by a PFIC to an individual will not be eligible for the reduced rates of taxation that are available for certain qualifying dividends. In addition, an interest charge would be imposed on you based on the tax deferred from prior years.

        Although it may not always be possible, we expect to make a QEF election where possible with respect to each entity treated as a PFIC to treat such non-U.S. entity as a QEF in the first year we hold shares in such entity. A QEF election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If we make a QEF election under the Internal Revenue Code with respect to our interest in a PFIC, in lieu of the foregoing treatment, we would be required to include in income each year a portion of the ordinary earnings and net capital gains of the QEF called "QEF Inclusions," even if not distributed to us. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. However, a holder may elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. However, net losses (if any) of a non-U.S. entity owned through Blackstone Holdings III GP L.L.C. or Blackstone Holdings IV GP L.P. that is treated as a PFIC will not pass through to us or to holders and may not be carried back or forward in computing such PFIC's ordinary earnings and net capital gain in other taxable years. Consequently, holders may over time be taxed on amounts that as an economic matter exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder's basis in our common units, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for reduced rates of taxation. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of our income and your basis in your common units.

        Alternatively, in the case of a PFIC that is a publicly-traded foreign portfolio company, an election may be made to "mark to market" the stock of such foreign portfolio company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

        We may make certain investments, including for instance investments in specialized investment funds or investments in funds of funds through non-U.S. corporate subsidiaries of Blackstone Holdings or through other non-U.S. corporations. Such an entity may be a PFIC for U.S. federal income tax purposes. In addition, certain of our investments could be in PFICs. Thus, we can make no assurance that some of our investments will not be treated as held through a PFIC or as interests in PFICs or that such PFICs will be eligible for the "mark to market" election, or that as to any such PFICs we will be able to make QEF elections.

        For purposes of determining whether we meet the Qualifying Income Exception, income we must include as a result of our interest in a QEF may constitute qualifying income only to the extent there is a distribution out of the earnings and profits of the taxable year attributable to the amounts so included.

        If we do not make a QEF election with respect to a PFIC, Section 1291 of the Internal Revenue Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of common units by a holder at a time when we own shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its common units or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons.

Controlled Foreign Corporations

        A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

        When making investment or other decisions, Blackstone Holdings III GP L.L.C. and Blackstone Holdings IV GP L.P. will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each common unitholder may be required to include in income its allocable share of the CFC's "Subpart F" income reported by us. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity's current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of the CFC's Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC.

        The tax basis of our shares of such non-U.S. entity, and a holder's tax basis in our common units, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the reduced rate of tax applicable to "qualified dividend income" for individual U.S. persons. See "—Consequences to U.S. Holders of Common Units". Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed.

        Regardless of whether any CFC has Subpart F income, any gain allocated to a common unitholder from our disposition of stock in a CFC will be treated as ordinary income to the extent of the holder's allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to our holders.

        If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, a holder will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under the subheading "Passive Foreign Investment Companies" above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then common unitholders may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

        For purposes of determining whether we meet the Qualifying Income Exception, income we must include as a result of our interest in a CFC may constitute qualifying income only to the extent there is a distribution out of the earnings and profits of the taxable year attributable to the amounts so included. It is expected that Blackstone Holdings V GP L.P. will be a CFC subject to the above rules.

Investment Structure

        To manage our affairs so as to meet the Qualifying Income Exception for the publicly traded partnership rules (discussed above) and comply with certain requirements in our Limited Partnership Agreement, we may need to structure certain investments through an entity classified as a corporation for U.S. federal income tax purposes. Such investment structures will be entered into as determined in the sole discretion of the general partner in order to create a tax structure that generally is efficient for our common unitholders. However, because our common unitholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our common unitholders to the same extent, and may even impose additional tax burdens on some of our common unitholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition would generally be subject to such tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxes in Other State, Local, and non-U.S. Jurisdictions

        In addition to U.S. federal income tax consequences, you may be subject to potential U.S. state and local taxes because of an investment in us in the U.S. state or locality in which you are a resident for tax purposes or in which we have investments or activities. You may also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in state, local or non-U.S. jurisdictions in which we invest, or in which entities in which we own interests conduct activities or derive income. Income or gains from investments held by us may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable income tax treaties. If you wish to claim the benefit of an applicable income tax treaty, you may be required to submit information to tax authorities in such jurisdictions. You should consult your own tax advisors regarding the U.S. state, local and non-U.S. tax consequences of an investment in us.

Transferor/Transferee Allocations

        In general, our taxable income and losses will be determined and apportioned among investors using conventions we regard as consistent with applicable law. As a result, if you transfer your common units, you may be allocated income, gain, loss and deduction realized by us after the date of transfer.

        Although Section 706 of the Internal Revenue Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that our allocation method complies with its requirements. If our convention were not permitted, the IRS might contend that our taxable income or losses must be reallocated among the investors. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. Our general partner is authorized to revise our method of allocation between transferors and transferees (as well as among investors whose interests otherwise vary during a taxable period).

U.S. Federal Estate Taxes

        If common units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual U.S. Holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with respect to our common units.

U.S. Taxation of Tax-Exempt U.S. Holders of Common Units

        A holder of common units that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (that is, indebtedness incurred in acquiring or holding property).

        Because we are under no obligation to minimize UBTI, tax-exempt U.S. Holders of common units should consult their own tax advisors regarding all aspects of UBTI.

Investments by U.S. Mutual Funds

        U.S. mutual funds that are treated as regulated investment companies, or "RICs," for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Internal Revenue Code to maintain their favorable U.S. federal income tax status. The treatment of an investment by a RIC in common units for purposes of these tests will depend on whether we are treated as a "qualifying publicly traded partnership." If our partnership is so treated, then the common units themselves are the relevant assets for purposes of the 50% asset value test and the net income from the common units is the relevant gross income for purposes of the 90% gross income test. RICs may not invest greater than 25% of their assets in one or more qualifying publicly traded partnerships. All income derived from a qualifying publicly traded partnership is considered qualifying income for purposes of the RIC 90% gross income test above. However, if we are not treated as a qualifying publicly traded partnership for purposes of the RIC rules, then the relevant assets for the RIC asset test will be the RIC's allocable share of the underlying assets held by us and the relevant gross income for the RIC income test will be the RIC's allocable share of the underlying gross income earned by us. Whether we will qualify as a "qualifying publicly traded partnership" depends on the exact nature of our future investments, but it is likely that we will not be treated as a "qualifying publicly traded partnership." RICs should consult their own tax advisors about the U.S. tax consequences of an investment in common units.

Consequences to Non-U.S. Holders of Common Units

U.S. Income Tax Consequences

        In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as ECI with respect to non-U.S. Holders. If a non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common units in such year, such non-U.S. Holder generally would be (1) subject to withholding by us on any actual distributions,

(2) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain income from U.S. sources not related to The Blackstone Group L.P. and (3) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of its ECI. Any amount so withheld would be creditable against such non-U.S. Holder's U.S. federal income tax liability, and such non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. Holder's U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. Holder on the sale or exchange of its common units could be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange.

        Although each non-U.S. Holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to Blackstone Holdings for purposes of obtaining reduced rates of withholding on behalf of our investors. Accordingly, to the extent we receive dividends from a U.S. corporation through Blackstone Holdings and its investment vehicles, your allocable share of distributions of such dividend income will be subject to U.S. withholding tax at a rate of 30%, unless relevant tax status information is provided. Distributions to you may also be subject to withholding to the extent they are attributable to the sale of a U.S. real property interest or if the distribution is otherwise considered fixed or determinable annual or periodic income under the Internal Revenue Code, provided that an exemption from or a reduced rate of such withholding may apply if certain tax status information is provided. If such information is not provided and you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat our partnership as a pass-through entity, you may not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

        Special rules may apply in the case of a non-U.S. Holder that (1) has an office or fixed place of business in the U.S., (2) is present in the U.S. for 183 days or more in a taxable year or (3) is a former citizen of the U.S., a foreign insurance company that is treated as holding a partnership interests in us in connection with their U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your tax advisors regarding the application of these special rules.

U.S. Federal Estate Tax Consequences

        The U.S. federal estate tax treatment of our common units with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If our common units are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. Holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to our units.

Administrative Matters

Taxable Year

        We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Tax Matters Partner

        Our general partner will act as our "tax matters partner." As the tax matters partner, the general partner will have the authority, subject to certain restrictions, to act on our behalf in connection with any administrative or judicial review of our items of income, gain, loss, deduction or credit.

Information Returns

        We have agreed to furnish to you, as soon as reasonably practicable after the close of each calendar year, tax information (including Schedule K-1), which describes on a U.S. dollar basis your share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for the Partnership. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us for the taxable year.

        In preparing this information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

        We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year's tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns.

Tax Shelter Regulations

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a "reportable transaction" if, for example, we recognize certain significant losses in the future. In certain circumstances, a common unitholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability and (iii) in the case of a listed transaction, an extended statute of limitations.

        Common unitholders should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Constructive Termination

        Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

        Our termination would result in the close of our taxable year for all holders of common units. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year-end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder's taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Internal Revenue Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Elective Procedures for Large Partnerships

        The Internal Revenue Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the common unitholders, and such Schedules K-1 would have to be provided to common unitholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if within a 12-month period there is a sale or exchange of 50 percent or more of our total interests. It is possible we might make such an election, if eligible. If we make such election, IRS audit adjustments will flow through to holders of the common units for the year in which the adjustments take effect, rather than the holders of common units in the year to which the adjustment relates. In addition, we, rather than the holders of the common units individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Withholding and Backup Withholding

        For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Internal Revenue Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder's U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder's U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

        Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (1) you are a corporation or come within another exempt category and demonstrate this fact when required or (2) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

        If you do not timely provide us (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all investors. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all investors on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).

Nominee Reporting

        Persons who hold an interest in our partnership as a nominee for another person are required to furnish to us:

    a)
    the name, address and taxpayer identification number of the beneficial owner and the nominee;

    b)
    whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity;

    c)
    the amount and description of common units held, acquired or transferred for the beneficial owner; and

    d)
    specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

New Legislation or Administrative or Judicial Action

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our common unitholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. See "Risk Factors—Risks Related to Our Business—Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis", "—Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of carried interest, and these laws could be changed in a manner that materially increases the taxes that we and/or our common unitholders are required to pay" and "—Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability and could well result in a reduction in the value of our common units". We and our common unitholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the amended and restated operating agreement from time to time, without the consent of the common unitholders, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our common unitholders.

        THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO BLACKSTONE AND ITS UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER. PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE COMMON UNITS.

UNDERWRITERS

        Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. are acting as global coordinators and representatives of the underwriters and, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Deutsche Bank Securities Inc., are acting as joint book-running managers of this offering.

        We and the underwriters named below have entered into an underwriting agreement covering the common units to be sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common units listed next to its name in the following table:

Underwriters	Number of Common Units
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
ABN AMRO Rothschild LLC
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lazard Capital Markets LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Nikko Citigroup Limited
Skandinaviska Enskilda Banken AB (publ)
Wells Fargo Securities, LLC

Total	133,333,334

        The underwriters are offering the common units subject to their acceptance of the common units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common units offered by this prospectus if any such common units are taken. However, the underwriters are not required to take or pay for the common units covered by the underwriters' over-allotment option described below.

        The underwriters initially propose to offer part of the common units directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $            a unit under the public offering price. After the initial offering of the common units, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 20,000,000 additional common units at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to specified conditions, to purchase approximately the same percentage of common units as the number listed next to the underwriter's name in the preceding table bears to the total number of common units listed next to the names of all underwriters in the preceding table. If the underwriters' option is exercised in full, the total price to the public would be $            , the total underwriters' discounts would be $            and the total proceeds to us would be $            .

        The underwriters have informed us that they do not expect sales to discretionary accounts to exceed five percent of the total number of common units offered.

        We and all of the directors and officers of our general partner have agreed that without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, we and they will not, during the period ending 120 days after the date of this prospectus:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common units or any securities convertible into or exercisable or exchangeable for common units; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common units;

whether any such transaction described above is to be settled by delivery of common units or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing. In addition, we have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, we will not file any registration statement with the SEC relating to the offering of any common units or any securities convertible into or exercisable or exchangeable for common units (other than any registration statement on Form S-8 to register common units or securities convertible into or exchangeable for common units issued or reserved for issuance under our 2007 Equity Incentive Plan) or publicly disclose the intention to do so. All of the directors and officers of our general partner have also agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the underwriters, they will not during the period ending 120 days after the date of this prospectus, make any demand for, or exercise any right with respect to, the registration of any common units or any securities convertible into or exercisable or exchangeable for common units.

        The 120-day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of the 120-day restricted period we issue an earnings release or material news or a material event relating to Blackstone occurs; or

  •
  prior to the expiration of the 120-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 120-day period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. These restrictions do not apply to certain sales, issuances, distributions and transfers. See "Common Units Eligible for Future Sale—Lock-Up Arrangements".

        The following table shows the per common unit and total underwriting discounts payable by us. The amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 20,000,000 common units.

Paid by Us
	No Exercise	Full Exercise
Per common unit	$	$
Total	$	$

        In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts, will be approximately $46.0 million.

        In order to facilitate the offering of the common units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common units. The underwriters may sell more common units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of common units available for purchase by the underwriters under their over-allotment option. The underwriters can close out a covered short sale by exercising their over-allotment option or purchasing common units in the open market. In determining the source of common units to close out a covered short sale, the underwriters will consider, among other things, the open market price of common units compared to the price available under their over-allotment option. The underwriters may also sell common units in excess of their over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing common units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, to stabilize the price of the common units, the underwriters may bid for and purchase common units in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common units in the offering, if the syndicate repurchases previously distributed common units to cover syndicate short positions or to stabilize the price of the common units. These activities may raise or maintain the market price of the common units above independent market levels or prevent or retard a decline in the market price of the common units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Our common units have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "BX."

        Affiliates of some of the underwriters own limited partnership interests in some of our investment funds. Affiliates of the underwriters have participated, or in the future may participate, in co-investments with our investment funds in portfolio companies of these investment funds. In addition, each of the underwriters or their respective affiliates have performed, and are likely to continue in the future to perform, various investment banking, financial advisory and lending services for us, our investment funds and our funds' portfolio companies, for which they have received and are likely to continue in the future to receive customary fees and such fees in the aggregate may be substantial. Lazard Frères & Co. LLC will receive a referral fee from Lazard Capital Markets LLC in connection with this offering.

        We intend to use approximately $1.2 billion of the proceeds from this offering and the sale of non-voting common units to the State Investment Company to repay all outstanding borrowings under our revolving credit facility. Affiliates of Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC are participating lenders in our revolving credit facility and will receive approximately $1.1 billion of the proceeds used to repay these borrowings. Because affiliates of the underwriters may receive more than 10% of the net proceeds of this offering, they may be deemed to have a "conflict of interest" under Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers. Accordingly, this offering will be made in compliance with Rule 2720(c)(3) of the Conduct Rules. In accordance with this rule, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. In accordance with such requirements, Morgan Stanley & Co. Incorporated has agreed to serve as a "qualified independent underwriter" and has conducted due diligence and recommended a maximum price for the common units. We have agreed to indemnify Morgan Stanley & Co. Incorporated for acting as a qualified independent underwriter against certain liabilities, including under the Securities Act.

        A prospectus in electronic format may be made available on the websites maintained by one or more underwriters. The representatives may agree to allocate a number of common units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter's or selling group member's website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        Because the National Association of Securities Dealers, Inc. views the common units offered by this prospectus as interests in a direct participation program, this offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules.

Directed Sale Program

        At our request, the underwriters have reserved for sale, at the initial public offering price, up to 13,300,000 common units offered in this prospectus for our non-senior managing director employees, limited partners in our investment funds and others having a significant business relationship with Blackstone. Persons who purchase such reserved common units will be required to agree, during the period ending 120 days after purchasing such common units, not to sell, transfer, assign, pledge or hypothecate such common units. This lock-up period will be extended if during the last 17 days of the lock-up period we issue a release about earnings or material news or events relating to us occurs, or, prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the release or the occurrence of the material news or material event.

        The number of common units available for sale to the general public will be reduced to the extent such persons purchase such reserved common units. Any reserved common units that are not so purchased will be offered by the underwriters to the general public on the same basis as the other common units offered in this prospectus.

Pricing of the Offering

        Prior to this offering, there has been no public market for our common units. The initial public offering price will be determined by negotiations between us and the representatives. In determining the initial public offering price, we and the representatives will consider our future prospects and those of our industry in general, our position within our industry, our revenue, earnings, cash flow, assets under management and other financial and operating information in recent periods, our prospects for future revenue, earnings, cash flow and growth in assets under management, and the price-earnings ratios, price-cash flow ratios, market prices of securities and financial and operating information of companies engaged in activities similar to ours. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

Selling Restrictions

Australia

        This prospectus is not a formal disclosure document and has not been lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia) in relation to the common units.

        The common units are not being offered in Australia to "retail clients" as defined in section 761G of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" as defined in section 761G of the Corporations Act 2001 (Australia) and as such no product disclosure statement in relation to the common units has been prepared.

        This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for common units, you represent and warrant to us that you are a wholesale client. If any recipient is not a wholesale client, no applications for common units will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for common units you undertake to us that, for a period of 12 months from the date of issue of the common units, you will not transfer any interest in common units to any person in Australia other than a wholesale client.

Bahrain

        This prospectus does not, and is not intended to, constitute a public offer, sale or delivery of common units in Bahrain or an invitation or an offer of common units in Bahrain, and should not be construed as such. This prospectus is being issued to a limited number of institutional/ sophisticated investors: (1) upon their request and/or confirmation that they understand, acknowledge and agree that this prospectus is strictly private and confidential and the placement and the common units have not been reviewed, deposited, approved, licensed or registered by or with any governmental authority or agency in Bahrain, nor have the underwriters received authorization or licensing from any such governmental authority or agency in Bahrain to market or sell any common units within Bahrain, and (2) on the condition that this prospectus will not and must not be provided to any person other than the original recipient, is not for general circulation in Bahrain and may not be reproduced or used for any other purpose. The common units may not be offered or sold directly or indirectly to the public in Bahrain.

        No marketing of any common units has been or will be made from within Bahrain and no subscription to any common units may or will be consummated within Bahrain. The underwriters are not licensed brokers or dealers or investment advisors under the laws applicable in Bahrain, and do not advise individuals resident in Bahrain as to the appropriateness of investing in or purchasing or selling common units or other financial products. Nothing contained in this prospectus is intended to constitute Bahrain investment, legal, tax, accounting or other professional advice. This prospectus is for your information only and nothing in this prospectus is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional advisor for specific advice rendered on the basis of your situation.

        This prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The securities may not be offered or sold directly or indirectly to the public in Bahrain.

Belgium

        This offering is exclusively addressed to Qualified Investors within the meaning of article 10, §§ 1 and 2 of the Belgian Prospectus Law of 16 June 2006 and article 2 of the Royal Decree of 26 September 2006 extending the notion of Qualified Investor and of institutional and professional investor; or this offering is addressed to fewer than 100 natural or legal persons on the Belgian territory. Therefore, this prospectus has not been and will not be submitted for approval to the Belgian Banking, Finance and Insurance Commission.

Brazil

        For purposes of Brazilian securities law, this offer of common units is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Denmark

        This prospectus does not constitute a prospectus under any Danish laws or regulations and has not been filed with or approved by the Danish Financial Supervisory Authority as this prospectus has not been prepared in the context of either (i) a public offering of securities in Denmark within the meaning of the Securities Trading etc. Consolidated Act no. 479 of 1 June 2006 as amended from time to time or any Executive Orders issued in connection thereto or (ii) an offering of a collective investment scheme comprised by the Consolidated Act no. 55 of 31 January 2006 on Investment Associations and Special-Purpose Associations as well as other Collective Investment Schemes etc., as amended from time to time or any Executive Orders issued in connection thereto.

        Any subsequent sale of the common units will under Danish law be regarded as a separate offer of the common units which may entail a separate requirement to publish a prospectus, provided that the resale is deemed an offer of securities to the public as defined in section 2(1)(d) of Directive 2003/71/EC of the Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading and amending Directive 2001/34/34 (as implemented into Danish law by section 11(2) of Executive Order no. 306 of 28 April 2005).

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that it has not made and will not make an offer of common units to the public in that Relevant Member State prior to the publication of a prospectus in relation to those common units, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that such underwriter may make an offer of common units to the public in that Relevant Member State at any time:

  (1)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (2)
  to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (3)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (4)
  in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, (x) the term "offer of common units to the public" in relation to any common units in any Relevant Member State means a communication in any form and by any means of sufficient information on the terms of the offer and the common units to be offered so as to enable an investor to decide to purchase or subscribe the common units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (y) the term "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

        The issuance or sale of the common units is not subject to the filing or registration of a prospectus with or by the French "Autorité des marchés financiers." The common units are not being and may not be offered, issued or sold in France and this prospectus or any offering material relating to the common units are not being and may not be distributed or caused to be distributed in France to any person except to qualified investors ("investisseurs qualifiés") acting for their own account, as defined in articles L. 411-2, D.411-1, D.411-2, D.744-1, D.754-1 and D.764-1 of the French monetary and financial code. Such common units may not be directly or indirectly subsequently transferred other than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French monetary and financial code.

Federal Republic of Germany

        Any offer or solicitation of common units within Germany must be in full compliance with the German Securities prospectus Act (Wertpapierprospektgesetz—WpPG) and the German Investment Funds Act (Investmentgesetz—InvG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus and any other document relating to the common units, as well as information contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the common units to the public in Germany, any public marketing of the common units or any public solicitation for offers to subscribe for or otherwise acquire the common units. The prospectus and other offering materials relating to the offer of the common units are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

        W A R N I N G—The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this offering. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.

        IMPORTANT: If you are in any doubt about the contents of this prospectus, you should consult your broker, bank manager, solicitor, professional accountant, financial advisor or other professional advisor.

        The common units have not been authorized by the Hong Kong Securities and Futures Commission and no person shall issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the common units, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap.571) and any rules made under that ordinance. This prospectus and the information contained herein may not be used other than by the person to whom it is addressed and may not be reproduced in any form or transferred to any person in Hong Kong.

Ireland

        Each underwriter has represented and agreed that:

    (1)
    it has only issued or passed on, and will only issue or pass on, in Ireland any document, including this prospectus, received by it in connection with the issue of the common units to persons who are persons to whom such document may lawfully be issued or passed on; and

    (2)
    it has not done and will not do anything in Ireland in connection with the common units other than in compliance with the provisions of the Investment Intermediaries Act, 1995 (as amended) of Ireland, including, without limitation, the codes of conduct made thereunder.

Italy

        The offering of the common units has not been registered with the Commissione Nazionale per le Società e la Borsa ("CONSOB"), in accordance with Italian securities legislation. Accordingly, the common units may not be offered, sold or delivered, and copies of this prospectus or any other document relating to the common units may not be distributed in Italy except to Professional Investors, as defined in Art. 31.2 of CONSOB Regulation no. 11522 of July 1, 1998, as amended, pursuant to Art. 30.2 and Art. 100 of Legislative Decree no. 58 of February 24, 1998 (the "Finance Law") or in any other circumstance where an express exemption to comply with the solicitation restrictions provided by the Finance Law or CONSOB Regulation no. 11971 of May 14, 1999, as amended (the "Issuers Regulation") applies, including those provided for under Art. 100 of the Finance Law and Art. 33 of the Issuers Regulation, and provided, however, that any such offer, sale or delivery of the common units or distribution of copies of this prospectus or any other document relating to the common units in Italy must (1) be made in accordance with all applicable Italian laws and regulations; (2) be conducted in accordance with any relevant limitations or procedural requirements that the Bank of Italy or CONSOB may impose upon the offer or sale of the securities; and (3) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of the Banking Law Consolidated Act, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Financial Laws Consolidated Act and the relevant implementing regulations, or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Law Consolidated Act, in each case acting in compliance with all applicable laws and regulations.

Japan

        Our common units have not been and will not be registered under the Securities and Exchange Law of Japan, as amended. In particular, no registration has been made in respect of the solicitation of an offer for acquisition of our common units pursuant to Article 4, Paragraph 1 of the Securities and Exchange Law of Japan since such solicitation falls within the scope of Article 2, paragraph 3, Item 2 (ro) of the Securities and Exchange Law of Japan. A resident of Japan who was solicited to buy our common units is prohibited from assigning his, her or its interest in the common units to another resident of Japan in any way other than by assigning his, her or its interest in the common units in whole but not in part to one transferee. As used in this paragraph, the term "resident of Japan" means a natural person having his place of domicile or residence in Japan, or a juridical person having its main office in Japan as defined in Item 5, Paragraph 1, Article 6 of Foreign Exchange and Foreign Trade law of Japan (Law no. 228,1949).

Kuwait

        By receiving this prospectus, the person or entity to whom it has been issued understands, acknowledges and agrees that this prospectus has not been approved by the Kuwait Central Bank, the Kuwait Ministry of Commerce and Industry or any other authority in Kuwait, nor have the underwriters for Kuwait received authorization or licensing from the Kuwait Central Bank, the Kuwait Ministry of Commerce and Industry or any other authority in Kuwait to market or sell the securities within Kuwait.

        No marketing of any financial products or services has been or will be made from within Kuwait and no subscription to any securities, financial products or financial services may or will be consummated within Kuwait. The underwriters for Kuwait do not advise parties in Kuwait as to the appropriateness of investing in, purchasing or selling securities or other financial products. Nothing contained in this prospectus is intended to constitute investment, legal, tax, accounting or other professional advice. This prospectus is for your information only and nothing in this prospectus is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice rendered on the basis of your situation.

The Netherlands

        The common units may not be offered, transferred, sold or delivered in or from the Netherlands, as part of their initial distribution or anytime thereafter, directly or indirectly, in the Netherlands other than to qualifying investors (gekwalificeerde beleggers) within the meaning of section 1:1 of the Act on Financial Supervision (Wet op het financieel toezicht), which includes—without limitation—entities that have a license or are otherwise regulated to be active on the financial markets, governmental bodies, international and supranational organizations and certain other institutional investors.

Norway

        This prospectus has not been prepared in accordance with the prospectus requirements set forth in the Norwegian Securities Trading Act 1997 and the offer contained herein does thus not constitute a public offer in Norway. This prospectus has not been approved or disapproved by, or registered with, neither the Oslo Stock Exchange nor the Norwegian Registry of Business Enterprises.

        This prospectus is only and exclusively addressed to the addressees and cannot be distributed, offered or presented, either directly of indirectly to other persons or entities domiciled in Norway.

Qatar

        By receiving this prospectus, the person or entity to whom it has been issued understands, acknowledges and agrees that this prospectus has not been approved by the Qatar Central Bank, the Qatar Ministry of Economy and Commerce or any other authority in Qatar, nor have the underwriters received authorization or licensing from Qatar Central Bank, the Qatar Ministry of Economy and Commerce or any other authority in Qatar to market or sell the common units within Qatar.

        No marketing of any financial products or services has been or will be made from within Qatar and no subscription to any securities, products or financial services may or will be consummated within the Qatar. The underwriters are not licensed brokers or dealers or investment advisors under the laws applicable in Qatar, and do not advise individuals resident in Qatar as to the appropriateness of investing in or purchasing or selling securities or other financial products. This prospectus does not constitute any form of public offer of any financial products within the State of Qatar, and the underwriters for Qatar do not purport to be conducting any form of business within the State of Qatar by this prospectus. Nothing contained in this prospectus is intended to constitute Qatar investment, legal, tax, accounting or other professional advice. This prospectus is for your information only and nothing in this prospectus is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice rendered on the basis of your situation.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common units may not be circulated or distributed, nor may common units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where common units are subscribed or purchased under Section 275 by a relevant person which is:

    (1)
    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

    (2)
    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of such corporation or the beneficiaries' rights and interest (howsoever described) in such trust shall not be transferred during the period ending six months after such corporation or such trust has acquired the common units pursuant to an offer made under Section 275, except:

    (1)
    to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

    (2)
    where no consideration is or will be given for the transfer; or

    (3)
    where the transfer is by operation of law.

Spain

        FOR RESIDENTS OF SPAIN

        This offering does not constitute a public offering in Spain in accordance with Act 24/1988, on Securities Markets and Royal Decree 1310/2005, dated November 4, on admission to Trading of Securities, Public Offerings and the Prospectus Required in Such Cases. The common units have not been and shall not be offered to investors other than qualified investors, as defined in EU Directive 2003/71/CE and applicable Spanish regulations. Accordingly, the offering materials, including this prospectus, have not been verified nor will they be registered by the Spanish Securities and Exchange Commission (CNMV).

Sweden

        No common units have been offered or will be offered to the public in Sweden prior to the publication of a prospectus relating to the common units which have been approved by the Swedish Financial Supervisory Authority (Finansinspektionen), except that offers of the common units may be made to the public in Sweden at any time:

    (1)
    to Qualified Investors;

    (2)
    to fewer than 100 natural or legal persons other than Qualified Investors;

    (3)
    to investors who acquire common units for a total consideration of at least EUR 50,000 per investor; or

    (4)
    in any other circumstances which do not require the publication of a prospectus pursuant to the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument)."

        "Qualified Investors" for the purposes of this provision refers to:

  (1)
  legal entities which are authorized or regulated to operate in the financial markets;

  (2)
  legal entities whose corporate purpose is solely to invest in securities;

  (3)
  states, governmental and state authorities, central banks, the European Central Bank, the International Monetary Fund and other similar international or supranational organisations;

  (4)
  legal entities which, during the last two financial years, has met at least two of the following three criteria:

  (a)
  an average number of employees of at least 250;

  (b)
  a total balance sheet exceeding EUR 43,000,000;

  (c)
  a total net turnover exceeding EUR 50,000,000; and

  (5)
  other legal or natural persons which are considered as "qualified investors" by another member state of the European Economic Area.

Switzerland

        This prospectus does not constitute a public offering prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Code of Obligations. Our limited partnership is not registered with the Swiss Federal Banking Commission, and the common units are not authorized for public distribution in or from Switzerland. Accordingly, neither the common units nor holders of the common units benefit from protection under the Swiss Federal Act on Collective Investments Schemes or supervision by the Swiss Federal Banking Commission. Public solicitation or marketing of the common units in and from Switzerland is not permitted, and the common units may be offered in Switzerland exclusively to qualified investors as defined in the Swiss Federal Act on Collective Investment Schemes.

        This prospectus may not be issued, circulated or distributed in or from Switzerland, except under exceptional circumstances hereinafter described, and is not intended as an offer or solicitation with respect to the purchase or sale of the common units by the public. This prospectus may be distributed to qualified investors as defined in and under the requirements imposed by the Swiss Federal Act on Collective Investment Schemes, provided that such distribution does not occur as a result of, or in connection with, public solicitation or marketing with respect to the purchase or sale of the common units.

United Arab Emirates

        NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES (EXCLUDING THE DUBAI INTERNATIONAL FINANCIAL CENTRE)

        The common units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates ("U.A.E.") other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus does not constitute a public offer of securities in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

        NOTICE TO PROSPECTIVE INVESTORS IN THE DUBAI INTERNATIONAL FINANCIAL CENTRE

        This statement relates to an "exempt offer" in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The common units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common units offered should conduct their own due diligence on the common units. If you do not understand the contents of this prospectus you should consult an authorized financial adviser. For the avoidance of doubt, the common units are not interests in a "fund" or "collective investment scheme" within the meaning of either the Collective Investment Law (DIFC Law No. l of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

United Kingdom

        Each of the underwriters represents and agrees that:

    (1)
    it has not made or will not make an offer of common units to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") except to legal entities which are authorized or regulated to operate in the financial markets, or if not authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the prospectus Rules of the Financial Services Authority ("FSA");

    (2)
    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

    (3)
    it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the common units in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The validity of the common units will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others owns interests representing less than 1% of the capital commitments of certain investment funds managed by Blackstone. Certain partners of Simpson Thacher & Bartlett LLP may purchase common units in this offering pursuant to the directed sale program in an aggregate amount equal to less than 1% of the common units. See "Underwriters—Directed Sale Program". Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and may continue to perform, legal services for Blackstone. Skadden, Arps, Slate, Meagher & Flom LLP represents the State Investment Company in connection with its purchase of non-voting common units.

EXPERTS

        The statement of financial condition of The Blackstone Group L.P. as of March 19, 2007, included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statement of financial condition of Blackstone Group Management L.L.C. as of March 19, 2007, included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of Blackstone Group as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common units offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information about us and our common units, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the Securities and Exchange Commission maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. You may obtain further information about the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the Securities and Exchange Commission. The address of this site is http://www.sec.gov.

        Upon completion of this offering, we will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will be required to file reports and other information with the Securities and Exchange Commission. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the Securities and Exchange Commission at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room of the Securities and Exchange Commission as described above, or inspect them without charge at the Securities and Exchange Commission's website. We intend to make available to our common unitholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

*
The combined financial statements reflect the historical results of operations and financial position of Blackstone Group for all periods presented. Accordingly, the historical financial statements do not reflect what the results of operations and financial position of Blackstone Group would have been had Blackstone Group been a stand-alone, public company for the periods presented.

  Blackstone Group has operated in the U.S. through various limited liability companies and partnerships. As a result, Blackstone Group's income has generally not been subject to U.S. federal income taxes. Taxes related to income earned by partnerships represent obligations of the individual partners. Income taxes shown on Blackstone Group's historical combined statements of income are attributable to taxes incurred in non-US entities and to New York City unincorporated business tax attributable to Blackstone Group's operations apportioned to New York City. Unaudited pro forma taxes based on the Reorganization are provided within the Unaudited Pro Forma Financial Information section of this Registration Statement.

  Blackstone Group's business is presently conducted through a large number of entities for which there is no single holding entity, but which is under the common ownership of the existing owners. Accordingly, Blackstone Group has not presented historical earnings per unit of the combined entities. Unaudited pro forma earnings per unit, based on the Reorganization, are provided within the Unaudited Pro Forma Financial Information section of this Registration Statement.

Report of Independent Registered Public Accounting Firm

To the Partners of The Blackstone Group L.P.:

        We have audited the accompanying statement of financial condition of The Blackstone Group L.P. (the "Partnership"), as of March 19, 2007. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statement presents fairly, in all material respects, the financial position of The Blackstone Group L.P. as of March 19, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 21, 2007

THE BLACKSTONE GROUP L.P.

Statement of Financial Condition

As of March 19, 2007

Assets
Cash	$1

Partners' Capital
Partners' Capital	$1

Notes to Statement of Financial Condition

1.    ORGANIZATION

        The Blackstone Group L.P. (the "Partnership") was formed as a Delaware limited partnership on March 12, 2007. Pursuant to a reorganization into a holding partnership structure, the Partnership will become a holding partnership and its sole assets are expected to be an equity interest through wholly-owned subsidiary entities in Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Holdings V L.P. (collectively, "Blackstone Holdings"). Through wholly-owned subsidiary entities, the Partnership will be the sole general partner of Blackstone Holdings and will operate and control all of the businesses and affairs of Blackstone Holdings and, through Blackstone Holdings and its subsidiaries, continue to conduct the business now conducted by these subsidiaries. Blackstone Group Management L.L.C. is the general partner of the Partnership.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Accounting—The Statement of Financial Condition has been prepared in accordance with accounting principles generally accepted in the United States of America. Separate Statements of Income, Changes in Partners' Capital and of Cash Flows have not been presented in the financial statement because there have been no activities of this entity.

3.    PARTNERS' CAPITAL

        Blackstone Group Limited Partner L.L.C., a wholly-owned subsidiary of Blackstone Group Management L.L.C., is the organizational limited partner of the Partnership, and contributed $1 to the Partnership on the date of formation.

Report of Independent Registered Public Accounting Firm

To the Members of Blackstone Group Management L.L.C.:

        We have audited the accompanying statement of financial condition of Blackstone Group Management L.L.C. (the "Company") as of March 19, 2007. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statement presents fairly, in all material respects, the financial position of Blackstone Group Management L.L.C. as of March 19, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 21, 2007

BLACKSTONE GROUP MANAGEMENT L.L.C.

Statement of Financial Condition

As of March 19, 2007

Assets
Cash	$1

Members' Capital
Members' Capital	$1

Notes to Statement of Financial Condition

1.    ORGANIZATION

        Blackstone Group Management L.L.C. (the "Company") was formed as a Delaware limited liability company on March 12, 2007. The Company has been established to be the general partner of The Blackstone Group L.P.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Accounting—The Statement of Financial Condition has been prepared in accordance with accounting principles generally accepted in the United States of America. Separate Statements of Income, Changes in Members' Capital and of Cash Flows have not been presented in the financial statement because there have been no activities of this entity.

Report of Independent Registered Public Accounting Firm

To the Partners of Blackstone Group:

        We have audited the accompanying combined statements of financial condition of Blackstone Group (the "Company"), as of December 31, 2006 and 2005, and the related combined statements of income, changes in partners' capital and of cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Blackstone Group as of December 31, 2006 and 2005, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 21, 2007

BLACKSTONE GROUP

Combined Statements of Financial Condition

(Dollars in Thousands)

	December 31,
	2006	2005
Assets
Cash and Cash Equivalents	$129,443	$86,414
Cash Held at Consolidated Entities	810,725	363,657
Investments, at Fair Value	31,263,573	20,072,582
Accounts Receivable	656,165	168,841
Due from Brokers	398,196	—
Investment Subscriptions Paid in Advance	280,917	214,437
Due from Affiliates	257,225	159,889
Other Assets	94,800	55,304

Total Assets	$33,891,044	$21,121,124

Liabilities and Partners' Capital
Loans Payable	$975,981	$837,627
Amounts Due to Non-Controlling Interest Holders	647,418	1,043,914
Securities Sold, Not Yet Purchased	422,788	—
Due to Affiliates	103,428	42,122
Accrued Compensation and Benefits	66,301	46,044
Accounts Payable, Accrued Expenses and Other Liabilities	157,355	113,064

Total Liabilities	2,373,271	2,082,771

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	28,794,894	17,213,408

Partners' Capital
Partners' Capital	2,712,605	1,818,749
Accumulated Other Comprehensive Income	10,274	6,196

Total Partners' Capital	2,722,879	1,824,945

Total Liabilities and Partners' Capital	$33,891,044	$21,121,124

See notes to combined financial statements.

BLACKSTONE GROUP

Combined Statements of Income

(Dollars in Thousands)

	Year Ended December 31,
	2006	2005	2004
Revenues
Fund Management Fees (includes fees earned from affiliates of $350,576, $126,181 and $147,861 for the years ended December 31, 2006, 2005 and 2004)	$852,283	$370,574	$390,645
Advisory Fees (includes fees earned from affiliates of $54,769, $14,813 and $875 for the years ended December 31, 2006, 2005 and 2004)	256,914	120,137	108,356
Interest and Other	11,082	6,037	4,462

Total Revenues	1,120,279	496,748	503,463

Expenses
Employee Compensation and Benefits	250,067	182,605	139,512
Interest	36,932	23,830	16,239
Occupancy and Related Charges	35,862	30,763	29,551
General, Administrative and Other	86,534	56,650	48,576
Fund Expenses	143,695	67,972	43,123

Total Expenses	553,090	361,820	277,001

Other Income
Net Gains from Investment Activities	7,587,296	5,142,530	6,214,519

Income Before Non-Controlling Interests in Income of Consolidated Entities and Income Taxes	8,154,485	5,277,458	6,440,981
Non-Controlling Interests in Income of Consolidated Entities	5,856,345	3,934,535	4,901,547

Income Before Taxes	2,298,140	1,342,923	1,539,434
Income Taxes	31,934	12,260	16,120

Net Income	$2,266,206	$1,330,663	$1,523,314

See notes to combined financial statements.

BLACKSTONE GROUP

Combined Statements of Changes in Partners' Capital

(Dollars in Thousands)

	Partners' Capital	Accumulated Other Comprehensive Income (Loss)	Total Partners' Capital
Balance—at January 1, 2004	$1,087,942	$(7,339)	$1,080,603

Comprehensive Income
Net Income	1,523,314		1,523,314
Other Comprehensive Income
Currency Translation Adjustment		1,026	1,026
Net Unrealized Gain on Cash Flow Hedges		6,731	6,731

Total Comprehensive Income			1,531,071
Capital Contributions	49,110		49,110
Capital Distributions	(724,353)		(724,353)

Balance—at December 31, 2004	1,936,013	418	1,936,431

Comprehensive Income
Net Income	1,330,663		1,330,663
Other Comprehensive Income
Currency Translation Adjustment		(2,045)	(2,045)
Net Unrealized Gain on Cash Flow Hedges		7,823	7,823

Total Comprehensive Income			1,336,441
Capital Contributions	119,151		119,151
Capital Distributions	(1,567,078)		(1,567,078)

Balance—at December 31, 2005	1,818,749	6,196	1,824,945

Comprehensive Income
Net Income	2,266,206		2,266,206
Other Comprehensive Income
Currency Translation Adjustment		4,098	4,098
Net Unrealized Loss on Cash Flow Hedges		(20)	(20)

Total Comprehensive Income			2,270,284
Capital Contributions	212,594		212,594
Capital Distributions	(1,584,944)		(1,584,944)

Balance—at December 31, 2006	$2,712,605	$10,274	$2,722,879

See notes to combined financial statements.

BLACKSTONE GROUP

Combined Statements of Cash Flows

(Dollars in Thousands)

	Year Ended December 31,
	2006	2005	2004
Cash Flows from Operating Activities
Net Income	$2,266,206	$1,330,663	$1,523,314
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided By Operating Activities:
Blackstone Funds Related
Non-Controlling Interests in Income of Consolidated Entities	3,950,664	3,631,179	420,561
Net Realized Gains on Investments	(5,054,995)	(4,918,364)	(2,029,266)
Change in Unrealized Gains on Investments Allocable to Blackstone Group	(585,555)	113,934	321,910
Other Non-Cash Amounts Included in Net Income	(41,929)	(52,427)	(62,815)
Cash Flows Due to Changes in Operating Assets and Liabilities
Increase in Cash Held At Consolidated Entities	(447,068)	(81,527)	(46,997)
Increase in Due from Brokers	(398,196)	—	—
(Increase) Decrease in Accounts Receivable	(431,044)	150,215	(201,816)
(Increase) Decrease in Due from Affiliates	(76,700)	3,328	(73,381)
(Increase) Decrease in Other Assets	(21,252)	(9,143)	5,336
Increase in Accrued Compensation and Benefits	20,257	11,355	4,827
Increase (Decrease) in Accounts Payable, Accrued Expenses and Other Liabilities	38,470	(65,298)	78,026
Increase in Due to Affiliates	47,665	87	2,431
Increase (Decrease) in Amounts Due to Non-Controlling Interest Holders	113,188	(32,734)	33,022
(Increase) Decrease in Cash Relinquished With Consolidation of Partnerships and Joint Ventures	—	19,578	(7,090)
Blackstone Funds Related
Investments Purchased	(14,638,659)	(5,791,376)	(5,788,480)
Cash Proceeds from Sale of Investments	10,862,334	8,399,788	5,873,100

Net Cash (Used in) Provided By Operating Activities	(4,396,614)	2,709,258	52,682

Cash Flows from Investing Activities
Purchase of Furniture, Equipment and Leasehold Improvements	(24,190)	(7,353)	(18,282)

Net Cash Used in Investing Activities	(24,190)	(7,353)	(18,282)

Cash Flows from Financing Activities
Distributions to Non-Controlling Interest Holders in Consolidated Entities	(6,653,590)	(6,257,445)	(4,256,548)
Contributions from Non-Controlling Interest Holders in Consolidated Entities	12,321,339	5,040,610	4,280,412
Contributions from Partners	212,594	119,151	49,110
Distributions to Partners	(1,551,957)	(1,327,169)	(720,114)
Proceeds from Loans Payable	7,634,786	2,623,231	3,123,458
Repayment of Loans Payable	(7,499,857)	(2,936,728)	(2,525,190)

Net Cash Provided By (Used in) Financing Activities	4,463,315	(2,738,350)	(48,872)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	518	(2,832)	1,594

Net Increase (Decrease) in Cash and Cash Equivalents	43,029	(39,277)	(12,878)
Cash and Cash Equivalents, Beginning of Period	86,414	125,691	138,569

Cash and Cash Equivalents, End of Period	$129,443	$86,414	$125,691

Supplemental Disclosures of Cash Flow Information
Payments for Interest	$79,469	$30,761	$22,661

Payments for Income Taxes	$19,669	$18,726	$16,597

Supplemental Disclosure of Non-Cash Operating Activities
Net Activities Related to Investment Transactions of Consolidated Blackstone Funds	$2,119,246	$1,752,904	$181,541

Supplemental Non-Cash Financing Activities
Non-Cash Distributions to Non-Controlling Interest Holders	$138,967	$948,651	$28,800

Non-Cash Distributions to Partners	$32,987	$239,909	$4,239

Net Activities Related to Capital Transactions of Consolidated Blackstone Funds	$2,241,660	$589,511	$45,743

See notes to combined financial statements.

BLACKSTONE GROUP

Notes to Combined Financial Statements

(All Dollars Are in Thousands Except Where Otherwise Noted)

1.    ORGANIZATION AND BASIS OF PRESENTATION

        Blackstone Group is a leading global alternative asset manager and provider of financial advisory services based in New York. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds, collectively referred to as the "Blackstone Funds." We also provide various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

        Blackstone Group ("Blackstone" or the "Company") is comprised of all of the entities engaged in the above businesses under the common ownership of the two founders of Blackstone, Stephen A. Schwarzman and Peter G. Peterson, (the "Founders") and Blackstone's senior managing directors and selected other individuals engaged in some of our businesses and personal planning vehicles beneficially owned by the families of these individuals and a subsidiary of American International Group, Inc. ("AIG"), whom we refer to collectively as our "existing owners." All costs of the above businesses have been included in the combined statements of income.

        Certain of the Blackstone Funds are consolidated into operating entities of the Company pursuant to accounting principles generally accepted in the United States of America as described in Note 2. Consequently, the Company's combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the consolidated Blackstone Funds on a gross basis. The majority economic ownership interests in these funds are reflected as non-controlling interests in consolidated entities in the combined financial statements. The consolidation of these Blackstone Funds has no net effect on the Company's Net Income or Partners' Capital.

        The existing owners have a substantial investment in the Company, including required investments in the Company's operating entities, mandatory investments in Blackstone Funds, and other investments in the Blackstone Funds which the existing owners have made on a discretionary basis.

        The combined financial statements reflect the existing owners' investments, together with allocated earnings thereon, in the Company's operating entities and their committed capital investments ("GP Interests") in the Blackstone Funds as Partners' Capital. Investments made by AIG pursuant to its mandated limited partner capital commitments to specific Blackstone Funds and by existing owners made into the Blackstone Funds on a discretionary basis are reflected as non-controlling interests in consolidated entities. See Note 10 for a further discussion of the existing owners' interests.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Accounting—The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

        Principles of Consolidation—The Company's policy is to combine, or consolidate, as appropriate, those entities in which it, through the existing owners, has control over significant operating, financial or investing decisions of the entity.

        For Blackstone Funds that are determined to be variable interest entities ("VIE"), the Company consolidates those entities where the Company absorbs a majority of the expected losses or a majority of the expected residual returns, or both, of such entities pursuant to the requirements of Financial Accounting Standards Board ("FASB") Interpretation No. 46 Consolidation of Variable Interest Entities

("FIN 46") as revised. In addition, the Company consolidates those entities it controls through a majority voting interest or otherwise, including those Blackstone Funds in which the general partner is presumed to have control over them pursuant to FASB Emerging Issues Task Force ("EITF") Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights ("EITF 04-5"). The provisions under both FIN 46 and EITF 04-5 have been applied retrospectively to prior periods. Intercompany transactions and balances have been eliminated.

        For operating entities over which the Company exercises significant influence but which do not meet the requirements for consolidation, the Company uses the equity method of accounting whereby it records its share of the underlying income or losses of these entities.

        In those cases where the Company's investment is less than 20%, 3% in the case of partnership interests, and significant influence does not exist, such investments are carried at fair value.

        Use of Estimates—The preparation of the combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues, expenses and other income during the reporting periods. Actual results could differ from those estimates and such differences could be material to the combined financial statements.

        Fund Management Fees—Fund management fees are comprised of fees charged directly to funds, fund investors and fund portfolio companies (including management, transaction and monitoring fees). Fund management fees are based upon the contractual terms of investment advisory and related agreements and are recognized as earned over the specified contract period. Transaction and monitoring fees are paid to the Company by the fund portfolio companies of the Blackstone Funds. The terms of the agreements are similar to the terms that would have been obtained from unaffiliated third parties. Transaction fees are earned in connection with the acquisition of new fund portfolio companies by the Blackstone Funds. Transaction fees range up to 1.0% of the total enterprise value of the acquisition and are earned upon completion of the acquisition. Monitoring fees are earned for monitoring the performance of fund portfolio companies and providing advice to the management of the fund portfolio companies. Monitoring fees are based upon the contractual terms of the related agreements and are recognized as earned over the life of the investment in the portfolio company.

        For management fees, the contract period is generally equal to the life of the individual fund.

        Annual management fees earned from the fund investors of the corporate private equity, real estate and mezzanine funds range from 1% to 2% of committed capital during the fund investment period, and at least 0.75% of invested capital after the fund investment period. Annual management fees earned from the funds of hedge funds range from 0.75% to 1.5% of the assets under management. Annual management fees earned from the proprietary hedge funds range from 1.5% to 2.0% of the hedge fund's net asset value. Annual management fees earned from the senior debt vehicles range from 0.50% to 1.25% of the fund's total assets. Annual management fees earned from fund investors of the mutual funds range from 0.75% to 1.11% depending on the amount of assets in the applicable fund. The Founders, senior managing directors and employees are not charged management fees.

        In certain management fee arrangements, the Company is entitled to receive performance fees when the return on assets under management exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees are accrued monthly or quarterly based on measuring account/fund performance to date versus the performance benchmark stated in the investment management agreement. Measurement periods for these fees are either semi-annual or annual and the fees are paid after the measurement period has ended. Performance fees range from 5% to 20% of the net annual appreciation, subject to a high-water mark and in some cases subject to a preferred return. Performance fees were $32.1 million, $11.8 million and $2.8 million for the years ended December 31, 2006, 2005, and 2004, respectively. The revenue amounts recorded are not at risk due to future performance contingencies.

        Advisory Fees—Financial advisory fees consist of advisory retainer and transaction based fee arrangements related to mergers, acquisitions, restructurings, divestitures and fund placement services for alternative investment funds. Advisory retainer fees are recognized when services are rendered. Transaction fees are recognized when: 1) there is evidence of an arrangement with a client; 2) agreed upon services have been provided; 3) fees are fixed or determinable; and 4) collection is reasonably assured. Costs related to advisory fees are deferred until the transaction is consummated. Fund placement services revenue is recognized as earned upon the acceptance by a fund of capital or capital commitments.

        Cash and Cash Equivalents—The Company considers all highly liquid short term investments with original maturities of 90 days or less when purchased to be cash equivalents.

        Cash Held at Consolidated Entities—Cash Held at Consolidated Investment Entities consists of cash and cash equivalents held by the Blackstone Funds which, although not legally restricted, is not available to fund the general liquidity needs of the Company.

        Investments, at Fair Value—The Blackstone Funds are, for GAAP purposes, investment companies under the AICPA Audit and Accounting Guide Investment Companies. Thus, such funds reflect their investments, including Securities Sold, Not Yet Purchased, on the Combined Statements of Financial Condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of Other Income in the Combined Statements of Income. Fair value is the amount at which the investments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Additionally, these funds do not consolidate their majority-owned and controlled investments (the "Portfolio Companies"). The Company has retained the specialized accounting for the Blackstone Funds pursuant to EITF Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation.

        The fair value of the Company's Investments and Securities Sold, Not Yet Purchased are based on observable market prices when available. Such prices are based on the last sales price on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day and if sold short at the "asked" price at the close of business on such day. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers.

        A significant number of the investments have been valued by the Company, in the absence of readily observable market prices, using the valuation methodologies described below. The determination of fair value may differ materially from the values that would have resulted if a ready market had existed. The Company estimates the fair value of investments for which market prices are not readily observable as follows.

        Corporate private equity, real estate and mezzanine investments—For investments for which readily observable market prices do not exist, such investments are carried at estimated fair value as determined by the Company. Fair value is determined after giving consideration to a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment.

        Funds of hedge funds—Blackstone Funds' direct investments in underlying hedge funds ("Investee Funds") are stated at fair value, which is based on the Blackstone Funds' net contribution to the Investee Funds and its allocated share of the undistributed profits and losses, including realized and unrealized gains and losses, based on the information provided by the Investee Funds' management, which may include the audited financial statements of the Investee Fund.

        Certain Blackstone Funds sell securities that they do not own, and will therefore be obligated to purchase such securities at a future date. The value of an open short position is recorded as a liability, and the fund records unrealized appreciation or depreciation to the extent of the difference between the proceeds received and the value of the open short position. The applicable Blackstone Fund records a realized gain or loss when a short position is closed. By entering into short sales, the applicable Blackstone Fund bears the market risk of increases in value of the security sold short. The unrealized appreciation or depreciation as well as the realized gain or loss associated with short positions are included in the Combined Statements of Income as Net Gains from Investment Activities.

        Securities transactions are recorded on a trade date basis.

        Accounts Receivable—Accounts Receivable consist primarily of redemptions from the underlying hedge funds in Blackstone's funds of hedge funds and receivables related to Advisory Fees.

        Investment Subscriptions Paid in Advance—Investment Subscriptions Paid in Advance by the Company represent cash paid prior to the effective date of an investment to facilitate the deployment of investment proceeds to affiliated and third party managers.

        Furniture, Equipment and Leasehold Improvements—Furniture, equipment and leasehold improvements consist primarily of leasehold improvements, furniture, fixtures and equipment, computer hardware and software and are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets' estimated useful lives, which for leasehold improvements are the lesser of the lease terms or the life of the asset, generally 15 years, and three to seven years for other fixed assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

        Non-Controlling Interests in Consolidated Entities—Non-controlling interests related to the corporate private equity, real estate and mezzanine funds are subject to on-going realizations and distributions of proceeds therefrom during the life of a fund with a final distribution at the end of each respective fund's term, which could occur under certain circumstances in advance of or subsequent to that fund's scheduled termination date. Non-controlling interests related to funds of hedge funds and hedge funds are generally subject to annual, semi-annual or quarterly withdrawal or redemption by investors in such funds following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years). When redeemed amounts become legally payable to investors on a current basis, they are reclassified as a liability.

        In many cases, the Company's GP Interests in the Blackstone Funds entitle the Company to an allocation of income (a "carried interest" or incentive fee) in the event that the fund achieves specified cumulative investment returns. The carried interest to the Company ranges from 15% to 20%. The incentive fees range from 5% to 20%. The Company records such allocations in the determination of the Non-Controlling Interests in Income of Consolidated Entities when the returns at the respective Blackstone Funds meet or exceed the cumulative investment returns to the limited partners established in the relevant agreements.

        Amounts Due to Non-Controlling Interest Holders—Amounts Due to Non-Controlling Interest Holders consist primarily of shareholder/investor redemptions and capital withdrawals payable by the Blackstone Funds.

        Derivatives and Hedging Activities—The Company enters into derivative financial instruments for investment purposes and to manage interest rate and foreign exchange risk arising from certain assets and liabilities. All derivatives are recognized as either assets or liabilities in the Combined Statements of Financial Condition and measured at fair value. Derivatives used in connection with investment activities are recorded at fair value and changes in value are recorded in income currently.

        Cash Flow Hedges—For qualifying cash flow hedges, the Company records the effective portion of changes in the fair value of derivatives designated as cash flow hedging instruments in Other Comprehensive Income, which is a component of Partners' Capital. Any ineffective portion of the cash flow hedges are included in current period income. The Company's hedging activities are immaterial to the combined financial statements.

        Foreign Currency Translation and Transactions—Non-U.S. dollar denominated assets and liabilities are translated at year-end rates of exchange, and Combined Statements of Income accounts are translated at rates of exchange in effect throughout the year. Foreign currency gains and losses resulting from transactions outside of the functional currency of an entity, which are not significant, are included in Net Income.

        Comprehensive Income—Comprehensive Income consists of Net Income and Other Comprehensive Income. The Company's Other Comprehensive Income is comprised of unrealized gains and losses on cash flow hedges and foreign currency cumulative translation adjustments.

        Income Taxes—No federal income taxes have been provided for by the Company in the accompanying combined financial statements as each entity of the group is either a partnership, a S corporation or a limited liability company classified as a partnership that is not subject to federal income taxes. However, certain entities of the Company are subject to a four percent (4%) New York City unincorporated business tax on their trade and business income activities conducted in New York

City. Additionally, some entities of the Company are located in foreign jurisdictions that impose income taxes.

        The Company uses the asset and liability method of accounting for deferred income taxes pursuant to FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

        Under SFAS 109, a valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized.

        Recent Accounting Pronouncements—In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Company intends to early adopt SFAS 157 as of January 1, 2007. The adoption of SFAS 157 is not expected to have a material impact on the Company's combined financial statements.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with changes in fair value recognized in earnings. The Company is currently evaluating the potential effect on the financial statements of adopting SFAS 159.

        In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment ("SFAS 123(R)"), which requires all equity-based payments to employees to be recognized using a fair value based method. On January 1, 2006, the Company adopted SFAS 123(R) using the modified prospective method and therefore prior period amounts will not be restated. The adoption of SFAS 123(R) did not have a material impact on the Company's combined financial statements.

        In September 2006, the FASB cleared the AICPA Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies ("SOP 07-1") for issuance. SOP 07-1 addresses whether the accounting principles of the AICPA Audit and Accounting Guide Investment Companies may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to the later of (i) reporting periods beginning on or after December 15, 2007 or (ii) the first permitted early adoption date of the FASB's fair value option statement. The adoption of SOP 07-1 is not expected to have a material impact on the Company.

        In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 requires companies to recognize the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The tax benefit recognized is the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 will not have a material impact on the Company's combined financial statements.

        In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, ("SFAS 133") and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 provides, among other things, that (1) for embedded derivatives which would otherwise be required to be bifurcated from their host contracts and accounted for at fair value in accordance with SFAS 133, an entity may make an irrevocable election, on an instrument-by-instrument basis, to measure the hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings and (2) concentrations of credit risk in the form of subordination are not considered embedded derivatives. SFAS 155 is effective for all financial instruments acquired, issued or subject to remeasurement after the beginning of an entity's first fiscal year that begins after September 15, 2006. Upon adoption, differences between the total carrying amount of the individual components of an existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument should be recognized as a cumulative effect adjustment to beginning retained earnings. Prior periods are not restated. The adoption of SFAS 155 is not expected to have a material impact on the Company's combined financial statements.

        On September 13, 2006 the staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company's financial statements.

3.    INVESTMENTS

Investments, at Fair Value

        Investments, at Fair Value, consist primarily of financial instruments held by consolidated Blackstone Funds.

	Fair Value
	December 31,
	2006	2005
Investments of Consolidated Blackstone Funds	$31,066,974	$19,823,941
Equity Method Investments	133,335	155,770
Other Investments	63,264	92,871

	$31,263,573	$20,072,582

Investments of Consolidated Blackstone Funds

        The following table presents the Company's investments held by the consolidated Blackstone Funds. These investments are presented as a percentage of Investments of Consolidated Blackstone Funds.

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
	December 31,
Geographic Region/Instrument Type/ Industry Description or Investment Strategy
	2006	2005	2006	2005
United States and Canada
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Real Estate, including Consumer Business	$7,323,918	$1,963,095	23.6%	9.9%
Technology, Media and Telecommunications	2,119,259	426,119	6.8%	2.2%
Life Sciences	1,818,875	738,827	5.9%	3.7%
Energy	138,174	1,493,355	0.4%	7.5%
Other	1,261,889	17,992	4.1%	0.1%

Partnership and LLC Interests Total (Cost: 2006 $8,169,518; 2005 $3,152,582)	12,662,115	4,639,388	40.8%	23.4%

Equity Securities, principally related to corporate private equity funds
Common Stock
Technology, Media and Telecommunications	2,104,697	2,132,149	6.8%	10.8%
Manufacturing	1,858,483	2,384,124	6.0%	12.0%
Financial Services	1,055,661	1,022,209	3.4%	5.2%
Other	878,064	928,818	2.8%	4.7%

Common Stock Total (Cost: 2006 $3,692,732; 2005 $3,497,690)	5,896,905	6,467,300	19.0%	32.7%
Other, principally preferred stock and warrants (Cost: 2006 $34,729; 2005 $29,920)	63,856	64,852	0.2%	0.3%

Equity Securities Total (Cost: 2006 $3,727,461; 2005 $3,527,610)	5,960,761	6,532,152	19.2%	33.0%

Debt Instruments, principally related to marketable alternative asset management funds (Cost: 2006 $394,805; 2005 $416,853)	383,941	389,887	1.2%	2.0%

Investment Funds, principally related to marketable alternative asset management funds
Equity	2,408,012	2,242,998	7.8%	11.3%
Diversified Investments	2,145,729	1,216,132	6.9%	6.1%
Credit Driven	870,350	1,036,107	2.8%	5.2%
Other	473,908	937,255	1.5%	4.7%

Investment Funds Total (Cost: 2006 $4,864,068; 2005 $4,290,127)	5,897,999	5,432,492	19.0%	27.3%

United States and Canada Total
(Cost: 2006 $17,155,852; 2005 $11,387,172)	24,904,816	16,993,919	80.2%	85.7%

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
	December 31,
Geographic Region/Instrument Type/ Industry Description or Investment Strategy
	2006	2005	2006	2005
Europe
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Real Estate, including Consumer Business	1,239,778	1,491,284	4.0%	7.5%
Technology, Media and Telecommunications	1,099,904	—	3.5%	0.0%

Partnership and LLC Interests Total (Cost: 2006 $1,966,987; 2005 $1,045,907)	2,339,682	1,491,284	7.5%	7.5%
Equity Securities, principally related to corporate private equity funds
Common Stock
Technology, Media and Telecommunications	1,879,921	801,601	6.1%	4.0%
Other	1,437,567	377,600	4.6%	1.9%

Common Stock Total (Cost: 2006 $2,595,354; 2005 $888,433)	3,317,488	1,179,201	10.7%	5.9%
Other, principally preferred stock and warrants (Cost: 2006 $188,618; 2005 $0)	188,456	—	0.6%	0.0%

Equity Securities Total (Cost: 2006 $2,783,972; 2005 $888,433)	3,505,944	1,179,201	11.3%	5.9%

Debt Instruments, principally related to marketable alternative asset management funds (Cost: 2006 $44,774; 2005 $28,764)	46,086	60,978	0.1%	0.3%

Europe Total (Cost: 2006 $4,795,733; 2005 $1,963,104)	5,891,712	2,731,463	18.9%	13.7%

Asia, Africa, and Other (Cost: 2006 $210,927; 2005 $68,928), principally related to corporate private equity and marketable alternative asset management funds	270,446	98,559	0.9%	0.6%

Total Investments of Consolidated Blackstone Funds (Cost: 2006 $22,162,512; 2005 $13,419,204)	$31,066,974	$19,823,941	100.0%	100.0%

        At December 31, 2005, the individual investments and derivatives with fair values exceeding 5% of the Company's net assets consisted of 53.9 million shares in Celanese Corporation valued at $1,028,253, and membership interests in Texas Genco LLC valued at $1,410,466. At December 31, 2006 there were no such individual investments. At December 31, 2006 and 2005, respectively, none of the Company's individual investments in funds of hedge funds, feeder funds or any other affiliates exceeded 5% of the Company's net assets.

        Substantially all of the Portfolio Companies of the corporate private equity and real estate funds investments are deemed affiliates due to the nature of the ownership interests and Blackstone's ability to control, direct or substantially influence management and the operations of such Portfolio Companies. The investments of the funds of hedge funds are ultimately invested in unaffiliated hedge funds. However, certain of the funds of hedge funds invest in or through affiliated entities. The investments of the mezzanine and proprietary hedge funds are principally in unaffiliated investments.

        Securities Sold, Not Yet Purchased.    The following table presents the Company's Securities Sold, Not Yet Purchased held by the consolidated Blackstone Funds as of December 31, 2006, which are principally held by certain of Blackstone Group's hedge funds. These investments are presented as a percentage of Securities Sold, Not Yet Purchased. At December 31, 2005 there were no such investments.

	December 31, 2006
Geographic Region/Instrument Type/Industry Description	Fair Value	%
United States—Equity Instruments
Manufacturing	$133,991	31.8%
Utilities	119,363	28.2%
Index Funds	51,313	12.1%
Chemicals	27,911	6.6%

United States—Total (Proceeds: $330,605)	332,578	78.7%

Europe—Equity Instruments
Utilities	34,331	8.1%
Manufacturing	19,082	4.5%

Europe Total (Proceeds: $50,358)	53,413	12.6%

All other regions—Equity Instruments—Manufacturing (Proceeds: $34,336)	36,797	8.7%

Total (Proceeds: $415,299)	$422,788	100.0%

        Realized and Net Change in Unrealized Gains from Blackstone Funds.    Net Gains from Investment Activities on the Combined Statements of Income include net realized gains from realizations and sales of investments and the net change in unrealized gains resulting from changes in fair value of the consolidated Blackstone Funds' investments. The following table presents Blackstone Group's realized and net change in unrealized gains held through the consolidated Blackstone Funds:

	Year Ended December 31,
	2006	2005	2004
Realized Gains	$5,054,995	$4,918,364	$2,029,266
Net Change in Unrealized Gains	2,491,236	189,422	4,159,076

	$7,546,231	$5,107,786	$6,188,342

        Investments in Variable Interest Entities.    The Company consolidates certain VIEs in addition to those consolidated entities under EITF 04-5, when it is determined that the Company is the primary beneficiary, either directly or indirectly, through a consolidated entity or affiliate. The assets of the consolidated VIEs are classified within Investments, at Fair Value. The liabilities of the consolidated VIEs are non recourse to the Company's general credit.

        At December 31, 2006 and 2005, the Company was the primary beneficiary of VIEs whose gross assets were $2,182 million and $1,648 million, respectively, which is the carrying amount of such financial assets in the combined financial statements. The nature of these VIEs include investments in private equity, real estate and hedge fund assets.

        The Company is also a significant variable interest holder in other VIEs which are not consolidated, as the Company is not the primary beneficiary. These VIEs include certain Blackstone Funds investing in entities issuing collateralized debt obligations and those that are funds of hedge funds. At December 31, 2006 and 2005, gross assets of these entities are approximately $4,193 million and $3,130 million, respectively. The Company's aggregate maximum exposure to loss is approximately $252 million and $179 million as of December 31, 2006 and 2005, respectively. The Company's involvement with these entities began on the dates that they were formed, which range from July 2002 to November 2005.

Equity Method Investments

        The Company invests in corporate private equity funds, real estate funds, funds of hedge funds and hedge funds which are not required to be consolidated. The Company accounts for these investments under the equity method of accounting and the Company's share of operating income generated by these investments, which includes the unrealized gains or losses on a fair value basis, is recorded as a component of Net Gains from Investment Activities. Since these investments are not subject to income taxes, the Company has not recorded any provision for income taxes associated with these investments in the Combined Statements of Income.

	Equity Held		Equity in Net Income
	December 31,		Year Ended December 31,
	2006	2005	2006	2005	2004
Equity Method Investments	$133,335	$155,770	$31,760	$20,387	$17,101

Other Investments

        Other Investments consist primarily of investment securities held by the Company for its own account. The following table presents Blackstone Group's realized and net change in unrealized gains in other investments:

	Year Ended December 31,
	2006	2005	2004
Realized Gains	$6,791	$8,309	$1,373
Net Change in Unrealized Gains	2,514	6,048	7,703

	$9,305	$14,357	$9,076

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company's financial instruments are recorded at fair value or at amounts that approximate fair value in the accompanying combined financial statements. Investments, at Fair Value and Securities Sold, Not Yet Purchased are recorded at fair value as described in Note 2. The carrying amounts of the Company's borrowings under its various agreements approximate fair value because such obligations bear interest at floating rates.

5.    CREDIT RISK

        Certain Blackstone Funds and the Investee Funds are subject to certain inherent credit risks arising from their transactions involving futures, options and securities sold under agreements to repurchase by exposure through its investments.

        Various entities of the Company invest substantially all of their excess cash in an open-end money market fund and a money market demand account, which are included in Cash and Cash Equivalents. The money market fund invests primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. The Company continually monitors the fund's performance in order to manage any risk associated with these investments.

        Certain entities of the Company hold derivative instruments that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties with which it enters into contracts to banks and investment banks who meet established credit and capital guidelines. The Company does not expect any counterparty to default on its obligation and therefore does not expect to incur any loss due to counterparty default.

6.    DUE FROM BROKERS

        Certain Blackstone Funds conduct business with brokers for their investment activities. The clearing and custody operations for these investment activities are performed pursuant to agreements with prime brokers. The Due from Brokers balance represents cash balances at the brokers and net receivables and payables for unsettled security transactions. Blackstone met the criteria for netting under FIN 39 as there was no cross netting of receivable and payable amounts between the prime brokers and the netting at each prime broker was deemed appropriate because Blackstone has a valid right of set off (due to a continuous net settlement arrangement) with each of the prime brokers. The applicable Blackstone Funds are required to maintain collateral with the brokers either in cash or securities equal to a certain percentage of the fair value of Securities Sold, Not Yet Purchased.

        The applicable Blackstone Funds are subject to credit risk to the extent any broker with which the funds conduct business is unable to deliver cash balances or securities, or clear security transactions on their behalf. The Company monitors the financial conditions of the brokers with which these funds conduct business and believes the likelihood of loss under the aforementioned circumstances is remote.

7.    OTHER ASSETS

        Other assets consist of the following:

	December 31,
	2006	2005
Other Assets
Furniture, Equipment and Leasehold Improvements, Net(a)	$43,679	$26,330
Deposits for Pending Investments	23,534	19,312
Prepaid Expenses	15,776	8,191
Deferred Tax Assets	6,028	86
Other Assets	5,783	1,385

	$94,800	$55,304

(a)
Net of accumulated depreciation and amortization of $46,879 and $39,865 for the years ended December 31, 2006 and 2005, respectively. Depreciation and amortization expense totaled $7,315, $8,527 and $6,733 for the years ended December 31, 2006, 2005 and 2004, respectively. Purchases of furniture, equipment and leasehold improvements totaled $24,190, $7,353 and $18,282 for the years ended December 31, 2006, 2005 and 2004, respectively.

8.    LOANS PAYABLE

        The Company enters into credit agreements for its general operating and investment purposes and certain Blackstone Funds borrow to meet the financing needs of their operating and investing activities. Borrowing facilities have been established for the benefit of selected funds within those business units. When a Blackstone Fund borrows from the facility in which it participates, the proceeds from the borrowing are strictly limited for its intended use by the borrowing fund and not available for other Company purposes. The Company's credit facilities consist of the following:

	December 31,
	2006			2005
	Credit Available	Borrowings Outstanding	Weighted Average Interest Rate	Credit Available	Borrowings Outstanding	Weighted Average Interest Rate
Revolving Credit Facility(a)	$1,000,000	$340,000	6.13%	$750,000	$485,000	5.05%
On-lending and Bridge Facilities(b)	225,000	106,344	6.50%	40,000	20,457	5.50%
Corporate Debt Credit Facilities(c)	80,000	29,225	8.04%	80,000	6,000	5.83%

	1,305,000	475,569	6.33%	870,000	511,457	5.07%

Blackstone Funds Facilities (d)	2,109,000	500,412	6.13%	711,700	326,170	4.76%

	$3,414,000	$975,981	6.23%	$1,581,700	$837,627	4.95%

(a)
Represents short-term borrowings under a revolving credit facility with proceeds used to fund the operating and investing activities of entities of the Company. Borrowings bear interest at an adjusted LIBOR rate. Each drawdown has a rollover maturity of not longer than six months. Any open borrowings at February 1, 2012, the end date of the facility, are payable at that time. There is a commitment fee of .25% or .3% per annum, as defined, on the unused portion of this facility.

(b)
Represents borrowings under a loan and security agreement as well as a bridge loan facility, each bearing interest at an adjusted rate below the lending bank's prime commercial rate. Borrowings are available for (1) the Company to provide partial financing to certain Blackstone employees to finance the purchase of their equity investments in certain Blackstone Funds and (2) to fund, on a temporary basis, Blackstone's general partner commitment and optional co-investment for all investments made by the Blackstone Funds. The advances to Blackstone employees are secured by investor notes, paid back over a four-year period, and the related underlying investment, as well as full recourse to the employees' salaries, bonuses, returns from other Company investments.

(c)
Represents short-term borrowings under credit facilities established to finance investments in debt securities. Borrowings are made at the time of each investment and are required to be repaid at the earlier of (1) the investment's disposition or (2) 120 days after the borrowing. Borrowings under the facilities bear interest at an adjusted LIBOR rate. Borrowings are secured by the investments acquired with the proceeds of such borrowings. In addition, such credit facilities are supported by letters of credit.

(d)
Represents borrowing facilities for the various Blackstone Funds used to meet liquidity and investing needs. Certain borrowings under these facilities are used for bridge financing and general liquidity purposes. Other borrowings are used to finance the purchase of investments with the borrowing remaining in place until the disposition or refinancing event. Such borrowings have varying maturities and are rolled over until the disposition or a refinancing event. Due to the fact that the timing of such events is unknown and may occur in the near term, these borrowings are considered short-term in nature. Borrowings bear interest at spreads to market rates. Borrowings are secured according to the terms of each facility and are generally secured by the investment purchased with the proceeds of the borrowing and/or the uncalled capital commitment of each respective fund. Certain facilities have commitment fees. When a fund borrows, the proceeds are available only for use by that fund and are not available for the benefit of other funds. Collateral within each fund is also available only against the borrowings by that fund and not against the borrowings of other funds.

Scheduled principal payments for long-term borrowings at December 31, 2006 are as follows:

2007	$15,002
2008	15,936
2009	15,232
2010	13,374
2011	5,280
Thereafter	—

$64,824

9.    INCOME TAXES

        The Company has provided for New York City unincorporated business tax for certain entities based on a statutory rate of 4%. Certain entities that are part of the Company are subject to income tax of the foreign countries in which they conduct business. The Company's effective income tax rate was approximately 1.39%, 0.91% and 1.05% for the years ended December 31, 2006, 2005 and 2004, respectively.

        The provision for income taxes consists of the following:

	Year Ended December 31,
	2006	2005	2004
Current
Foreign Income Tax	$3,433	$2,132	$1,514
State and Local Income Tax	34,433	10,277	14,318

Subtotal	37,866	12,409	15,832

Deferred
State and Local Income Tax	(5,932)	(149)	288

Subtotal	(5,932)	(149)	288

Total Income Taxes	$31,934	$12,260	$16,120

        Income taxes are provided at the applicable statutory rates. The tax effects of the changes in the temporary differences in the areas listed below resulted in deferred tax assets and liabilities:

	December 31,
	2006	2005
Deferred Tax Assets
Fund Management Fees	$5,834	$—
Depreciation and Amortization	139	12
Other	55	74

Total Deferred Tax Assets	$6,028	$86

Deferred Tax Liabilities
Unrealized Gains from Investments	$235	$225

Total Deferred Tax Liabilities	$235	$225

        The Company's Deferred Tax Assets and Deferred Tax Liabilities are included in the combined financial statements within Other Assets and Accounts Payable, Accrued Expenses and Other Liabilities, respectively.

        The following table reconciles the provision for income taxes to the U.S. federal statutory tax rate:

	2006	2005	2004
Statutory U.S. Federal Income Tax Rate	35.00%	35.00%	35.00%
Income Passed Through to Partners	(35.00)%	(35.00)%	(35.00)%
Foreign Income Taxes	0.15%	0.16%	0.11%
State and Local Income Taxes	1.24%	0.75%	0.94%

Effective Income Tax Rate	1.39%	0.91%	1.05%

10.    RELATED PARTY TRANSACTIONS

Affiliate Receivables and Payables

        Blackstone Group considers its existing owners, employees, the Blackstone Funds, and the Portfolio Companies to be affiliates. As of December 31, 2006 and 2005, Due from Affiliates and Due to Affiliates were comprised of the following:

	December 31,
	2006	2005
Due from Affiliates
Payments made on behalf of existing owners and Company employees for investments in Blackstone Funds	$189,373	$112,521
Payments made on behalf of non-consolidated entities	63,857	45,442
Advances made to existing owners	3,995	1,926

	$257,225	$159,889

Due to Affiliates
Distributions received on behalf of non-consolidated entities	$54,911	$25,533
Distributions received on behalf of existing owners and Company employees	47,732	15,492
Payments made by non-consolidated entities	785	1,097

	$103,428	$42,122

Existing Owners' Interests

        AIG (through controlled entities), is a limited partner (the "AIG LP Investments") in certain Blackstone Funds in addition to its required participation in the GP Interests. These AIG LP Investments in Blackstone Funds are subject to fees on the same basis as other third party investors in the relevant Blackstone Fund. As of December 31, 2006 and 2005, AIG LP Investments in Blackstone Funds aggregated $943 million and $516 million, respectively, and AIG's share of the net Non-Controlling Interests in Income of Consolidated Entities on its AIG LP Investments aggregated $232 million, $135 million and $168 million for the years ended December 31, 2006, 2005 and 2004, respectively.

        In addition, the existing owners and the Company's employees invest on a discretionary basis in the Blackstone Funds both directly and through consolidated entities. Their investments may be subject to preferential management fee arrangements. As of December 31, 2006 and 2005, the existing owners' and employees' investments aggregated $2,063 million and $1,308 million, respectively, and the existing owners' and employees' share of the Non-Controlling Interests in Income of Consolidated Entities aggregated $399 million, $236 million and $256 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Revenues from Affiliates

        Fund Management Fees earned from affiliates totaled $350,576, $126,181 and $147,861 for the years ended December 31, 2006, 2005 and 2004, respectively and primarily relate to transaction and monitoring fees which are made in the ordinary course of business and under terms that would have been obtained from unaffiliated third parties. Advisory fees earned from affiliates totaled $54,769, $14,813 and $875 for the years ended December 31, 2006, 2005 and 2004, respectively. Loans to affiliates consist of interest-bearing advances to certain Blackstone individuals to finance their investments in certain Blackstone Funds. These loans earn interest at the Company's cost of borrowing and such interest totaled approximately $6,953, $2,336 and $1,369, respectively, for the years ended December 31, 2006, 2005 and 2004.

Contingent Repayment Guarantee

        Company personnel who have received carried interest distributions have guaranteed payment on a several basis (subject to a cap), to the corporate private equity, real estate and mezzanine funds of any contingent repayment (clawback) obligation with respect to the excess carried interest allocated to the general partners of such funds and indirectly received thereby to the extent that the Company fails to fulfill its clawback obligation, if any.

Aircraft and Other Services

        In the normal course of business, Blackstone personnel have made use of aircraft owned as personal assets of the Founders and a senior managing director ("Personal Aircraft"). In addition, on occasion, the Founders, senior managing directors and their families have made use of an aircraft in which the Company owns a fractional interest, as well as other assets of the Company. The Founders and the senior managing director paid for their respective purchases of the aircraft themselves and bear all operating, personnel and maintenance costs associated with their operation. In addition, the Founders are charged for their and their families' personal use of the Company assets based on market rates and usage. Payment by the Company for the use of the Personal Aircraft and among the other existing owners and the Company for their and their families' personal use of the Company resources are principally, but not always, made at market rates. The transactions described herein are not material to the combined financial statements.

Other

        In the ordinary course of business, Blackstone and the Blackstone Funds place certain of their insurance policies with entities controlled by AIG; all such arrangements are on a negotiated basis.

        The Company does business with and on behalf of some of its Portfolio Companies; all such arrangements are on a negotiated basis.

11.    COMMITMENTS AND CONTINGENCIES

        Guarantees—The Company had approximately $175 million of letters of credit outstanding to satisfy various contractual requirements primarily related to Portfolio Companies at December 31, 2006.

        Certain real estate funds guarantee payments to third parties in connection with the on-going business activities and/or acquisitions of their Portfolio Companies. At December 31, 2006, such guarantees amount to $2,482 million. Please see "Investment Commitments" below as respects additional guarantees.

        Debt Covenants—The Company's debt obligations contain various customary loan covenants. In management's opinion, these covenants do not materially restrict the Company's investment or financing strategy. The Company is in compliance with all of its loan covenants as of December 31, 2006.

        Investment Commitments—The Blackstone Funds had signed investment commitments with respect to investments representing commitments of $5,104 million as of December 31, 2006. Included in this is $4,594 million of signed investment commitments for Portfolio Company acquisitions in the process of closing. The Blackstone Funds have provided $1,568 million of guarantees related to signed investment commitments.

        The general partners of the Blackstone Funds had unfunded GP commitments to such funds totaling $338 million as of December 31, 2006.

        Certain of the Company's funds of hedge funds not consolidated in these combined financial statements, which act as asset allocation funds for the funds of hedge funds, have made investment commitments to unaffiliated hedge funds. The funds of hedge funds consolidated in these combined financial statements may, but are not required to, allocate assets to these allocation funds. The unfunded commitment as of December 31, 2006 is $89 million.

        Contingent Obligations (Clawback)—Included within Net Gains from Investment Activities in the combined statements of income are gains from Blackstone Fund investments. The portion of net gains attributable to non-controlling interest holders is included within Non-Controlling Interests in Consolidated Entities. Net gains attributable to non-controlling interest holders are net of carried interest earned by the Company. Carried interest is subject to clawback to the extent that the carried interest recorded to date exceeds the amount due to the Company based on cumulative results. If, at December 31, 2006, all of the investments held by the Carry Funds, which are at fair value, were deemed worthless, a possibility that management views as remote, the amount of carried interest subject to potential clawback would be $2,842 million, on a pre-tax basis. As of December 31, 2006, the Company did not have a clawback obligation based upon the performance of the Blackstone Funds.

        Litigation—From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. After consultation with legal counsel, management believes the ultimate liability arising from such actions that existed as of December 31, 2006, if any, will not materially affect the Company's results of operations, financial position or cash flows.

        Operating Leases—The Company leases office space under non-cancelable lease and sublease agreements, which expire on various dates through 2024. Occupancy lease agreements, in addition to base rentals, generally are subject to escalation provisions based on certain costs incurred by the landlord, and are recognized on a straight-line basis over the term of the lease agreement. Rent expense for the years ended December 31, 2006, 2005 and 2004, was $23,905, $18,034 and $18,005, respectively. At December 31, 2006 and 2005, the Company maintained irrevocable standby letters of credit as security for the leases of $2,804 and $4,087, respectively. As of December 31, 2006, the approximate aggregate minimum future payments, net of sublease income, required on the operating leases are as follows:

2007	$18,311
2008	17,660
2009	18,138
2010	21,114
2011	23,109
Thereafter	237,730

Total	$336,062

        The Company has entered into various operating leases for the use of certain office equipment. For the years ended December 31, 2006, 2005 and 2004, rental expense for office equipment totaled $664, $820 and $803, respectively.

12.    SEGMENT REPORTING

        Blackstone transacts its primary business in the United States and substantially all of its revenues are generated domestically.

        Blackstone Group conducts its alternative asset management and financial advisory businesses through four reportable segments:

  •
  Corporate Private Equity—The Company's corporate private equity segment comprises its management of corporate private equity funds.

  •
  Real Estate—The Company's real estate segment comprises its management of general real estate funds and internationally focused real estate funds.

  •
  Marketable Alternative Asset Management—The Company's marketable alternative asset management segment whose consistent focus is current earnings is comprised of its management of funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds.

  •
  Financial Advisory—The Company's financial advisory segment comprises its mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds.

        These business segments are differentiated by their various sources of income, with the Corporate Private Equity, Real Estate and Marketable Alternative Asset Management segments primarily earning their income from management fees and investment returns on assets under management, while the financial advisory segment primarily earns its income from fees related to investment banking services and advice and fund placement services.

        Economic Net Income ("ENI") is a key performance measure used by management. ENI represents Net Income excluding the impact of income taxes as well as the impact of non-cash charges related to vesting of equity based compensation. However, the historical combined financial statements do not include non-cash charges related to vesting of equity based compensation. Therefore, ENI is equivalent to Income Before Taxes in our historical combined financial statements. ENI is used by management for our segments in making resource deployment and employee compensation decisions.

        Management makes operating decisions and assesses the performance of each of the Company's business segments based on financial and operating metrics and data that is presented without the consolidation of any of the Blackstone Funds that are consolidated into the combined financial statements. Consequently, all segment data excludes the assets, liabilities and operating results related to the Blackstone Funds.

        The following table presents the financial data for the Company's four reportable segments as of and for the year ended December 31, 2006:

	December 31, 2006 and for the Year then Ended
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues:
Fund Management Fees	$404,296	$263,130	$220,450	$—	$887,876
Advisory Fees	—	—	—	256,914	256,914
Interest and Other	871	1,076	6,669	3,408	12,024

Total Fee Related Revenues	405,167	264,206	227,119	260,322	1,156,814
Expenses	117,724	96,426	128,797	66,448	409,395

Fee Related Earnings	287,443	167,780	98,322	193,874	747,419
Net Gains from Investment Activities	722,410	734,964	93,347	—	1,550,721

Economic Net Income	$1,009,853	$902,744	$191,669	$193,874	$2,298,140

Total Assets	$2,260,475	$1,309,788	$746,612	$157,214	$4,474,089

        The following table reconciles the Total Reportable Segments to Blackstone Group Combined as of December 31, 2006 and for the year then ended:

	December 31, 2006 and for the Year then Ended
	Total Reportable Segments	Consolidation Adjustments		Blackstone Group Combined
Fee Related Revenues	$1,156,814	$(36,535	)(a)	$1,120,279
Expenses	$409,395	$143,695	(b)	$553,090
Net Gains from Investment Activities	$1,550,721	$6,036,575	(c)	$7,587,296
Total Assets	$4,474,089	$29,416,955	(d)	$33,891,044

(a)
The Fee Related Revenues adjustment represents management fees earned from Blackstone Funds to arrive at Blackstone Group combined revenues which were eliminated in consolidation.

(b)
The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone Group unconsolidated expenses to arrive at Blackstone Group combined expenses.

(c)
The Net Gains from Investment Activities adjustment results from the following:

Fund Management Fees Eliminated in Consolidation	$36,535
Fund Expenses Added in Consolidation	143,695
Non-Controlling Interests in Income of Consolidated Entities	5,856,345

Total Consolidation Adjustments	$6,036,575

(d)
The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone Group unconsolidated assets to arrive at Blackstone Group combined assets.

        The following table presents the financial data for the Company's four reportable segments as of and for the year ended December 31, 2005:

	December 31, 2005 and for the Year then Ended
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues:
Fund Management Fees	$175,772	$100,073	$129,638	$—	$405,483
Advisory Fees	—	—	—	120,137	120,137
Interest and Other	1,666	835	2,345	749	5,595

Total Fee Related Revenues	177,438	100,908	131,983	120,886	531,215
Expenses	78,247	68,428	92,809	54,364	293,848

Fee Related Earnings	99,191	32,480	39,174	66,522	237,367
Net Gains from Investment Activities	737,506	292,505	74,956	589	1,105,556

Economic Net Income	$836,697	$324,985	$114,130	$67,111	$1,342,923

Total Assets	$1,517,993	$355,104	$545,659	$104,510	$2,523,266

        The following table reconciles the Total Reportable Segments to Blackstone Group Combined as of December 31, 2005 and for the year then ended:

	December 31, 2005 and for the Year then Ended
	Total Reportable Segments	Consolidation Adjustments		Blackstone Group Combined
Fee Related Revenues	$531,215	$(34,467	)(a)	$496,748
Expenses	$293,848	$67,972	(b)	$361,820
Net Gains from Investment Activities	$1,105,556	$4,036,974	(c)	$5,142,530
Total Assets	$2,523,266	$18,597,858	(d)	$21,121,124

(a)
The Fee Related Revenues adjustment represents management fees earned from Blackstone Funds to arrive at Blackstone Group combined revenues which were eliminated in consolidation.

(b)
The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone Group unconsolidated expenses to arrive at Blackstone Group combined expenses.

(c)
The Net Gains from Investment Activities adjustment results from the following:

Fund Management Fees Eliminated in Consolidation	$34,467
Fund Expenses Added in Consolidation	67,972
Non-Controlling Interests in Income of Consolidated Entities	3,934,535

Total Consolidation Adjustments	$4,036,974

(d)
The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone Group unconsolidated assets to arrive at Blackstone Group combined assets.

        The following table presents the financial data for the Company's four reportable segments as of and for the year ended December 31, 2004:

	December 31, 2004 and for the Year then Ended
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues:
Fund Management Fees	$226,712	$86,113	$111,715	$—	$424,540
Advisory Fees	—	—	179	108,178	108,357
Interest and Other	919	2,502	1,081	105	4,607

Total Fee Related Revenues	227,631	88,615	112,975	108,283	537,504
Expenses	70,561	51,797	71,485	40,035	233,878

Fee Related Earnings	157,070	36,818	41,490	68,248	303,626
Net Gains from Investment Activities	871,891	296,439	67,478	—	1,235,808

Economic Net Income	$1,028,961	$333,257	$108,968	$68,248	$1,539,434

Total Assets	$1,517,960	$511,393	$549,577	$95,346	$2,674,276

        The following table reconciles the Total Reportable Segments to Blackstone Group Combined as of December 31, 2004 and for the year then ended:

	December 31, 2004 and for the Year then Ended
	Total Reportable Segments	Consolidation Adjustments		Blackstone Group Combined
Fee Related Revenues	$537,504	$(34,041	)(a)	$503,463
Expenses	$233,878	$43,123	(b)	$277,001
Net Gains from Investment Activities	$1,235,808	$4,978,711	(c)	$6,214,519
Total Assets	$2,674,276	$18,579,663	(d)	$21,253,939

(a)
The Fee Related Revenues adjustment represents management fees earned from Blackstone Funds to arrive at Blackstone Group combined revenues which were eliminated in consolidation.

(b)
The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone Group unconsolidated expenses to arrive at Blackstone Group combined expenses.

(c)
The Net Gains from Investment Activities adjustment results from the following:

Fund Management Fees Eliminated in Consolidation	$34,041
Fund Expenses Added in Consolidation	43,123
Non-Controlling Interests in Income of Consolidated Entities	4,901,547

Total Consolidation Adjustments	$4,978,711

(d)
The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone Group unconsolidated assets to arrive at Blackstone Group combined assets.

13.    EMPLOYEE BENEFIT PLANS

        The Company provides a 401(k) plan (the "Plan") for eligible employees in the United States. For certain finance and administrative professionals who are participants in the Plan, the Company contributes 2% of such professional's pretax annual compensation up to a maximum of one thousand six hundred dollars. In addition, the Company will contribute 50% of the first 4% of pretax annual compensation contributed by such professional participants with a maximum matching contribution of one thousand six hundred dollars. For the years ended December 31, 2006, 2005 and 2004, the Company incurred expenses of $635, $532 and $484 in connection with such Plan.

        The Company provides a defined contribution plan for eligible employees in the United Kingdom ("UK Plan"). All United Kingdom employees are eligible to contribute to the UK Plan after three months of qualifying service. The Company contributes a percentage of an employee's annual salary, subject to United Kingdom statutory restrictions, on a monthly basis for administrative employees of the Company based upon the age of the employee. For the years ended December 31, 2006, 2005 and 2004, the Company incurred expenses of $191, $116 and $113 in connection with the UK Plan.

14.    REGULATED ENTITIES

        The Company has certain entities that are registered broker-dealers which are subject to the minimum net capital requirements of the Securities and Exchange Commission ("SEC"). The Company has continuously operated in excess of these requirements. The total net capital of these entities was $28 million at December 31, 2006, which exceeded the amount required by $27 million. The Company also has an entity based in London which is subject to the capital requirements of the U.K. Financial Services Authority. This entity has continuously operated in excess of its regulatory capital requirements.

        Certain other U.S. and non-U.S. entities are subject to various securities commodity pool and trader regulations. This includes a number of U.S. entities which are Registered Investment Advisors under the rules and authority of the SEC.

        The regulatory capital requirements referred to above may restrict the Company's ability to withdraw capital from its entities. At December 31, 2006, approximately $28 million of net assets of consolidated entities may be restricted as to the payment of cash dividends and advances to the Company.

BLACKSTONE GROUP

Condensed Combined Statements of Financial Condition (Unaudited)

(Dollars in Thousands)

	March 31, 2007	December 31, 2006	Pro Forma March 31, 2007
Assets
Cash and Cash Equivalents	$125,749	$129,443	$125,749
Cash Held at Consolidated Entities	353,115	810,725	353,115
Investments, at Fair Value	37,384,845	31,263,573	37,384,845
Accounts Receivable	311,256	656,165	311,256
Due from Brokers	591,012	398,196	591,012
Investment Subscriptions Paid in Advance	247,119	280,917	247,119
Due from Affiliates	270,711	257,225	270,711
Other Assets	81,699	94,800	81,699

Total Assets	$39,365,506	$33,891,044	$39,365,506

Liabilities and Partners' Capital
Loans Payable	$1,405,509	$975,981	$2,015,931
Amounts Due to Non-Controlling Interest Holders	353,684	647,418	353,684
Securities Sold, Not Yet Purchased	525,464	422,788	525,464
Due to Affiliates	41,852	103,428	41,852
Accrued Compensation and Benefits	43,194	66,301	43,194
Accounts Payable, Accrued Expenses and Other Liabilities	217,922	157,355	217,922

Total Liabilities	2,587,625	2,373,271	3,198,047

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	33,887,439	28,794,894	33,887,439

Partners' Capital
Partners' Capital	2,884,165	2,712,605	2,273,743
Accumulated Other Comprehensive Income	6,277	10,274	6,277

Total Partners' Capital	2,890,442	2,722,879	2,280,020

Total Liabilities and Partners' Capital	$39,365,506	$33,891,044	$39,365,506

See notes to condensed combined financial statements.

BLACKSTONE GROUP

Condensed Combined Statements of Income (Unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2007	2006
Revenues
Fund Management Fees (includes fees earned from affiliates of $220,463 and $64,514 for the three months ended March 31, 2007 and 2006)	$382,957	$180,116
Advisory Fees (includes fees earned from affiliates of $9,481 and $2,323 for the three months ended March 31, 2007 and 2006)	92,525	38,413
Interest and Other	3,935	2,460

Total Revenues	479,417	220,989

Expenses
Employee Compensation and Benefits	79,207	52,850
Interest	11,122	7,488
Occupancy and Related Charges	9,322	7,604
General, Administrative and Other	18,810	12,578
Fund Expenses	53,689	18,076

Total Expenses	172,150	98,596

Other Income
Net Gains from Investment Activities	3,783,433	1,686,381

Income Before Non-Controlling Interests in Income of Consolidated Entities and Income Taxes	4,090,700	1,808,774
Non-Controlling Interests in Income of Consolidated Entities	2,944,654	1,315,746

Income Before Taxes	1,146,046	493,028
Income Taxes	13,970	5,873

Net Income	$1,132,076	$487,155

See notes to condensed combined financial statements.

BLACKSTONE GROUP
Condensed Combined Statements of Changes in Partners' Capital (Unaudited)
(Dollars in Thousands)

	Partners' Capital	Accumulated Other Comprehensive Income (Loss)	Total Partners' Capital
Balance—at January 1, 2007	$2,712,605	$10,274	$2,722,879

Comprehensive Income
Net Income	1,132,076		1,132,076
Other Comprehensive Income
Currency Translation Adjustment		(2,612)	(2,612)
Net Unrealized Loss on Cash Flow Hedges		(1,385)	(1,385)

Total Comprehensive Income			1,128,079
Capital Contributions	90,304		90,304
Capital Distributions	(1,050,820)		(1,050,820)

Balance—at March 31, 2007	$2,884,165	$6,277	$2,890,442

See notes to condensed combined financial statements.

BLACKSTONE GROUP
Condensed Combined Statements of Cash Flows (Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2007	2006
Cash Flows from Operating Activities
Net Income	$1,132,076	$487,155
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided By Operating Activities:
Blackstone Funds Related
Non-Controlling Interests in Income of Consolidated Entities	744,923	1,953,729
Net Realized Gains on Investments	(1,050,641)	(2,513,125)
Changes in Unrealized Gains on Investments Allocable to Blackstone Group	(520,424)	205,785
Other Non-Cash Amounts Included in Net Income	(13,007)	(6,644)
Cash Flows Due to Changes in Operating Assets and Liabilities
Increase (Decrease) in Cash Held At Consolidated Entities	457,611	(382,088)
Increase in Due from Brokers	(192,816)	—
(Increase) Decrease in Accounts Receivable	55,023	(155,629)
(Increase) Decrease in Due from Affiliates	(13,485)	(67,251)
(Increase) Decrease in Other Assets	15,583	(35,819)
Increase in Accrued Compensation and Benefits	(23,108)	(17,330)
Increase (Decrease) in Accounts Payable, Accrued Expenses and Other Liabilities	93,609	74,884
Increase (Decrease) in Due to Affiliates	(62,214)	14,583
Increase (Decrease) in Amounts Due to Non-Controlling Interest Holders	(41,043)	40,070
Blackstone Funds Related
Investments Purchased	(6,080,748)	(1,918,786)
Cash Proceeds from Sale of Investments	4,154,706	3,764,904

Net Cash (Used in) Provided By Operating Activities	(1,343,955)	1,444,438

Cash Flows from Investing Activities
Purchase of Furniture, Equipment and Leasehold Improvements	(3,068)	(1,051)

Net Cash Used in Investing Activities	(3,068)	(1,051)

Cash Flows from Financing Activities
Distributions to Non-Controlling Interest Holders in Consolidated Entities	(2,663,894)	(2,942,500)
Contributions from Non-Controlling Interest Holders in Consolidated Entities	4,539,138	1,936,347
Contributions from Partners	90,304	109,553
Distributions to Partners	(1,050,820)	(771,782)
Proceeds from Loans Payable	2,518,352	512,294
Repayment of Loans Payable	(2,090,778)	(274,377)

Net Cash Provided By (Used in) Financing Activities	1,342,302	(1,430,465)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,027	522

Net Increase (Decrease) in Cash and Cash Equivalents	(3,694)	13,444
Cash and Cash Equivalents, Beginning of Period	129,443	86,416

Cash and Cash Equivalents, End of Period	$125,749	$99,860

Supplemental Disclosures of Cash Flow Information
Payments for Interest	$3,957	$16,211

Payments for Income Taxes	$16,967	$4,778

Supplemental Disclosure of Non-Cash Operating Activities
Net Activities Related to Investment Transactions of Consolidated Blackstone Funds	$(17,091)	$(148,240)

Supplemental Non-Cash Financing Activities
Non-Cash Distributions to Non-Controlling Interest Holders	$—	$136,822

Non-Cash Distributions to Partners	$—	$33,647

Net Activities Related to Capital Transactions of Consolidated Blackstone Funds	$(17,091)	$(148,240)

See notes to condensed combined financial statements.

BLACKSTONE GROUP

Notes to Condensed Combined Financial Statements (Unaudited)

(All Dollars Are in Thousands Except Where Otherwise Noted)

1.    ORGANIZATION AND BASIS OF PRESENTATION

        Blackstone Group is a leading global alternative asset manager and provider of financial advisory services based in New York. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds, collectively referred to as the "Blackstone Funds." We also provide various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

        Blackstone Group ("Blackstone" or the "Company") is comprised of all of the entities engaged in the above businesses under the common ownership of the two founders of Blackstone, Stephen A. Schwarzman and Peter G. Peterson (the "Founders"), Blackstone's senior managing directors and selected other individuals engaged in some of our businesses, personal planning vehicles beneficially owned by the families of these individuals and a subsidiary of American International Group, Inc. ("AIG"), whom we refer to collectively as our "existing owners." All costs of the above businesses have been included in the combined statements of income.

        Certain of the Blackstone Funds are consolidated into operating entities of the Company pursuant to accounting principles generally accepted in the United States of America ("GAAP"). Consequently, the Company's combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the consolidated Blackstone Funds on a gross basis. The majority economic ownership interests in these funds are reflected as non-controlling interests in consolidated entities in the combined financial statements. The consolidation of these Blackstone Funds has no net effect on the Company's Net Income or Partners' Capital.

        The existing owners have a substantial investment in the Company, including required investments in the Company's operating entities, mandatory investments in Blackstone Funds, and other investments in the Blackstone Funds which the existing owners have made on a discretionary basis.

        The combined financial statements reflect the existing owners' investments, together with allocated earnings thereon, in the Company's operating entities and their committed capital investments ("GP Interests") in the Blackstone Funds as Partners' Capital. Investments made by AIG pursuant to its mandated limited partner capital commitments to specific Blackstone Funds and by existing owners made into the Blackstone Funds on a discretionary basis are reflected as non-controlling interests in consolidated entities. See Note 6 for a further discussion of the existing owners' interests.

        Basis of Presentation—The accompanying unaudited condensed combined financial statements of the Company have been prepared in accordance with GAAP for interim financial information and Rule 10-01 of Regulation S-X under the Securities Exchange Act of 1934. The condensed combined financial statements and these notes are unaudited and exclude some of the disclosures required in annual financial statements. Management believes it has made all necessary adjustments (consisting of only normal recurring items) so that the condensed combined financial statements are presented fairly and that estimates made in preparing its condensed combined financial statements are reasonable and prudent. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These condensed combined financial statements should be read in conjunction with the combined financial statements of the Company included elsewhere in this Registration Statement.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A complete discussion of the Company's significant accounting policies are included elsewhere in this Registration Statement.

Investments, At Fair Value

        The Blackstone Funds are, for GAAP purposes, investment companies under the AICPA Audit and Accounting Guide Investment Companies. Thus, such funds reflect their investments, including Securities Sold, Not Yet Purchased, on the Condensed Combined Statements of Financial Condition at fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of Other Income in the Condensed Combined Statements of Income. Fair value is the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, these funds do not consolidate their majority-owned and controlled investments (the "Portfolio Companies"). The Company has retained the specialized accounting for the Blackstone Funds pursuant to EITF Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation.

        The fair value of the Company's Investments and Securities Sold, Not Yet Purchased are based on observable market prices when available. Such prices are based on the last sales price on the measurement date, or, if no sales occurred on such date, at the "bid" price at the close of business on such date and if sold short, at the "asked" price at the close of business on such date. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers.

        A significant number of the investments have been valued by the Company, in the absence of observable market prices, using the valuation methodologies described below. Additional information regarding these investments is provided in Note 3 to the condensed combined financial statements. For some investments, little market activity may exist; management's determination of fair value is then based on the best information available in the circumstances and may incorporate management's own assumptions. The Company estimates the fair value of investments when market prices are not observable as follows.

        Corporate private equity, real estate and mezzanine investments—For investments for which observable market prices do not exist, such investments are reported at fair value as determined by the Company. Fair value is determined using valuation methodologies after giving consideration to a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. These valuation methodologies involve a significant degree of management judgment.

        Funds of hedge funds—Blackstone Funds' direct investments in hedge funds ("Investee Funds") are stated at fair value, based on the information provided by the Investee Funds' management, which reflects the Company's share of the fair value of the net assets of the investment fund.

        Certain Blackstone Funds sell securities that they do not own, and will therefore be obligated to purchase such securities at a future date. The value of an open short position is recorded as a liability, and the fund records unrealized appreciation or depreciation to the extent of the difference between the proceeds received and the value of the open short position. The applicable Blackstone Fund records a realized gain or loss when a short position is closed. By entering into short sales, the applicable Blackstone Fund bears the market risk of increases in value of the security sold short. The unrealized appreciation or depreciation as well as the realized gain or loss associated with short positions are included in the Combined Statements of Income as Net Gains from Investment Activities.

        Securities transactions are recorded on a trade date basis.

        Recent Accounting Pronouncements—In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Company adopted SFAS 157 as of January 1, 2007. The adoption of SFAS 157 did not have a material impact on the Company's combined financial position or results of operations. See note 3, Investments, to the condensed combined financial statements for additional information.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with changes in fair value recognized in earnings. The Company is currently evaluating the potential effect on the financial statements of adopting SFAS 159.

        In September 2006, the FASB cleared the AICPA Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies ("SOP 07-1") for issuance. SOP 07-1 addresses whether the accounting principles of the AICPA Audit and Accounting Guide Investment Companies may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to the later of (i) reporting periods beginning on or after December 15, 2007, or (ii) the first permitted early adoption date of the SFAS 159. The adoption of SOP 07-1, once issued, is not expected to have a material impact on the Company.

        In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 requires companies to recognize the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The tax benefit recognized is the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company's condensed combined financial statements.

3.    INVESTMENTS

Investments, At Fair Value

        A condensed summary of Investments, at Fair Value, which consists primarily of financial instruments held by consolidated Blackstone Funds, follows.

	Fair Value
	March 31, 2007	December 31, 2006
Investments of Consolidated Blackstone Funds	$37,159,683	$31,066,974
Equity Method Investments	152,361	133,335
Other Investments	72,801	63,264

	$37,384,845	$31,263,573

Investments of Consolidated Blackstone Funds

        The following table presents a condensed summary of the Company's investments held by the consolidated Blackstone Funds. These investments are presented as a percentage of Investments of Consolidated Blackstone Funds.

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
Geographic Region / Instrument Type / Industry Description or Investment Strategy	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
United States and Canada
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Real Estate, including Consumer Business	$12,775,980	$7,323,918	34.4%	23.6%
Technology, Media and Telecommunications	2,285,659	2,119,259	6.2%	6.8%
Life Sciences	1,782,656	1,818,875	4.8%	5.9%
Energy	162,757	138,174	0.4%	0.4%
Other	1,261,350	1,261,889	3.4%	4.1%

Partnership and LLC Interests Total (Cost: 2007 $11,079,044; 2006 $8,169,518)	18,268,402	12,662,115	49.2%	40.8%

Equity Securities, principally related to corporate private equity funds
Common Stock
Technology, Media and Telecommunications	2,135,694	2,104,697	5.7%	6.8%
Manufacturing	2,354,717	1,858,483	6.3%	6.0%
Financial Services	923,607	1,055,661	2.5%	3.4%
Other	662,243	878,064	1.8%	2.8%

Common Stock Total (Cost: 2007 $3,646,210; 2006 $3,692,732)	6,076,261	5,896,905	16.3%	19.0%
Other, principally preferred stock and warrants (Cost: 2007 $40,284; 2006 $34,729)	58,597	63,856	0.2%	0.2%

Equity Securities Total (Cost: 2007 $3,686,494; 2006 $3,727,461)	6,134,858	5,960,761	16.5%	19.2%

Debt Instruments, principally related to marketable alternative asset management funds (Cost: 2007 $442,504; 2006 $394,805)	432,452	383,941	1.2%	1.2%

Investment Funds, principally related marketable alternative asset management funds
Equity	2,774,843	2,408,012	7.5%	7.8%
Diversified Investments	2,259,365	2,145,729	6.1%	6.9%
Credit Driven	1,016,267	870,350	2.7%	2.8%
Other	451,906	473,908	1.2%	1.5%

Investment Funds Total (Cost: 2007 $5,226,728; 2006 $4,864,068)	6,502,381	5,897,999	17.5%	19.0%

United States and Canada Total (Cost: 2007 $20,434,770; 2006 $17,155,852)	31,338,093	24,904,816	84.4%	80.2%

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
Geographic Region / Instrument Type / Industry Description or Investment Strategy	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
Europe
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Real Estate, including Consumer Business	1,563,736	1,239,778	4.2%	4.0%
Technology, Media and Telecommunications	995,963	1,099,904	2.7%	3.5%

Partnership and LLC Interests Total (Cost: 2007 $2,089,575; 2006 $1,966,987)	2,559,699	2,339,682	6.9%	7.5%
Equity Securities, principally related to corporate private equity funds
Common Stock
Technology, Media and Telecommunications	1,373,508	1,879,921	3.7%	6.1%
Other	1,376,374	1,437,567	3.7%	4.6%

Common Stock Total (Cost: 2007 $2,583,601; 2006 $2,595,354)	2,749,882	3,317,488	7.4%	10.7%
Other, principally preferred stock and warrants (Cost: 2007 $189,040; 2006 $188,618)	189,026	188,456	0.5%	0.6%

Equity Securities Total (Cost: 2007 $2,772,641; 2006 $2,783,972)	2,938,908	3,505,944	7.9%	11.3%

Debt Instruments, principally related to marketable alternative asset management funds (Cost: 2007 $44,390; 2006 $44,774)	45,768	46,086	0.1%	0.1%

Europe Total (Cost: 2007 $4,906,606; 2006 $4,795,733)	5,544,375	5,891,712	14.9%	18.9%

Asia, Africa, and Other (Cost: 2007 $193,690; 2006 $210,927, principally related to corporate private equity and marketable alternative asset management funds	277,215	270,446	0.7%	0.9%

Total Investments of Consolidated Blackstone Funds (Cost: 2007 $25,535,066; 2006 $22,162,512)	$37,159,683	$31,066,974	100.0%	100.0%

        At March 31, 2007, the individual investments and derivatives with fair values exceeding 5% of the Company's net assets was a membership interest in Blackhawk Parent LLC (formerly known as Equity Office Properties) valued at $5,267,428. At December 31, 2006, there were no such individual investments. At March 31, 2007 and December 31, 2006, respectively, the fair value of no individual investment in a fund of hedge fund, feeder fund or any other affiliate exceeded 5% of the Company's net assets.

        Securities Sold, Not Yet Purchased.    The following table presents the Company's Securities Sold, Not Yet Purchased held by the consolidated Blackstone Funds, which are principally held by certain of Blackstone Group's hedge funds. These investments are presented as a percentage of Securities Sold, Not Yet Purchased.

	Fair Value		Percentage of Securities Sold Not Yet Purchased
Geographic Region/Instrument Type/Industry Description	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
United States—Equity Instruments
Index Fund	$191,018	$51,313	36.4%	12.1%
Manufacturing	136,747	133,991	26.0%	31.8%
Utilities	94,392	119,363	18.0%	28.2%
Other	17,501	27,911	3.3%	6.6%

United States—Total (Proceeds: 2007 $432,725; 2006 $330,605)	439,658	332,578	83.7%	78.7%

Europe—Equity Instruments
Manufacturing	30,046	19,082	5.7%	4.5%
Utilities	23,580	34,331	4.5%	8.1%

Europe Total (Proceeds: 2007 $55,305; 2006 $50,358)	53,626	53,413	10.2%	12.6%

All other regions—Equity Instruments—Manufacturing (Proceeds: 2007 $29,101; 2006 $34,336)	32,180	36,797	6.1%	8.7%

Total (Proceeds: 2007 $517,131; 2006 $415,299)	$525,464	$422,788	100.0%	100.0%

        Realized and Net Change in Unrealized Gains from Blackstone Funds.    Net Gains from Investment Activities on the Condensed Combined Statements of Income include net realized gains from realizations and sales of investments and the net change in unrealized gains resulting from changes in fair value of the consolidated Blackstone Funds' investments. The following table presents Blackstone Group's realized and net change in unrealized gains held through the consolidated Blackstone Funds:

	Three Months Ended March 31,
	2007	2006
Realized Gains	$1,050,641	$2,513,125
Net Change in Unrealized Gains	2,720,155	(843,768)

	$3,770,796	$1,669,357

        Investments in Variable Interest Entities.    The Company consolidates certain VIEs in addition to those consolidated entities under EITF 04-5, when it is determined that the Company is the primary beneficiary, either directly or indirectly, through a consolidated entity or affiliate. The assets of the consolidated VIEs are classified within Investments, at Fair Value. The liabilities of the consolidated VIEs are non recourse to the Company's general credit.

        At March 31, 2007, the Company was the primary beneficiary of VIEs whose gross assets were $2,395 million, which is the carrying amount of such financial assets in the condensed combined financial statements. The nature of these VIEs include investments in corporate private equity, real estate and hedge fund assets.

        The Company is also a significant variable interest holder in other VIEs which are not consolidated, as the Company is not the primary beneficiary. These VIEs include certain Blackstone Funds investing in entities issuing collateralized debt obligations and those that are funds of hedge funds. At March 31, 2007, gross assets of these entities were approximately $4,093 million. The Company's aggregate maximum exposure to loss was approximately $375 million as of March 31, 2007. The Company's involvement with these entities began on the dates that they were formed, which range from July 2002 to February 2006.

Equity Method Investments

        The Company invests in corporate private equity funds, real estate funds, funds of hedge funds and hedge funds which are not required to be consolidated. The Company accounts for these investments under the equity method of accounting and the Company's share of operating income generated by these investments, which includes the unrealized gains or losses on a fair value basis, is recorded as a component of Net Gains from Investment Activities. Since these investments are not subject to income taxes, the Company has not recorded any provision for income taxes associated with these investments in the Condensed Combined Statements of Income.

			Equity in Net Income
	Equity Held		Three Months Ended March 31,
	March 31, 2007	December 31, 2006
			2007	2006
Equity Method Investments	$152,361	$133,335	$11,549	$13,209

Other Investments

        Other Investments consist primarily of investment securities held by the Company for its own account. The following table presents Blackstone Group's realized and net change in unrealized gains in other investments:

	Three Months Ended March 31,
	2007	2006
Realized Loss	$(50)	$(20)
Net Change in Unrealized Gains	1,138	3,834

	$1,088	$3,814

Fair Value Measurements

        The Company adopted SFAS 157 as of January 1, 2007, which among other things, requires enhanced disclosures about investments that are measured and reported at fair value. SFAS 157 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring Investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

        Investments measured and reported at fair value are classified and disclosed in one of the following categories:

    Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by SFAS 157, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and a sale could reasonably affect the quoted price.

    Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives.

    Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and it considers factors specific to the investment.

        The following table summarizes the valuation of the Company's investments by the above SFAS 157 fair value hierarchy levels as of March 31, 2007.

	Total	Level I	Level II	Level III
Investments of Consolidated Blackstone Funds	$37,159,683	$3,380,793	$68,002	$33,710,888
Equity Method Investments	152,361	3,548	—	148,813
Other Investments	72,801	12,044	6,167	54,590
Securities Sold Short, Not Yet Purchased	525,464	525,464	—	—

        The following table summarizes our Level III investments by valuation methodology as of March 31, 2007:

Fair value based on	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Total Investment Company Holdings
Third-party Fund Managers	—	—	17.2%	17.2%
Public/private Company Comparables	40.7%	37.8%	4.0%	82.5%
Discounted Cash Flows	—	0.3%	—	0.3%

Total	40.7%	38.1%	21.2%	100%

        The changes in investments measured at fair value for which the Company has used Level III inputs to determine fair value from December 31, 2006 through March 31, 2007 are as follows:

Balance, December 31, 2006	$27,564,206
Purchases (Sales), Net	3,333,327
Net Transfers In (Out) of Level III	(37,320)
Total Realized and Unrealized Gains (Losses)	3,054,078

Balance, March 31, 2007	$33,914,291

Changes in Unrealized Gains (Losses) Included in Earnings Related to Investments Still Held at Reporting Date	$3,161,677

        Total realized and unrealized gains and losses recorded for Level III investments are reported in Other Income in the Condensed Combined Statements of Income.

4.    LOANS PAYABLE

        In February 2007, the real estate funds established a new $2 billion bridge financing facility in connection with the acquisition of a portfolio investment. Outstanding borrowings on the facility were

$27 million at March 31, 2007 at a weighted average interest rate of 6.02%, collateralized by the capital commitments of the borrowing fund. The facility was terminated on April 3, 2007 and all outstanding borrowings were repaid.

        In all other respects, the Company's credit agreements have not materially changed since December 31, 2006.

5.    INCOME TAXES

        The Company has provided for New York City unincorporated business tax for certain entities based on a statutory rate of 4%. Certain entities that are part of the Company are subject to income tax of the foreign countries in which they conduct business. The Company's effective income tax rate was approximately 1.22% and 1.19% for the three months ended March 31, 2007 and 2006.

        The provision for income taxes consists of the following:

	Three Months Ended March 31,
	2007	2006
Current
Foreign Income Tax	$657	$591
State and Local Income Tax	12,477	6,744

	13,134	7,335

Deferred
State and Local Income Tax (Benefit)	836	(1,462)

	836	(1,462)

	$13,970	$5,873

        As discussed in note 2, the Company adopted the provisions of FIN 48 on January 1, 2007. The adoption of FIN 48 did not have a material effect on the combined financial position or results of operations.

        At January 1, 2007, Blackstone did not have any unrecognized deferred tax benefits. Currently, the Company does not believe that the unrecognized tax benefit will change significantly in the next 12 months.

        In accordance with the Company's accounting policy, the Company is continuing its practice of recognizing any interest and/or penalties related to income tax matters in general and administrative expenses.

        The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business the Company is subject to examination by federal and certain state, local and foreign tax regulators. As of January 1, 2007, the Company's U.S. federal income tax returns for the years 2003 through 2006 were subject to examination. State and local tax returns are generally subject to audit from 2002 through 2006. Currently, the Internal Revenue Service and the City of New York are examining certain subsidiaries' tax returns for the years 2001 through 2004. The Company does not believe that the outcome of any examination will have a material impact on the condensed combined financial statements.

6.    RELATED PARTY TRANSACTIONS

Affiliate Receivables and Payables

        Blackstone Group considers its existing owners, employees, the Blackstone Funds, and the Portfolio Companies to be affiliates. As of March 31, 2007, Due from Affiliates and Due to Affiliates were comprised of the following:

	March 31, 2007	December 31, 2006
Due from Affiliates
Payments made on behalf of existing owners and Company employees for investments in Blackstone Funds	$195,165	$189,373
Payments made on behalf of non-consolidated entities	74,344	63,857
Advances made to existing owners	1,202	3,995

	$270,711	$257,225

Due to Affiliates
Distributions received on behalf of non-consolidated entities	$28,599	$54,911
Distributions received on behalf of existing owners and Company employees	10,233	47,732
Payments made by non-consolidated entities	3,020	785

	$41,852	$103,428

Existing Owners' Interests

        AIG (through controlled entities) is a limited partner (the "AIG LP Investments") in certain Blackstone Funds in addition to its required participation in the GP Interests. These AIG LP Investments in Blackstone Funds are subject to fees on the same basis as other third party investors in the relevant Blackstone Fund. As of March 31, 2007, AIG LP Investments in Blackstone Funds aggregated $1,176 million, and AIG's share of the net Non-Controlling Interests in Income of Consolidated Entities on its AIG LP Investments aggregated $107 million and $62 million for the three months ended March 31, 2007 and 2006, respectively.

        In addition, the existing owners and the Company's employees invest on a discretionary basis in the Blackstone Funds both directly and through consolidated entities. Their investments may be subject to preferential management fee arrangements. As of March 31, 2007, the existing owners' and employees' investments aggregated $2,293 million, and the existing owners' and employees' share of the Non-Controlling Interests in Income of Consolidated Entities aggregated $156 million and $104 million for the three months ended March 31, 2007 and 2006, respectively.

Revenues from Affiliates

        Fund Management Fees earned from affiliates totaled $220,463 and $64,514 for the three months ended March 31, 2007 and 2006, respectively. Advisory fees earned from affiliates totaled $9,481 and $2,323 for the three months ended March 31, 2007 and 2006, respectively.

Loans to Affiliates

        Loans to affiliates consist of interest-bearing advances to certain Blackstone individuals to finance their investments in certain Blackstone Funds. These loans earn interest at the Company's cost of borrowing and such interest totaled $2,014 and $1,254, respectively, for the three months ended March 31, 2007 and 2006.

Contingent Repayment Guarantee

        Company personnel who have received carried interest distributions have guaranteed payment on a several basis (subject to a cap) to the corporate private equity, real estate and mezzanine funds of any contingent repayment (clawback) obligation with respect to the excess carried interest allocated to the general partners of such funds and indirectly received thereby to the extent that the Company fails to fulfill its clawback obligation, if any.

Aircraft and Other Services

        In the normal course of business, Blackstone personnel have made use of aircraft owned as personal assets of the Founders ("Personal Aircraft"). In addition, on occasion, the Founders and their families have made use of an aircraft in which the Company owns a fractional interest, as well as other assets of the Company. The Founders paid for their respective purchases of the aircraft themselves and bear all operating, personnel and maintenance costs associated with their operation. In addition, the Founders are charged for their and their families' personal use of the Company assets based on market rates and usage. Payment by the Company for the use of the Personal Aircraft and among the other existing owners and the Company for their and their families' personal use of the Company resources are principally, but not always, made at market rates. The transactions described herein are not material to the condensed combined financial statements.

Other

        In the ordinary course of business, Blackstone and the Blackstone Funds place certain of their insurance policies with entities controlled by AIG; all such arrangements are on a negotiated basis.

        The Company does business with and on behalf of some of its Portfolio Companies; all such arrangements are on a negotiated basis.

7.    COMMITMENTS AND CONTINGENCIES

        Guarantees—The Company had approximately $425 million of letters of credit outstanding to satisfy various contractual requirements primarily related to Portfolio Companies at March 31, 2007.

        Certain real estate funds guarantee payments to third parties in connection with the on-going business activities and/or acquisitions of their Portfolio Companies. At March 31, 2007, such guarantees amounted to $5,503 million. Please see "Investment Commitments" below as respects additional guarantees.

        Debt Covenants—The Company's debt obligations contain various customary loan covenants. In management's opinion, these covenants do not materially restrict the Company's investment or financing strategy. The Company was in compliance with all of its loan covenants as of March 31, 2007.

        Investment Commitments—The Blackstone Funds had signed investment commitments with respect to investments representing commitments of $4,333 million as of March 31, 2007. Included in this was $3,887 million of signed investment commitments for Portfolio Company acquisitions in the process of closing. The Blackstone Funds have provided $208 million of guarantees related to signed investment commitments.

        The general partners of the Blackstone Funds had unfunded GP commitments to such funds totaling $384 million as of March 31, 2007.

        Certain of the Company's funds of hedge funds not consolidated in these combined financial statements, which act as asset allocation funds for the funds of hedge funds, have made investment commitments to unaffiliated hedge funds. The funds of hedge funds consolidated in these combined financial statements may, but are not required to, allocate assets to these allocation funds. The unfunded commitment as of March 31, 2007 is $378 million.

        Contingent Obligations (Clawback)—Included within Net Gains from Investment Activities in the combined statements of income are gains from Blackstone Fund investments. The portion of net gains attributable to non-controlling interest holders is included within Non-Controlling Interests in Consolidated Entities. Net gains attributable to non-controlling interest holders are net of carried interest earned by the Company. Carried interest is subject to clawback to the extent that the carried interest recorded to date exceeds the amount due to the Company based on cumulative results. If, at March 31, 2007, all of the investments held by the carry funds, which are at fair value, were deemed worthless, a possibility that management views as remote, the amount of carried interest subject to potential clawback would be $3,340 million, on a pre-tax basis. As of March 31, 2007, the Company did not have a clawback obligation based upon the performance of the Blackstone Funds.

        Litigation—From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. After consultation with legal counsel, management believes the ultimate liability arising from such actions that existed as of March 31, 2007, if any, will not materially affect the Company's results of operations, financial position or cash flows.

        Operating Leases—The Company leases office space under non-cancelable lease and sublease agreements. The related lease commitments have not changed materially since December 31, 2006.

8.    SEGMENT REPORTING

        Blackstone transacts its primary business in the United States and substantially all of its revenues are generated domestically.

        Blackstone Group conducts its alternative asset management and financial advisory businesses through four reportable segments:

  •
  Corporate Private Equity—The Company's corporate private equity segment comprises its management of corporate private equity funds.

  •
  Real Estate—The Company's real estate segment comprises its management of general real estate funds and internationally focused real estate funds.

  •
  Marketable Alternative Asset Management—The Company's marketable alternative asset management segment whose consistent focus is current earnings is comprised of its management of funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds.

  •
  Financial Advisory—The Company's financial advisory segment comprises its mergers and acquisitions advisory services, restructuring and reorganization advisory services and fund placement services for alternative investment funds.

        These business segments are differentiated by their various sources of income, with the Corporate Private Equity, Real Estate and Marketable Alternative Asset Management segments primarily earning their income from management fees and investment returns on assets under management, while the financial advisory segment primarily earns its income from fees related to investment banking services and advice and fund placement services.

        Economic Net Income ("ENI") is a key performance measure used by management. ENI represents Net Income excluding the impact of income taxes as well as the impact of non cash charges related to vesting of equity based compensation. However, the historical combined financial statements do not include non cash charges related to vesting of equity based compensation. Therefore, ENI is equivalent to Income Before Taxes in our historical combined financial statements. ENI is used by management for our segments in making resource deployment and employee compensation decisions.

        Management makes operating decisions and assesses the performance of each of the Company's business segments based on financial and operating metrics and data that is presented without the consolidation of any of the Blackstone Funds that are consolidated into the combined financial statements. Consequently, all segment data excludes the assets, liabilities and operating results related to the Blackstone Funds.

        The following table presents the financial data for the Company's four reportable segments as of and for the three months ended March 31, 2007:

	March 31, 2007 and the Three Months then Ended
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues:
Fund Management Fees	$59,758	$246,901	$89,518	$—	$396,177
Advisory Fees	—	—	—	92,525	92,525
Interest and Other	314	115	1,343	1,684	3,456

Total Fee Related Revenues	60,072	247,016	90,861	94,209	492,158
Expenses	29,463	24,757	43,126	21,115	118,461

Fee Related Earnings	30,609	222,259	47,735	73,094	373,697
Net Gains from Investment Activities	167,205	539,715	65,429	—	772,349

Economic Net Income	$197,814	$761,974	$113,164	$73,094	$1,146,046

Total Assets	$2,370,522	$2,115,402	$865,787	$109,273	$5,460,984

        The following table reconciles the Total Reportable Segments to Blackstone Group Combined as of March 31, 2007 and for the three months then ended:

	March 31, 2007 and the Three Months then Ended
	Total Reportable Segments	Consolidation Adjustments		Blackstone Group Combined
Fee Related Revenues	$492,158	$(12,741	)(a)	$479,417
Expenses	$118,461	$53,689	(b)	$172,150
Net Gains from Investment Activities	$772,349	$3,011,084	(c)	$3,783,433
Total Assets	$5,460,984	$33,904,522	(d)	$39,365,506
Economic Net Income	$1,146,046	$—		$1,146,046

(a)
The Fee Related Revenues adjustment represents management fees earned from Blackstone Funds to arrive at Blackstone Group combined revenues which were eliminated in consolidation.

(b)
The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone Group unconsolidated expenses to arrive at Blackstone Group combined expenses.

(c)
The Net Gains from Investment Activities adjustment results from the following:

Fund Management Fees Eliminated in Consolidation	$12,741
Fund Expenses Added in Consolidation	53,689
Non-Controlling Interests in Income of Consolidated Entities	2,944,654

Total Consolidation Adjustments	$3,011,084

(d)
The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone Group unconsolidated assets to arrive at Blackstone Group combined assets. The following table presents the financial data for the Company's four reportable segments as of and for the three months ended March 31, 2006:

	March 31, 2006 and the Three Months then Ended
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues:
Fund Management Fees	$78,432	$57,447	$53,475	$—	$189,354
Advisory Fees	—	—	—	38,413	38,413
Interest and Other	100	45	490	616	1,251

Total Fee Related Revenues	78,532	57,492	53,965	39,029	229,018
Expenses	21,850	21,967	25,017	11,686	80,520

Fee Related Earnings	56,682	35,525	28,948	27,343	148,498
Net Gains from Investment Activities	183,229	126,159	35,142	—	344,530

Economic Net Income	$239,911	$161,684	$64,090	$27,343	$493,028

        The following table reconciles the Total Reportable Segments to Blackstone Group Combined as of March 31, 2006 and for the three months then ended:

	March 31, 2006 and the Three Months then Ended
	Total Reportable Segments	Consolidation Adjustments		Blackstone Group Combined
Fee Related Revenues	$229,018	$(8,029	)(a)	$220,989
Expenses	$80,520	$18,076	(b)	$98,596
Net Gains from Investment Activities	$344,530	$1,341,851	(c)	$1,686,381
Economic Net Income	$493,028	$—		$493,028

  (a)
  The Fee Related Revenues adjustment represents management fees earned from Blackstone Funds to arrive at Blackstone Group combined revenues which were eliminated in consolidation.

  (b)
  The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone Group unconsolidated expenses to arrive at Blackstone Group combined expenses.

  (c)
  The Net Gains from Investment Activities adjustment results from the following:

Fund Management Fees Eliminated in Consolidation	$8,029
Fund Expenses Added in Consolidation	18,076
Non-Controlling Interests in Income of Consolidated Entities	1,315,746

Total Consolidation Adjustments	$1,341,851

  (d)
  The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone Group unconsolidated assets to arrive at Blackstone Group combined assets.

9.    PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

        The Company is contemplating an initial public offering of common units representing limited partner interests of The Blackstone Group L.P. In connection with the initial public offering, the Company also plans to consummate a reorganization into a holding partnership structure. The Company intends to distribute to the existing owners all of the undistributed earnings generated by the contributed businesses prior to the date of the offering. The pro forma consolidated statement of financial condition as of March 31, 2007 gives pro forma effect to this distribution of pre-offering profits in the amount of $610,422 payable in cash as if the distribution had been effected as of March 31, 2007.

        The unaudited pro forma combined statement of financial condition is presented for illustrative purposes only and does not purport to represent the Company's combined financial condition had the distribution of pre-offering profits been effected on March 31, 2007 or to project the Company's combined financial condition for any future date.

10.    SUBSEQUENT EVENT

        Subsequent to March 31, 2007, The Blackstone Group L.P., the issuer in the planned initial public offering discussed above, entered into an agreement with an investment vehicle established by the People's Republic of China with respect to its foreign exchange reserve. This agreement, the consummation of which is subject to the completion of the initial public offering discussed above, provides for the sale of $3 billion of non-voting common units at a purchase price per common unit equal to 95.5% of the initial public offering price per common unit in the planned initial public offering. The number of non-voting common units purchased will be reduced if necessary so that the purchased interest remains under 10% of the Company's equity.

Appendix A

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
THE BLACKSTONE GROUP L.P.

A-i

A-ii

A-iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
THE BLACKSTONE GROUP L.P.

        THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE BLACKSTONE GROUP L.P. dated as of                        , 2007, is entered into by and among Blackstone Group Management L.L.C., a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1    Definitions.

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" means this Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P., as it may be amended, supplemented or restated from time to time.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Beneficial Owner" has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and "Beneficially Own" shall have a correlative meaning).

        "Blackstone Holdings I" means Blackstone Holdings I L.P., a Delaware limited partnership, and any successors thereto.

        "Blackstone Holdings I/II General Partner" means Blackstone Holdings I/II GP Inc., a Delaware corporation and the general partner of Blackstone Holdings I and Blackstone Holdings II, and any successors thereto.

        "Blackstone Holdings II" means Blackstone Holdings II L.P., a Delaware limited partnership, and any successors thereto.

        "Blackstone Holdings III" means Blackstone Holdings III L.P., a Delaware limited partnership, and any successors thereto.

        "Blackstone Holdings III General Partner" means Blackstone Holdings III GP L.L.C., a Delaware limited liability company and the general partner of Blackstone Holdings III, and any successors thereto.

        "Blackstone Holdings IV" means Blackstone Holdings IV L.P., a Québec société en commandite, and any successors thereto.

        "Blackstone Holdings IV General Partner" means Blackstone Holdings IV GP L.P., a Delaware limited partnership and the general partner of Blackstone Holdings IV, and any successors thereto.

        "Blackstone Holdings V" means Blackstone Holdings V L.P., a Québec société en commandite, and any successors thereto.

        "Blackstone Holdings V General Partner" means Blackstone Holdings V GP L.P., a Québec société en commandite and the general partner of Blackstone Holdings V, and any successors thereto.

        "Blackstone Holdings General Partners" means, collectively, Blackstone Holdings I/II General Partner, Blackstone Holdings III General Partner, Blackstone Holdings IV General Partner and Blackstone Holdings V General Partner.

        "Blackstone Holdings Group" means, collectively, the Blackstone Holdings Partnerships and their respective Subsidiaries.

        "Blackstone Holdings Partnership Agreements" means, collectively, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings I, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings II, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings III, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV and the Amended and Restated Limited Partnership Agreement of Blackstone Holdings V, as they may each be amended, supplemented or restated from time to time.

        "Blackstone Holdings Partnership Unit" means, collectively, one partnership unit in each of Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III, Blackstone Holdings IV and Blackstone Holdings V issued under their respective Blackstone Holdings Partnership Agreement.

        "Blackstone Holdings Partnerships" means, collectively, Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III, Blackstone Holdings IV and Blackstone Holdings V.

        "Blackstone Holdings Limited Partner" means each Person that becomes a limited partner of the Blackstone Holdings Partnerships pursuant to the terms of the Blackstone Holdings Partnership Agreements.

        "Blackstone Partners" means Blackstone Partners L.L.C., a Delaware limited liability company, and any successors thereto.

        "Blackstone Partners Cessation Date" has the meaning assigned to such term in Section 5.5(b).

        "Board of Directors" means, with respect to the Board of Directors of the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of its general partner.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Account" has the meaning assigned to such term in Section 6.1.

        "Capital Contribution" means any cash or cash equivalents that a Partner contributes to the Partnership pursuant to this Agreement.

        "Carrying Value" means, with respect to any Partnership asset, the asset's adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership Interest is relinquished to the Partnership; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of "Net Income (Loss)" rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

        "Certificate" means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

        "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

        "Closing Date" means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

        "Closing Price" has the meaning assigned to such term in Section 15.1(a).

        "Code" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" has the meaning assigned to such term in Section 11.3(a).

        "Commission" means the U.S. Securities and Exchange Commission.

        "Common Unit" means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners having the rights and obligations specified with respect to Common Units in this Agreement.

        "Conflicts Committee" means a committee of the Board of Directors composed entirely of one or more directors or managers who meet the independence standards required to serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

        "Current Market Price" has the meaning assigned to such term in Section 15.1(a).

        "Delaware Limited Partnership Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing General Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

        "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

        "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

        "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

        "Exchange Agreement" means one or more exchange agreements providing for the exchange of Blackstone Holdings Partnership Units or other securities issued by members of the Blackstone Holdings Group for Common Units, as contemplated by the Registration Statement.

        "Fiscal Year" has the meaning assigned to such term in Section 8.2.

        "General Partner" means Blackstone Group Management L.L.C., a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as a general partner of the Partnership (except as the context otherwise requires).

        "General Partner Interest" means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which is evidenced by General Partner Units, and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

        "General Partner Unit" means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.

        "Group" means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

        "Group Member" means a member of the Partnership Group.

        "Indemnitee" means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (f) any Person the General Partner in its sole discretion designates as an "Indemnitee" for purposes of this Agreement.

        "Initial Common Units" means the Common Units sold in the Initial Offering.

        "Initial Limited Partner" means each of the Organizational Limited Partner and the Underwriters or their designee(s), in each case upon being admitted to the Partnership in accordance with Section 10.1.

        "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

        "Issue Price" means the price at which a Unit is purchased from the Partnership, net of any sales commissions or underwriting discounts charged to the Partnership.

        "Limited Partner" means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person's capacity as a limited partner of the Partnership. For the avoidance of doubt, each holder of a Special Voting Unit shall be a Limited Partner. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.

        "Limited Partner Interest" means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

        "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

        "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

        "Merger Agreement" has the meaning assigned to such term in Section 14.1.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

        "Net Income (Loss)" for any Fiscal Period means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments; (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

        "Non-citizen Assignee" means a Person whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Limited Partner, pursuant to Section 4.8.

        "Notice of Election to Purchase" has the meaning assigned to such term in Section 15.1(b).

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

        "Option Closing Date" means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

        "Organizational Limited Partner" means Blackstone Group Limited Partner L.L.C., a Delaware limited liability company and any successors thereto.

        "Outstanding" means, with respect to Limited Partner Interests, all Limited Partner Interests that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided however that if at any time any Person or Group (other than the General Partner or its Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the Board of Directors; provided further that if at any time the State Investment Company or a State Investment Company Affiliate Beneficially Owns any Common Units, no Common Units Beneficially Owned by the State Investment Company or a State Investment Company Affiliate shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

        "Over-Allotment Option" means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

        "Partners" means the General Partner and the Limited Partners.

        "Partnership" means The Blackstone Group L.P., a Delaware limited partnership.

        "Partnership Group" means the Partnership and its Subsidiaries treated as a single consolidated entity.

        "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interests and Limited Partner Interests.

        "Partnership Security" means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Special Voting Units and General Partner Units.

        "Percentage Interest" means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (iv) by (b) the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, (ii) as to any holder of General Partner Units in its capacity as such with respect to such General Partner Units, 0%, (iii) as to any holder of Special Voting Units in its capacity as such with respect to such Special Voting Units, 0%, and (iv) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the General Partner as a part of the issuance of such Units.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

        "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally among all designated Units, and (b) when modifying Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

        "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date the portion of such fiscal quarter after the Closing Date.

        "Record Date" means the date established by the General Partner in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

        "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

        "Registration Rights Agreement" means one or more registration rights agreements among the Partnership and the limited partners of the Blackstone Holdings Partnerships providing for the registration of Common Units, as contemplated by the Registration Statement.

        "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-141504) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

        "Resident of Japan" means a natural person having his or her place of domicile or residence in Japan, or a juridical person having its main office in Japan as defined in Item 5, Paragraph 1, Article 6 of Foreign Exchange and Foreign Trade law of Japan (Law no. 228,1949).

        "Securities Act" means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

        "Special Approval" means either (a) approval by the sole member or by a majority of the members of the Conflicts Committee, as applicable or (b) approval by the vote of the Record Holders of a majority of the voting power of the Voting Units (excluding Voting Units owned by the General Partner and its Affiliates).

        "Special Voting Unit" means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by the Partnership and shall not be allocated income, gain, loss, deduction or credit of the Partnership.

        "State Investment Company" means Beijing Wonderful Investments Ltd.

        "State Investment Company Affiliate" means only the entity which the People's Republic of China ("PRC") will establish in the future under the direct control of the State Council of the PRC to act as the investment vehicle with respect to the PRC's foreign exchange reserves and that will be a shareholder of Central SAFE Investment Co (such entity "State InvestCo"), Central SAFE Investment Co, any successor of any of the foregoing Persons and any other Persons controlled by any of the foregoing, except for any bank or banking institution controlled by State InvestCo or Central SAFE Investment Co but only to the extent that any Blackstone Holdings Partnership Units, Limited Partner Interests, any security or obligation which is by its terms, whether directly or indirectly, convertible into or exchangeable or exercisable for Limited Partner Interests, and any option, warrant or other subscription or purchase right with respect to Limited Partner Interests, or any other securities of the Blackstone Holdings Partnerships or the Partnership in the possession of such bank or banking institution were obtained in the ordinary course of its business and not as part of a plan to avoid the restrictions or obligations imposed by the letter agreement dated May 22, 2007 between the Partnership and the State Investment Company.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

        "Surviving Business Entity" has the meaning assigned to such term in Section 14.2(b).

        "Tax Receivable Agreement" means the Tax Receivable Agreement to be entered into substantially concurrently with the Initial Offering among Blackstone Holdings I/II General Partner, Blackstone Holdings I, Blackstone Holdings II and the limited partners of the Blackstone Holdings Partnerships, as contemplated by the Registration Statement.

        "Trading Day" has the meaning assigned to such term in Section 15.1(a).

        "Transfer" has the meaning assigned to such term in Section 4.4(a).

        "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

        "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

        "Underwriting Agreement" means the Underwriting Agreement to be entered into in connection with the Initial Offering among the Partnership and the Underwriters, providing for the purchase of Common Units by such Underwriters.

        "Unit" means a Partnership Interest that is designated as a "Unit" and shall include Common Units, Special Voting Units and General Partner Units.

        "Unitholders" means the holders of Units.

        "U.S. GAAP" means U.S. generally accepted accounting principles consistently applied.

        "Voting Unit" means a Common Unit (other than any Common Unit Beneficially Owned by the State Investment Company or a State Investment Company Affiliate), a Special Voting Unit and any other Partnership Interest that is designated as a "Voting Unit" from time to time.

        "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

        SECTION 1.2.    Construction.

        Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation;" and the terms "hereof," "herein" or "hereunder refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

        SECTION 2.1.    Formation.

        The Partnership has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on March 12, 2007, pursuant to the provisions of the Delaware Limited Partnership Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

        SECTION 2.2.    Name.

        The name of the Partnership shall be "The Blackstone Group L.P." The Partnership's business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "LP," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        SECTION 2.3.    Registered Office; Registered Agent; Principal Office; Other Offices.

        Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership) the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at 345 Park Avenue, New York, New York, 10154 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner is 345 Park Avenue, New York, New York, 10154 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

        SECTION 2.4.    Purpose and Business.

        The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner or Record Holder and, in declining to so propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Limited Partnership Act or any other provision of law, rule or regulation or equity.

        SECTION 2.5.    Powers.

        The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

        SECTION 2.6.    Power of Attorney.

        (a)   Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property;

    (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including, without limitation, issuance and cancellations of Special Voting Units pursuant to Section 5.5); (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV; and

            (ii)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

        Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

        (b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner's or Record Holder's Partnership Interest and shall extend to such Limited Partner's or Record Holder's heirs, successors, assigns and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

        SECTION 2.7.    Term.

        The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

        SECTION 2.8.    Title to Partnership Assets.

        Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

        SECTION 2.9.    Certain Undertakings Relating to the Separateness of the Partnership.

        (a)   Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

        (b)   Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except its consolidated Subsidiaries.

        (c)   No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

        SECTION 3.1.    Limitation of Liability.

        The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Limited Partnership Act.

        SECTION 3.2.    Management of Business.

        No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of

Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

        SECTION 3.3.    Outside Activities of the Limited Partners.

        Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

        SECTION 3.4.    Rights of Limited Partners.

        (a)   In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner's own expense:

          (i)    promptly after its becoming available, to obtain a copy of the Partnership's U.S. federal, state and local income tax returns for each year; and

          (ii)   to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

        (b)   The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

        SECTION 4.1.    Certificates.

        Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).

        No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided however that if the General Partner elects to issue Certificates evidencing Common Units in global form, the Certificates evidencing Common Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Units have been duly registered in accordance with the directions of the Partnership.

        SECTION 4.2.    Mutilated, Destroyed, Lost or Stolen Certificates.

        (a)   If any mutilated Certificate evidencing Common Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the

Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

        (b)   The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

          (ii)   requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii)  if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv)  satisfies any other reasonable requirements imposed by the General Partner.

        If a Record Holder fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

        (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

        SECTION 4.3.    Record Holders.

        The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

        SECTION 4.4.    Transfer Generally.

        (a)   The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another

Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

        (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

        (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.

        SECTION 4.5.    Registration and Transfer of Limited Partner Interests.

        (a)   The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

        (b)   Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

        (c)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partnership Interests shall be freely transferable. Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership pursuant to Section 7.4(c).

        SECTION 4.6.    Transfer of the General Partner's General Partner Interest.

        (a)   Subject to Section 4.6(c) below, prior to June 30, 2017, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of Limited Partners holding of at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner or its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all, but not less than all, of its General Partner Interest to another Person (other than an individual).

        (b)   Subject to Section 4.6(c) below, on or after June 30, 2017, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

        (c)   Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Partnership shall continue without dissolution.

        SECTION 4.7.    Restrictions on Transfers.

        (a)   Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed). Furthermore, no transfer of any Common Units shall be made by a Resident of Japan to another Resident of Japan in any way other than a transfer of its Common Units in whole but not in part to one (1) transferee.

        (b)   The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

        (c)   Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

        SECTION 4.8.    Citizenship Certificates; Non-citizen Assignees.

        (a)   If any Group Member is or becomes subject to any law or regulation that, in the determination of the General Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such

Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. The General Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

        (b)   The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

        (c)   Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

        (d)   At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

        SECTION 4.9    Redemption of Partnership Interests of Non-citizen Assignees.

        (a)   If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the General Partner, in its sole discretion, may cause the Partnership to, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

          (i)    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

          (ii)   The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 8% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

          (iii)  The Limited Partner or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

          (iv)  After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

        (b)   The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

        (c)   Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

        SECTION 5.1    Organizational Issuances.

        Upon issuance by the Partnership of Common Units on the Closing Date of the Initial Offering, the Limited Partner Interests of the Partnership owned by the Organizational Limited Partner will be cancelled.

        SECTION 5.2    Contributions by the General Partner and its Affiliates.

        The General Partner shall not be obligated to make any Capital Contributions to the Partnership.

        SECTION 5.3    Contributions by the Underwriters and the State Investment Company.

        (a)   On the Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters on the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters to the Underwriters or their designee(s) in accordance with the Underwriting Agreement, and such Underwriters or their designee(s) shall be admitted to the Partnership as Limited Partners.

        (b)   Upon the exercise, if any, of the Over-Allotment Option, on the Option Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units to be purchased by the Underwriters on the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue to the Underwriters or their designee(s)

the number of Common Units subject to the Over-Allotment Option that are to be purchased by them in accordance with the Underwriting Agreement.

        (c)   For the avoidance of doubt, upon the further transfer of Common Units to Persons acquiring the same from the Underwriters as contemplated by the Underwriting Agreement, such transferees will be admitted as Limited Partners with respect to the Limited Partner Interests so transferred subject to and in accordance with Section 10.2.

        (d)   On the Closing Date, subject to and concurrently with the contribution by the Underwriters described above, and pursuant to the letter agreement dated May 22, 2007 between the Partnership and the State Investment Company, the State Investment Company shall contribute to the Partnership the amount of cash specified in such letter agreement. In exchange for such Capital Contribution the Partnership shall issue the number of Common Units specified in such letter agreement to the State Investment Company in accordance with such letter agreement, and the State Investment Company shall be admitted to the Partnership as a Limited Partner.

        SECTION 5.4    Interest and Withdrawal.

        No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

        SECTION 5.5    Issuances and Cancellations of Special Voting Units.

        (a)   On the date of this Agreement the Partnership shall issue one (1) Special Voting Unit to Blackstone Partners.

        (b)   On the date that Blackstone Partners in its sole discretion may elect (the "Blackstone Partners Cessation Date") the Partnership shall issue one (1) Special Voting Unit to each holder of record on such date of a Blackstone Holdings Partnership Unit (other than the Partnership and its Subsidiaries), whether or not such Blackstone Holdings Partnership Unit is vested. In addition, on each date following the Blackstone Partners Cessation Date that any Person that is not already a holder of a Special Voting Unit shall become a holder of record of a Blackstone Holdings Partnership Unit (other than the Partnership and its Subsidiaries), whether or not such Blackstone Holdings Partnership Unit is vested, the Partnership shall issue one (1) Special Voting Unit to such Person on such date. In the event that a holder of a Special Voting Unit shall subsequent to the Blackstone Partners Cessation Date cease to be the record holder of a Blackstone Holdings Partnership Unit, the Special Voting Unit held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Unit so cancelled.

        (c)   Upon the issuance to it of a Special Voting Unit, each holder thereof shall automatically and without further action be admitted to the Partnership as a limited partner of the Partnership.

        SECTION 5.6    Issuances of Additional Partnership Securities.

        (a)   The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

        (b)   Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) or Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in its sole discretion, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Interest.

        (c)   The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6 or Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

        SECTION 5.7    Preemptive Rights.

        Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

        SECTION 5.8    Splits and Combinations.

        (a)   Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

        (b)   Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

        (c)   Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

        (d)   The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        SECTION 5.9    Fully Paid and Non-Assessable Nature of Limited Partner Interests.

        All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

        SECTION 6.1    Maintenance of Capital Accounts.

        There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a "Capital Account"). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner's Capital Account shall be (a) credited with (i) such Partner's allocable share of any Net Income of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner, (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner's allocable share of Net Loss of the Partnership and expenditures of the Partnership described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Partner's Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a partner's interest in the Partnership. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each holder of General Partner Units or Special Voting Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than General Partner Units or Special Voting Units.

        SECTION 6.2    Allocations.

        (a)   Net Income (Loss) of the Partnership for each Fiscal Period shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect the manner in which distributions are made to the Partners pursuant to the provisions of Sections 6.3 and

12.4, giving due regard to the penultimate sentence of Sections 6.1 and 6.2(b) and other relevant provisions hereof.

        (b)   All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners in the Partnership, within the meaning of the Code and United States Treasury Regulations. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the General Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

        (c)   Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

        SECTION 6.3.    Requirement and Characterization of Distributions; Distributions to Record Holders.

        (a)   The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners' respective Percentage Interests.

        (b)   The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners.

        (c)   Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

        (d)   Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        (e)   Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

        SECTION 7.1.    Management.

        (a)   The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including without limitation the following:

          (i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

          (ii)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

          (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of capital contributions to any Group Member;

          (v)   the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi)  the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary," "treasurer" or any other titles the General Partner in its sole discretion may determine) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

          (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership's Subsidiaries from time to time) subject to the restrictions set forth in Section 2.4;

          (x)   the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

          (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

          (xiii)  the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

          (xiv)  the undertaking of any action in connection with the Partnership's participation in the management of the Partnership Group through its directors, officers or employees or the Partnership's direct or indirect ownership of the Group Members, including, without limitation, all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and

          (xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

        (b)   In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

        (c)   Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, all Exchange Agreements, the Tax Receivable Agreement, the Registration Rights Agreement, the letter agreement dated May 22, 2007, between the Partnership and the State Investment Company and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

        SECTION 7.2.    Certificate of Limited Partnership.

        The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

        In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the tax authorities, and the Partnership shall pay such amounts as required by the tax authorities, to preserve the status of the Partnership as a partnership.

        SECTION 7.3.    Restrictions on General Partner's Authority.

        Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership Group's assets, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided however that this provision shall not preclude or limit the General Partner's ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

        SECTION 7.4.    Reimbursement of the General Partner.

        (a)   Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.

        (b)   The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine, in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group's business (including expenses allocated to the General Partner by its Affiliates). The General Partner in its sole discretion shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

        (c)   The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest.

        SECTION 7.5.    Outside Activities.

        (a)   After the Closing Date, the General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

        (b)   Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner or Record Holder. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

        (c)   Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's or any other Indemnitee's duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member and (iv) the doctrine of "corporate opportunity" or other analogous doctrine shall not apply to any such Indemnitee.

        (d)   The General Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

        SECTION 7.6.    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

        (a)   The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine, in each case on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(a) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

        (b)   Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

        (c)   The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

        (d)   The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

        (e)   The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) the transactions effected pursuant to Section 5.3 and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). With respect to any contribution of assets to the

Partnership in exchange for Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

        (f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

        SECTION 7.7.    Indemnification.

        (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the General Partner in its sole discretion.

        (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the General Partner in its sole discretion.

        (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

        (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        (e)   For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

        (f)    Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

        (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

        (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        (j)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys' fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

        (k)   This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

        SECTION 7.8.    Liability of Indemnitees.

        (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

        (b)   The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

        (c)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

        SECTION 7.9.    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

        (a)   Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, or any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by all Partners and shall not constitute a breach of this Agreement.

        (b)   Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner, in its capacity as the general partner of the Partnership, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, then the General Partner, or such Affiliates causing it to do so, shall, to the fullest extent permitted by law, make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion"), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership or the Partners, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner is permitted to or required to make a decision in its "good faith" then for purposes of this Agreement, the General Partner, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in the best interests of the Partnership.

        (c)   Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation, whatsoever to the Partnership, any Limited Partner, any Record Holder or any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

        (d)   Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

        (e)   Except as expressly set forth in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership, any Limited Partner or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

        (f)    The Limited Partners, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

        (g)   The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

        SECTION 7.10.    Other Matters Concerning the General Partner.

        (a)   The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b)   The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

        (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

        SECTION 7.11.    Purchase or Sale of Partnership Securities.

        The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. The General Partner or any of its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

        SECTION 7.12.    Reliance by Third Parties.

        Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

        SECTION 8.1.    Records and Accounting.

        The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        SECTION 8.2.    Fiscal Year.

        The fiscal year of the Partnership (each, a "Fiscal Year") shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        SECTION 8.3.    Reports.

        (a)   As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Fiscal Year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner in its sole discretion.

        (b)   As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

        (c)   The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

        SECTION 9.1.    Tax Returns and Information.

        As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of United States Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

        SECTION 9.2.    Tax Elections.

        The General Partner shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

        SECTION 9.3.    Tax Controversies.

        Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

        SECTION 9.4.    Withholding.

        Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

        SECTION 9.5.    Election to be Treated as a Corporation.

        Notwithstanding anything to the contrary contained herein, if the General Partner determines in its sole discretion that it is no longer in the best interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

ARTICLE X

ADMISSION OF PARTNERS

        SECTION 10.1.    Admission of Initial Limited Partners.

        Upon the issuance by the Partnership of Common Units to the Underwriters or their designee(s) as described in Section 5.3 in connection with the Initial Offering, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

        SECTION 10.2.    Admission of Additional Limited Partners.

        (a)   By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and/or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

        (b)   The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

        (c)   Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

        SECTION 10.3.    Admission of Successor General Partner.

        A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Sections 11.1 or 11.2 or the transfer of such General Partner's General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

        SECTION 10.4.    Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.

        To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

        SECTION 11.1.    Withdrawal of the General Partner.

        (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

          (i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

          (ii)   The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

          (iii)  The General Partner is removed pursuant to Section 11.2;

          (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (v)   A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

          (vi)  (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

        If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

        (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, New York City time, on June 30, 2017, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Limited Partners holding at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, New York City time, on June 30, 2017, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) Beneficially Own or own of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Limited Partners holding of a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the General Partner's withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

        SECTION 11.2.    Removal of the General Partner.

        The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the voting power of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. The right of the Unitholders to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

        SECTION 11.3.    Interest of Departing General Partner and Successor General Partner.

        (a) In the event of (i) the withdrawal of a General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) the removal of the General Partner by the Unitholders under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner to require its successor to purchase (x) its General Partner Interest (represented by General Partner Units) and (y) its general partner interest (or equivalent interest), if any, in the other Group Members ((x) and (y) collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to purchase the Combined Interest of the Departing General Partner for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

        For purposes of this Section 11.3(a), the fair market value of a Departing General Partner's Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership's assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

        (b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).

Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly-issued Common Units.

        SECTION 11.4.    Withdrawal of Limited Partners.

        No Limited Partner shall have any right to withdraw from the Partnership; provided however that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

        SECTION 12.1.    Dissolution.

        The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 10.3, 11.1, 11.2 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

          (b)   an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

          (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

          (d)   at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

        SECTION 12.2.    Continuation of the Business of the Partnership After Event of Withdrawal.

        Upon an Event of Withdrawal caused by (a) the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

          (ii)   if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii)  the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any successor limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

        SECTION 12.3.    Liquidator.

        Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select in its sole discretion one or more Persons (which may be the General Partner) to act as Liquidator. If other than the General Partner, the Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class, (2) shall agree not to resign at any time without 15 days' prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

        SECTION 12.4.    Liquidation.

        The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

          (a)   Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b)   Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

          (c)   Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

        SECTION 12.5.    Cancellation of Certificate of Limited Partnership.

        Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        SECTION 12.6.    Return of Contributions.

        The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

        SECTION 12.7.    Waiver of Partition.

        To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

        SECTION 12.8.    Capital Account Restoration.

        No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

        SECTION 13.1.    Amendments to be Adopted Solely by the General Partner.

        Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b)   the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c)   a change that the General Partner determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

          (d)   a change that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

          (e)   a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interests as compared to other classes of Partnership Interests, treating the Common Units as a separate class for this purpose) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (f)    a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (g)   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (h)   an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.6;

          (i)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (j)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (k)   an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.4 or 7.1(a);

          (l)    an amendment effected, necessitated or contemplated by an amendment to any Blackstone Holdings Partnership Agreement that requires unitholders of any Blackstone Holdings Partnership to provide a statement, certification or other proof of evidence to the Blackstone Holdings Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Blackstone Holdings Partnerships;

          (m)  a merger, conversion or conveyance pursuant to Section 14.3(d), including any amendment permitted pursuant to Section 14.5; or

          (n)   any other amendments substantially similar to the foregoing.

        SECTION 13.2.    Amendment Procedures.

        Except as provided in Sections 5.6, 13.1, 13.3 and 14.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided however that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner or other Person bound by this Agreement and, in declining to propose an amendment to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Voting Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

        SECTION 13.3.    Amendment Requirements.

        (a)   Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

        (b)   Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner's consent, which consent may be given or withheld in its sole discretion.

        (c)   Except as provided in Sections 13.1 and 14.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Common Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

        (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

        (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Unitholders holding of at least 90% of the voting power of the Outstanding Voting Units.

        SECTION 13.4.    Special Meetings.

        All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

        SECTION 13.5.    Notice of a Meeting.

        Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        SECTION 13.6.    Record Date.

        For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

        SECTION 13.7.    Adjournment.

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        SECTION 13.8.    Waiver of Notice; Approval of Meeting; Approval of Minutes.

        The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

        SECTION 13.9.    Quorum.

        The Limited Partners holding of a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

        SECTION 13.10.    Conduct of a Meeting.

        The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

        SECTION 13.11.    Action Without a Meeting.

        If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent without a meeting.

        SECTION 13.12.    Voting and Other Rights.

        (a)   Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof (other than the State Investment Company or any State Investment Company Affiliate) to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

        (b)   With respect to Limited Partner Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

        (c)   Notwithstanding any other provision of this Agreement, for the avoidance of doubt, the State Investment Company and any State Investment Company Affiliate shall be subject to the limitations on voting set forth in this Section 13.12(c) for so long as it is a Limited Partner or Beneficially Owns any Common Units. Notwithstanding any other provision of this Agreement or the terms of any Common Units, the State Investment Company and the State Investment Company Affiliates shall have no voting rights whatsoever with respect to the Partnership, including any voting rights that may otherwise exist for Limited Partners or holders of Common Units hereunder, under the Act, at law, in equity or otherwise; provided that any amendment of this Agreement that would have a material adverse effect on the rights or preferences of the Common Units Beneficially Owned by the State Investment Company or any State Investment Company Affiliate in relation to other Common Units (treating the Common Units Beneficially Owned by the State Investment Company and any State Investment Company Affiliate as a separate class for this purpose) must be approved by the holders of not less than a majority of the Common Units Beneficially Owned by the State Investment Company and any State Investment Company Affiliate. The State Investment Company and the State Investment Company Affiliates hereby further irrevocably waive any right it may otherwise have to vote for a successor General Partner or Liquidator under the Act in its capacity as Limited Partner or with respect to any Common Units owned by them.

        SECTION 13.13.    Participation of Special Voting Units in All Actions Participated in by Common Units.

        (a)   Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, but subject to Section 13.13(b) with respect to the voting matters addressed therein, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby agrees that the holders of Special Voting Units (other than the Partnership and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units (including, without limitation, the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 11.2, 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 16.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation. This Agreement shall be construed in all cases to give maximum effect to such agreement.

        (b)   Notwithstanding Section 13.13(a), the holders of Special Voting Units, as such, collectively shall be entitled to a number of Limited Partner votes that is equal to the aggregate number of Blackstone Holdings Partnership Units outstanding (excluding Blackstone Holdings partnership units held by the Partnership or its Subsidiaries) as of the relevant Record Date. Prior to the Blackstone Partners Cessation Date, Blackstone Partners shall be entitled to all of the Limited Partner votes to which the holders of Special Voting Units, as such, collectively are then entitled. From and after the Blackstone Partners Cessation Date, each holder of a Special Voting Unit (other than the Partnership and its Subsidiaries), as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of Limited Partner votes that is equal to the aggregate number of Blackstone Holdings Partnership Units held of record by such holder as of the relevant Record Date. The number of votes to which the holders of Special Voting Units shall be entitled shall be adjusted accordingly if (i) a Limited Partner holding Common Units, as such, shall become entitled to a number of votes other than one for each Common Unit held and/or (ii) under the terms of the Exchange Agreement the holders of Blackstone Holdings Partnership Units party thereto shall become entitled to exchange each such unit for a number of Common Units other than one. The holders of Special Voting Units shall vote together with the Limited Partners holding Common Units as a single class and, to the extent that the Limited Partners holding Common Units shall vote together with the holders of any other class of Partnership Interest, the holders of Special Voting Units shall also vote together with the holders of such other class of Partnership Interests on an equivalent basis as the Limited Partners holding Common Units.

        (c)   Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Units (excluding Special Voting Units held by the Partnership and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV

MERGER

        SECTION 14.1.    Authority.

        The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger, consolidation or other business combination ("Merger Agreement") in accordance with this Article XIV.

        SECTION 14.2.    Procedure for Merger, Consolidation or Other Business Combination.

        Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided however that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Partnership and, to the fullest extent permitted by law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a)   The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

          (b)   The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the "Surviving Business Entity");

          (c)   The terms and conditions of the proposed merger, consolidation or other business combination;

          (d)   The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e)   A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

          (f)    The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

          (g)   Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.

        SECTION 14.3.    Approval by Limited Partners of Merger, Consolidation or Other Business Combination.

        (a)   Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

        (b)   Except as provided in Section 14.3(d), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

        (c)   Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

        (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

        SECTION 14.4.    Certificate of Merger or Consolidation.

        Upon the required approval by the General Partner and the Unitholders of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

        SECTION 14.5.    Amendment of Partnership Agreement.

        Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

        SECTION 14.6.    Effect of Merger.

        (a) At the effective time of the certificate of merger or consolidation or similar certificate:

          (i)    all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii)   the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

          (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

        (b)   A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

        SECTION 15.1.    Right to Acquire Limited Partner Interests.

        (a)   Notwithstanding any other provision of this Agreement, if at any time less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Units) is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

        (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this

Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

ARTICLE XVI

GENERAL PROVISIONS

        SECTION 16.1.    Addresses and Notices.

        Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.

        Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

        Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

        An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

        SECTION 16.2.    Further Action.

        The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        SECTION 16.3.    Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

        SECTION 16.4.    Integration.

        This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        SECTION 16.5.    Creditors.

        None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        SECTION 16.6.    Waiver.

        No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        SECTION 16.7.    Counterparts.

        This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a), without execution hereof.

        SECTION 16.8.    Applicable Law.

        This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

        SECTION 16.9.    Invalidity of Provisions.

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        SECTION 16.10.    Consent of Partners.

        Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

        SECTION 16.11.    Facsimile Signatures.

        The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER:
BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	Name: Title:
LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.2(a).
BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	Name: Title:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common units being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the New York Stock Exchange.

Filing Fee—Securities and Exchange Commission	$145,927
Fee—National Association of Securities Dealers	75,500
Listing Fee—New York Stock Exchange	250,000
Fees and Expenses of Counsel	15,000,000
Printing Expenses	2,500,000
Fees and Expenses of Accountants	22,000,000
Miscellaneous Expenses	6,028,573

Total	46,000,000

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The section of the prospectus entitled "Material Provisions of The Blackstone Group L.P. Partnership Agreement—Indemnification" discloses that we will generally indemnify our general partner, officers, directors and affiliates of the general partner and certain other specified persons to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        We currently maintain liability insurance for our directors and officers. In connection with this offering, we will obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

        Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

        Not applicable.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  Exhibit Index

1.1	Form of Underwriting Agreement*
3.1	Certificate of Limited Partnership of The Blackstone Group L.P.*
3.2	Form of Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. (included as Appendix A to the prospectus)

5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of the common units registered*
8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters*
10.1	Form of Limited Partnership Agreement of Blackstone Holdings I L.P.*
10.2	Form of Limited Partnership Agreement of Blackstone Holdings II L.P.*
10.3	Form of Limited Partnership Agreement of Blackstone Holdings III L.P.*
10.4	Form of Limited Partnership Agreement of Blackstone Holdings IV L.P.*
10.5	Form of Limited Partnership Agreement of Blackstone Holdings V L.P.*
10.6	Form of Tax Receivable Agreement*
10.7	Form of Exchange Agreement*
10.8	Form of Registration Rights Agreement*
10.9	Form of 2007 Equity Incentive Plan*
10.10	Form of Founding Member Agreement of Stephen A. Schwarzman*
10.11	Form of Founding Member Agreement of Peter G. Peterson*
10.12	Form of Senior Managing Director Agreement*
10.13
Credit Agreement dated as of December 22, 2003 among Blackstone Group Holdings L.P., JPMorgan Chase Bank, as administrative agent, and the lenders party thereto, as amended by the First Amendment dated as of February 1, 2006 and the Second Amendment dated as of April 26, 2007 and Form of Third Amendment*
10.14	Letter Agreement between The Blackstone Group L.P. and the Beijing Wonderful Investments Ltd*
21.1	Subsidiaries of The Blackstone Group L.P.*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)*
23.3	Consent of The Right Honorable Brian Mulroney to be named as a director nominee*
23.4	Consent of Lord Nathaniel Charles Jacob Rothschild to be named as a director nominee*
23.5	Consent of William G. Parrett to be named as a director nominee*
24.1	Power of Attorney*

*
Previously filed.

ITEM 17.    UNDERTAKINGS

(1)
The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3)
The undersigned Registrant hereby undertakes that:

(A)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 21st day of June, 2007.

THE BLACKSTONE GROUP L.P.
By:	Blackstone Group Management L.L.C., its general partner
By:	/s/ Michael A. Puglisi Name: Michael A. Puglisi Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st of June, 2007.

Signature	Title

* Stephen A. Schwarzman	Chairman and Chief Executive Officer and Director (principal executive officer)
* Peter G. Peterson	Director
* Hamilton E. James	Director
* J. Tomilson Hill	Director
* Michael A. Puglisi	Chief Financial Officer
* Dennis J. Walsh	Principal Accounting Officer
*By:	/s/ Michael A. Puglisi Name: Michael A. Puglisi Title: Attorney-in-fact

QuickLinks

Table of Contents
SUMMARY
Blackstone
Investment Risks
Organizational Structure
The Offering
Summary Historical Financial and Other Data
RISK FACTORS
FORWARD-LOOKING STATEMENTS
MARKET AND INDUSTRY DATA
ORGANIZATIONAL STRUCTURE
USE OF PROCEEDS
CAPITALIZATION
DILUTION
CASH DISTRIBUTION POLICY
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition
Unaudited Condensed Consolidated Pro Forma Statement of Income
Unaudited Condensed Consolidated Pro Forma Statement of Income
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY
U.S. Corporate Private Equity Funds Raised
Global Real Estate Funds Raised
Hedge Fund Assets Under Management
Aggregate Fund of Hedge Fund Assets Under Management
U.S. Leveraged Loan Arbitrage CDO Funds Raised
Dollar Volume of Global M&A
BUSINESS
Assets Under Management by Fund Category
Investors by Category
Growth in Net Capital Flows
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
PRINCIPAL UNITHOLDERS
PRICING SENSITIVITY ANALYSIS
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES
DESCRIPTION OF COMMON UNITS
MATERIAL PROVISIONS OF THE BLACKSTONE GROUP L.P. PARTNERSHIP AGREEMENT
COMMON UNITS ELIGIBLE FOR FUTURE SALE
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
UNDERWRITERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
THE BLACKSTONE GROUP L.P. Statement of Financial Condition As of March 19, 2007
Notes to Statement of Financial Condition
Report of Independent Registered Public Accounting Firm
BLACKSTONE GROUP MANAGEMENT L.L.C. Statement of Financial Condition As of March 19, 2007
Notes to Statement of Financial Condition
Report of Independent Registered Public Accounting Firm
BLACKSTONE GROUP Combined Statements of Financial Condition (Dollars in Thousands)
BLACKSTONE GROUP Combined Statements of Income (Dollars in Thousands)
BLACKSTONE GROUP Combined Statements of Changes in Partners' Capital (Dollars in Thousands)
BLACKSTONE GROUP Combined Statements of Cash Flows (Dollars in Thousands)
BLACKSTONE GROUP Notes to Combined Financial Statements (All Dollars Are in Thousands Except Where Otherwise Noted)
BLACKSTONE GROUP Condensed Combined Statements of Financial Condition (Unaudited) (Dollars in Thousands)
BLACKSTONE GROUP Condensed Combined Statements of Income (Unaudited) (Dollars in Thousands)
BLACKSTONE GROUP Condensed Combined Statements of Changes in Partners' Capital (Unaudited) (Dollars in Thousands)
BLACKSTONE GROUP Condensed Combined Statements of Cash Flows (Unaudited) (Dollars in Thousands)
BLACKSTONE GROUP Notes to Condensed Combined Financial Statements (Unaudited) (All Dollars Are in Thousands Except Where Otherwise Noted)
TABLE OF CONTENTS
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE BLACKSTONE GROUP L.P.
ARTICLE I
DEFINITIONS
ARTICLE II
ORGANIZATION
ARTICLE III RIGHTS OF LIMITED PARTNERS
ARTICLE IV CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS
ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS
ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS
ARTICLE IX TAX MATTERS
ARTICLE X ADMISSION OF PARTNERS
ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS
ARTICLE XII
DISSOLUTION AND LIQUIDATION
ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE
ARTICLE XIV
MERGER
ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
ARTICLE XVI
GENERAL PROVISIONS
PART II
SIGNATURES